UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ronson Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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(4)	Proposed maximum aggregate value of transaction: $20,600,000.00
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☐	Fee paid previously with preliminary materials.
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RONSON CORPORATION
3 Ronson Road
Woodbridge, New Jersey 07095

Dear Shareholder:

We cordially invite you to attend a Special Meeting of Shareholders (the “Special Meeting”) of RONSON CORPORATION (“Ronson” or the “Company”) which will be held on ____________, November __, 2009 at 10:00 a.m., local time, at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey  08873.

The purpose of the Special Meeting is to seek your approval for two important transactions and related matters.  First, we have agreed to sell the business of our wholly-owned subsidiary, Ronson Aviation, Inc. (the “Aviation Division”), to Hawthorne TTN Holdings, LLC (the “Aviation Buyer”) pursuant to an asset purchase agreement dated May 15, 2009, among Ronson, Ronson Aviation, Inc. and the Aviation Buyer, as subsequently amended (the “Aviation Sale Agreement”).  In accordance with the terms and conditions of the Aviation Sale Agreement, we will sell the Aviation Division to the Aviation Buyer (the “Aviation Division Sale”) for $9.5 million in cash, $0.5 million of which will be held in escrow for a period of 15 months following the closing to secure potential indemnification claims against the Company. The full text of the Aviation Sale Agreement is included as Annex A to the proxy statement that accompanies this letter.

In addition, we have agreed to sell the business of our wholly-owned subsidiaries, Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., and related assets of the Company, including all intellectual property and the name “Ronson” (except the trademark relating to Ronson Aviation and related goodwill) (together the “Consumer Products Division”), to Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor Inc. (together the “Consumer Products Buyer”) pursuant to an asset purchase agreement dated as of October 5, 2009, among Ronson, Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd. and the Consumer Products Buyer (the “Consumer Products Sale Agreement” and together with the Aviation Sale Agreement, the “Sale Agreements”).  In accordance with the terms and conditions of the Consumer Products Sale Agreement, we will sell the Consumer Products Division to the Consumer Products Buyer (the “Consumer Products Division Sale” and together with the Aviation Sale, the “Sale Transactions”) for $11.1 million in cash, subject to adjustment, a minimum of $1.1 million and a maximum of $1.35 million of which will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer if necessary to secure the Company’s environmental compliance obligations).  The full text of the Consumer Products Sale Agreement is included as Annex C to the proxy statement that accompanies this letter.  We strongly encourage you to read the entire proxy statement and the entire Aviation Sale Agreement and the entire Consumer Products Sale Agreement.

The Board of Directors has undertaken extensive activities in recent months to evaluate and to pursue various strategic alternatives to allow for the maximization of value of the Company and to satisfy our obligations.  We have concluded that the Sale Transactions are the Company’s most favorable alternatives.  Following the consummation of the Sale Transactions, the Company intends to pay, or to provide for the payment of, outstanding liabilities and obligations subject to applicable law.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s secured indebtedness but not all of the Company’s other obligations and, as a consequence,  the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of either Sale Transaction.

Each of the proposed Sale Transactions may constitute the sale of substantially all of our assets under New Jersey law and, accordingly, will be consummated only if we receive the minimum number of votes necessary to approve it and all other closing conditions contained in the applicable Sale Agreements are satisfied or waived.  Each Sale Transaction is being submitted for shareholder approval on its own merits and without requiring approval of the other Sale Transaction.  We have scheduled this vote to occur at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon the following proposals, each as described more fully in the enclosed proxy statement: (i) to approve the Aviation Division Sale pursuant to the Aviation Sale Agreement, (ii) to approve the Consumer Products Division Sale pursuant to the Consumer Products Sale Agreement, (iii)  to approve a proposed amendment to our Restated Certificate of Incorporation, as previously amended, to change our name from Ronson Corporation to “RCLC, Inc.” in the event the Consumer Products Division Sale is consummated (the “Charter Amendment”), (iv) to approve an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment (the “Adjournment Proposal”), and (v) to transact such other business as properly may come before the Special Meeting or any adjournment or postponement of the Special Meeting.

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” the approval of the Aviation Division Sale, “FOR” the approval of the Consumer Products Division Sale, “FOR” the approval of the Charter Amendment and “FOR” the Adjournment Proposal.

YOUR VOTE ON THESE MATTERS IS VERY IMPORTANT.  Approval of each of the Sale Transactions and the Charter Amendment requires the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote at the Special Meeting and approval of any Adjournment Proposal requires the affirmative vote of a majority of the votes so cast.  Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the envelope provided.  If your shares are held in “street name,” you must instruct your broker on how you wish to vote in order to vote.  If you attend the Special Meeting, you may revoke your proxy and change your vote at any time prior to the commencement of voting at the Special Meeting by delivering to the Company a written notice of revocation or by attending the Special Meeting and voting in person.

We look forward to seeing you.

Sincerely,

Louis V. Aronson, II
Chairman of the Board

RONSON CORPORATION
3 RONSON ROAD
WOODBRIDGE, NEW JERSEY  07095

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER __, 2009

To the Shareholders of RONSON CORPORATION:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of RONSON CORPORATION, a New Jersey corporation (“Ronson” or the “Company”), to be held on ___________, November __, 2009 at 10:00 a.m., local time, at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey  08873 for the following purposes:

1.
APPROVAL OF THE AVIATION DIVISION SALE.  To consider and vote upon a proposal to approve the sale of substantially all of the assets (the “Aviation Division Sale”) of Ronson Aviation, Inc., the Company’s wholly-owned subsidiary, pursuant to an asset purchase agreement dated May 15, 2009, among Ronson Corporation, Ronson Aviation, Inc. and Hawthorne TTN Holdings, LLC, as subsequently amended (the “Aviation Sale Agreement”);

2.
APPROVAL OF THE CONSUMER PRODUCTS DIVISION SALE.  To consider and vote upon a proposal to approve the sale of substantially all of the assets (the “Consumer Products Division Sale”) of Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., the Company’s wholly-owned subsidiaries, and related assets of the Company including the name “Ronson,”, pursuant to an asset purchase agreement dated as of October 5, 2009, among Ronson Corporation, Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd. and Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor, Inc. (the “Consumer Products Sale Agreement”);

3.
AMENDMENT OF CERTIFICATE OF INCORPORATION.  To consider and vote upon a proposal to approve the amendment  (the “Charter Amendment”) of our Restated Certificate of Incorporation, as previously amended, to change the name of the Company from Ronson Corporation to “RCLC, Inc.” in the event the Consumer Products Division Sale is consummated;

4.
ADJOURNMENTS OR POSTPONEMENTS.  To consider and vote upon a proposal to approve an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment (the “Adjournment Proposal”); and

5.	OTHER MATTERS. To transact such other business as properly may come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Aviation Division Sale, “FOR” the approval of the Consumer Products Division Sale, “FOR” the approval of the Charter Amendment and “FOR” any Adjournment Proposal.

Our Board of Directors has fixed the close of business on November __, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.  The accompanying proxy statement is dated November __, 2009 and is first being mailed to shareholders on or about November __, 2009.  In order to transact business at the Special Meeting a quorum must be present.  Under New Jersey law, a quorum is present when a majority of all shares of common stock outstanding and entitled to vote are present in person or represented by proxy.  The approval of the Aviation Division Sale, the Consumer Products Division Sale and the Charter Amendment will require the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote.  The approval of any Adjournment Proposal will require the affirmative vote of a majority of the votes cast by shareholders present.

The accompanying proxy statement describes the Aviation Sale Agreement and the proposed Aviation Division Sale and the Consumer Products Sale Agreement and the proposed Consumer Products Division Sale as well as the other proposals.  You are encouraged to read the accompanying proxy statement and each of the Sale Agreements carefully for further information concerning each of the sale transactions and matters relating thereto, respectively.

If you have any questions regarding your proxy, or need assistance in voting your shares, please call Daryl K. Holcomb, Chief Financial Officer, at (732) 438-0320 or Laurel Hill Advisory Group, LLC, at (888) 742-1305.

BY ORDER OF THE BOARD OF DIRECTORS

Justin P. Walder
Secretary
Woodbridge, New Jersey
Dated:  November __, 2009

Your vote is important.  Whether or not you expect to attend the Special Meeting, it is important that your shares be represented regardless of the number of shares that you hold.  Please complete, sign, date and return the proxy card enclosed using the reply envelope provided as soon as possible.  If you complete, sign and mail your proxy card without indicating how you wish to vote your shares, your shares will be voted in favor of the Aviation Division Sale, the Consumer Products Division Sale, the Charter Amendment and Adjournment Proposal.  If you do not vote then your shares will not be counted towards the quorum requirement or towards the vote.  If you decide to attend the Special Meeting you may revoke your proxy and vote in person even if you have previously voted.

TABLE OF CONTENTS

Page
SUMMARY TERM SHEET	3

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	12

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING	13

THE SPECIAL MEETING	19
Time, Place and Purpose of the Special Meeting	19
Board Recommendation	19
Record Date, Quorum and Voting	19
Required Vote; Abstentions; Broker Non-Votes	20
Proxies; Revocation	20
Expense of Proxy Solicitation	20
Shareholder List	21

SPECIAL RISK CONSIDERATIONS	22
Special Risk Considerations Regarding the Sale Transactions	22
Special Risk Considerations Regarding Our Company if the Consumer Products Division Sale is Consummated but the Aviation Division Sale is Not Consummated	24
Special Risk Considerations Regarding Our Company if the Aviation Division Sale is Consummated but the Consumer Products Division Sale is not Consummated	25

BACKGROUND OF THE SALE TRANSACTIONS	27
Overview	27
Recent Events	27
Background of the Aviation Division Sale	28
Negotiations with Hawthorne	29
Deliberations Concerning the Aviation Division Sale and Compliance with Steel Partners Settlement	30
Background of the Consumer Products Division Sale	31
Litigation with Zippo	32
Negotiations with Zippo	32
Deliberations Concerning the Consumer Products Sale	33

PROPOSAL NO. 1 SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE AVIATION DIVISION	34
The Companies	34
Proceeds from the Aviation Division Sale	35
Reasons for the Aviation Division Sale	35
Regulatory Approvals	36
Interests of Certain Persons in the Aviation Division Sale	36
Absence of Appraisal Rights	37
Accounting Treatment	37
Material U.S. Federal and State Income Tax Consequences	37
Vote Required	38
Recommendation of the Board of Directors	38

The Aviation Sale Agreement	39

OPINION OF OUR FINANCIAL ADVISOR REGARDING THE FAIRNESS OF THE AVIATION DIVISION SALE	44

PROPOSAL NO. 2 SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE CONSUMER PRODUCTS DIVISION	51
Parties to the Consumer Products Division Sale	51
Proceeds from the Consumer Products Division Sale	52
Reasons for the Consumer Products Division Sale	52
Interests of Certain Persons in the Consumer Products Division Sale	53
Absence of Appraisal Rights	54
Accounting Treatment	54
Material U.S. Federal and State Income Tax Consequences	54
Vote Required	55
Recommendation of the Board of Directors	55
The Consumer Products Sale Agreement	55

OPINION OF OUR INVESTMENT BANKER REGARDING THE FAIRNESS OF THE CONSUMER PRODUCTS DIVISION SALE	63

PROPOSAL NO. 3 AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION	69
Vote Required	69
Recommendation of the Board of Directors	69

PROPOSAL NO. 4 ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	70
Vote Required	70
Recommendation of the Board of Directors	70

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE AVIATION DIVISION	71

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE AVIATION DIVISION	77

UNAUDITED FINANCIAL STATEMENTS OF THE AVIATION DIVISION OF RONSON CORPORATION	71

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE CONSUMER PRODUCTS DIVISION	80

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE CONSUMER PRODUCTS DIVISION	85

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	96
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	97

WHERE YOU CAN FIND ADDITIONAL INFORMATION	97
HOUSEHOLDING OF PROXY MATERIALS	97
REQUEST TO SIGN, DATE AND RETURN PROXIES	98

Annex A	Aviation Sale Agreement
Annex B	Fairness Opinion of Valuation Research Corporation
Annex C	Consumer Products Sale Agreement
Annex D	Fairness Opinion of DAK Capital, LLC
Annex E	Amendment of Restated Certificate of Incorporation

RONSON CORPORATION
3 RONSON ROAD
WOODBRIDGE, NEW JERSEY  07095

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER __, 2009

This proxy statement is being furnished to the shareholders of Ronson Corporation (“Ronson” or the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors from the holders of shares of the common stock, $1.00 par value, of the Company, for use in voting at the Special Meeting of Shareholders (the “Special Meeting”) to be held on __________, November __, 2009, at 10:00 a.m., local time at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873 and any adjournments or postponements thereof.  At the Special Meeting, you will be asked to consider and vote upon (1) a proposal to approve the sale of substantially all of the assets (the “Aviation Division Sale”) of Ronson Aviation, Inc., a wholly-owned subsidiary of the Company (“Ronson Aviation”), to Hawthorne TTN Holdings, LLC (the “Aviation Buyer”) pursuant to an asset purchase agreement, dated May 15, 2009, among the Company, Ronson Aviation and the Aviation Buyer, as subsequently amended (the “Aviation Sale Agreement”), (2) a proposal to approve the sale of substantially all of the assets (the “Consumer Products Division Sale” and together with the Aviation Division Sale, the “Sale Transactions”) of Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., the Company’s wholly-owned subsidiaries, and related assets of the Company including all intellectual property and the name “Ronson” (except the trademark relating to Ronson Aviation and related goodwill) (together “Ronson Consumer Products”), pursuant to an asset purchase agreement dated as of October 5, 2009, among Ronson, Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd. and Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor, Inc. (the “Consumer Products Sale Agreement” and together with the Aviation Sale Agreement, the “Sale Agreements”), (3) a proposal to approve the amendment (the “Charter Amendment”) of our Restated Certificate of Incorporation, as previously amended, to change the name of the Company from Ronson Corporation to “RCLC, Inc.” in the event the Consumer Products Division Sale is consummated and (4) a proposal to approve an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment (the “Adjournment Proposal”).

Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.  You may revoke your proxy and change your vote at any time prior to the commencement of voting at the Special Meeting by delivering to the Company a written notice of revocation or by attending the Special Meeting and voting in person.

Completion of each of the Sale Transactions is conditioned upon, among other things, approval of the Sale Transaction by the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote at the Special Meeting.  There can be no assurance that the conditions to either of the Sale Transactions will be satisfied or, where permissible, waived, or that either of the Sale Transactions will be completed.  Each Sale Transaction is being submitted for shareholder approval on its own merits and without requiring approval of the other Sale Transaction.  See “PROPOSAL NO. 1 - The Aviation Sale Agreement - Conditions to the Aviation Division Sale,” “PROPOSAL NO. 2 - The Consumer Products Sale Agreement - Conditions to the Consumer Products Division Sale” and “THE SPECIAL MEETING - Required Vote; Abstentions; Broker Non-Votes.”  The approval of the Charter Amendment and any Adjournment Proposal will require the affirmative vote of a majority of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote at the Special Meeting.

NEITHER OF THE SALE TRANSACTIONS, NOR THE CHARTER AMENDMENT NOR THE ADJOURNMENT PROPOSAL,  HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF EITHER SALE TRANSACTION, THE CHARTER AMENDMENT OR THE ADJOURNMENT PROPOSAL, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This proxy statement is first being sent to the Company’s shareholders on or about November __, 2009.  Ronson’s principal executive offices are located at 3 Ronson Road, Woodbridge, New Jersey 07095 and our telephone number is (732) 636-2430.

SUMMARY TERM SHEET

OVERVIEW

The Company has faced a number of challenges over the past several years.  Recognizing that the Company has been incurring losses from operations and experiencing deficiencies in working capital, the Board of Directors has considered alternative strategies and means of financing operations.  Beginning in 2008 and throughout 2009, management has implemented steps to reduce costs and expenses including the reduction of salaries and incentive compensation of certain officers.  Also, in the first quarter of 2009, the Company reduced its workforce by 15 persons or approximately 17%.  The Company has reduced certain of the health benefits provided to our employees and deferred payment of the Company’s contribution to its defined contribution pension plan.  In addition, certain employees have temporarily assumed payment of costs of Company vehicles and costs of life and other insurance and all payments to directors of the Company, including to officers who are also directors, of directors’ fees and expenses have been deferred.  Further, the Company has reduced rent expense by consolidating facilities.  Management continues to review costs and expenses in order to implement additional cost savings measures.

The Board of Directors has undertaken extensive activities in recent months to evaluate and to pursue various strategic alternatives to allow for the maximization of value of the Company and to satisfy our obligations.  We have concluded that the Sale Transactions are the Company’s most favorable alternatives.  Following the consummation of the Sale Transactions, the Company intends to pay, or to provide for the payment of, outstanding liabilities and obligations subject to applicable law.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s secured indebtedness but not all of the Company’s other obligations and, as a consequence,  the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of either Sale Transaction.

SUMMARY TERMS OF THE AVIATION DIVISION SALE

The following summary highlights the material terms of the proposed sale of assets of  Ronson Aviation which are described in greater detail elsewhere in this proxy statement and in the Aviation Sale Agreement.  This summary is not a complete statement of all information, facts or materials concerning the Aviation Division Sale and should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this proxy statement and the Annexes hereto including the Aviation Sale Agreement which is attached as Annex A.  We have included page references in this summary to direct you to a more complete discussion of each subject in the proxy statement.

In this proxy statement, the terms “Ronson,” “ the Company,” “we,” “our,” and “us” refer to Ronson Corporation.  References to Ronson Aviation are to our wholly-owned subsidiary, Ronson Aviation, Inc. and references to the Aviation Division are to the business conducted by Ronson Aviation.  References to the Board or the Board of Directors are to the Board of Directors of Ronson and references to the Aviation Division Sale are to the sale of substantially all of the assets of Ronson Aviation constituting the Aviation Division.  References to the Aviation Buyer are to Hawthorne TTN Holdings, LLC, a newly-formed, privately held, Delaware limited liability company.

The Parties to the Aviation Division Sale (See page __)

•
The parties to the Aviation Division Sale are Ronson, a New Jersey corporation, Ronson Aviation, a New Jersey corporation and a wholly-owned subsidiary of Ronson, and Hawthorne TTN Holdings, LLC, a newly-formed, privately held, Delaware limited liability company which was created for the purpose of entering into the Aviation Sale Agreement and completing the Aviation Division Sale and has not conducted any business operations.

 The Assets to be Sold by Ronson Aviation (See page __)

•
The assets to be sold by Ronson Aviation constitute substantially all of the assets utilized in its fixed base operations, building and ramp, fuel services, aircraft maintenance and avionics operations located at the Trenton-Mercer Airport in Trenton, New Jersey, including, without limitation, its fixed base operations lease, subleases and fuel operations.  Because Ronson is a holding company having Ronson Aviation as a primary operating subsidiary, the sale of substantially all of Ronson Aviation’s assets may constitute, in effect, a sale of substantially all of the assets of the Company requiring the approval of our shareholders under New Jersey law.

Liabilities to be Assumed (See page __)

•
The liabilities to be assumed by the Aviation Buyer in connection with the Aviation Division Sale are limited to the liabilities and obligations, excluding any liens or encumbrances, of Ronson Aviation relating to the assets being sold and the Aviation Division arising on or after the closing date.

Purchase Price for the Aviation Division (See page __)

•
The Aviation Buyer has agreed to pay $9.5 million in cash for the assets of Ronson Aviation, $0.5 million of which will be held in escrow for a period of 15 months following the closing to secure potential indemnification claims against the Company in accordance with the terms of the Aviation Sale Agreement.

Recommendation of the Board of Directors and Reasons for the Aviation Division Sale (See page __)

•	The Board recommends a vote “FOR” the proposal to approve the Aviation Division Sale.

•
The Board believes that the Aviation Division Sale is in the best interests of the Company because it would enable the Company, using the net proceeds of the Aviation Division Sale, to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors of the Company and their affiliates and amounts due in legal, accounting and other professional fees in connection with each of the Sale Transactions) subject to applicable law.

Interests of Directors and Executive Officers (See page __)

•
As of the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 1,897,371 outstanding shares of our common stock, representing approximately 37.4% of the outstanding shares of our common stock entitled to vote on the proposals.  The directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the approval of the Aviation Division Sale.

•
The Company will be required, under its arrangements with Getzler Henrich & Associates LLC (“Getzler Henrich”), which provides the services of Joel Getzler, the Company’s Chief Restructuring Officer, to apply a material portion of the net proceeds of the Aviation Division Sale, or whichever of the Sale Transactions closes first, to accrued and unpaid fees owed to Getzler Henrich and secured by an interest in the Company’s assets, and, subject to applicable law, may apply a portion of the proceeds of the Aviation Division Sale to the Company’s outstanding subordinated indebtedness owed to Louis V. Aronson, II, the Company’s Chairman of the Board, President and Chief Executive Officer, and to deferred salaries, fees, costs and expenses owed to officers and directors of the Company.

Effect of the Aviation Division Sale on Ronson Corporation and our Shareholders (See page __)

•
In the event we receive shareholder approval to consummate the Aviation Division Sale, the Board currently expects the closing of the Aviation Division Sale to occur on or promptly after the date of the Special Meeting, which is currently scheduled for November __, 2009, provided that all other conditions precedent to the closing are satisfied or waived.  We expect that the net proceeds at closing of the Aviation Division Sale (calculated as of September 30, 2009) will be approximately $9.0 million (exclusive of amounts deposited in escrow at closing) and will be used to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors of the Company and their affiliates and amounts due in legal, accounting and other professional fees in connection with each of the Sale Transactions) subject to applicable law.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s secured indebtedness but not all of the Company’s other obligations and, as a consequence, the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions, or either one that may be consummated, in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Aviation Division Sale.

•
Notwithstanding the foregoing, uncertainties as to the actual date of closing and the ultimate amount of our known, unknown and contingent debts and liabilities and the aggregate transaction costs associated with the Aviation Division Sale make it impossible to predict with certainty the net amount that may be recognized.

The Aviation Sale Agreement (See page __ and Annex A)

•
Ronson, Ronson Aviation and the Aviation Buyer entered into an Aviation Sale Agreement dated May 15, 2009 pursuant to which we have agreed, subject to specified terms and conditions, to sell to the Aviation Buyer substantially all of the assets of our Aviation Division for a purchase price of $9.5 million in cash, $0.5 million of which will be subject to an escrow at closing to secure potential claims for indemnification against Ronson Aviation in accordance with the terms of the Aviation Sale Agreement.  In the Aviation Sale Agreement, we make certain customary representations and warranties and undertake to perform or refrain from engaging in certain conduct pending the closing.

Conditions to Consummation of the Aviation Division Sale (See page __)

•
The obligations of the parties to consummate the Aviation Division Sale are subject to certain customary closing conditions including, among other things, the continued accuracy of each party’s representations and warranties, the performance by each party of its obligations on or before the closing date, our execution and delivery of requisite instruments of conveyance and transfer, the absence of litigation prohibiting or restraining the consummation of the Aviation Division Sale, the absence of any material adverse change in the business, assets, liabilities, earnings or financial condition of Ronson Aviation, release of liens on the assets being sold and receipt of requisite approvals and consents from governmental or regulatory bodies to the consummation of the Aviation Division Sale.  In addition to the customary closing conditions, consummation of the Aviation Division Sale is conditioned upon receipt of approval of the Aviation Division Sale from the Company’s shareholders.

Regulatory Matters (See page __)

•
The Aviation Division is subject to substantial governmental regulation and, as such, the transfer of substantially all of the assets of Ronson Aviation requires certain approvals including, without limitation, the consent to the transfer of certain licenses and permits from various other regulators.

Escrow and Indemnification (See page __)

•
The Aviation Sale Agreement provides that of the $9.5 million purchase price, $0.5 million will be held in escrow for a period of 15 months after the closing to secure potential indemnification claims against the Company.

•
Under the Aviation Sale Agreement, we have agreed to indemnify the Aviation Buyer from losses suffered as a direct result of any material breach of any representation or warranty made by us, the breach of any covenant or agreement made by us, any claim for payment of fees by a broker or finder, any excluded liability or excluded asset or any environmental remediation liability action by the New Jersey Department of Environmental Protection against Ronson Aviation.

Termination and Termination Fee (See page __)

•	The Aviation Sale Agreement may be terminated:

•	by mutual agreement of the parties;
•	by either party, if the Aviation Division Sale has not been consummated by December 31, 2009 or such later date as the parties may agree; or
•	by us, if our Board of Directors recommends or approves a proposal from a third party as defined in the Aviation Sale Agreement.

•
In the event of termination of the Aviation Sale Agreement by us in connection with the receipt of a third party proposal and the transaction contemplated by such third party proposal is ultimately consummated, we will be obligated to pay to the Aviation Buyer a termination fee of $400,000.

•
In the event of termination of the Aviation Sale Agreement by us because the Aviation Division Sale has not been consummated within the dates prescribed by the Aviation Sale Agreement, we will be obligated to reimburse the Aviation Buyer for its actual legal, accounting and environmental fees incurred in connection with the Aviation Division Sale in an amount not to exceed $150,000.

SUMMARY TERMS OF THE CONSUMER PRODUCTS DIVISION SALE

The following summary highlights the material terms of the proposed sale of assets of Ronson Consumer Products which are described in greater detail elsewhere in this proxy statement and in the Consumer Products Sale Agreement.  This summary is not a complete statement of all information, facts or materials concerning the Consumer Products Division Sale and should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this proxy statement and the Annexes hereto including the Consumer Products Sale Agreement which is attached as Annex C.  We have included page references in this summary to direct you to a more complete discussion of each subject in the proxy statement.

In this proxy statement, references to Ronson Consumer Products are to our wholly-owned subsidiaries, Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., and related assets of the Company, and references to the Consumer Products Division are to the business conducted by Ronson Consumer Products.  References to the Consumer Products Division Sale are to the sale of substantially all of the assets of Ronson Consumer Products constituting the Consumer Products Division.  References to the Consumer Products Buyer are to Zippo Manufacturing Company, a privately held, Pennsylvania corporation, and to its wholly-owned subsidiary, Nosnor, Inc., a Delaware corporation.

The Parties to the Consumer Products Division Sale (See page __)

•
The parties to the Consumer Products Division Sale are Ronson, a New Jersey corporation, Ronson Consumer Products Corporation, a New Jersey corporation and a wholly-owned subsidiary of Ronson, Ronson Corporation of Canada Ltd., an Ontario corporation and a wholly-owned subsidiary of Ronson, Zippo Manufacturing Company, a privately held Pennsylvania corporation (“Zippo”), and Nosnor, Inc., a

Delaware corporation and a wholly-owned subsidiary of Zippo created to acquire the real estate assets of Ronson Consumer Products.

The Assets to be Sold by Ronson Consumer Products (See page __)

•
The assets to be sold by Ronson Consumer Products constitute substantially all of the assets utilized in its development, manufacture, packaging and sale of its consumer flame products and flame accessories, including lighters, fuel, wicks and other related products and services.  Because Ronson is a holding company having Ronson Consumer Products as primary operating subsidiaries, the sale of substantially all of Ronson Consumer Products’ assets may constitute, in effect, a sale of substantially all of the assets of the Company requiring the approval of our shareholders under New Jersey law.

Liabilities to be Assumed (See page __)

•
The liabilities to be assumed by the Consumer Products Buyer in connection with the Consumer Products Division Sale are limited to the liabilities and obligations, excluding any liens or encumbrances, of Ronson Consumer Products, relating to the assets being sold and the Consumer Products Division arising on or after the closing date.

Purchase Price for the Consumer Products Division (See page __)

•
The Consumer Products Buyer has agreed to pay $11.1 million in cash for the assets of Ronson Consumer Products, subject to adjustment in accordance with the terms of the Consumer Products Sale Agreement, a minimum of $1.1 million and a maximum of $1.35 million of which will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer to secure the Company’s environmental compliance obligations).

•
The Consumer Products Sale Agreement provides that the purchase price will be reduced by (i) the sum of $227,000 representing the aggregate of all retention bonuses to be paid by the Consumer Products Buyer on behalf of Ronson Consumer Products to designated employees who remain through the closing, and (ii) the sum of forty percent (40%) of the first $500,000 actually collected by Ronson Consumer Products pursuant to its Front-End Fixture Program Placement Agreement with Dollar General Corporation plus twenty percent (20%) of any and all amounts in excess of $500,000 actually collected by Ronson Consumer Products pursuant to such agreement.

•
In addition, the purchase price will be increased or decreased by the amount, if any, by which the amount of adjusted current assets on the closing date is greater than or less than $2.178 million calculated in accordance with the terms of the Consumer Products Sale Agreement.

Recommendation of the Board of Directors and Reasons for the Consumer Products Division Sale (See page __)

•	The Board recommends a vote “FOR” the proposal to approve the Consumer Products Division Sale.

•
The Board believes that the Consumer Products Division Sale is in the best interests of the Company because it would enable the Company, using the net proceeds of the Consumer Products Division Sale, to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors of the Company and their affiliates and amounts due in legal, accounting and professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.

Interests of Directors and Executive Officers (See page __)

•
As of the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 1,897,371 outstanding shares of our common stock, representing approximately 37.4% of the outstanding shares of our common stock entitled to vote on the proposals.  The directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the approval of the Consumer Products Division Sale.

•
The Company will be required, under its arrangements with Getzler Henrich, which provides the services of Joel Getzler, the Company’s Chief Restructuring Officer, to apply a material portion of the net proceeds of the Consumer Products Division Sale, or whichever of the Sale Transactions closes first, to accrued and unpaid fees owed to Getzler Henrich and secured by an interest in the Company’s assets, and, subject to applicable law, may apply a portion of the proceeds of the Consumer Products Division Sale to the Company’s outstanding subordinated indebtedness owed to Louis V. Aronson, II, the Company’s Chairman of the Board, President and Chief Executive Officer, and to deferred salaries, fees, costs and expenses owed to officers and directors of the Company.

•	The Company’s Chief Financial Officer, Daryl K. Holcomb, will receive a retention payment in the amount of $45,000 payable upon the closing of the Consumer Products Division Sale.

Effect of the Consumer Products Division Sale on Ronson Corporation and our Shareholders (See page __)

•
In the event we receive shareholder approval to consummate the Consumer Products Division Sale, the Board currently expects the closing of the Consumer Products Division Sale to occur on or promptly after the date of the Special Meeting, which is currently scheduled for November __, 2009, provided that all other conditions precedent to the closing are satisfied or waived.  We expect that the net proceeds at closing of the Consumer Products Division Sale (calculated as of September 30, 2009) will be approximately $9.16 million (exclusive of amounts deposited in escrow at closing) and will be used to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors of the Company and their affiliates and amounts due to legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s secured indebtedness but not all of the Company’s other obligations and, as a consequence, the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions, or either one that may be consummated, in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Consumer Products Division Sale.

•
Notwithstanding the foregoing, uncertainties as to the actual date of closing and the ultimate amount of our known, unknown and contingent debts and liabilities and the aggregate transaction costs associated with the Consumer Products Division Sale make it impossible to predict with certainty the net amount that may be recognized.

The Consumer Products Sale Agreement (See page __ and Annex C)

•
Ronson, Ronson Consumer Products and the Consumer Products Buyer entered into a Consumer Products Sale Agreement dated as of October 5, 2009 pursuant to which we have agreed, subject to specified terms and conditions, to sell to the Consumer Products Buyer substantially all of the assets of our Consumer Products Division for a purchase price of $11.1 million in cash, subject to adjustment, a minimum of $1.1 million and a maximum of $1.35 million of which will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer to secure the Company’s environmental compliance obligations).  In the Consumer Products Sale Agreement, we make certain customary representations and warranties and undertake to perform or refrain from engaging in certain conduct pending the closing.

Conditions to Consummation of the Consumer Products Division Sale (See page __)

•
The obligations of the parties to consummate the Consumer Products Division Sale are subject to certain customary closing conditions including, among other things, the continued accuracy of each party’s representations and warranties, the performance by each party of its obligations on or before the closing date, our execution and delivery of requisite instruments of conveyance and transfer, the absence of litigation prohibiting or restraining the consummation of the Consumer Products Division Sale, release of liens on the assets being sold and receipt of requisite approvals and consents from governmental or regulatory bodies to the consummation of the Consumer Products Division Sale.  In addition to the customary closing conditions, consummation of the Consumer Products Division Sale is conditioned upon receipt of approval of the Consumer Products Division Sale from the Company’s shareholders and satisfactory completion by the Consumer Products Buyer of its environmental due diligence.

Regulatory Matters (See page __)

•
The Consumer Products Division Sale is subject to receipt of approval from the New Jersey Department of Environmental Protection (the “NJDEP”) under the Industrial Site Remediation Act, N.J.S.A. 13:1K-6 et seq., for the transfer of the Consumer Products Division.  The Company anticipates that it will enter into a remediation agreement with the NJDEP and provide a funding source in an amount fixed by the NJDEP for compliance with its environmental obligations.

Escrow and Indemnification (see page __)

•
The Consumer Products Sale Agreement provides that of the $11.1 million purchase price, a minimum of $1.1 million and a maximum of $1.35 million will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer to secure the Company’s environmental compliance obligations).

•
Under the Consumer Products Sale Agreement, we have agreed to indemnify the Consumer Products Buyer from losses suffered as a direct result of any material breach of any representation or warranty made by us, the breach of any covenant or agreement made by us, any claim for payment of fees by a broker or finder, any excluded liability or excluded asset or any environmental liability action of Ronson Consumer Products.

Termination and Termination Fee (See page __)

•	The Consumer Products Sale Agreement may be terminated:

•	by mutual agreement of the parties;

•
by either party, if the Consumer Products Division Sale has not been consummated by March 31, 2010 provided that the right to terminate shall not be available to any party if the failure of such party to fulfill any obligations has been the cause of or resulted in failure of the closing to occur before such date; or

•
by us, (i) if the Consumer Products Buyer has breached any representation, warranty, covenant or agreement or (ii) if any governmental authority has issued an order, decree or ruling or taken any other action restraining or otherwise prohibiting the consummation of the transactions contemplated by the Consumer Products Sale Agreement and such order, decree, ruling or other action shall have become final and non-appealable or (iii) in the event of receipt of a third party proposal received in accordance with the terms of the Consumer Products Sale Agreement; or

•	by the Consumer Products Division Buyer if we have breached any representation, warranty, covenant or agreement or it is not satisfied with the results of its environmental due diligence.

•
In the event of termination of the Consumer Products Sale Agreement by us in connection with the receipt of a third party proposal which we deem to be a superior offer, we shall pay to the Consumer Products Buyer all expenses incurred by the Consumer Products Buyer in connection with the Consumer Products Division Sale up to a total of $250,000 and, in addition, we shall pay to the Consumer Products Buyer a fee in the amount of $250,000 for maximum aggregate termination costs of up to $500,000 provided, however, that the fee of $250,000 shall be paid solely and exclusively from the proceeds received upon consummation of another transaction with a third party.

SUMMARY TERMS GENERALLY APPLICABLE TO BOTH SALE TRANSACTIONS

Accounting Treatment (See pages __)

•	The Company will record each of the Sale Transactions in accordance with generally accepted accounting principles in the United States.

Certain Federal Income Tax Consequences (See pages __)

•
Each of the Sale Transactions will be a taxable transaction for Ronson for U.S. federal income tax purposes.  We expect to realize gain or loss measured by the difference between the total proceeds received by us in each Sale Transaction and our adjusted tax basis in the individual assets comprising, respectively, the Aviation Division and the Consumer Products Division.  Based upon our financial position, it is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset any gain expected to be realized from each of the Sale Transactions for regular federal income tax purposes, subjecting us only to federal alternative minimum tax on a portion of the gain.

•	We do not expect that either of the Sale Transactions will result in any federal income tax consequences to our shareholders.

Appraisal Rights (See pages __)

•
The Company’s shareholders do not have appraisal rights in connection with either of the proposed Sale Transactions under New Jersey law or the Company’s Restated Certificate of Incorporation or Bylaws.

 SUMMARY TERMS OF THE CHARTER AMENDMENT

 The Amendment (see page __ and Annex E)

•
Pursuant to the terms of the Consumer Products Sale Agreement, we have agreed to sell our intellectual property to the Consumer Products Buyer and have agreed to change our corporate name as a result.  Our Board of Directors proposes to change our corporate name to “RCLC, Inc.” if the Consumer Products Sale Agreement and the transactions contemplated thereby are consummated.  If the name change is approved, we must amend our Restated Certificate of Incorporation, as previously amended, to change our name.  By voting to approve the amendment to the Restated Certificate of Incorporation, shareholders will authorize the Board of Directors to amend the Restated Certificate of Incorporation to change our name if the Consumer Products Division Sale Agreement and the transactions contemplated thereby are consummated.  If the proposal to amend our Restated Certificate of Incorporation is not approved by our shareholders, we will not be authorized to effect the amendment and we will be in breach of the Consumer Products Sale Agreement and the Consumer Products Buyer may have the right to refuse to close the Consumer Products Division Sale.  If the Consumer Products Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Restated Certificate of Incorporation to change our name will not be filed and our name will not be changed.  Approval of the proposed amendment to our Restated Certificate of Incorporation to change our name requires the affirmative vote of two-thirds of the votes cast at the Special Meeting.  The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Annex E.  We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and may include (1) statements containing projections of revenues, operating expenses, income (or loss), earnings (or loss), per share and other financial items; (2) statements concerning plans and objections of management for future operations; (3) statements of future financial performance; (4) statements of assumptions underlying any of the foregoing; and (5) statements regarding the timing or completion of either of the Aviation Division Sale or the Consumer Products Division Sale. Actual results could differ materially from those discussed in forward-looking statements because of factors such as:

•	failure to satisfy any of the conditions to either of the Aviation Division Sale or the Consumer Products Division Sale, including the receipt of shareholder approval;

•	the occurrence of any event, change or other circumstances that could give rise to termination of either of the Aviation Division Sale or the Consumer Products Division Sale;

•	diversion of management’s attention from ongoing business operations;

•	adverse results in legal disputes; and

•	unanticipated tax liabilities.

Any of these factors could affect our ability to consummate the transaction described herein and, if consummated, cause our actual results to differ materially from the guidance given at this time.  For further information about the risks of the proposed transaction and our Company, we refer you to the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-K for the year ended December 31, 2008.  There are representations and warranties contained in each of the Aviation Sale Agreement and the Consumer Products Sale Agreement that are attached as Annex A and Annex C and described herein which were made by the parties to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Sale Agreements and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Therefore, you should not rely on the representations and warranties contained in the Sale Agreements as statements of factual information.  We do not assume any obligation to update information contained in this document, except as required by federal securities laws.  Although this proxy statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
AND THE SPECIAL MEETING

The following are some commonly asked questions that may be raised by shareholders and answers to each of those questions.  These questions and answers may not address all questions that may be important to you as a shareholder.  You should carefully read this entire proxy statement, including each of the annexes.

Q: Why did I receive this proxy statement?

A: This proxy statement and the enclosed proxy card have been sent to the Company’s shareholders as of the record date for the Special Meeting because the Board of Directors is soliciting your vote at the Special Meeting.  This proxy statement summarizes the information you need in order to vote in an informed manner on the proposals to be considered at the Special Meeting.  However, you do not need to attend the Special Meeting to vote your shares.  Instead you may simply complete, sign and return the enclosed proxy card.

Q: What am I being asked to vote on at the Special Meeting?

A: You are being asked to consider and vote upon the following proposals:

•	a proposal to approve the sale of substantially all of the assets of Ronson Aviation pursuant to the Aviation Sale Agreement among Ronson, Ronson Aviation and Hawthorne TTN Holdings, LLC;

•
a proposal to approve the sale of substantially all of the assets of Ronson Consumer Products pursuant to the Consumer Products Sale Agreement among Ronson Consumer Products and Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor, Inc.;

•
a proposal to approve the amendment of our Restated Certificate of Incorporation, as previously amended, to change the name of the Company from Ronson Corporation to “RCLC, Inc.” in the event the Consumer Products Division Sale is consummated; and

•
a proposal to approve an adjournment or postponement of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale and/or the Consumer Products Division Sale, to such time and place as designated by the presiding officer of the Special Meeting.

Each Sale Transaction is being submitted for shareholder approval on its own merits and without requiring approval of the other Sale Transaction.

Q: Why are the shareholders being asked to approve each of the Sale Transactions?

A: Because the Company is a holding company having Ronson Aviation and Ronson Consumer Products as primary operating subsidiaries, the sale of substantially all of the assets of either Ronson Aviation or Ronson Consumer Products may constitute, in effect, the sale of substantially all of the Company’s assets.  New Jersey law requires that a New Jersey corporation obtain approval from its shareholders for the sale of “all or substantially all of the assets” of the corporation, and, therefore, the Aviation Division Sale or the Consumer Products Division Sale may require the approval of the Company’s shareholders.

Q: Why is the Company proposing to sell the assets of each of Ronson Aviation and Ronson Consumer Products?
A: We are proposing to sell each of the Aviation Division and Ronson Consumer Products Division because we believe the Sale Transactions will enable us to repay our outstanding indebtedness secured by the assets sold and pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.

Q: What are the estimated proceeds of each of the Sale Transactions?

A: The purchase price for the assets of the Aviation Division is $9.5 million in cash, $0.5 million of which will be held in escrow for a period of 15 months following the closing to secure potential indemnification claims against the Company in accordance with the terms of the Aviation Sale Agreement.  The purchase price for the assets of the Consumer Products Division is $11.1 million in cash, subject to adjustment in accordance with the terms of the Consumer Products Sale Agreement, a minimum of $1.1 million and a maximum of $1.35 million of which will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer to secure the Company’s environmental compliance obligations).  We currently estimate that the Company will receive net cash proceeds at closing from the Aviation Division Sale and the Consumer Products Division Sale (calculated as of September 30, 2009) of approximately $18.168 million in the aggregate (exclusive of amounts deposited in escrow at closing), prior to the payment of $9.587 million in indebtedness secured by the assets being sold in the Sale Transactions and the estimated transaction costs of $510,000 in its Aviation Division Sale ($98,000 of which have already been paid) and of $1.015 million in its Consumer Products Division Sale ($106,000 of which have already been paid).  Notwithstanding the foregoing, uncertainties as to the actual dates of closing and the ultimate amount of our known, unknown and contingent debts and liabilities and the aggregate transaction costs associated with the Sale Transactions make it impossible to predict with certainty whether any net amount may be recognized.

Q: Will any such proceeds be distributed to the shareholders?
A:  We currently intend to retain the net cash proceeds and use them to repay outstanding indebtedness secured by the assets sold and pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s indebtedness secured by the assets sold but not all of the Company’s other obligations and, as a consequence,  the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Sale Transactions.

Q: When is each Sale Transaction expected to be completed?

A: It is expected that each Sale Transaction will be completed as soon as practicable after it is approved by the shareholders of the Company at the Special Meeting, subject to the satisfaction or waiver of the other conditions contained in, respectively, the Aviation Sale Agreement and the Consumer Products Sale Agreement.

Q: What is the proposal relating to the approval of an amendment to our Restated Certificate of Incorporation, as amended, to change the name of the Company from Ronson Corporation to “RCLC, Inc.”?

A: Pursuant to the terms of the Consumer Products Sale Agreement, we have agreed to sell our intellectual property to the Consumer Products Buyer and have agreed to change our corporate name as a result.  Our Board of Directors proposes to change our corporate name to “RCLC, Inc.” if the Consumer Products Sale Agreement and the transactions contemplated thereby are consummated.  If the name change is approved, we must amend our Restated Certificate of Incorporation, as previously amended, to change our name.  By voting to approve the amendment to Restated Certificate of Incorporation, shareholders will authorize the Board of Directors to amend the Restated Certificate of Incorporation to change our name if the Consumer Products Division Sale Agreement and the transactions contemplated thereby are consummated.  If the proposal to amend our Restated Certificate of Incorporation is not approved by our shareholders, we will not be authorized to effect the amendment and we will be in breach of the Consumer Products Sale Agreement and the Consumer Products Buyer may have the right to refuse to close the Consumer Products Division Sale.  If the Consumer Products Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Restated Certificate of Incorporation to change our name will not be filed and our name will not be changed.  Approval of the proposed amendment to the Restated Certificate of Incorporation to change our name requires the affirmative vote of two-thirds of the votes cast at the Special Meeting.  The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Annex E.  We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Q: What is the proposal relating to the approval of an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting in order to solicit additional proxies?

A: You will be voting on whether to grant authority to adjourn or postpone the Special Meeting to a later time in order to solicit additional proxies with respect to the Aviation Division Sale and/or the Consumer Products Division Sale if an insufficient number of votes in favor of the Aviation Division Sale and/or the Consumer Products Division Sale has been obtained by the time of the Special Meeting.

Q: How does the Board recommend that I vote on the matters proposed?
A: The Board of Directors unanimously recommends that shareholders vote “FOR” each of the proposals submitted at the Special Meeting.

Q: Was a report from a financial advisor concerning each Sale Transaction obtained by the Board of Directors and are there any important aspects of the process of obtaining that report and conclusions in the report that shareholders should consider in referring to the opinion of the financial advisor?

A: Yes. In recommending the Aviation Division Sale for approval by the shareholders, the Board considered a number of factors, including an opinion of our financial advisor, Valuation Research Corporation.  There were, however, some important aspects associated with the process of obtaining the report and conclusions in the report that you should review when considering the opinion of Valuation Research Corporation.  For a full description of the opinion that we received from Valuation Research Corporation, see the section captioned “OPINION OF VALUATION RESEARCH CORPORATION REGARDING THE FAIRNESS OF THE AVIATION DIVISION SALE” on pages __ through __.  See also the text of the opinion which is attached as Annex B to this proxy statement.

In recommending the Consumer Products Division Sale for approval by the shareholders, the Board considered a number of factors, including an opinion of our financial advisor, DAK Capital, LLC.  There were, however, some important aspects associated with the process of obtaining the report and conclusions in the report that you should review when considering the opinion of DAK Capital, LLC.  For a full description of the opinion that we received from DAK Capital, LLC, see the section captioned “OPINION OF DAK CAPITAL, LLC REGARDING THE FAIRNESS OF THE CONSUMER PRODUCTS DIVISION SALE” on pages __ through __.  See also the text of the opinion which is attached as Annex D to this proxy statement.

Q: Can I still sell my shares? What will happen to my shares of the Company’s common stock if either of the Aviation Division Sale or the Consumer Products Sale is approved?
A: Yes, to the extent that you could sell your shares prior to the Aviation Division Sale and the Consumer Products Division Sale, you will continue to have that right. Neither entry into the Aviation Sale Agreement nor the Consumer Products Sale Agreement nor the Aviation Division Sale nor the Consumer Products Division Sale will affect your right to sell or otherwise transfer your shares of the Company’s common stock.  Neither  Sale Transaction will alter the rights, privileges or nature of the Company’s common stock.  A shareholder who owns shares of common stock immediately prior to the closing of the Sale Transactions will continue to hold the same number of shares immediately following the closing of the Sale Transactions.

Q: What will happen if either of the Aviation Division Sale or the Consumer Products Division Sale is not approved?

A: First, if our shareholders approve a proposal allowing us to adjourn or postpone the Special Meeting to solicit additional proxies, we may do so in order to attempt to obtain the necessary approval, as applicable.  If we are unsuccessful in obtaining the approval to consummate either Sale Transaction, we will not complete the Sale Transaction or Sale Transactions not approved but we will be left with significant challenges to our business and liquidity.  We will retain and, to the extent feasible, continue to operate either division if its sale is not approved, use the proceeds of the sale of the other division (if approved) to pay off indebtedness, to the extent feasible, and continue to pursue other purchasers, evaluate all available strategic alternatives and investigate alternative sources of financing.  However, given the Company’s financial condition and the limited number of potential purchasers and sources of financing (if any), it is unlikely that we will be able to continue to operate as a going concern if either or both Sale Transactions are not consummated and we may be required to file for protection under the bankruptcy laws.

Q: What business will the Company conduct after the consummation of both of the Sale Transactions?

A: If both of the Sale Transactions are approved by the Company’s shareholders, we will sell substantially all of the assets of, respectively, our Aviation Division and Consumer Products Division and our only activities will be to pay off indebtedness, await the release of funds from escrows related to the Sale Transactions and attend to administrative functions such as the preparation and filing of tax returns.

Q: Will shareholders have appraisal rights?

A: No.  Shareholders of the Company are not entitled to appraisal rights in connection with either the Aviation Division Sale or the Consumer Products Division Sale under New Jersey law or the Company’s Restated Certificate of Incorporation or Bylaws under the circumstances.

Q: What are the U.S. federal income tax consequences of each of the Sale Transactions to shareholders?

A: Neither of the Sale Transactions will result in any federal income tax consequences to our shareholders as the shareholders will not receive any proceeds of either of the Sale Transactions.
Q: What are the U.S. federal income tax consequences of either the Aviation Division Sale or the Consumer Products Division Sale to the Company?

A: As a result of our losses, including currently available U.S. federal income tax net operating loss carryforwards, we anticipate that neither the Aviation Division Sale nor the Consumer Products Division Sale will cause us to incur any U.S. federal income tax liability though the Company may incur a U.S. federal alternative minimum tax liability on a portion of the gain.

Q: Who is entitled to vote at the Special Meeting?
A: The Company has outstanding only one class of voting securities, common stock.  Only holders of record of our common stock as of the close of business on November __, 2009 will be entitled to notice of and to vote at the Special Meeting.  On the record date, there were 5,083,539 shares of the Company’s common stock outstanding.

Q: What is a quorum and what is the vote required to approve the proposals?

A: In order to transact business at the Special Meeting a quorum must be present.  Under New Jersey law, a quorum is present when a majority of all shares of common stock outstanding and entitled to vote are present in person or represented by proxy.  For purposes of determining the presence of a quorum, abstentions and broker “non-votes” are counted as represented.  A broker “non-vote” occurs when a nominee such as a bank or broker, holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary authority to vote that proposal and has not received instructions from the beneficial owner of the securities on how to vote those securities.  In order to be approved, the proposal to approve the Aviation Division Sale and the proposal to approve the Consumer Products Division Sale will require the affirmative vote of two-thirds of the votes cast at the Special Meeting.  The approval of any proposal to adjourn or postpone the Special Meeting will require the affirmative vote of a majority of the votes cast by shareholders present.

Q: What will happen if I abstain or withhold authority to vote?

A: Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum.  For purposes of determining the outcome of a proposal, under New Jersey law abstentions do not count as votes cast and, as such, will have no effect on the outcome of a proposal.

A broker “non-vote” occurs when a nominee such as a bank or broker, holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary authority to vote that proposal and has not received instructions from the beneficial owner of the securities on how to vote those securities.  Accordingly, broker “non-votes” will have the same effect as abstentions.

Q: If my shares are held in “street name” by my broker, bank or nominee, will my broker, bank or nominee vote my shares for me?

A: Your broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Therefore, if you do not give your broker, bank or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval.  You should follow the directions provided by your broker, bank or nominee regarding how to instruct them to vote your shares.

Q: How many votes do I have?

A: Shareholders who owned shares of the Company’s common stock at the close of business on November __, 2009 are entitled to vote on all matters properly brought before the Special Meeting.  Each share of common stock is entitled to one vote.

Q: When and where is the Special Meeting?

A: The Special Meeting of Shareholders will be held at 10:00 a.m., local time, on _________, November __, 2009, at  the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873.

Q: Where/How can I vote my shares?
A: You can vote your shares in the manner indicated by the instructions set forth on the proxy card or you can attend and vote your shares at the Special Meeting of Shareholders to be held on ___________,  November__, 2009, at  the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873.

Q: May I change my vote after I have mailed my signed proxy card?
A: Yes. You need only to send in a written revocation to our corporate secretary or a later dated, signed proxy card before the Special Meeting or simply attend the Special Meeting and vote in person in order to change your vote.  However, simply attending the Special Meeting will not revoke your proxy; you must vote at the Special Meeting.

Q: How will voting on any other business be conducted?

A: Although the Company does not know of any other business to be considered at the Special Meeting, if any other business is properly presented at the Special Meeting or any adjournment or postponement thereof, the proxy holders named on the proxy card, shall have the authority to vote on such matters at their discretion such shares for which a signed proxy card has been received.

Q: What do I need to do now?
A: Please vote your shares as soon as possible so that your shares may be represented at the Special Meeting.  You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or you may vote in person at the Special Meeting.

Q: Who will bear the cost of this solicitation?

A: The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  The Company will provide copies of proxy materials to brokers, banks and other nominees holding in their names shares of common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners.  In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication.  These persons will not receive additional compensation for such solicitation services.  The Company, upon request, will reimburse brokers, banks and other nominees for their expenses in forwarding solicitation materials to their customers who are beneficial owners and in obtaining their voting instructions.  To assist in the solicitation of proxies from all shareholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Laurel Hill Advisory Group, LLC of New York City for a fee estimated to be approximately $8,000 plus out of pocket expenses.

Q: Whom should I call if I have questions about the proposals, the Special Meeting or voting?

A: If you have questions about any of the proposals on which you are voting, or about the Special Meeting or how to vote you may call Daryl K. Holcomb, our Chief Financial Officer, at (732) 438-0320, or Laurel Hill Advisory Group, LLC, at (888) 742-1305.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting to be held on________, November __, 2009, beginning at 10:00 A.M., local time, at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873.  The purpose of the Special Meeting is for our shareholders to consider and vote upon:

•
a proposal to approve the sale of substantially all of the assets of Ronson Aviation pursuant to the Aviation Sale Agreement dated May 15, 2009 among Ronson, Ronson Aviation and Hawthorne TTN Holdings, LLC;

•
a proposal to approve the sale of substantially all of the assets of assets of Ronson Consumer Products pursuant to the Consumer Products Sale Agreement dated as of October 5, 2009 among Ronson, Ronson Consumer Products and Zippo Manufacturing Company and its wholly-owned subsidiary, Nosnor, Inc.;

•
a proposal to approve an amendment to our Restated Certificate of Incorporation, as previously amended, to change the name of the Company from Ronson Corporation to “RCLC, Inc.” in the event the Consumer Products Division Sale is consummated; and

•
a proposal to approve an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment.

If any other business is properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting, such business will be addressed as well.

A copy of the Aviation Sale Agreement, including all amendments, is attached to this proxy statement as Annex A.  A copy of the Consumer Products Sale Agreement, including all amendments, is attached to this proxy statement as Annex C.  This proxy statement, the notice of the Special Meeting and the enclosed proxy card are first being mailed to our shareholders on November __, 2009.

Board Recommendation

Our Board of Directors has, subject to shareholder approval:

•
unanimously authorized and approved the Aviation Sale Agreement and the Aviation Division Sale contemplated thereby and unanimously recommends that shareholders vote “FOR” the proposal to approve the Aviation Division Sale;

•
unanimously authorized and approved the Consumer Products Sale Agreement and the Consumer Products Division Sale contemplated thereby and unanimously recommends that shareholders vote “FOR” the proposal to approve the Consumer Products Division Sale;

•	unanimously authorized and approved the Charter Amendment and recommends that the shareholders vote “FOR” the proposal to approve the Charter Amendment; and

•	unanimously authorized and approved any Adjournment Proposal and unanimously recommends that the shareholders vote “FOR” the Adjournment Proposal.

Record Date, Quorum and Voting

Our Board of Directors has fixed the close of business on November __, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.  Accordingly, only holders of record of shares of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.  Each outstanding share of our common stock on the record date entitles its holder to one vote on each matter submitted to shareholders.  As of the record date, there were 5,083,539 shares of our common stock entitled to be voted, which were held by approximately 1,986 shareholders of record.  In order to transact business at the Special Meeting a quorum must be present.  Under New Jersey law, a quorum is present when a majority of all shares of common stock outstanding and entitled to vote are present in person or represented by proxy.  If a quorum is not present at the Special Meeting, the shareholders present may adjourn or postpone the Special Meeting, without notice other than by announcement at the Special Meeting, until a quorum is present or represented by proxy.  Shares represented by proxies that are marked “ABSTAIN” and “broker non-votes” will be counted as present for the purpose of determining the presence or absence of a quorum at the Special Meeting.

Required Vote; Abstentions; Broker Non-Votes

All holders of record of the Company’s common stock on the record date are entitled to notice of, and to vote at, the Special Meeting on the proposals being submitted to shareholders.  The approval of each of the Aviation Division Sale (Proposal No. 1), the Consumer Products Division Sale (Proposal No. 2) and the Charter Amendment (Proposal No. 3) requires the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote.  The approval of any Adjournment Proposal (Proposal No. 4) requires the affirmative vote of a majority of the votes cast by shareholders present.  Under New Jersey law, shares represented at the Special Meeting that are marked “ABSTAIN” and broker non-votes, if any, do not count as votes cast and, as such, will have no effect on the outcome of these proposals.  Additionally, if you do not complete and return a proxy card or do not vote in person, your shares will not be counted towards the establishment of a quorum.

As of the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 1,897,371 outstanding shares of our common stock, representing approximately 37.4% of the outstanding shares of our common stock entitled to vote on the proposals.  The directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the approval of the Aviation Division Sale, “FOR” the approval of the Consumer Products Division Sale, “FOR” the approval of the Charter Amendment and “FOR” any Adjournment Proposal.

Proxies; Revocation

If you vote your shares of our common stock by signing a proxy in accordance with the instructions provided on the proxy card, your shares will be voted at the Special Meeting in accordance with the instructions you indicate.  If you do not indicate your vote on your signed proxy card, your shares will be voted “FOR” the proposal and “FOR” or “AGAINST” such other matters as properly may come before the Special Meeting at the discretion of the proxy holders.  The persons appointed in the proxies as proxy holders are officers or directors of Ronson.  Our management is not aware that any other matters are to be presented for action at the Special Meeting.  You may revoke your proxy at any time before the vote is taken at the Special Meeting.  To revoke your proxy, you must either:  (i) advise our Corporate Secretary in writing, (ii) deliver a new proxy dated after the date of the proxy you wish to revoke, or (iii) attend the Special Meeting and vote your shares in person.  Attendance at the Special Meeting, will not, itself, constitute revocation of a proxy.  If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.  Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Daryl K. Holcomb, Chief Financial Officer, at (732) 438-0320, or our proxy solicitors, Laurel Hill Advisory Group, LLC, at (888) 742-1305.

Expenses of Proxy Solicitation

Ronson will pay the entire cost of this proxy solicitation.  To assist in the solicitation of proxies from all shareholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Laurel Hill Advisory Group, LLC of New York City for a fee estimated to be approximately $8,000 plus out of pocket expenses.  In addition to soliciting proxies by mail, directors, officers and employees of Ronson may solicit proxies personally and by telephone, facsimile or other electronic means of communication.  These persons will not receive additional or special compensation for such solicitation services.  Ronson upon request will reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and in obtaining their voting instructions.

Shareholder List

A complete list of our shareholders entitled to vote at the Special Meeting, or any adjournment or postponement thereof, will be available for inspection by any of our shareholders during the Special Meeting.

SPECIAL RISK CONSIDERATIONS

You should carefully consider the risks described below as well as other information provided to you in this proxy statement and the information contained in our other filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2008 in deciding how to vote on the proposed Sale Transactions.  The special considerations described below are not the only ones facing our Company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of the following special considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Special Risk Considerations Regarding Both of the Sale Transactions

Upon the consummation of either or both of the Sale Transactions, we will be required to make substantial payments to our creditors and do not anticipate any distribution to shareholders.

We anticipate that the cash proceeds at closing of both of the Sale Transactions will be adequate to pay off our outstanding bank indebtedness secured by the assets sold.  These amounts aggregated $7.889 million in principal outstanding at September 30, 2009, in addition to $151,000 in accrued interest and fees at such date, as well as forbearance fees to our principal secured lender, Wells Fargo Bank, N.A. (“Wells Fargo”) in the amount of $500,000, that, together with interest accrued through closing, will then become due.  As a result of the consummation of either Sale Transaction, we will be required to make substantial payments to other creditors, including amounts to Getzler Henrich in the amount of $986,000 at September 30, 2009 which are secured and will continue to accrue through at least the consummation of the first to occur of the Sale Transactions.  In addition, we will be required to pay legal, accounting and other expenses incurred in connection with each of the Sale Transactions.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s indebtedness secured by the assets sold but not all of the Company’s other obligations, and as a consequence,  the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Sale Transactions.

The Board of Directors has identified the Sale Transactions as the most suitable method to meet our current critical liquidity challenges and failure to complete the Sale Transactions raises substantial doubt concerning the Company’s ability to comply with its obligations to institutional lenders and maximize the value of the Company.

Our principal secured lender, Wells Fargo, has advised us of the existence of events of default under our secured credit agreement and, pursuant to cross-default provisions under our mortgage loan documents, the Company is in default to its mortgage lender also.  We have entered into a forbearance agreement with Wells Fargo, as amended, pursuant to which Wells Fargo has agreed to forbear in asserting our events of default through November 30, 2009 or such earlier date as determined under the forbearance agreement, if we have entered into definitive sale agreements covering each of the Aviation Division and the Consumer Products Division.  If Wells Fargo does not continue to forebear, among other reasons in the event that our shareholders do not approve the proposed Sale Transactions or the Sale Transactions are not completed for other reasons, we will be faced with critical liquidity challenges and urgent need for additional capital.  Our Board of Directors expects us to continue to experience cash demands that exceed our cash flow as we require substantial working capital to fund our business as currently conducted and meet our obligations.  Accordingly, our Board of Directors would be forced to consider alternatives which may be substantially less favorable than the proposed Sale Transactions, including bankruptcy proceedings.  Moreover, in the event our indebtedness to Wells Fargo is satisfied as a result of consummation of one Sale Transaction and Wells Fargo terminates its credit line to us, failure to approve the other Sale Transaction will leave us with other unsatisfied indebtedness and without recourse to such working capital.  Given our limited cash, and the funds which would be needed to repay current secured bank indebtedness, our Board of Directors believes it would be difficult to obtain other financing or sustain our business and operate as a going concern.

If our shareholders do not approve either of the Sale Transactions, there may not be any other offers from potential acquirers that management determines to be attractive.

If our shareholders do not approve either of the Sale Transactions, we may seek other purchasers for whichever division is not sold.  Although prior to execution of the Sale Agreements, respectively, we had discussions with various parties concerning each of the proposed Sale Transactions, none of these parties may now have an interest in these businesses or be willing to offer a reasonable purchase price.  Furthermore, the Company may not be in a position to fund operations until other purchasers are identified.

Each of the Sale Agreements will expose us to contingent liabilities.

Pursuant to each of the Sale Agreements, we undertook to indemnify, respectively, the Aviation Buyer and the Consumer Products Buyer for any losses from breaches of our representations or warranties or covenants that occur within specified periods after the closing dates of its Sale Transaction. Our potential indemnification obligations are secured up to $500,000 in the case of the Aviation Division Sale, which amount is to be withheld from the consideration paid to us at closing and retained in escrow for a period of 15 months, and up to $1.35 million in the case of the Consumer Products Division Sale, which amount is to be withheld from the consideration paid to us at closing and retained in escrow for a period of 12 months (or longer if necessary to secure the Company’s environmental obligations), but our exposure is not limited to these amounts.  An indemnification claim might result, for example, if we are inaccurate in any of our representations about the assets being sold.  Although we know of no breaches of our representations or warranties, and we do not anticipate breaching any of our covenants, the payment of any indemnification obligations would adversely impact our cash resources following the consummation of either of the Sale Transactions.

Each of the Sale Transactions will subject us to potential termination payments and expenses.

Under the Aviation Sale Agreement, we are obligated to pay to the Aviation Buyer $400,000 if we terminate the Aviation Sale Agreement in order to accept a third party proposal that we deem to be a superior offer.  In addition, we have agreed, in the event that the Aviation Sale Agreement is terminated due to a failure to close the transaction by December 31, 2009 (or such later date as agreed to by us and the Aviation Buyer), to reimburse the Aviation Buyer for its actual accounting fees, environmental expenses and legal fees incurred up to a maximum amount of $150,000.

Under the Consumer Products Sale Agreement, we are obligated to pay to the Consumer Products Buyer $250,000 if we terminate the Consumer Products Sale Agreement in order to accept a third party proposal that we deem to be a superior offer, plus up to an additional $250,000 in reimbursement for fees and expenses incurred by the Consumer Products Buyer for legal, accounting and consulting services in connection with the transaction.

The consummation of each of the Sale Transactions is subject to a number of conditions that may not be satisfied.

The consummation of each of the Sale Transactions is conditioned upon a number of factors many of which are not within our control, including approval by our shareholders, the receipt of certain other material third-party consents and the absence of any material adverse change related to each of our Aviation Division and our Consumer Products Division.  We cannot assure you that any or all of the conditions to closing under each of the Aviation Sale Agreement and the Consumer Products Sale Agreement will be satisfied or waived and that the related sale will be consummated even if the necessary shareholder vote is obtained.

Our business may be harmed if either or both of the proposed Sale Transactions disrupt the operations of our business and prevent us from realizing intended benefits.

Either or both of the Sale Transactions may disrupt our business and prevent us from realizing intended benefits as a result of a number of obstacles, such as:

•	loss of key employees or customers;

•	changes in management which may impair relationships with employees and customers;

•	additional expenditures required to facilitate this divestiture including, without limitation, legal, accounting and investment advisory fees; and

•	the resulting diversion of management’s attention from our day-to-day business.

If our shareholders only approve one of the Sale Transactions, we will be left with a significantly less diversified business and potentially no financing.

If either of the Sale Transactions is approved but not the other, then we will proceed solely with the approved Sale Transaction.  In such event, we would be left with a significantly less diversified business following the consummation of the Sale Transaction that receives shareholder approval.    Moreover, in the event our indebtedness to Wells Fargo is satisfied as a result of consummation of one Sale Transaction and Wells Fargo terminates its credit line to us, failure to approve the other Sale Transaction will leave us with other unsatisfied indebtedness and without recourse to such working capital to sustain our business.

Special Risk Considerations if the Consumer Products Division Sale
is Consummated but the Aviation Division Sale is not Consummated

If we do not complete the Aviation Division Sale but, nevertheless, are able to overcome interim liquidity issues and continue to operate while we procure alternative purchasers, we will continue to face the risks and uncertainties attendant to the Aviation Division and could be adversely affected by, for example, increases in fuel prices.

Ronson Aviation’s business could be significantly affected by the availability and price of jet fuel.  A significant increase in jet fuel prices would most likely have a material impact on our profitability unless we are able to pass on such costs to our customers.  Due to the competitive nature of the industry, our ability to pass on increased fuel prices by increasing rates is uncertain.  Similarly, any potential benefit of lower fuel prices could be offset by increased competition and lower revenues in general.  While we do not currently anticipate a significant reduction in fuel availability, dependency on foreign imports of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel.

If we do not complete the Aviation Division Sale but, nevertheless, are able to overcome interim liquidity issues and  continue to operate while we procure alternative purchasers, we will continue to face concerns regarding decreased demand for private aviation.

Uncertainties arising from the political climate involving public and private aircraft, including potential terrorist actions,  may have a significant impact on Ronson Aviation.  Additionally, recent economic conditions may cause companies to reduce the use of corporate jets due to cost or government oversight of some companies’ perquisites.  The result of these actions could be that individuals and corporate or other entities curtail or stop using private aircraft.  In this event, our revenues would be adversely affected.

If we do not complete the Aviation Division Sale but, nevertheless, are able to overcome interim liquidity issues and continue to operate while we procure alternative purchasers, we would continue to be subject to the extensive governmental regulation of the aviation industry.

The aviation industry is subject to extensive regulatory requirements that could result in significant costs.  For example, the Federal Aviation Administration  from time to time issues directives and promulgates regulations relating to maintenance and operation of facilities and our compliance with such requirements may cause us to incur significant expenditures.  Additionally, other laws and regulations are proposed from time to time that may increase the cost of our operations and reduce overall revenues.  We cannot provide assurances that laws or regulations enacted in the future will not adversely affect our revenues and future profitability.

Special Risk Considerations if the Aviation Division Sale is
Consummated but the Consumer Products Division Sale is not Consummated

Our Aviation Division accounted for approximately one-half of net sales for the twelve months ended December 31, 2008 and generated earnings while the remainder of our operations generated a loss.  The sale of all of our assets related to our Aviation Division will mean that any future results will be dependent on our Consumer Products Division.

After the sale of our Aviation Division, we will be substantially smaller and will only operate in one principal segment, consumer products.  During the twelve months ended December 31, 2008, net sales from our Aviation Division were approximately $11,663,000, accounting for approximately 48% of total net sales, while during that same period revenues from our Consumer Products Division were approximately $12,524,000, accounting for approximately 52% of total net sales.  During the same period, earnings before interest, other items and intercompany charges attributable to our Aviation Division were approximately $1,326,000, while our Consumer Products Division generated a loss before interest, other items and intercompany charges of approximately $1,116,000 and corporate and other loss before interest, other items and intercompany charges was in the additional amount of approximately $1,637,000.  After the Aviation Division Sale, if we do not consummate the sale of our Consumer Products Division, we expect to generate all of our net sales from our Consumer Products Division while we continue to focus on plans to divest that business.

The market for our consumer products is highly competitive and this segment competes in an industry with companies that have more financial resources than we have and there can be no assurance that our products will compete successfully, if we are not able to consummate the divestiture of the Consumer Products Division, and, nevertheless, overcome interim liquidity issues and are able to operate while we procure alternative purchasers.

If the Company is not successful in its plans to divest the Consumer Products Division and, nevertheless, overcome interim liquidity issues while we procure alternative purchasers, we cannot assure you that we will be able to compete effectively in the sale of our consumer products. Competitors in the industry in the United States and Canada are numerous and include, among others, major industrial and well-capitalized companies. Our competitors may succeed in developing technologies and products that are more effective than those we are developing and may render our product and technologies obsolete. Many of our competitors have substantially greater financial and technical resources, marketing capabilities, and industry experience. In addition, these companies compete with us in recruiting and retaining highly qualified personnel. As a result, we cannot assure you that we will be able to compete successfully with these organizations.  Also, there can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. Several companies market and sell products that compete with us.  Competition from any of these companies could have a material adverse effect on our operations.

If we do not complete the Consumer Products Division Sale but, nevertheless, are able to overcome interim liquidity issues and continue to operate while we procure alternative purchasers, we will continue to face the risks and uncertainties attendant to the Consumer Products Division and could be adversely affected by, for example, some of our consumer products are associated with smoking and our prospects may be adversely affected by a decline in smoking if we are not successful in consummating the divestiture of the Consumer Products Division.

Some of the Company’s consumer products are associated in part with smoking which is on the decline.  The potential further decline in smoking may have a negative impact on the Company if we are not successful in consummating the divestiture of the Consumer Products Division.

Our consumer products segment faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury.  Product liability claims that fall outside of our insurance coverage could negatively affect our business.

If we are not successful in consummating the divestiture of our Consumer Products Division and, nevertheless, overcome interim liquidity issues, continued operations while we procure alternative purchasers face the risk that materials used in the manufacture of the final product may be flawed or faulty, causing the product to fail or malfunction.  Additionally, the product may not be used in the manner provided for in the instructions or in the way contemplated by the manufacturer.  In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on our Consumer Products Division.  The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding our insurance coverage could have a material adverse effect on our business.

Our Consumer Products Division depends on vendors, in some cases a single vendor, for the supply of primary components.

Our dependence upon our vendors for the supply of the primary components for our flame accessory and chemical products is a risk in our Consumer Products Division. Certain of these components are subject to significant price volatility beyond the control or influence of the Company, primarily related to oil prices.  Petroleum products have had significant price volatility in the past and may in the future.  Rising oil prices can also impact the Company’s cost of transporting our products.  Other than in 2008 and continuing throughout 2009, the Company has historically been successful in managing component costs and product pricing to maintain historical gross margins. Additionally, the Company has generally found alternative sources of constituent chemicals for consumer products readily available but several of our lighter and torch products and certain components of its packaged products are manufactured by a single vendor and the loss of any of these suppliers or manufacturers could temporarily disrupt or interrupt the production of the Company’s products.  Also, as component and raw material costs are the main contribution to cost of goods sold for all of the Company’s products, any significant fluctuation in the costs of components could also have a material impact on the gross margins realized on the Company’s products.  Increases in the prices for the components could have a material adverse effect on the Company’s business, operating results, financial position and cash flows.

We rely on our intellectual property rights regarding the branding of our products.

We rely on trademark, trade secret, patent and copyright laws to protect our most important asset, the Ronson® brand name, and our other intellectual property, used by our Consumer Products Division.  Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and brands.  We cannot provide assurances that our intellectual property rights will be successfully asserted in the future or that they will not be invalidated or circumvented.

Our Consumer Products Division is subject to risks related to our dependence on the strength of retail economies in North America and our performance may be affected by general economic conditions and the current global financial crisis.

Our Consumer Products Division depends on the strength of the retail economies of North America which recently have deteriorated significantly and may remain depressed or be subject to further deterioration for the foreseeable future.  These retail economies are affected primarily by factors such as consumer demand and the condition of the retail industry which, in turn, are influenced by general economic conditions as well as specific events.  The impact of these factors is difficult to predict but one or more of these factors could adversely impact our business, results or operations and financial condition.  Purchases of many consumer products are discretionary and tend to be highly correlated with the levels of disposable income of consumers.  As a result, any substantial deterioration in general economic conditions could adversely affect consumer spending patterns and, as such, our sales. Further, as a result of a desire of retailers to more closely manage inventory levels, purchasing policies or procedures may change and we may be negatively affected by changes in such policies such as inventory restocking, limitations on access to and time on shelf space, use of private label brands and other policies.  Implementation of such policies could adversely affect our sales as well, and may adversely affect our plans to maximize the value to the Company from the divestiture of the Consumer Products Division.

BACKGROUND OF THE SALE TRANSACTIONS

Overview

Our senior management and our Board of Directors continually review the performance of our Company and its businesses and our strategies, opportunities and objectives in the markets in which the Company operates.  In conjunction with such review, management and the Board evaluate short- and long-term prospects of the Company’s business segments and assess opportunities for enhancing shareholder value.  Over the last several years, recognizing that the Company has been incurring losses from operations and experiencing deficiencies in working capital, the Board of Directors has considered alternative strategies and means of financing operations.  Beginning in 2008 and throughout 2009, management has implemented steps to reduce costs and expenses including the reduction of salaries and incentive compensation of certain officers.  Also, in the first quarter of 2009, the Company reduced its workforce by 15 persons or approximately 17%.  The Company has reduced certain of the health benefits provided to our employees and deferred payment of the Company’s contribution to its defined contribution pension plan.  In addition, certain employees have temporarily assumed payment of costs of Company vehicles and costs of life and other insurance and all payments to directors of the Company, including to officers who are also directors, of directors’ fees and expenses have been deferred.  Further, the Company has reduced rent expense by consolidating facilities.  Management continues to review costs and expenses in order to implement additional cost savings measures.  Acknowledging the Company’s deteriorating financial condition and critical capital needs, the Board of Directors of Ronson has determined to sell the Aviation Division and the Consumer Products Division.

Recent Events

On May 30, 2008, the Company completed the refinancing of its then existing credit facility with CIT Group/Commercial Services, Inc., and other outstanding indebtedness, by entering into a secured, revolving credit facility (the “Credit Agreement”) with Wells Fargo.   The Credit Agreement initially entered into with Wells Fargo had a 60 month term and consisted of (1) a revolving line of credit of up to $4.0 million (which subsequently has been reduced to $2.0 million and then increased to $3.0 million), (2) a real estate term loan in the amount of $2,922,500, and (3) an equipment term loan in the amount of $837,500, with some advances bearing interest at LIBOR while other advances are at floating interest rates.  Amounts advanced under the credit facility are secured by substantially all of the assets of the Company, and excluding real property owned by Ronson Consumer Products located in Woodbridge, New Jersey, which secures a mortgage loan from Capital One, N.A. (“Capital One”) and 34% of the Company’s interest in Ronson Canada.

On July 1, 2008, the Company borrowed $225,000 from its Chairman of the Board, President and Chief Executive Officer, Louis V. Aronson, II, which is unsecured and bears interest at the prime rate less 1/2% and is due on demand.  The loan is subordinate to the rights of Wells Fargo in all respects.  On each of August 6, 2008, February 17, 2009 and March 3, 2009, Mr. Aronson advanced additional sums to the Company of $50,000, $17,873 and $7,000, respectively.

On August, 13, 2008, Capital One agreed with the Company to a modification of the mortgage loan to address the failure of the Company to meet certain of its financial covenants at June 30, 2008, including minimum earnings before income taxes.  In connection with the modification, the interest rate on the mortgage loan was increased to 9% effective September 1, 2008, 9.5% effective January 1, 2009, 10% effective April 1, 2009, 10.5% effective July 1, 2009, and 11% effective October 1, 2009.  The final maturity date of the mortgage loan was changed to January 1, 2010, from the original maturity date of November 1, 2016.  The mortgage modification also eliminated the prepayment penalty until April 1, 2009, when it was partially reinstated.

On November 21, 2008, as a result of events of default under the Credit Agreement, extending to the failure of the Company to meet its minimum tangible net worth requirement as of September 30, 2008 and its minimum net income and minimum net cash flow requirements for the nine months ended September 30, 2008, Wells Fargo advised the Company of an increase in the interest rate on the amounts outstanding under the Credit Agreement by 3% retroactively to July 1, 2008 as allowed under the terms of the Credit Agreement.  Under cross-default provisions in the Company’s mortgage loan documentation with Capital One, the events of default under the Credit Agreement with Wells Fargo were events of default under the mortgage loan.

In December 2008, in response to suggestions from Wells Fargo, the Board began interviewing financial consultants for the Company to assist in managing its operations and cash requirements and on January 6, 2009, the Company engaged Getzler Henrich as its financial consultant.

On February 20, 2009, the Company received from Wells Fargo an additional notification of Wells Fargo’s reservation of rights and remedies relating to the previously identified events of default.  The notification further indicated that Wells Fargo was instituting certain restrictions and reducing loan availability.

On March 30, 2009, Wells Fargo entered into a forbearance agreement with the Company under which Wells Fargo agreed not to assert existing events of default under the Credit Agreement through April 24, 2009 unless earlier terminated if the Company, among other things, were to breach the forbearance agreement.  Wells Fargo also agreed to an overadvance facility in the amount of $500,000 to supplement the Company’s credit line.  The forbearance agreement was subsequently amended on each of April 24, April 29, May 4, May 27, July 2, July 16 and July 31, to provide, in each case, extensions of the forbearance period and, in some cases, for additional credit availability (the original agreement together with all amendments, collectively, the “Forbearance Agreement”).  Under the amendment dated July 31, 2009, Wells Fargo increased the maximum amount of the Company’s overadvance facility to $1.0 million and also agreed to extend the forbearance period to November 30, 2009 if certain conditions relating to the Company’s proposed Aviation Division Sale, and the proposed sale of the Consumer Products Division, are satisfied.

Also, on March 30, 2009, the Company expanded the scope of the engagement of Getzler Henrich and, in accordance with its obligations under the Forbearance Agreement, retained Joel Getzler of Getzler Henrich as the Company’s Chief Restructuring Officer responsible for operations, finance, accounting and related administrative issues, subject to the authority of and reporting to the Board of Directors.  Pursuant to the engagement, Mr. Getzler has agreed to act as CRO during the period that Wells Fargo continues to make revolving advances to the Company in an amount sufficient to fund the Company’s cash flow needs.

Background of the Aviation Division Sale

On November 21, 2008, in reaction to the Company’s worsening financial situation, the Board of Directors met to discuss potential strategic options for the Company.  Senior management and the Board discussed the anticipated benefits, risks and effects of a sale of the Aviation Division, including, without limitation, the effect of a sale on the Consumer Products Division and the advisability of this option as a means of maximizing shareholder value.  Based upon the discussions at the meeting, the Board determined to initiate a process to evaluate levels of interest in and explore a potential sale of the Aviation Division and authorized management to proceed in this regard.  In December 2008, at the direction of the Board, management of Ronson Aviation began developing materials summarizing the Aviation Division and compiling a list of potential purchasers.

During January and February 2009, under the direction of the Board, management of Ronson Aviation developed and implemented an orderly process to contact potential purchasers.  The Board authorized management to supervise the process, contact potential purchasers and engage in negotiations on behalf of the Company, in all respects subject to reporting on progress and developments to the Executive Committee of the Board, comprised of Louis V. Aronson, II, the Company’s Chairman of the Board,  President and Chief Executive Officer, Justin P. Walder, the Company’s Secretary, Gerard J. Quinnan and Erwin Ganz.  Approximately thirteen potential purchasers were identified from known industry leaders and approximately nine others were added through the process.

The Company had no prior relationship with Hawthorne and did not include Hawthorne on its original list of potential purchasers but, on February 18, 2009, Wolcott Blair, Vice President and General Manager of Ronson Aviation,  was contacted by David Brinson, a representative of Avian Solutions LLC, an aviation consulting company, who indicated that he had heard about the contemplated sale of Ronson Aviation and that he knew of a potentially interested party.  Mr. Blair forwarded a confidentiality agreement to Mr. Brinson which was signed by Hawthorne and, subsequently, Mr. Blair was introduced to representatives of Hawthorne.  Hawthorne is the managing member of the Aviation Buyer.

Of the parties contacted, thirteen companies furnished acknowledgements of interest and entered into confidentiality agreements with the Company in order to receive the preliminary disclosure materials.  On or about

February 23, 2009, these parties were provided with, among other things, a confidential disclosure memorandum containing information about Ronson Aviation and were asked to submit, by March 9, 2009, a statement of intention to pursue an acquisition of Ronson Aviation, a proposal for the acquisition including the form of consideration and the expected source of financing.  By March 9, 2009, the Company had received three expressions of interest and four other prospective purchasers had indicated that their expressions of interest were forthcoming but that additional time was required.  The Company had received the response of Hawthorne in the form of a non-binding letter of intent dated March 6, 2009 which provided, among other things, for a purchase price of $9.5 million.

Due to the delay in receiving the remaining expressions of interest, the deadline for submission of expressions of interest was extended to April 2, 2009.  Five proposals were ultimately received reflecting purchase prices ranging from $5.0 million to $11.0 million and providing a variety of proposed terms and conditions.  On March 13, 2009, the Company distributed to those parties invitations to continue discussions, together with a form of asset purchase agreement, and asked them to submit comments reflective of terms acceptable to them together with a price proposal.

On April 1, 2009, the Executive Committee of the Board of Directors of the Company authorized the engagement of Valuation Research Corporation as the Company’s financial advisor to evaluate the terms of any proposed sale of the Aviation Division and to opine on the fairness of the consideration offered.

Negotiations with Hawthorne

In March 2009, William Harton, Vice President of Hawthorne, visited the facilities of Ronson Aviation and met with Mr. Blair.  Mr. Harton was given a tour of the facilities and the parties discussed engaging in exclusive negotiations.  After review of the letter of intent furnished by Hawthorne, which contained certain such provisions considered unacceptable by Ronson management as a significant break-up fee, management of the Company was unwilling to enter into exclusive negotiations with Hawthorne and determined that the preferred course was to allow other potential purchasers to submit proposals.  Mr. Blair continued to communicate with representatives of the other prospective purchasers through May 15, 2009, endeavoring to raise as much interest as possible in the Aviation Division.

On March 13, 2009, representatives of Hawthorne were given access to the Ronson Aviation data room and commenced their due diligence investigation.  On March 19, 2009, Hawthorne was provided with a draft asset purchase agreement.

On April 2, 2009, in a telephone conference among Messrs. Getzler, Brinson, Blair, Harton and Robert Gorin, of Getzler Henrich, Mr. Harton agreed, on behalf of Hawthorne, to do a limited review of the draft asset purchase agreement despite the Company’s refusal to negotiate exclusively with Hawthorne and indicated that he would expect the financial proposal to remain at approximately $9.5 million.  Soon thereafter, representatives of Hawthorne submitted a marked asset purchase agreement and financial proposal reflecting terms and conditions which would be acceptable to Hawthorne and providing for the $9.5 million purchase price previously proposed.

On April 13, 2009, a marked draft asset purchase agreement was submitted by another prospective purchaser which was reviewed by the Company’s management and discussions began with representatives of that prospective purchaser.  Among other things, the draft asset purchase agreement provided for a purchase price of $9,105,000.  On April 16, 2009, Messrs. Blair and Gorin, together with Lionel Frank, of Szaferman Lakind Blumstein & Balder P.C., the Company’s legal counsel in connection with the Aviation Sale, met with representatives of the other prospective purchaser to discuss the draft asset purchase agreement intending to focus on price, in particular, since the proposed price was significantly lower than that proposed by Hawthorne.  Due to the inflexibility of the prospective purchaser regarding, among other terms, increasing the amount of the purchase price, negotiations were terminated.

On April 19 and 20, 2009, Messrs. Blair and Frank participated in various telephone conferences with Mr. Harton and Steven Levesque, President of Hawthorne, in which terms of the draft asset purchase agreement were negotiated.  Also on April 20, 2009, Messrs. Getzler, Gorin, Blair and Frank reviewed three additional submissions received from other potential purchasers.  One such submission was from a prospective purchaser with whom Mr. Blair had engaged in a number of discussions since the beginning of the process.  The financial proposal of this party was greater than that proposed by Hawthorne, however, the prospective purchaser required a 90-day due diligence period and its financing for the transaction appeared to be problematic.  In addition, a draft asset purchase agreement had not yet been submitted and ultimately was not received until after the approval by the Board of the asset purchase agreement with the Aviation Buyer.

On April 21, 2009, the Board of Directors held a meeting at which Mr. Blair summarized for the Board the status of discussions with the various prospective purchasers reporting that proposals from [three] parties had not been pursued due to the low purchase prices offered, that discussions with one prospective purchaser had been terminated because the purchase price offered of $9,105,000 could not be further negotiated upwards and other terms were also not favorable and that one other party continued to demonstrate significant interest but had only provided general terms of a non-binding proposal to date and had not yet submitted a draft asset purchase agreement.  Mr. Blair also reported that terms of the draft asset purchase agreement with the Aviation Buyer were close to be finalized and Messrs. Blair and Frank described the current terms of the draft agreement to the Board.

By telephone conferences which took place between April 21, 2009 and April 23, 2009, among Messrs. Gorin, Levesque and Harton and their respective counsel, negotiation of the final terms and conditions of the draft asset purchase agreement took place focusing on the financial terms of purchase price, break-up fee and escrow amount.

Deliberations Concerning the Aviation Division Sale and Compliance with Steel Partners Settlement

On April 23, 2009, a meeting of the Executive Committee of the Board of Directors was held by telephone conference to brief the Committee on developments relating to the negotiations with Hawthorne as well as to hear the presentation of  VRC regarding the fairness of the purchase price to the Company’s shareholders from a financial point of view.  The Executive Committee considered the latest draft of the asset purchase agreement and heard a summary of the terms presented by Messrs. Blair and Getzler.  The purchase price remained at $9.5 million with the escrow amount at $0.5 million and the break-up fee at $0.4 million.  A discussion ensued in which members of the Executive Committee deliberated over the terms of the draft asset purchase agreement noting, in particular, the due diligence contingency and the financing contingency.  The Executive Committee determined that the terms of the most recent draft of the asset purchase agreement were acceptable and would be recommended to the Board of Directors subject to compliance with the Stipulation of Settlement dated as of October 12, 2007 (the “Settlement Agreement”) among the Company and Steel Partners II, LP (“Steel Partners”), Steel Partners, LLC and various individual members of management of each of such entities.  The Settlement Agreement provided that, in the event of any proposal to sell all or substantially all of the Company’s assets, at least 15 days prior to any recommendation to the Board the Executive Committee would give Steel Partners notice of the event together with information reasonably necessary to enable Steel Partners to determine whether to present a competing offer to the Board.

On April 24, 2009, the asset purchase agreement was signed by the Aviation Buyer (but not by the Company) and, on April 27, 2009, the Company delivered to Steel Partners the notice required under the Settlement Agreement.

On May 12, 2009, the Company received a letter from Steel Partners detailing a proposal pursuant to which Steel Partners would acquire the entire Company.  The purchase price proposed by Steel Partners for the Company was not significantly greater than that proposed by the Aviation Buyer for the Aviation Division alone.  The proposal from Steel Partners was distributed to the Board of Directors for consideration.

On May 13, 2009, following the lapse of the fifteen day period under the Settlement, the Executive Committee formally submitted its resolution to the Board recommending approval of the proposed sale of the Aviation Division to the Aviation Buyer and approving the terms and conditions of the Aviation Sale Agreement.  Thereafter, also on May 13, 2009, the full Board met by telephone conference.  At the Board meeting, the proposal of Steel Partners was discussed and deemed unacceptable.  Thereafter, the Aviation Division Sale and the terms and conditions contained in the draft asset purchase agreement with the Aviation Buyer were reviewed and Neil Kelly, of VRC, presented VRC’s findings regarding the fairness of the purchase price to be paid by Hawthorne for the Aviation Division to Ronson Aviation and to the Company’s shareholders and rendered VRC’s opinion that the consideration to be paid for the Aviation Division was fair, from a financial point of view, to Ronson Aviation and to the shareholders of the Company.    The opinion of VRC was later confirmed in writing to the Board and is attached to this proxy statement as Annex B.  After deliberation and consideration of all of the matters presented, the Board unanimously approved the Aviation Division Sale and the asset purchase agreement, as presented, and recommended submission of the proposal to our shareholders for approval.  The asset purchase agreement was executed on May 15, 2009.

Subsequent to execution of the asset purchase agreement, representatives of Hawthorne and the Company engaged in discussions with the County of Mercer concerning the collateral assignment of the Company’s lease at Trenton-Mercer Airport and modifications to the lease.  Negotiations with the County of Mercer were undertaken over the next several months until agreement-in-principle was reached so as to submit the lease, as proposed to be modified, to the Board of Freeholders of the County of Mercer.  Agreement to the lease, as proposed to be modified, was received from the Board of Freeholders at a meeting on September 10, 2009.  In addition, given provisions contained in the asset purchase agreement allowing termination by either party if the transaction was not consummated by July 30, 2009 (but subject to a mandatory 60-day extension if the delay was the result of the delay of regulatory approvals), on or about October 16, 2009, the parties amended the asset purchase agreement, among other things, confirm Hawthorne’s satisfaction of its financing contingency and to extend the termination date to December 31, 2009.

Background of the Consumer Products Division Sale

Contemporaneously with the foregoing, the Company was also considering steps to maximize value and address its continuing financial requirements assuming the Aviation Division Sale was to proceed.  On April 21, 2009, the Board requested that Mr. Getzler recommend potential investment bankers to assist the Board with reviewing the strategic alternatives available to the Company regarding the Consumer Products Division and Mr. Getzler recommended DAK Capital, LLC (“DAK”).  On April 22, 2009, the Company retained DAK as its exclusive investment banker to assist the Board in evaluating the strategic alternatives available to the Consumer Products Division and, to the extent a sale of the Consumer Products Division was determined to be the best course of action and successfully negotiated, to review and opine on the fairness of any such possible sale from a financial point of view.

On April 24, 2009, DAK met with management of the Company and of the Consumer Products Division, including Messrs. Holcomb and Gorin, Warren Kleinsmith, the Company’s Vice President of Sales, and three members of the Company’s Board, namely, Erwin Ganz, Gerald Quinnan and John Bess, to discuss consumer products operations, business strategy and objectives associated with a possible transaction.  As a result of the ensuing discussions over the next week and in light of the unfavorable credit markets and deteriorating financial condition of the Consumer Products Division, DAK recommended consideration of a sale of the Consumer Products Division through a competitive sale process and management of the Company requested that DAK compile a list of potential purchasers for consideration.

During the remainder of April and the beginning of May 2009, DAK compiled a comprehensive list of 80 potential purchasers comprised of 56 strategic purchasers and 24 financial purchasers and, concurrently, developed a comprehensive offering document.

On May 20, 2009, DAK initiated the process of marketing the Consumer Products Division and commenced contacting potential purchasers with limited information and requests that interested parties execute confidentiality agreements.  Of the 80 parties contacted, 22 indicated interest and executed confidentiality agreements and, subsequently, received a copy of the offering document.  Interested parties were advised that initial bids were to be submitted by June 12, 2009, formal meetings with management were expected to occur during the week of June 22, 2009 and final bids were to be submitted by July 3, 2009.

On June 12, 2009, DAK received five initial bids predominantly providing for a transaction structured as an asset purchase.  Included among these initial bidders were a European manufacturer of pocket and utility lighters (the “European Bidder”), and Zippo Manufacturing Company (“Zippo”).

During the week of June 22, 2009, management presentations were conducted at the Company’s offices in Woodbridge, New Jersey.  In attendance at the management presentations were Messrs. Holcomb, Kleinsmith,

Getzler and Kenneth Wong, Vice President of Production.  Mr. Gorin and representatives of DAK were also in attendance.

On July 1, 2009, members of the Company’s management met with members of management of the European Bidder further to discuss its bid, with Messrs. Holcomb, Kleinsmith, Wong and Getzler in attendance.  On July 3, 2009, DAK received a revised bid from each of the European Bidder and Zippo in which both parties had increased their initial bids.  Both bids contemplated a transaction structured as an asset purchase and did not include a financing contingency.  The other initial bidders determined not to proceed with the sale process.

Discussions continued between the Company’s management and representatives and the management teams of the European Bidder and Zippo through early July 2009 at which time both potential purchasers were asked to submit a final bid.  By July 14, 2009, the European Bidder and Zippo submitted final bids, in the form of proposed letters of intent, which contained relatively insignificant (approximately $100,000, or less than 1%) differences in current valuations of the Consumer Products Division.

On July 15, 2009, the Board met to review the letters of intent and evaluate the advantages and disadvantages of each proposal.  The Board perceived greater potential risk in engaging in extensive due diligence with Zippo because of its direct competition with the Company in the United States as compared to the European Bidder which does not have operations in the United States.  The Board also considered differences between the specific terms of each of the proposed letters of intent.  In addition, the letter of intent submitted by the European Bidder allowed for an increase of the proposed purchase price based upon the favorable outcome of diligence.  After a thorough evaluation of the two proposals, the Board determined to proceed with the European Bidder and, on July 17, 2009, the Company’s management sent a letter to Zippo, informing Zippo that its offer had not been selected.  Thereafter, on July 22, 2009, the Company announced publicly that it had executed a non-binding letter of intent with the European Bidder and the European Bidder commenced its due diligence review of the Consumer Products Division.

Litigation with Zippo

On July 27, 2009, the Company was served with a complaint filed in the United States District Court for the Western District of Pennsylvania by Zippo regarding the Company’s execution of its letter of intent with the European Bidder.  Zippo claimed that the Company had breached alleged obligations to Zippo by accepting the bid of the European Bidder in lieu of Zippo’s bid and sought to enjoin the Company from negotiating the sale of its Consumer Products Division with any party other than Zippo.  Following the filing of Zippo’s suit, on August 5, 2009, the European Bidder submitted to the Company a formal notice withdrawing its proposal.

Following discussions among members of the respective managements of the Company and Zippo, on August 7, 2009, Zippo dismissed its complaint against the Company without prejudice.  On that same day, the Board of Directors authorized management of the Company to enter into a letter of intent with Zippo generally under the terms originally proposed by Zippo in the final bid it submitted.

Negotiations with Zippo

Beginning on August 7, 2009, management of Zippo commenced its due diligence review of the Consumer Products Division, which included various meetings involving the Company’s management, including Messrs. Holcomb, Kleinsmith, Wong and Getzler as well as representatives of Getzler Henrich and DAK, and members of management of Zippo, including Gregory Booth, Chief Executive Officer, Richard  Roupe, Chief Financial Officer and Mark Paup, Vice President of Sales.

Alan Rubin, Esq. of Cole Schotz Meisel Forman & Leonard, P.A., the Company’s counsel in connection with the sale of the Consumer Products Division, prepared an initial draft of the asset purchase agreement incorporating the terms of the letter of intent and circulated the draft to counsel for Zippo on August 20, 2009.  Zippo proposed an alternative asset purchase agreement on September 3, 2009.  After telephone negotiations during the month of September, in-person negotiations were held from September 30, 2009 through October 2, 2009 at the offices of the Company’s counsel.  In attendance at these meetings were Messrs. Getzler and Rubin and representatives of Getzler Henrich and DAK, on behalf of the Company, and Messrs. Booth and Roupe, on behalf of Zippo, together with Jeffrey Duke, General Counsel of Zippo, and Zippo’s outside counsel.  During these meetings, detailed discussions occurred regarding significant outstanding issues concerning the proposed sale including (i) the amount of the environmental remediation funding source and expected environmental compliance costs, (ii) the method and pricing associated with a build up of inventory for Zippo by the Company pre-closing, (iii) terms relating to a proposed transition services agreement, (iv) final escrow amounts, (v) terms of the arrangement relating to an agreement with Dollar General Corporation, (vi) the method of calculating the closing adjustments, (vii) retention bonuses for key personnel, (viii) the termination fee to be associated with the Company’s acceptance of a third-party proposal deemed to be a superior proposal and (ix) assumption by Zippo of Mr. Aronson’s employment agreement with the Company.

On October 5, 2009, upon review of a revised draft of the asset purchase agreement incorporating all negotiated terms as well as review of various related agreements which had been negotiated as well, the respective negotiating teams concluded that all terms of the proposed sale transaction had been negotiated and were acceptable to the managements of the Company and Zippo, respectively.

Deliberations Concerning the Consumer Products Sale

On October 6, 2009, the full Board met to review the terms and conditions contained in the draft asset purchase agreement with Zippo, as well as in the various related agreements.  Mr. Rubin reviewed with the Board the principal terms and conditions contained in the asset purchase agreement and related agreements and Alan Scharfstein of DAK orally presented DAK’s findings regarding the fairness of the aggregate consideration offered by Zippo for the Consumer Products Division and rendered DAK’s opinion that the consideration to be paid was fair, from a financial point of view to Ronson Consumer Products.  The opinion of DAK subsequently was confirmed to the Board in writing on October 15, 2009 and is attached to this proxy statement as Annex D.  The Board considered the terms of the asset purchase agreement and, in particular, the prospect that certain liabilities would not be included in the sale and would remain with the Company, and determined to continue to consider these matters the following day.  On October 7, 2009, the Board re-convened and after deliberation and consideration of all of the matters presented, the Board unanimously approved the Consumer Products Division Sale and the asset purchase agreement, as presented, and recommended submission of the proposal to our shareholders for approval.  The asset purchase agreement (dated as of October 5, 2009) was executed by the Company and Ronson Consumer Products on October 8, 2009.

PROPOSAL NO. 1
SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE AVIATION DIVISION

The following is a description of the material aspects of the Aviation Division Sale including information relating to the terms of the Aviation Sale Agreement.  While we believe that the following description presents the material terms of the Aviation Division Sale, the Aviation Sale Agreement and any other arrangements between the Aviation Buyer and us, the description may not contain all of the information that is important to you.  In particular, the summary is not complete and is qualified in its entirety by reference to the copy of the Aviation Sale Agreement attached to this proxy statement as Annex A.  We recommend that you read carefully the complete Aviation Sale Agreement for the precise legal terms of the Aviation Division Sale and other information that may be important to you for a complete understanding of the terms and conditions of the Aviation Division Sale.

The Companies

Ronson Corporation
Ronson operates in two business segments, namely, consumer products and aviation fixed base operator services.

Ronson’s consumer products business, operated through our wholly-owned subsidiary, Ronson Consumer Products Corporation, based in Woodbridge, New Jersey, engages in the manufacture and distribution of lighters, torches and other butane-fueled products, Ronsonol® lighter fluid, Multi-fill® butane fuel injectors, flints, wicks for lighters and multi-purpose penetrant spray lubricant.  Products are marketed in Canada through our wholly-owned subsidiary, Ronson Corporation of Canada Ltd., based in Mississauga, Ontario, Canada.

Ronson provides a wide range of aviation services including aircraft fueling, cargo handling, avionics, new and used aircraft sales, aircraft repairs, aircraft storage and office rental, to the general public and its government agencies through our wholly-owned subsidiary, Ronson Aviation, Inc., based in Trenton, New Jersey.

Ronson is a New Jersey corporation.  Our principal executive offices are located at 3 Ronson Road, Woodbridge, New Jersey 07095.  Our telephone number is (732) 636-2430.

Ronson Aviation, Inc.

Ronson Aviation is a wholly-owned subsidiary of Ronson and operates as a full service fixed base operator providing a wide range of aviation services including aircraft fueling, cargo handling, avionics, new and used aircraft sales, aircraft repairs, aircraft storage and office rental, to the general public and to government agencies from its facilities at the Trenton-Mercer Airport in Trenton, New Jersey.  Ronson Aviation is a New Jersey corporation with principal executive offices located at Trenton-Mercer Airport, Trenton, New Jersey  08628.  The telephone number is (609) 362-0100.

Hawthorne TTN Holdings, LLC

Hawthorne TTN Holdings, LLC, a newly-formed, privately held, Delaware limited liability company, was created in 2009 for the purpose of entering into the Aviation Sale Agreement and completing the Aviation Division Sale and has not conducted any business operations.  The Aviation Buyer was created by Hawthorne Corporation (“Hawthorne”), a privately held South Carolina corporation based in North Charleston, South Carolina, which is one of the oldest general aviation management and services companies in the United States and which, through a formerly-owned subsidiary, was at one time the second largest fixed base operator in North America.  Hawthorne is not a guarantor of the Aviation Buyer’s obligations under the Aviation Sale Agreement.

Hawthorne’s principal offices are located at 3955 Faber Place Drive, Suite 301, North Charleston, South Carolina  29405 and its telephone number is (843) 553-2202.

Proceeds from the Aviation Division Sale

We expect that the net proceeds at closing  of the Aviation Division Sale (calculated as of September 30, 2009) will be approximately $9.0 million (exclusive of amounts deposited in escrow at closing) and will be used to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities, other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.  Notwithstanding the foregoing, uncertainties as to the actual date of closing of the Aviation Division Sale and the ultimate amount of our known, unknown and contingent debts and liabilities and the aggregate transaction costs associated with the Aviation Division Sale make it impossible to predict with certainty whether any net amount may be recognized.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s indebtedness secured by the assets sold but not all of the Company’s other obligations and, as a consequence, the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Aviation Division Sale.

Reasons for the Aviation Division Sale

In reaching its determination to approve the Aviation Division Sale, the Aviation Sale Agreement and related arrangements with the Aviation Buyer, our Board consulted with our management and our financial and legal advisors, and considered a number of factors.  The Board has identified various benefits that are likely to result from the sale of our Aviation Division. The Board believes the Aviation Division Sale will enable us to repay our outstanding indebtedness secured by the assets of sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.

In arriving at its determination to recommend that the Aviation Division Sale for approval by the shareholders, the Board of Directors carefully considered the terms of the Aviation Sale Agreement as well as the potential impacts of the Aviation Division Sale on our Company.  As part of this process, the Board of Directors considered the advice and assistance of outside financial advisors and legal counsel. In determining to authorize the Aviation Division Sale, the Board of Directors considered the factors set out above as well as the following factors:

•	the value and the consideration to be received by us pursuant to the Aviation Sale Agreement;

•	the form of the consideration in the Aviation Division Sale being all cash and the certainty of the value of such consideration as compared to stock or a combination of stock and cash;

•
the oral opinion first presented to the Executive Committee on April 23, 2009, which was later presented to the full Board on May 13, 2009 and then confirmed in writing by an opinion dated May 14, 2009, that we received from VRC, the Company’s financial advisor, that the purchase price to be received by Ronson Aviation pursuant to the Aviation Division Sale is fair to the Aviation Division and to the Company’s shareholders from a financial point of view;

•	the fact that the Aviation Buyer’s offer was superior to the other offers we received, in particular in terms of aggregate consideration;

•
the terms and conditions of the Aviation Sale Agreement, including our ability to terminate the Aviation Sale Agreement in order for our Board to meet its fiduciary obligations allowing it to consider unsolicited offers relating to Ronson and to the Aviation Division;

•	the fact that the sale of our Aviation Division must be approved by our shareholders which ensures that the Board will not be taking action of which the shareholders disapprove;

•
the risk that our Company could be exposed to future indemnification payments for a breach of the representations, warranties and covenants contained in the Aviation Sale Agreement which could result in adjustment of the purchase price in that we may only receive a portion of the $500,000 to be held in escrow for indemnification claims; and

•
the risk that the Aviation Division Sale might not be consummated, which would limit our ability to discharge outstanding indebtedness and, under certain circumstances, result in an obligation that we pay the Aviation Buyer a termination fee of up to $150,000.

Regulatory Approvals

The Aviation Division is operated from government-owned real estate, the Trenton-Mercer Airport, pursuant to a Master Lease with the County of Mercer, State of New Jersey.  Accordingly, the agreement of the County of Mercer to any assignment of the Master Lease was a condition precedent to the consummation of the Aviation Division Sale, which was satisfied on September 10, 2009.  In addition, the Aviation Division is subject to a variety of governmental laws and regulations including, those promulgated by the Federal Aviation Administration (the “FAA”).  Under FAA rules, a sale or transfer of assets by Ronson Aviation, a certified repair station owner, requires that the purchaser apply for an amended Certificate of Repair Station, and the Aviation Buyer submitted its application on June 1, 2009.  Various environmental permits and licenses must also be transferred in connection with the Aviation Division Sale.  We have contacted the applicable regulatory agencies and we have generally been advised that obtaining the necessary approvals will not pose a problem.

Interests of Certain Persons in the Aviation Division Sale

Upon consummation of the Aviation Division Sale, the Company will be obligated to pay all accrued and unpaid amounts owed to Getzler Henrich, a corporate turnaround and restructuring firm, in connection with services provided by Joel Getzler, the Company’s Chief Restructuring Officer and the Vice Chairman of Getzler Henrich, and of other Getzler Henrich associates.  Under the Company’s arrangements with Getzler Henrich, the Company is obligated for the amount of $15,000 per week for the services of Mr. Getzler as Chief Restructuring Officer and hourly fees for Mr. Getzler’s associates included under the engagement, in addition to a signing bonus of $200,000.  All amounts owed to Getzler Henrich are secured by a collateral interest in those assets pledged to Wells Fargo, subordinated to the interest of Wells Fargo.  At September 30, 2009, accrued and unpaid amounts owed to Getzler Henrich aggregated approximately $986,000 (inclusive of the $200,000 signing bonus) which will be increased by additional accrued and unpaid amounts through the consummation of the Aviation Division Sale.

In addition, subject to applicable law, amounts owed to Louis V. Aronson, II, the Company’s Chairman of the Board, President and Chief Executive Officer, the principal amount of which totals approximately $299,873 under loans made by him to the Company, may be repaid upon consummation of the Aviation Division Sale.  These loans, which are subordinated to amounts owed to Wells Fargo, accrue interest at the prime rate of Wachovia National Bank, N.A., less 50 basis points.  At September 30, 2009, accrued and unpaid interest aggregated approximately $6,071.  Interest will continue to accrue until these loans are repaid.

Further, upon the consummation of the Aviation Division Sale and subject to applicable law, the Company may pay to officers salaries that have been deferred and amounts temporarily assumed by them for the costs of Company vehicles and of life insurance and other insurance, and may pay to directors fees, including consulting fees, and expenses that have been deferred.  At September 30, 2009, these salaries, fees, costs and expenses, which will continue to accrue through consummation of the Aviation Division Sale, aggregated $539,624 and were due as follows:

Name of Officer or Director	Accrued Salaries	Accrued Director Fees	Accrued Incentive Compensation	Other Accrued Fees	Accrued Costs and Expenses	Total Accrued Costs and Expenses
Louis V. Aronson, II, Chairman, President and Chief Executive Officer	$261,081				$79,662	$340,743
Erwin M. Ganz, Treasurer, Assistant Secretary and Director	29,792		$14,422		3,876	48,090
Justin P. Walder, Assistant Corporation Counsel, Secretary and Director	23,917				1,500	25,417
Daryl K. Holcomb, Vice President, Chief Financial Officer and Controller	12,078		10,817		10,083	32,978
John Bess, Director		$11,514				11,514
Barbara Collins, Director		21,420				21,420
Edward David, Director		20,920				20,920
Gerard Quinnan, Director		22,570		$14,312	1,660	38,542
Total	$326,868	$76,424	$25,239	$14,312	$96,781	$539,624

Absence of Appraisal Rights

Under New Jersey law and the Company’s Restated Certificate of Incorporation and Bylaws, holders of our common stock are not entitled to appraisal rights in connection with the Aviation Division Sale.

Accounting Treatment
The Company will record the Aviation Division Sale in accordance with generally accepted accounting principles in the United States.

Material U.S. Federal And State Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the Aviation Division Sale. This summary is based on the Internal Revenue Code, existing, temporary and proposed U.S. Treasury regulations, and published rulings, guidance and court decisions, all as currently in effect on the date hereof, and all of which are subject to change by legislative, judicial, or administrative action, possibly with retroactive effect.

As this summary is limited to the material U.S. federal income tax consequences of the Aviation Division Sale, neither state, foreign nor local tax consequences of the Aviation Division Sale are discussed. Further, this summary is not a complete description of all of the federal income tax consequences that may be relevant to the Aviation Division Sale. Shareholders should consult with their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences of the Aviation Division Sale.

We believe that the Aviation Division Sale will be a taxable transaction for Ronson for U.S. income tax purposes.  We expect to realize gain or loss measured by the difference between the total proceeds received by us in the Aviation Division Sale (including all cash received from the Aviation Buyer and the amount of the Company’s liabilities that are assumed by the Aviation Buyer) and our adjusted tax basis in the individual assets comprising the Aviation Division.  Based on our financial position, it is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Aviation Division Sale for regular federal income tax purposes, subjecting us only to federal alternative minimum tax.  Shareholders will not have any taxable gain or loss as a result of the Aviation Division Sale as they will not receive any direct proceeds therefrom.

Vote Required

All holders of record of the Company’s common stock on the record date are entitled to notice of and to vote at the Special Meeting on the proposals being submitted to shareholders.  The approval of  the Aviation Division Sale (Proposal No. 1) requires the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote.  The Aviation Division Sale is being submitted for shareholder approval on its own merits and without requiring approval of the Consumer Products Division Sale (or the Charter Amendment).

Recommendation of the Board of Directors

The Board of Directors unanimously authorized and approved the Aviation Division Sale and the Aviation Sale Agreement and unanimously recommends that the shareholders vote in favor of the proposal to approve the sale of substantially all of the assets of our Aviation Division to the Aviation Buyer pursuant to the Aviation Sale Agreement.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Aviation Division Sale.

The Aviation Sale Agreement

The following is a summary of selected provisions of the Aviation Sale Agreement.  While we believe that this summary describes the material terms of the Aviation Sale Agreement, it may not contain all of the information that is important to you and, as such, it is qualified in its entirety by reference to the full text of the Aviation Sale Agreement which is attached as Annex A to this proxy statement.  We recommend that you read carefully the complete Aviation Sale Agreement for the precise legal terms of the Aviation Division Sale and other information that may be important to you.

Assets Sold

Subject to and upon the terms and conditions of the Aviation Sale Agreement, we are selling to the Aviation Buyer substantially all of the assets used in the operation of our subsidiary, Ronson Aviation, including the following assets:

•
all specified assets of Ronson Aviation scheduled in the Aviation Sale Agreement including, but not limited to customer contracts and contract rights of all kinds (including rental contracts, hanger leases, customer service contracts and tie down agreements, inventory, tools, equipment, vehicles, furniture, fixtures, the name “Ronson Aviation”, good will and certificates issued by the Federal Aviation Administration, to the extent assignable);

•
all rights of Ronson Aviation under the Master Lease with the County of Mercer for Ronson Aviation’s facilities including leasehold improvements and leases, contracts, plans and commitments relating to specified assets; and

•	all right, title and interest of Ronson Aviation to claims and causes of action relating to the assets arising on or after the closing date.

Assets Retained

We are retaining certain assets, including the following assets:

•	all receivables due to Ronson Aviation for goods delivered and work performed and work in progress as of the closing date for which invoices have been issued as of the closing date;

•	all prepaid income taxes and any claims for refunds with respect to income taxes paid by us for any period ending on or before the closing date;

•
all prepaid insurance or any experience credits, premium deposits or other refunds under insurance policies or other prepaid expenses including, without limitation, prepaid rent and prepaid equipment lease payments, to the extent the same are refundable;

•	all claims and causes of action relating to the assets, business or operations of Ronson Aviation arising prior to the closing date; and

•	cash and cash equivalents.

Liabilities Assumed

As partial consideration for the purchase of the assets, Hawthorne will assume and agree to pay, perform and discharge liabilities related to the Aviation Division and the assets of Ronson Aviation arising after the closing date.

Closing Date

The closing of the Aviation Division Sale is expected to take place upon satisfaction or waiver of all of the conditions to the consummation of the transaction, unless the parties agree upon another time.  It is the intention of the parties to consummate the Aviation Division Sale as soon as practicable following approval by our shareholders of the Aviation Division Sale assuming all of the other conditions to consummation of the transaction have been satisfied or waived.

Purchase Price

The Aviation Buyer will pay us $9.5 million in cash for the assets of Ronson Aviation $0.5 million of which will be held in escrow for a period of 15 months following the closing to secure potential indemnification claims against the Company.  At the closing, the Aviation Buyer will delivery $9.0 million to Ronson Aviation and the remaining $500,000 will be delivered to Sterling Title Agency, as escrow agent, pursuant to an escrow agreement to be entered into between the parties at the closing.  See the description under the caption “Indemnification” below.

Representations and Warranties

Representations and Warranties of the Company and Ronson Aviation

In the Aviation Sale Agreement, we make customary representations and warranties to the Aviation Buyer regarding the Company and Ronson Aviation, including with respect to the matters set forth below, and have agreed to indemnify Hawthorne for any breach or default of our representations and warranties, subject to certain limitations:

•	corporate organization subsidiaries and similar corporate matters;

•	ownership of Ronson Aviation;

•
authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the Aviation Sale Agreement;

•	absence of conflicts with organization documents, existing contracts and law;

•	absence of legal obligations to any other person with respect to the assets other than as disclosed;

•	title to and condition of the assets;

•	compliance with applicable laws, judgments and permits including environmental laws and employment and labor laws other than as disclosed;

•	absence of pending or threatened litigation, governmental investigations and/or arbitral proceedings other than as disclosed;

•	maintenance of adequate insurance coverage;

•	no fees being payable to any broker or finder;

•	financial statements with respect to the Company and Ronson Aviation;

•	no untrue statements of a material facts or omissions of material facts;

•	status and validity of accounts receivable;

•	status and condition of inventory;

•	contracts of Ronson Aviation;

•	sufficiency of assets to Ronson Aviation;

•	solvency;

•	absence of undisclosed liabilities; and

•	tax matters with respect to Ronson Aviation.

      Representations and Warranties of the Aviation Buyer

In the Aviation Sale Agreement, the Aviation Buyer represents and warrants to us with respect to the matters set forth below and has agreed to indemnify us for any breach or default of these representations and warranties, subject to certain limitations:

•	formation, subsidiaries and similar organization matters;

•
authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the Aviation Sale Agreement;

•	no fees payable to any broker or finder; and

•	untrue statements of material facts or omissions of material facts.

Additional Agreements

In the Aviation Sale Agreement, among other things, the Aviation Buyer and we have agreed that prior to the closing:

•	the Aviation Division will be conducted in the ordinary course of business;

•	the Aviation Buyer will be given full access to Ronson Aviation’s books, records, business, assets and employees and full cooperation will be given as reasonably requested;

•	we agree to, and will cause our agents, representatives, affiliates, employees, officers and directors to, treat as confidential all confidential information relating to the Aviation Division;

•
each party will cooperate to cause the fulfillment of the conditions precedent to the parties’ obligations and to secure all necessary consents, authorizations, orders and approvals to consummate the Aviation Division Sale;

•	the Aviation Buyer will obtain product liability insurance coverage for products supplied and services provided after the closing date;

•	we will deliver to the Aviation Buyer monthly unaudited balance sheets and related statements of income and cash flows;

•
we will prepare and file with the Securities and Exchange Commission this proxy statement to solicit the required vote of our shareholders to approve the Aviation Division Sale and the Aviation Sale Agreement and the Aviation Buyer will furnish all information required by applicable federal securities laws or the Securities and Exchange Commission for inclusion in such proxy statement, our Board of Directors has agreed to recommend that our shareholders approve the Aviation Sale Agreement and the sale of Ronson Aviation;

•
the Aviation Buyer will be responsible for all sales and use taxes applicable to the Aviation Division Sale, and we shall be responsible for any transfer, documentary and other similar taxes and recording fees related to the Aviation Division Sale; and

•	the Aviation Buyer will have a limited right to use the name Ronson Aviation.

Non-competition and Non-solicitation

We agree, for a period of five years commencing on the closing date, not to, directly or indirectly, engage in, or own any equity interest in (except as a passive investor of not more than 2% of the outstanding equity interests of) an entity engaged in, the general aviation services business anywhere in the States of New York, New Jersey, Delaware or Pennsylvania.

In addition, the Company agrees, for a period of five years commencing on the closing date, not to, directly or indirectly, solicit the business of any person who is a customer of the Aviation Buyer, cause or induce any customer, supplier, licensee or other business relation of the Aviation Buyer to cease doing business with the Aviation Buyer, otherwise interfere with such relationship or hire, retain or attempt to hire or retain, any employee or independent contractor of Hawthorne or otherwise interfere with any such relationship.

We further agree that, after the closing date, we will not disparage the Aviation Buyer or any of its affiliates.

Employee Matters

In the Aviation Sale Agreement, among other things, the Aviation Buyer and we have agreed that, as of the closing date, Ronson Aviation will have terminated all employees and paid all accrued salary, vacation pay and other employee benefits to current employees and the Aviation Buyer will advise us no later than ten days prior to the closing date of any employees of Ronson Aviation to whom the Aviation Buyer will not be extending an offer of employment and the Aviation Buyer will extend offers of employment to all other employees of the Ronson Aviation. Employees who accept employment with the Aviation Buyer will become employees of the Aviation Buyer effective on the closing date.  The Aviation Buyer has agreed that employees hired will receive credit under the Aviation Buyer’s benefit plans for the time employed by Ronson Aviation.

Conditions to Completion of Aviation Division Sale

Each party’s obligation to complete the sale of the Aviation Division is subject to the prior satisfaction or waiver of certain conditions.  No determination can be made at this time as to which, if any, of the closing conditions are likely to be waived by us or the Aviation Buyer. The following list sets forth the material conditions that have not yet been satisfied and therefore must be satisfied or waived before completion of the sale of our Aviation Division:

•	we must obtain approval by our shareholders of the Aviation Division Sale;

•	our representations and warranties and the representations and warranties of the Aviation Buyer must be true and correct in all material respects as of the closing;

•	we and the Aviation Buyer must perform or comply with our respective covenants and other agreements in all material respects on or prior to the closing;

•	no legal restraint or prohibition against the consummation of the sale of the Ronson Aviation business may be in effect; and

•	we must obtain all requisite approvals and consents from governmental or regulatory bodies to the transfer of the assets.

The Aviation Sale Agreement provides that the obligations of the Aviation Buyer to effect the Aviation Division Sale are subject to certain additional conditions, including that the Aviation Buyer and we shall have obtained the written consent of the County of Mercer to the collateral assignment of the Master Lease for our facility and substance satisfactory to the Aviation Buyer and that the Aviation Buyer shall have obtained a commitment for financing on terms and conditions satisfactory to it in order to consummate the purchase of the assets.  The approval of the County of Mercer was received on September 10, 2009 and the Aviation Buyer waived satisfaction of its financing condition on that date.

Indemnification

The Company and Ronson Aviation, on the one hand, and the Aviation Buyer, on the other hand, have agreed to indemnify one another from and against any and all losses, liabilities, demands, claims, actions, causes of action, costs, damages, taxes, penalties, fines or expenses resulting from:

•	any breach or inaccuracy in any representation or warranty made by such party in the Aviation Sale Agreement; and

•	any breach of any covenant or agreement made by such party in the Aviation Sale Agreement or the ancillary agreements.

In addition, the Company has agreed to indemnify the Aviation Buyer from and against any and all losses, liabilities, demands, claims, actions, causes of action, costs damages, taxes, penalties, fines or expenses resulting from:

•	any claim for payment of fees and/or expenses of a broker or finder in connection with the Aviation Division Sale;
•	any excluded asset or excluded liability; and
•	specified environmental matters.

Representations and warranties under the Aviation Sale Agreement survive for a period of two years following the closing except for certain specified representations and warranties which survive for the applicable statute of limitations.  Pursuant to the Aviation Sale Agreement, $0.5 million of the $9.5 million purchase price will be delivered by the Aviation Buyer to Sterling Title Agency, as escrow agent, at closing pursuant to an escrow agreement to be entered into among the Company, Ronson Aviation, the Aviation Buyer and Sterling Title Agency to be held for a period of 15 months following the closing to secure potential indemnification claims against the Company.

Termination of the Aviation Sale Agreement

Termination

Notwithstanding approval by our shareholders of the Aviation Division Sale, the Aviation Sale Agreement may be terminated, and the sale of our Ronson Aviation business may be abandoned, at any time prior to the closing, in any of the following ways:

•	by our mutual written consent with the Aviation Buyer;

•	by either us or the Aviation Buyer, at any time after December 30, 2009 (or such later date as shall have been agreed to by us); and

•	by us if our Board of Directors or a committee thereof approves a third party proposal as defined under the Aviation Sale Agreement.

Under the Aviation Sale Agreement, a “third party proposal” is defined as any inquiry, proposal or offer from any person that is not an affiliate of the Company or the Aviation Buyer relating to, or that is reasonably likely to lead to any merger, consolidation or business combination, recapitalization, financing, refinancing, restructuring or reorganization involving the Company, Ronson Aviation and/or any affiliate thereof, a sale of assets that constitutes or represents 10% or more of the consolidated assets of the Company or Ronson Aviation and their subsidiaries taken as a whole, a sale of shares of capital stock of the Company or Ronson Aviation or any of their subsidiaries that would result in any person beneficially owning 10% of more of any class or series of equity securities of the Company or Ronson Aviation or any of their subsidiaries, other than transactions required by this Agreement, or the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transaction, the effect of which would have the same result as the transactions described.

Effect of Termination

If the Aviation Sale Agreement is terminated, neither we nor the Aviation Buyer have any liability or obligations to one another other than for the break-up fee which is payable under the circumstances described below under the caption “Break-Up Fee” and damages for breach or fraud committed in connection with the Aviation Sale Agreement.

Break-Up Fee

Under the Aviation Sale Agreement, we agreed not to offer to sell or to sell any of the assets or business of Ronson Aviation.  However, we are expressly permitted to comply with our fiduciary duties or other applicable law with regard to a third party proposal.  We have also agreed to pay the Aviation Buyer a break-up fee equal to $400,000 if the Aviation Sale Agreement is terminated by us as a consequence of a third party proposal.  In the event that the Aviation Sale Agreement is terminated due to a failure to close the transaction by November 30, 2009 (or such later date as agreed to by us and the Aviation Buyer), we have agreed to reimburse the Aviation Buyer for its actual accounting fees, environmental expenses and legal fees incurred with respect to the Aviation Division Sale up to a maximum amount of $150,000.

Expenses

Each party to the Aviation Sale Agreement has agreed to bear its own expenses incurred in connection with the Aviation Division Sale.  Our expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

Amendment

The Aviation Sale Agreement may only be amended in a written document signed by us and the Aviation Buyer.

Additional Agreements Related to the Aviation Sale Agreement

In conjunction with the closing of the Aviation Division Sale, we will enter into an escrow agreement with the Aviation Buyer and Sterling Title Agency.  See the description under the caption “Indemnification” above.

OPINION OF OUR FINANCIAL ADVISOR
REGARDING THE FAIRNESS OF THE AVIATION DIVISION SALE

Opinion of Valuation Research Corporation

The Board of Directors retained Valuation Research Corporation to provide the fairness opinion relating to the Aviation Division Sale (the “Aviation Fairness Opinion”). On April 23, 2009, representatives of VRC presented their preliminary findings verbally to the Executive Committee of the Board of Directors of Ronson.

On May 14, 2009, VRC delivered a written Aviation Fairness Opinion to the full Board of Directors of Ronson. The Aviation Fairness Opinion states that, based upon and subject to the foregoing, and in reliance thereon, as of May 14, 2009, the purchase price of approximately $9.5 million is fair from a financial point of view to Ronson Aviation and to the shareholders of the Company. VRC also presented to the Board of Directors a summary of the analyses described below.

THE FULL TEXT OF THE AVIATION FAIRNESS OPINION IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE AVIATION FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY.  THE AVIATION FAIRNESS OPINION IS ALSO AVAILABLE FOR INSPECTION AND COPYING AT RONSON’S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 3 RONSON ROAD, WOODBRIDGE, NEW JERSEY 07095.

The Board of Directors selected VRC as its financial advisor because it is a recognized financial advisory firm that has substantial experience in this area. As part of its business, VRC regularly engages in the valuation of businesses and securities in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, financings and financial and tax reporting matters.

In rendering the Aviation Fairness Opinion, VRC conducted such reviews, analyses and inquiries that are deemed appropriate under the circumstances. Among other things, VRC:

•	reviewed the Confidential Information Memorandum of Ronson Aviation dated January 2009 prepared by the Company;

•	reviewed the final draft of the proposed Aviation Sale Agreement among Ronson, Ronson Aviation and the Aviation Buyer;

•	reviewed the final draft of the proposed escrow agreement between Ronson and the Aviation Buyer;

•	reviewed various financial statements for Ronson from fiscal years 2005 through 2008;

•	reviewed Ronson’s internally prepared gain/loss report for the one-month period ended January 31, 2009;

•	reviewed Ronson’s internally prepared balance sheet as of each of March 31, 2009 and April 30, 2009;

•	reviewed various internally prepared reports and data regarding Ronson Aviation’s fuel operations for the period from 2004 through March 2009;

•	reviewed Ronson Aviation’s Fuel Purchase Contract effective April 1, 2002 and the Amendment to the Fuel Purchase Contract effective May 30, 2007 with EPIC Aviation, LLC d/b/a Air BP Aviation Services;

•	reviewed Ronson Aviation’s Aviation Refueler Lease Agreement dated March 7, 2002 with EPIC Aviation, LLC d/b/a Air BP Aviation Services for refueling equipment (i.e. trucks);

•	reviewed various current tenant agreements of Ronson Aviation;

•	reviewed the Agreement and Lease dated May 14, 1975 between the County of Mercer and Ronson Aviation;

•	reviewed the Phase I Environmental Site Assessment prepared by EMG Corporation dated February 10, 2009;

•	met in person with management of Ronson and toured the Ronson Aviation facilities located at Trenton-Mercer Airport;

•
reviewed the industry in which Ronson Aviation operates and had telephonic discussions with certain members of Ronson Aviation’s management team with respect to the past, present, and future operating and financial conditions of Ronson, among other subjects;

•	developed indications of value for the assets being sold in the Aviation Division Sale using generally accepted valuation methodologies; and

•	conducted such other reviews, analyses, inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.

VRC relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to VRC, discussed with or reviewed by VRC, or publicly available, and VRC did not assume any responsibility with respect to the accuracy or completeness of such data, material and other information. In addition, management of the Company advised VRC, and VRC assumed, that the financial forecasts and projections reviewed were reasonably and prudently prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial results and conditions of the Aviation Division, and VRC expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. VRC did not independently verify such information. VRC further assumed that the information provided did not contain any untrue statement of material facts or omitted to state a material fact that was necessary in order to make the statements therein not misleading in light of the circumstances under which such statements or information was provided.

VRC was not requested to make, and did not make, any independent appraisal or evaluation of any of the individual assets, properties or liabilities (contingent or otherwise) of the Aviation Division or any other party, nor was provided with any such appraisal or evaluation. VRC expressed no opinion regarding the liquidation value of any entity. Furthermore, VRC undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Aviation Division is or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Aviation Division is or may be a party or is or may be subject.

VRC relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Aviation Division since the date of the most recent financial statements provided to VRC, and that there were no facts or other information that would make any of the information reviewed by VRC incomplete or misleading. VRC further assumed that there would be no subsequent events that could materially affect the conclusions set forth in the Aviation Fairness Opinion. Such subsequent events include, without limitation, adverse changes in industry or market conditions; changes to the business, financial condition and results of operations of the Aviation Division; changes in the terms of the Aviation Division Sale; and the failure to consummate the Aviation Division Sale within a reasonable period of time.

VRC relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents. In addition, VRC relied upon and assumed, without independent verification, that, in all material respects, (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Aviation Division Sale would be satisfied within a reasonable period of time without waiver thereof, and (d) the Aviation Division Sale would be consummated in a timely manner in accordance with the terms described in the agreements provided to VRC, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise).

VRC also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Aviation Division Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed that would result in the disposition of any material portion of the assets of the Aviation Division, or otherwise have a material adverse effect on the Aviation Division or any expected benefits of the Aviation Division Sale.

The Aviation Fairness Opinion is necessarily based on economic, financial, industry, market and other conditions as in effect on, and the information made available to VRC as of May 14, 2009. VRC did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw the Aviation Fairness Opinion, or otherwise comment on or consider events occurring after May 14, 2009.

The Aviation Fairness Opinion is furnished solely for the use and benefit of the Board of Directors of the Company. The Aviation Fairness Opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote regarding the Aviation Division Sale.

VRC was not requested to opine as to, and the Aviation Fairness Opinion does not address: (i) the relative risks or merits of the Aviation Division Sale or any other business strategies or transactional alternatives that may be available to the Company, (ii) the underlying business decisions of the Company to consummate the Aviation Division Sale, (iii) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Aviation Division Sale, (iv) the fair value of the Company under any state or federal laws relating to appraisal rights or similar matters, (v) the book value of the assets and liabilities of  the Aviation Division, (vi) the projections provided by the Company's  management, (vii) what the value of the Company’s common shares will be in the future, (viii) any other agreements entered into in connection with the Aviation Division Sale,  (ix) any matters relating to fees paid by the Company to its advisors in connection with the Aviation Division Sale or (x) the solvency or fair value of the Company, the Aviation Division or any other participant in the Aviation Division Sale under any applicable laws relating to bankruptcy, insolvency or similar matters.

VRC was not involved in the structuring, documentation or negotiation of the Aviation Division Sale and have not, other than the delivery of the Aviation Fairness Opinion and its review and analysis undertaken in connection therewith as described herein, provided any financial advisory or investment banking services to the Company related to or associated with the Aviation Division Sale.

In its normal course of business, VRC is regularly engaged to provide financial opinions with respect to valuation and fairness in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations and financings.  The conclusion of the Aviation Fairness Opinion was reviewed and approved by the Opinion Committee of VRC.

The following is a summary of the material financial analyses performed by VRC in connection with the preparation of the Aviation Fairness Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses VRC employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by VRC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of VRC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 11, 2009, and is not necessarily indicative of current market conditions.

Comparable Companies Method.  A comparable companies analysis determines the value of a company based on relative valuation metrics observed from publicly traded companies which VRC believed to be reasonably similar to certain operations of that company. VRC derived indication for Ronson Aviation’s value by applying a range of multiples to historical and forecasted EBITDA. VRC selected the public companies based on the following criteria: (i) companies that are fixed-based operators and/or companies that provide related services to general aviation industry, (ii) positive EBITDA, and (iii) reasonable financial information available. VRC believed that the selected public companies have certain business operations, financial characteristics and fundamental economic and industry drivers that provide a reasonable basis for comparison to Ronson Aviation for valuation purposes. VRC applied a range of 5.0x to 7.0x multiples to Ronson Aviation’s latest twelve months (“LTM”) EBITDA and a range of 4.7x to 7.0x multiples to Ronson Aviation’s current fiscal year (“CFY”) EBITDA. VRC determined an overall range of implied enterprise value of $6.5 million to $12.5 million for Ronson Aviation using the comparable companies method.

Comparable Companies Analysis ($ in thousands)

		Selected Multiple		Indicated EV
	Amount	Low	High	Low	High
LTM EBITDA (01/2009)	$ 1,779	5.0x	7.0x	$8,895	$12,453
CFY EBITDA (FYE 2009)	$ 1,393	4.7x	7.0x	$6,547	$9,751

	Range of Enterprise Value - Overall (rounded)			$6,500	$12,500
	Range of Enterprise Value - Average (rounded)			$7,700	$11,100

Notes:
[1]	VRC selected LTM EBITDA multiple range of 5.0x to 7.0x based on a range of LTM EBITDA multiples of the comparable companies.
[2]	The selected range of 4.7x to 7.0x for CFY EBITDA was based on a range of CFY EBITDA multiples of the comparable companies.

No company or business used in this analysis is identical to Ronson Aviation or its business. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments to which Ronson Aviation was compared.

Comparable Transactions Method.  A comparable transactions analysis determines the value of a company based on relative valuation metrics observed for acquisitions of comparable businesses. VRC derived indications for Ronson Aviation’s value by applying a range of multiples to the projected CFY 2009 EBITDA of the Aviation Division. VRC analyzed eleven transactions believed to be a representative sample of transactions involving acquisitions of companies involved in or in the general aviation industry. VRC believed that the acquired companies have certain business operations, financial characteristics and fundamental economic and industry drivers that provide a reasonable basis for comparison to Ronson Aviation for valuation purposes. Due to the downturn in U.S. economy, the sharp drop in the stock market and softness in the transportation industry, VRC adjusted the market multiples using the Dow Jones Transportation Index to take into account the substantial drop in market prices. VRC applied a range of 6.5x to 7.5x multiple to the CFY EBITDA and determined a range of implied enterprise value of $9.1 million to $10.4 million for Ronson Aviation using the comparable transactions method.

Comparable Transactions Analysis ($ in thousands)

		Selected Multiple		Indicated EV
	Amount	Low	High	Low	High
CFY EBITDA (FYE 2009)	$ 1,393	6.5x	7.5x	$9,055	$10,448

	Range of Enterprise Value (rounded)			$9,100	$10,400

Notes:
[1]   The Company believes it will experience a sharp decline in EBITDA for CFY (FYE 2009) compared to LTM EBITDA (01/2009). For this reason, VRC did not consider LTM EBITDA in deriving an indication of value for Ronson Aviation using  the comparable transactions method.
[2]    Selected EBITDA multiple was a based on a range around the median of the adjusted EBITDA multiples of the comparable transactions.

Comparable Transactions ($ in millions)

		Announce	Enterprise	LTM	EV/	EV/	DJ Transportation	%	Adjusted
Target	Target Description	Date	Value	Rev	Sales	EBITDA	Index	Change	EV/EBITDA
Limco Piedmont, Inc.	Provides maintenance repair and parts supply services to the aerospace industry	04/03/2009	$12.5	$71.6	0.2x	1.9x	2,978.32	4.9%	2.0x
London Southend Airport	Operates an airport	12/02/2008	$31.4	$13.7	2.3x	n/a	3,315.86	(5.8)%	n/a
Brisbane Airport Corp. Pty Ltd.	Operates Brisbane airport	10/16/2008	$2,913.3	$282.4	10.3x	16.3x	3,792.83	(17.6)%	13.4x
Landmark Aviation, Inc. /Fixed Base Operations Business	Provides fixed base operations services for the aviation industry	12/13/2007	$435.0	$388.7	1.1x	10.5x	4,758.93	(34.3)%	6.9x
Pemco World Air Services	Provides comprehensive narrowbody MRO services throughout the United States,	09/17/2007	$43.0	$111.1	0.4x	4.5x	4,746.63	(34.2)%	3.0x
Hainan Meilan International Airport Co. Ltd.	Owns and operates Meilan airport	06/05/2007	$308.1	$42.8	7.2x	17.6x	5,251.54	(40.5)%	10.4x
Grupo Aeroportuario del Sureste SA de CV	Operates nine airports in Mexico	05/14/2007	$1,176.6	$220.6	5.3x	8.7x	5,118.08	(38.9)%	5.3x
SR Technics Holding AG	Operates as a holding company with interest in aircraft services	09/07/2006	$1,287.3	$1,033.4	1.2x	n/a	4,223.94	(26.0)%	n/a
TIMCO Aviation Services, Inc.	Provides aviation, maintenance, repair and overhaul services	06/30/2006	$125.5	$324.0	0.4x	n/m	4,928.89	(36.6)%	n/m
Trajen, Inc.	Provides aircraft maintenance and support services	04/19/2006	$338.1	$138.8	2.4x	n/a	4,725.01	(33.9)%	n/a
BAA PLC	Provides air transportation services	04/07/2006	$26,181.4	$4,030.5	6.5x	18.9x	4,690.54	(33.4)%	12.6x

		High	$26,181.4	$4,030.5	10.3x	18.9x	5,251.54	4.9%	13.4x
		Average	$2,986.6	$605.2	3.4x	11.2x	4,411.87	(26.9%)	7.7x
		Median	$338.1	$220.6	2.3x	10.5x	4,725.01	(33.9%)	6.9x
		Low	$12.5	$13.7	0.2x	1.9x	2,978.32	(40.5%)	2.0x

Source: Factset

No company, transaction or business used in this analysis is identical to Ronson Aviation. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Ronson Aviation was compared.

Discounted Cash Flow. For this valuation approach, VRC prepared a discounted cash flow analysis of Ronson Aviation  to determine a range of implied enterprise value for Ronson Aviation. In preparing the discounted cash flow analysis, VRC used financial projections for fiscal year 2009 through fiscal year 2011 prepared by management of Ronson Aviation, other financial information prepared by management relating to material business and operational events, and information gathered during discussions with Ronson Aviation’s management. VRC applied a range of 15.0% to 17.0% for the discount rate and a range of 1.5% to 2.5% for the  long-term growth rate of the Company. The selected range of discount rate in this analysis was derived by VRC and was based on a weighted average cost of capital analysis and professional judgment. VRC determined a range of implied enterprise value of $9.1 million to $11.1 million for Ronson Aviation using the discounted cash flow method.

Enterprise Value Conclusion (in thousands)

Valuation Methodology	Indication of Enterprise Value
	Low		High
Comparable Companies Method	$6,500	-	$12,500
Comparable Transactions Method	$9,100	-	$10,400
Discounted Cash Flow Method	$9,100	-	$11,100

Conclusion. Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Aviation Fairness Opinion, VRC is of the opinion that, as of May 14, 2009, the purchase price of approximately $9.5 million is fair, from a financial point of view, to Ronson Aviation and to the shareholders of the Company.

Engagement of Valuation Research Corporation

The Company has agreed to pay VRC a fee of approximately $65,000 in addition to hourly rates for the review of certain materials, and to reimburse VRC for its reasonable out-of-pocket expenses related to its engagement whether or not the Aviation Division Sale is consummated. No compensation received or to be received by VRC is based on or is contingent on the results of VRC’s engagement. There are no other current arrangements to compensate VRC, its affiliates or unaffiliated representatives for any services rendered to the Company, its executive officers, directors or affiliates. None of VRC’s employees who worked on the engagement has any known financial interest in the assets or equity of the Company or the outcome of the engagement.

PROPOSAL NO. 2

SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
THE CONSUMER PRODUCTS DIVISION

The following is a description of the material aspects of the Consumer Products Division Sale including information relating to the terms of the Consumer Products Sale Agreement.  While we believe that the following description presents the material terms of the Consumer Products Division Sale, the Consumer Products Sale Agreement and any other arrangements between the Consumer Products Buyer and us, the description may not contain all of the information that is important to you.  In particular, the summary is not complete and is qualified in its entirety by reference to the copy of the Consumer Products Sale Agreement attached to this proxy statement as Annex C.  We recommend that you read carefully the complete Consumer Products Sale Agreement for the precise legal terms of the Consumer Products Division Sale and other information that may be important to you for a complete understanding of the terms and conditions of the Consumer Products Division Sale.

Parties to the Consumer Products Division Sale

Ronson Corporation
Ronson operates in two business segments, namely, consumer products and aviation fixed base operator services.

Ronson’s consumer products business, operated through our wholly-owned subsidiary, Ronson Consumer Products Corporation, based in Woodbridge, New Jersey, engages in the manufacture and distribution of lighters, torches and other butane-fueled products, Ronsonol® lighter fluid, Multi-fill® butane fuel injectors, flints, wicks for lighters and multi-purpose penetrant spray lubricant.  Products are marketed in Canada through our wholly-owned subsidiary, Ronson Corporation of Canada Ltd., based in Mississauga, Ontario, Canada.

Ronson provides a wide range of aviation services including aircraft fueling, cargo handling, avionics, new and used aircraft sales, aircraft repairs, aircraft storage and office rental, to the general public and its government agencies through our wholly-owned subsidiary, Ronson Aviation, Inc., based in Trenton, New Jersey.

Ronson is a New Jersey corporation.  Our principal executive offices are located at 3 Ronson Road, Woodbridge, New Jersey 07095.  Our telephone number is (732) 636-2430.

Ronson Consumer Products Corporation

Ronson Consumer Products is a wholly-owned subsidiary of Ronson and operates as a manufacturer and distributor of lighters, torches and other butane-filled lighter products, Ronsonol® lighter fluid, Multi-fill® butane fuel injectors, flints, wicks for lighters, and multi-purpose spray lubricant.  Ronson Consumer Products Corporation is a New Jersey corporation with principal executive offices located at 3 Ronson Road, Woodbridge, New Jersey  07095.  The telephone number is (732) 636-2430.

Ronson Corporation of Canada Ltd.

Ronson Corporation of Canada Ltd. (“Ronson Canada”) is a wholly-owned subsidiary of Ronson which markets in Canada the products manufactured by Ronson Consumer Products Corporation.  Ronson Canada is an Ontario corporation with principal executive offices located at 5810 Ambler Drive, Mississauga, Ontario, L4W 4J5 Canada.  The telephone number is (905) 624- 1745.

Zippo Manufacturing Company

Zippo Manufacturing Company is a privately held Pennsylvania corporation incorporated in 1932 and engaged in the business of manufacture and distribution of windproof lighters, multi-purpose lighters, pocket knives, key holders, money clips, writing instruments, tape measures and accessories.

Zippo Manufacturing Company has principal executive offices located at 33 Barbour Street, Bradford, Pennsylvania  16701 and its telephone number is (814) 368-2700.

Nosnor, Inc.

Nosnor, Inc. is a wholly-owned subsidiary of Zippo created for the purpose of entering into the Consumer Products Sale Agreement and purchasing the real estate related assets of the Consumer Products Division and has not conducted any business operations.

Nosnor, Inc. is a Delaware corporation with principal executive offices located at c/o 33 Barbour Street, Bradford, Pennsylvania  16701 and its telephone number is (814) 368-2700.

Proceeds from the Consumer Products Division Sale

We expect that the net proceeds at closing of the Consumer Products Division Sale (calculated as of September 30, 2009) will be approximately $9.168 million (exclusive of amounts deposited in escrow at closing) and will be used to repay outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.  Notwithstanding the foregoing, uncertainties as to the actual date of closing of the Consumer Products Division Sale and the ultimate amount of our known, unknown and contingent debts and liabilities and the aggregate transaction costs associated with the Consumer Products Division Sale make it impossible to predict with certainty whether any net amount may be recognized.  Based on the Company’s outstanding obligations and estimated obligations through closing, the Company believes that the consummation of both Sale Transactions will result in proceeds sufficient to satisfy the Company’s secured indebtedness but not all of the Company’s other obligations and, as a consequence, the Company may file a proceeding under the bankruptcy laws, including one under Chapter 7 of Title 11 of the United States Code, to effectuate a distribution of any net cash proceeds of the Sale Transactions  in accordance with the priority scheme set forth under such laws.  The Company does not anticipate distribution to the shareholders of the proceeds of the Consumer Products Division Sale.

Reasons for the Consumer Products Division Sale

In reaching its determination to approve the Consumer Products Division Sale, the Consumer Products Sale Agreement and related arrangements with the Consumer Products Buyer, our Board consulted with our management and our financial and legal advisors, and considered a number of factors.  The Board has identified various benefits that are likely to result from the sale of our Consumer Products Division. The Board believes the Consumer Products Division Sale will enable us to repay our outstanding indebtedness secured by the assets sold and may be used to discharge pension plan liabilities and other liabilities and accrued expenses (including amounts owed to officers and directors and their affiliates and amounts due in legal, accounting and other professional fees incurred in connection with each of the Sale Transactions) subject to applicable law.

In arriving at its determination to recommend the Consumer Products Division Sale for approval by the shareholders, the Board of Directors carefully considered the terms of the Consumer Products Sale Agreement as well as the potential impacts of the Consumer Products Division Sale on our Company.  As part of this process, the Board of Directors considered the advice and assistance of outside financial advisors and legal counsel. In determining to authorize the Consumer Products Division Sale, the Board of Directors considered the factors set out above as well as the following factors:

•	the value and the consideration to be received by us pursuant to the Consumer Products Sale Agreement;

•	the form of the consideration in the Consumer Products Division Sale being all cash and the certainty of the value of such consideration as compared to stock or a combination of stock and cash;

•
the oral opinion presented to the Board of Directors on October 6, 2009 and then confirmed in writing by an opinion dated October 15, 2009, that we received from DAK, the Company’s investment banker for the Consumer Products Division Sale, that the aggregate consideration of $11.1 million offered by Zippo pursuant to the Consumer Products Division Sale is fair to the Company from a financial point of view;

•	the fact that the Consumer Products Buyer’s offer was superior to the other offers we received, in particular in terms of aggregate consideration;

•
the terms and conditions of the Consumer Products Sale Agreement, including our ability to terminate the Consumer Products Sale Agreement in order for our Board to meet its fiduciary obligations allowing it to consider unsolicited offers relating to Ronson and to the Consumer Products Division;

•	the fact that the sale of our Consumer Products Division must be approved by our shareholders which ensures that the Board will not be taking action of which the shareholders disapprove;

•	the risk that the results of the Consumer Products Buyer’s environmental due diligence may not be satisfactory allowing the Consumer Products Buyer to terminate the Consumer Products Sale Agreement;

•
the risk that our Company could be exposed to future indemnification payments for a breach of the representations, warranties and covenants contained in the Consumer Products Sale Agreement which could result in adjustment of the purchase price in that we may only receive a portion of up to $1.35 million to be held in escrow for indemnification claims;

•
the risk that our environmental compliance obligations may be such that we may be required to deposit an additional sums into the remediation sourcing fund with the NJDEP to secure such obligations and that we may only receive a portion of such amount after all compliance obligations are met; and

•
the risk that the Consumer Products Division Sale might not be consummated, which would  limit our ability to discharge outstanding indebtedness and, under certain circumstances, result in an obligation that we pay the Consumer Products Buyer expenses and a termination fee aggregating up to $500,000.

Interests of Certain Persons in the Consumer Products Division Sale
Upon consummation of the Consumer Products Division Sale, the Company will be obligated to pay all accrued and unpaid amounts owed to Getzler Henrich, a corporate turnaround and restructuring firm, in connection with services provided by Joel Getzler, the Company’s Chief Restructuring Officer and the Vice Chairman of Getzler Henrich, and other Getzler Henrich associates.  Under the Company’s arrangements with Getzler Henrich, the Company is obligated for the amount of $15,000 per week for the services of Mr. Getzler as Chief Restructuring Officer and hourly fees for Mr. Getzler’s associates included under the engagement, in addition to a signing bonus of $200,000.  All amounts owed to Getzler Henrich are secured by a collateral interest in those assets pledged to Wells Fargo.  At September 30, 2009, accrued and unpaid amounts owed to Getzler Henrich aggregated approximately $986,000 (inclusive of the $200,000 signing bonus), which will be increased by additional accrued and unpaid amounts through the consummation of the Consumer Products Division Sale.

In addition, subject to applicable law, amounts owed to Louis V. Aronson, II, the Company’s Chairman of the Board, President and Chief Executive Officer, the principal amount of which totals approximately $299,873 under loans made by him to the Company, may be repaid upon consummation of the Consumer Products Division Sale.  These loans, which are subordinated to amounts owed to Wells Fargo, accrue interest at the prime rate of Wachovia National Bank, N.A., less 50 basis points.  At October 7, 2009, accrued and unpaid interest aggregated $6,071.  Interest will continue to accrue until these loans are repaid.

Further, upon the consummation of the Consumer Products Division Sale and subject to applicable law, the Company may pay to officers salaries that have been deferred and amounts temporarily assumed by them for the costs of Company vehicles and of life insurance and other insurance, and may pay to directors fees, including consulting fees, and expenses that have been deferred.   At September 30, 2009, these salaries, fees, costs and expenses, which will continue to accrue through consummation of the Consumer Products Division Sale, aggregated $539,624 and were due as follows:

Name of Officer or Director	Accrued Salaries	Accrued Director Fees	Accrued Incentive Compensation	Other Accrued Fees	Accrued Costs and Expenses	Total Accrued Costs and Expenses
Louis V. Aronson, II, Chairman, President and Chief Executive Officer	$261,081				$79,662	$340,743
Erwin M. Ganz, Treasurer, Assistant Secretary and Director	29,792		$14,422		3,876	48,090
Justin P. Walder, Assistant Corporation Counsel, Secretary and Director	23,917				1,500	25,417
Daryl K. Holcomb, Vice President, Chief Financial Officer and Controller	12,078		10,817		10,083	32,978
John Bess, Director		$11,514				11,514
Barbara Collins, Director		21,420				21,420
Edward David, Director		20,920				20,920
Gerard Quinnan, Director		22,570		$14,312	1,660	38,542
Total	$326,868	$76,424	$25,239	$14,312	$96,781	$539,624

Also, the Company’s Chief Financial Officer, Daryl K. Holcomb, will receive a retention payment in the amount of $45,000 payable upon the closing of the Consumer Products Division Sale.

Absence of Appraisal Rights

Under New Jersey law and the Company’s Restated Certificate of Incorporation and Bylaws, holders of our common stock are not entitled to appraisal rights in connection with the Consumer Products Division Sale.

Accounting Treatment
The Company will record the Consumer Products Division Sale in accordance with generally accepted accounting principles in the United States.

Material U.S. Federal And State Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the Consumer Products Division Sale. This summary is based on the Internal Revenue Code, existing, temporary and proposed U.S. Treasury regulations, and published rulings, guidance, and court decisions, all as currently in effect on the date hereof, and all of which are subject to change by legislative, judicial, or administrative action, possibly with retroactive effect.

As this summary is limited to the material U.S. federal income tax consequences of the Consumer Products Division Sale, neither state, foreign nor local tax consequences of the Aviation Division Sale are discussed. Further, this summary is not a complete description of all of the federal income tax consequences that may be relevant to the Consumer Products Division Sale. Shareholders should consult with their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences of the Consumer Products Division Sale.

We believe that the Consumer Products Division Sale will be a taxable transaction for Ronson for U.S. income tax purposes.  We expect to realize gain or loss measured by the difference between the total proceeds received by us in the Aviation Division Sale (including all cash received from the Consumer Products Buyer and the amount of the Company’s liabilities that are assumed by the Consumer Products Buyer) and our adjusted tax basis in the individual assets comprising the Consumer Products Division.  Based on our financial position, it is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Consumer Products Division Sale for regular federal income tax purposes, subjecting us only to federal alternative minimum tax.  Shareholders will not have any taxable gain or loss as a result of the Consumer Products Division Sale as they will not receive any direct proceeds therefrom.

Vote Required

All holders of record of the Company’s common stock on the record date are entitled to notice of, and to vote at, the Special Meeting on the proposals being submitted to shareholders.  The approval of  the Consumer Products Division Sale (Proposal No. 2) requires the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote.  The Consumer Products Division Sale is being submitted for shareholder approval on its own merits and without requiring approval of the Aviation Division Sale (or the Charter Amendment).

Recommendation of the Board of Directors

The Board of Directors unanimously authorized and approved the Consumer Products Division Sale and the Consumer Products Sale Agreement and unanimously recommends that the shareholders vote in favor of the proposal to approve the sale of substantially all of the assets of our Consumer Products Division to the Consumer Products Buyer pursuant to the Consumer Products Sale Agreement.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Consumer Products Division Sale.

The Consumer Products Sale Agreement

The following is a summary of selected provisions of the Consumer Products Sale Agreement and related agreements.  While we believe that this summary describes the material terms of the Consumer Products Sale Agreement, it may not contain all of the information that is important to you and, as such, it is qualified in its entirety by reference to the full text of the Consumer Products Sale Agreement which is attached as Annex C to this proxy statement.  We recommend that you read carefully the complete Consumer Products Sale Agreement for the precise legal terms of the Consumer Products Division Sale and other information that may be important to you.

Assets Sold

Subject to and upon the terms and conditions of the Consumer Products Sale Agreement, we are selling to the Consumer Products Buyer substantially all of the assets used in the operation of our subsidiaries, Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd., and related assets of the Company, including the following assets:

•
all specified assets of Ronson Consumer Products scheduled in the Consumer Products Sale Agreement including, but not limited to, customer contracts and contract rights of all kinds (including manufacture representatives and brokers contracts, rental contracts, business service contracts and vendor contracts), inventory, tools, equipment, vehicles, furniture, fixtures, prepaid expenses, transferred permits, accounts receivable, all intellectual property owned by Ronson Consumer Products, including the name “Ronson,” except the trademark relating to Ronson Aviation and related goodwill; and

•
historical archive of lighter and other historical items, and all right, title and interest of Ronson Consumer Products to the facility located in Woodbridge, New Jersey including all buildings, structures and other improvements located thereon subject to retention by the Company of a limited number of items.

Assets Retained

We are retaining certain assets, including the following assets:

•	all leases, subleases, licenses and other agreements under which Ronson Consumer Products uses or occupies real estate;

•	all rights to any refunds with respect to income taxes paid by us for any period ending on or before the closing date;

•	all contracts that are not expressly transferred contracts;

•	all permits that are not expressly transferred permits;

•	certain items from the Company’s historical archive as determined by the Company’s Chief Restructuring Officer;

•	cash and cash equivalents;

•	shares of stock of Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd. and any other subsidiary of the Company;

•	certain prepaid expenses relating to contracts which are not being transferred;

•	all intercompany receivables; and

•	all financial books and records of Ronson Consumer Products.

Liabilities Assumed

As partial consideration for the purchase of the assets, the Consumer Products Buyer will assume and agree to pay, perform and discharge liabilities related to the Consumer Products Division and the assets of Ronson Consumer Products arising after the closing date.

Closing Date

The closing of the Consumer Products Division Sale is expected to take place three business days after the satisfaction or waiver of the conditions to the consummation of the transaction, unless the parties agree upon another time.  It is the intention of the parties to consummate the Consumer Products Division Sale as soon as practicable following approval by our shareholders of the Consumer Products Division Sale assuming all of the other conditions to consummation of the transaction have been satisfied or waived.

Purchase Price

The Consumer Products Buyer will pay us $11.1 million in cash for the assets of Ronson Consumer Products subject to adjustment in accordance with the terms of the Consumer Products Sale Agreement, a minimum of $1.1 million and a maximum of $1.35 million of which will be held in escrow to secure potential indemnification claims against the Company for a period of 12 months (or longer to secure the Company’s environmental compliance obligations).  At the closing, the Consumer Products Buyer will deliver $11.1 million, as adjusted, to Ronson Consumer Products and the remaining $1.1 million and an additional $250,000 will be delivered, in part, to First National Bank of Pennsylvania, as escrow agent, pursuant to an escrow agreement to be entered into between the parties at the closing and, in part, to the trustee under an environmental remediation agreement with the NJDEP.  See the description under the caption “Indemnification” below.

Reductions from and Adjustment to the Purchase Price

The purchase price will be reduced by (i) the net proceeds (after tax withholding) due to designated employees who remain through the closing based on a gross aggregate amount of $227,000 to be paid by the Consumer Products Buyer on behalf of Ronson Consumer Products, and (ii) the sum of forty percent (40%) of the first $500,000 actually collected by Ronson Consumer Products pursuant to its Front-End Fixture Program Placement Agreement with Dollar General Corporation plus twenty percent (20%) of any and all amounts in excess of $500,000 actually collected by Ronson Consumer Products pursuant to such agreement.

In addition, the purchase price will be increased or decreased by the amount, if any, by which the amount of adjusted current assets on the closing date is greater than or less than $2.178 million calculated in accordance with the terms of the Consumer Products Sale Agreement.

Representations and Warranties

Representations and Warranties of the Company and Ronson Consumer Products

In the Consumer Products Sale Agreement, we make customary representations and warranties to the Consumer Products Buyer regarding the Company and Ronson Consumer Products, including with respect to the matters set forth below, and have agreed to indemnify the Consumer Products Buyer for any breach or default of our representations and warranties, subject to certain limitations:

•	corporate organization, subsidiaries and similar corporate matters;

•
authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the Consumer Products Sale Agreement and absence of conflicts with organization documents, existing contracts and law;

•	title to and condition of the assets and real estate;

•	absence of pending or threatened litigation, governmental investigations and/or arbitral proceedings, and warranty claims other than as disclosed;

•	filing of SEC reports, financial statements with respect to the Company and Ronson Consumer Products and absence of undisclosed liabilities;

•	status and validity of accounts receivable;

•	absence of certain changes;

•	compliance with applicable laws, judgments and permits, including export laws;

•	contracts of Ronson Consumer Products;

•	status and condition of inventory;

•	status of intellectual property;

•	environmental matters;

•	no fees being payable to any broker or finder;

•	tax matters with respect to Ronson Consumer Products;

•	employee matters and benefits; and

•	maintenance of adequate insurance coverage;

      Representations and Warranties of the Consumer Products Buyer

In the Consumer Products Sale Agreement, the Consumer Products Buyer represents and warrants to us with respect to the matters set forth below and has agreed to indemnify us for any breach or default of these representations and warranties, subject to certain limitations:

•	corporate organization and similar corporate matters;

•
authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the Consumer Products Sale Agreement and absence of conflicts with organization documents, existing contracts and law;

•	absence of pending or threatened litigation, governmental investigations and/or arbitral proceedings other than as disclosed;

•	no fees payable to any broker or finder; and

•	absence of any financing contingency.

Additional Agreements

In the Consumer Products Sale Agreement, among other things, the Consumer Products Buyer and we have agreed that prior to the closing:

•	the Consumer Products Division will be conducted in the ordinary course of business;

•
the Consumer Products Buyer will be given reasonable access to Ronson Consumer Products’ books, records, contracts, commitments and properties and to employees, customers and suppliers as may be reasonably requested;

•
we shall treat as confidential and to cause our respective agents, representatives, affiliates, employees, officers and directors to treat as confidential, all confidential information relating to the Consumer Products Division;

•
the Company will notify the Consumer Products Buyer of any known infringement of any of our intellectual property or if we receive any adverse determination or development relating to our intellectual property and we will take all commercially reasonable actions consistent with good business practices to protect and maintain our intellectual property;

•	the Company will seek to obtain from the New Jersey Department of Environmental Protection all necessary approvals required to consummate the Consumer Products Division Sale;

•
the Company will not and will cause our officers, directors, employees, representatives and affiliates not to solicit, initiate or encourage the submission of any acquisition proposal from any party or participate in discussions or negotiations reporting, furnish information with respect to, solicit, initiate, encourage, assist or participate in, or knowingly facilitate or in any other manner any effort or attempt by any party to do or seek any of the foregoing subject to the Company’s right to take action with respect to any bona fide written proposal which the Board of Directors determines constitutes a superior proposal as defined in the Consumer Products Sale Agreement;

•	the Consumer Products Buyer will be responsible for all sales, use value added, transfer, documentary and other similar taxes incurred as a result of the Consumer Products Division Sale;

•
the Company will prepare and file with the Securities and Exchange Commission this proxy statement to solicit the required vote of our shareholders to approve the Consumer Products Division Sale and the Consumer Products Sale Agreement and the Consumer Products Buyer will furnish all information required by applicable federal securities laws or the Securities and Exchange Commission for inclusion in such proxy statement and our Board of Directors has agreed to recommend that our shareholders approve the Consumer Products Sale Agreement and the sale of Ronson Consumer Products; and

•
our Chairman, Louis V. Aronson, II, has agreed that, provided the Board has approved the transactions contemplated by the Consumer Products Sale Agreement, he will vote all shares of common stock of the Company owned by him or for which he holds a proxy in favor of the Consumer Products Division Sale.

Non-competition and Non-solicitation

We agree, for a period of three years commencing on the closing date, not to, directly or indirectly, engage in, or own any equity interest in (except as a passive investor of not more than 5% of the outstanding equity interests of) an entity engaged in, any business activities that are the same or similar to the Ronson Consumer Products anywhere in the United States, Canada or Mexico.

In addition, the Company agrees, for a period of three years commencing on the closing date, not to, directly or indirectly, render any services relating to any business activities that are the same or similar to the business of Ronson Consumer Products to any party engaged in such activities or to a party who was a customer of Ronson Consumer Products or become interested in any party engaged in business activities that are the same or similar in the business of Ronson Consumer Products in any capacity, including as a partner, shareholder, investor, principal agent, lender, creditor, trustee or consultant (except as a passive investor of not more than 5% of the outstanding equity interests of).

In addition, for a period of three years commencing on the closing date, not to, directly or indirectly, solicit the business of any person who is a customer of the Consumer Products Buyer, cause or induce any customer, supplier, licensee or other business relation of the Consumer Products Buyer to cease doing business with the Consumer Products Buyer, otherwise interfere with such relationship or hire, retain or attempt to hire or retain, any employee or independent contractor of the Consumer Products Buyer or otherwise interfere with any such relationship.

Conditions to Completion of Consumer Products Division Sale

Each party’s obligation to complete the sale of the Consumer Products Division is subject to the prior satisfaction or waiver of certain conditions.  No determination can be made at this time as to which, if any, of the closing conditions are likely to be waived by us or the Consumer Products Buyer. The following list sets forth the material conditions that have not yet been satisfied and therefore must be satisfied or waived before completion of the sale of our Consumer Products Division:

•	our representations and warranties and the representations and warranties of the Consumer Products Buyer must be true and correct in all material respects as of the closing;

•	we and the Consumer Products Buyer must perform or comply with our respective covenants and other agreements in all material respects on or prior to the closing;

•	we must obtain all requisite approvals and consents from governmental or regulatory bodies to the transfer of the assets;

•	no legal restraint or prohibition against the consummation of the sale of the Ronson Consumer Products business may be in effect;

•	we must obtain approval by our shareholders of the Consumer Products Division Sale;

•
we must deliver all certificates, affidavits or other documentation necessary to permit the Consumer Products Buyer to obtain or update title insurance relating to the real property being transferred as part of the Consumer Products Division Sale;

•	we must obtain approval from the NJDEP and, if necessary, we must fund any necessary remediation of our real property;

•	the Consumer Products Buyer must receive a Phase II environmental assessment of our real property containing results satisfactory to it in its sole discretion;

•
the Consumer Products Buyer must determine, in good faith, based upon consultation with its environmental consultant and counsel, that the remediation funding is adequate to fully remediate all liabilities and losses under applicable environmental laws;

•	we must deliver a complete and accurate aging accounts receivable report reasonably satisfactory to the Consumer Products Buyer;

•	we must not materially breach any terms or conditions of the Inventory Agreement described below and fail to cure same after written notice of such breach; and

•	the Consumer Products Buyer must have entered into and be bound by an agreement with Dollar General Corporation.

Indemnification

The Company and Ronson Consumer Products, on the one hand, and the Consumer Products Buyer, on the other hand, have agreed to indemnify one another from and against any and all losses, liabilities, demands, claims, actions, causes of action, costs, damages, taxes, penalties, fines or expenses resulting from:

•	any breach or inaccuracy in any representation or warranty made by such party in the Consumer Products Sale Agreement; and

•	any breach of any covenant or agreement made by each party in the Consumer Products Sale Agreement or the ancillary agreements.

The Company has, in addition, agreed to indemnify the Consumer Products Buyer from and against any and all losses, liabilities, demands, claims, actions, causes of action, costs, damages, taxes, penalties, fines or expenses resulting from:

•	any claim for payment of fees and/or expenses of a broker or finder in connection with the Consumer Products Division Sale;

•	any excluded asset or excluded liability;

•	any failure to comply with its environmental compliance obligations;

•	Its conduct of the business of Ronson Consumer Products or the assets prior to closing;

•	any liability under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder;

•	any employee benefit plan established or reiterated by Ronson Consumer Products;

•	any noncompliance by Ronson Canada with the Bulk Sales Act (Ontario); and

•	any taxes due and payable by Ronson Consumer Products for any period prior to the closing.

Representations and warranties under the Consumer Products Sale Agreement survive for a period of one year following the closing except for certain specified representations and warranties which survive for the applicable statute of limitations.  Pursuant to the Consumer Products Sale Agreement, $1.1 million of the $11.1 million purchase price will be delivered by the Consumer Products Buyer to First National Bank of Pennsylvania, as escrow agent, at closing pursuant to an escrow agreement to be entered into among the Company, Ronson Consumer Products, the Consumer Products Buyer and First National  Bank of Pennsylvania to be held for a period of 12 months following the closing to secure potential indemnification claims against the Company.  In addition, in the event that environmental compliance in connection with the Consumer Products Division Sale requires entry into a remediation agreement and attendant provisions of a funding source, the Company will fund such remediation funding source, and in the event that the Consumer Products Buyer, in its discretion, determines that the amount of the funding source is inadequate to fully resolve or address any liabilities or losses under applicable environmental laws, and the amount of the funding source is less than $250,000, the Company may be required to deposit in escrow an additional amount up to the difference between the funding source and $250,000.

Other than with respect to the breach of specified representations and in the case of fraud, where there is no limitation on the amount of any indemnification obligation, the Company will not have any obligation to indemnify the Consumer Products Buyer for breach of its representations unless and until and only to the extent that the aggregate of all individual losses for breach of its representations incurred exceeds $50,000 whereupon the Company shall be liable for all losses in excess of such amount and the aggregate liability for breach of its representations will not exceed $1.1 million.  There is no limitation on the Company’s other indemnification obligations.

Termination of the Consumer Products Sale Agreement

Termination

Notwithstanding approval by our shareholders of the Consumer Products Division Sale, the Consumer Products Sale Agreement may be terminated, and the sale of our Ronson Consumer Products business may be abandoned, at any time prior to the closing, in any of the following ways:

•	by our mutual written consent with the Consumer Products Buyer;

•
by either us or the Consumer Products Buyer if the closing has not taken place on or before March 31, 2010 provided that a party will not have this right if the failure to close results from such party’s failure to fulfill its obligations on or before such date;

•
by either of us or the Consumer Products Buyer in the event that any governmental authority issues an order, decree or ruling or taken other action restraining or prohibiting the consummation of the Consumer Products Sale and such order, decree, ruling or other action is final and non-appealable;

•
by either of us or the Consumer Products Buyer if there shall have been a breach on the part of the other party such that the conditions precedent to closing would not reasonably be expected to be satisfied prior to March 31, 2010; and

•	by us if our Board of Directors or a committee thereof approves a Superior Proposal as defined under the Consumer Products Sale Agreement.

Under the Consumer Products Sale Agreement, a “Superior Proposal” is defined as a bona fide written acquisition proposal that (i) the Board concludes, in good faith, after consultation with legal counsel and its financial advisors (including the Chief Restructuring Officer of Ronson and Ronson’s investment investors), taking into account the legal, financial, regulatory, timing and other aspects of the proposal and the person making the proposal (including any termination/break-up fees, expense reimbursement provisions and conditions to consummation), (a) is more favorable to Ronson from a financial point of view than the transaction contemplated by the Consumer Products Sale Agreement (taking into account all the terms and conditions of such proposal and after giving effect to any adjustments to the terms and provisions of the Consumer Products Sale Agreement committed to in writing by the Consumer Products Buyer in response to such acquisition proposal); (b) is fully financed or reasonably capable of being fully financed and reasonably likely to receive all required governmental consents and approvals on a timely basis; and (c) is reasonably capable of being completed on the terms so proposed, taking into account all financial, legal, regulatory and other aspects of such proposal; (ii) was not solicited or initiated by the Company or Ronson Consumer Products, or any of their Affiliates, officers, or directors after the date of the Consumer Products Sale Agreement; and (iii) was initially proposed after the date of this Agreement.

Effect of Termination

If the Consumer Products Sale Agreement is terminated, neither we nor the Consumer Products Buyer have any liability or obligations to one another other than for the break-up fee which is payable under the circumstances described below under the caption “Break-Up Fee” and damages for breach or fraud committed in connection with the Consumer Products Sale Agreement.

Break-Up Fee

Under the Consumer Products Sale Agreement, we agreed not to offer to sell or to sell any of the assets or business of Ronson Consumer Products.  However, we are expressly permitted to comply with our fiduciary duties or other applicable law with regard to a third party proposal.  We have also agreed that, in the event of termination of the Consumer Products Sale Agreement as a result of the receipt of a Superior Proposal, we will reimburse the Consumer Products Buyer for all fees and expenses incurred in connection with the Consumer Products Division Sale up to a total of $250,000 plus a fee equal to $250,000 (the “Break-Up Fee”) provided that the Break-Up Fee will solely and exclusively be payable from the proceeds received upon consummation of the transaction contemplated by the Superior Proposal or another transaction.

Expenses

Each party to the Consumer Products Sale Agreement has agreed to bear its own expenses incurred in connection with the Consumer Products Division Sale.  Our expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

Amendment

The Consumer Products Sale Agreement may only be amended in a written document signed by us and the Consumer Products Buyer.

Additional Agreements Related to the Consumer Products Sale Agreement

In conjunction with the closing of the Consumer Products Division Sale, we will enter into an escrow agreement with the Consumer Products Buyer and First National Bank of Pennsylvania.  See the description under the caption “Indemnification” above.

Also, in conjunction with the Consumer Products Division Sale, we have entered into an inventory agreement (the “Inventory Agreement”) pursuant to which we have agreed to manufacture and sell to the Consumer Products Buyer for sale in the United States, Mexico and Canada prior to the closing of the Consumer Products Sale specified quantities of certain of our consumer products at specified prices as set forth in the Inventory Agreement aggregating approximately $2.4 million.  The Consumer Products Buyer has agreed to hold such products and not sell them prior to closing except to Dollar General Corporation or as otherwise permitted by the terms of the agreement.  In the event of termination of the Consumer Products Sale Agreement, the Consumer Products Buyer will sell to the Company and the Company will be required to repurchase all products manufactured by the Company for the Consumer Products Buyer under the Inventory Agreement (other than products that the Consumer Products Buyer has sold to third parties as permitted by the Inventory Agreement) in one or more increments no later than seven months following the date of termination at a purchase price equal to the purchase price of all products purchased by the Consumer Products Buyer pursuant to the Inventory Agreement.  However, in the event that termination is a result of a Superior Proposal as defined in the Consumer Products Sale Agreement, then the Company will be required to repurchase all products manufactured (other than products that the Consumer Products Buyer has sold to third parties as permitted by the Inventory Agreement) in one or more increments no later than six months following the date of termination or on the closing of any transaction resulting from the Superior Proposal, whichever occurs first, at a purchase price equal to the purchase price of all products purchased by the Consumer Products Buyer pursuant to the Inventory Agreement.

In addition, we have agreed that, in conjunction with the Consumer Products Division Sale, we would enter into a transitional services agreement with the Consumer Products Buyer pursuant to which we will provide to the Consumer Products Buyer certain transitional, administrative and support services for a period extending from the date of closing of the Consumer Products Division Sale through the earlier of the receipt of notice from the Consumer Products Buyer that it no longer requires transition services and April 30, 2010.  As consideration for the transitional services, the Consumer Products Buyer has agreed to pay the Company the specified fees plus ten percent (10%).

OPINION OF OUR INVESTMENT BANKER
REGARDING THE FAIRNESS OF THE CONSUMER PRODUCTS DIVISION SALE

Opinion of DAK Capital, LLC

DAK Capital, LLC was engaged by the Board of Directors of Ronson to serve as its investment banker in connection with the sale of substantially all of the assets of the Company’s wholly-owned subsidiaries the Ronson Consumer Products Corporation and Ronson Corporation of Canada Ltd. and to provide an opinion as to the fairness (the “Consumer Products Fairness Opinion”) to the Company, from a financial point of view, of the $11.1 million of aggregate consideration to be received by the Company from the Consumer Products Buyer in the Consumer Products Division Sale.

The Company’s Board selected DAK based on its experience, expertise, and reputation.  DAK has been providing merger and acquisition advisory services to public and private companies since 1984 and, in this capacity, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions as well as for other transactions and corporate purposes.

As the investment banker to the Company, DAK facilitated a competitive sale process involving a total of eighty (80) targets (both strategic and financial) and participated in certain aspects of the negotiations leading to the Consumer Products Division Sale.

On October 6, 2009, DAK orally presented its Consumer Products Fairness Opinion to the Company’s Board.  DAK communicated its conclusion to the Board that, as of October 5, 2009, based upon the assumptions made, materials and factors considered, and defined scope set forth in DAK’s Consumer Products Fairness Opinion, the $11.1 million of aggregate consideration to be received by the Company from the Consumer Products Buyer pursuant to the Consumer Products Sale Agreement was fair, from a financial point of view, to the Company.  The Consumer Products Fairness Opinion was directed to the Company’s Board of Directors and is not a recommendation to any shareholder of the Company as to how such shareholder should vote at the Special Meeting with respect to the Consumer Products Sale Agreement or any other matter.

THE FULL TEXT OF THE CONSUMER PRODUCTS FAIRNESS OPINION IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE.

SHAREHOLDERS ARE URGED TO READ THE CONSUMER PRODUCTS FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY.  THE CONSUMER PRODUCTS FAIRNESS OPINION IS ALSO AVAILABLE FOR INSPECTION AND COPYING AT RONSON’S PRINCIPLE EXECUTIVE OFFICES LOCATED AT 3 RONSON ROAD, WOODBRIDGE, NEW JERSEY  07095.

Consumer Products Division Sale Overview

The Consumer Products Division Sale contemplates that the Consumer Products Buyer will purchase substantially all of the business assets and real property of the Consumer Products Division.

In connection with the Consumer Products Fairness Opinion, DAK engaged in such reviews, analyses, and inquiries as DAK deemed necessary and appropriate under the circumstances.  DAK’s due diligence included, but was not limited to, the following:

▪
reviewing the final draft of the Consumer Products Sale Agreement for the Consumer Products Division Sale, as well as the final drafts of the related agreements including the escrow agreement, the transition services agreement, and the inventory agreement;

▪
reviewing unaudited pro forma financial statements of the Consumer Products Division for the years ended December 31, 2006, 2007, and 2008, as well as for the latest interim period available, which was the period ending July 31, 2009;

▪
reviewing certain publicly available information, including, but not limited to, certain press releases and the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2006, 2007, and 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

▪
conducting interviews and discussions with members of the Consumer Products Division’s senior management, under the leadership of the Company’s Chief Restructuring Officer, regarding various matters, including, but not limited to, financial information, asset valuation issues, vendor and customer relationships, and other matters that may impact the Consumer Products Division’s financial performance;

▪	reviewing certain publicly available reports and analyses regarding the Consumer Products industry;

▪
determining public company valuation multiples based on companies in the lighter market, as well as other consumer product markets deemed appropriate for comparison and valuation purposes, and applying such multiples to select performance fundamentals of the Consumer Products Division;

▪	investigating and applying merger and acquisition transaction valuation multiples of consumer product related companies to select performance fundamentals of the Consumer Products Division;

▪
developing a discounted cash flow analysis utilizing certain internal financial analyses and forecasts for the Consumer Products Division prepared by the management of the Consumer Products Division, and as approved by management for DAK’s use for the fiscal years ending December 31, 2009 through 2015; and

▪
conducting such other analyses, reviews, and inquiries, including the review and analysis of such other economic, industry, financial, and other data and information deemed appropriate by DAK given the terms of the Consumer Products Sale Agreement, including, but not limited to, the financial condition of the Consumer Products Division.

Limitations

DAK relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to DAK, discussed with or reviewed by DAK, or publicly available. DAK did not assume any responsibility with respect to the accuracy or completeness of such data, material and other information.  In addition, the Consumer Products Division management advised DAK, and DAK assumed, that the financial forecasts and projections reviewed were reasonably and prudently prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial results and conditions of the Consumer Products Division, and DAK expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based.  DAK did not independently verify such information.  DAK further assumed that the information provided did not contain any untrue statement of material facts or omit a material fact that was necessary in order to make the statements therein not misleading in light of the circumstances under which such statements or information was provided.

DAK was not requested to make, and did not make, any independent appraisal or evaluation of any of the individual assets, properties or liabilities (contingent or otherwise) of the Consumer Products Division or any other party, nor was it provided with any such appraisal or evaluation. DAK expressed no opinion regarding the liquidation value of any entity. Furthermore, DAK undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Consumer Products Division is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Consumer Products Division is or may be a party or is or may be subject.

DAK relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Consumer Products Division since the date of the most recent financial statements provided to DAK, and that there were no facts or other information that would make any of the information reviewed by DAK incomplete or misleading. DAK further assumed that there would be no subsequent events that could materially affect the conclusions set forth in the Consumer Products Fairness Opinion. Such subsequent events include, without limitation, adverse changes in industry or market conditions, changes to the business, financial condition and results of operations of the Consumer Products Division, changes in the terms of the Consumer Products Sale Agreement, and the failure to consummate the Consumer Products Division Sale within a reasonable period of time.

The Consumer Products Fairness Opinion is necessarily based on economic, financial, industry, market and other conditions as in effect on, and the information made available to DAK as of October 5, 2009.  DAK did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw the Consumer Products Fairness Opinion, or otherwise comment on or consider events occurring after October 5, 2009.

Financial Analysis

The following is a brief summary of the material financial analyses employed by DAK in connection with providing its Consumer Products Fairness Opinion to the Board:

Market Multiple Approach

The market multiple approach involves the application of risk-adjusted multiples to appropriate revenue and cash flow measures of the Consumer Products Division. Multiples were determined through an analysis of certain identifiable publicly traded companies and adjusted to reflect the Consumer Products Division’s financial condition and ownership.  A comparative analysis of certain financial, operational, and economic metrics between the Consumer Products Division and those certain public companies and DAK’s professional judgment formed the basis of which companies were deemed comparable to the Consumer Products Division.  However, no company or business used in this analysis is identical to the Consumer Products Division or its business; the selected public companies may differ from the Consumer Products Division’s business based on, among other things, the size of the companies, the geographic coverage of the companies’ operations, and the full range of business segments in which the companies are involved. Enterprise value multiples, based on revenue and EBITDA, were calculated for the comparative companies as of October 5, 2009, for both the calendar year 2008 and the LTM period ending June 30, 2009. As a result, DAK estimated a range of value utilizing this approach of $7.1 million to $7.9 million for the Consumer Products Division.

Table 1

($ in thousands)				Estimated Consumer
		Market Derived EV 2 Multiple Range		Products Division
CYE Dec-31-2008 1		(unadjusted) 3	C(adjusted)	EV Range
Revenue	$ 12,524	1.08x – 1.19x	0.76x – 0.84x	$ 9,500	–	$ 10,500
EBITDA	470	9.82x – 13.25x	6.88x – 9.27x	3,200	–	4,400
LTM Jun-30-2009 4
Revenue	$ 10,986	1.12x – 1.17x	0.78x – 0.82x	$ 8,600	–	$ 9,000
EBITDA	(224)	10.36x – 10.67x	7.26x – 7.47x	nm 5

Estimated Enterprise Value Range				$ 7,100	–	$ 7,900

Notes:
1. CYE = Calendar Year End
2. Enterprise Value ("EV") = Fully Diluted Market Value of Equity + Debt Outstanding + Minority Interest + Preferred Equity – Cash
3. Adjusted for Marketability Discount of 30.0% due to illiquid and closely-held stock float
4. LTM = Latest Twelve Months
5. "nm" denotes "not meaningful" due to an Adjusted EBITDA of negative $224 for the LTM period

Comparable Transactions Approach

The comparable transactions approach involves the application of transaction-derived enterprise value multiples to the Consumer Products Division’s LTM revenue and cash flow measures. Multiples were determined through an analysis of certain available recent transactions (within the past fifteen (15) months) that contained supporting, publicly available financial information.  In this approach, DAK selected seven (7) controlling interest transactions, involving consumer product companies deemed appropriate for valuation benchmarking.  The selected transactions may differ from the Consumer Products Division Sale based on, among other things, the size of the transactions, the structure of the transactions, and the circumstances and events driving the transactions.  The comparative transaction multiples were derived from LTM financial measures of the target companies and, accordingly, DAK applied such multiples to the Consumer Products Division’s LTM financials as of June 30, 2009.  As a result, DAK estimated a range of value utilizing this approach of $4.9 million to $9.0 million for the Consumer Products Division.

Table 2

($ in thousands)		Transaction Derived 2	Estimated Consumer Products Division
LTM Jun-30-2009 1		EV Multiple Range	EV 3 Range
Revenue	$ 10,986	0.45x – 0.82x	$ 4,900	–	$ 9,000
EBITDA	(224)	8.91x – 8.91x		nm 4

Estimated Enterprise Value Range			$ 4,900	–	$ 9,000

Notes:
1. LTM = Latest Twelve Months
2. Transaction Derived Enterprise Value = Total Consideration + Net Assumed Liabilities
3. Enterprise Value ("EV") = Fully Diluted Market Value of Equity + Debt Outstanding + Minority Interest + Preferred Equity – Cash
4. "nm" denotes "not meaningful" due to an Adjusted EBITDA of negative $224 for the LTM period

Discounted Cash Flow Approach

The discounted cash flow approach (income approach) involved the application of an appropriate weighted average cost of capital applied to financial projections, prepared and furnished by the Consumer Products Division’s management for the years ended December 31, 2009 through 2015.  In this approach, DAK prepared a weighted average cost of capital analysis based on the comparable companies identified in the market multiple approach and its professional judgment to determine an appropriate discount rate range. In preparing the discounted cash flow analysis, DAK developed a three-stage model resulting in a blended range of 16.5% to 18.5% for the discount rate and a range of 0.5% to 2.5% for the long-term growth rate to determine an estimated enterprise value range for the Consumer Products Division.  As a result, DAK estimated a range of value utilizing this approach of $6.4 million to $7.7 million for the Consumer Products Division.

Table 3

($ in thousands)
		Estimated Consumer
Terminal	Weighted Average	Products Division
Growth Rate	Cost of Capital Range	EV 1 Range
0.5%	16.5% – 18.5%	$ 6,200	–	$ 7,300
1.0%	16.5% – 18.5%	6,300	–	7,400
1.5%	16.5% – 18.5%	6,400	–	7,600
2.0%	16.5% – 18.5%	6,600	–	7,800
2.5%	16.5% – 18.5%	6,700	–	8,100

Estimated Total Enterprise Value Range		$ 6,400	–	$ 7,700

Notes:
1. Enterprise Value ("EV") = Fully Diluted Market Value of Equity + Debt Outstanding +
Minority Interest + Preferred Equity – Cash

Enterprise Value Conclusion

In reaching its “concluded range of value” for the Consumer Products Division, DAK weighted each approach equally and concluded a range of value of approximately $6.2 million to $8.2 million. DAK’s concluded range of value reflects an LTM Revenue multiple range of 0.56x to 0.75x, respectively. The following table highlights a summary of all three of these approaches.

Table 4

($ in thousands)

Enterprise Value ("EV") Calculations
Market Multiple Approach	$ 7,100	–	$ 7,900
Comparable Transaction Approach	4,900	–	9,000
Discounted Cash Flow Approach	6,400	–	7,700
Concluded Enterprise Value Range for Consumer Products Division	$ 6,200	–	$ 8,200

The following table provides a summary presentation of the implied valuation multiples of the Consumer Products Division Sale relative to DAK’s concluded range of value described herein.

Table 5

($ in thousands)			Low	High

Implied Enterprise Value of Zippo's Offer	$ 11,100	Concluded Enterprise Value Range for Consumer Products Division	$ 6,200	$ 8,200

Less: Net Debt	5,868	Less: Net Debt	5,868	5,868

Implied Equity Value of Zippo's Offer	$ 5,232	Concluded Equity Value Range for Consumer Products Division	$ 332	$ 2,332

CYE Dec-31-2008 1		CYE Dec-31-2008
Enterprise Value 2 / Revenue of $12,524	0.9x	Enterprise Value / Revenue of $12,524	0.5x	0.7x
Enterprise Value / Adjusted EBITDA of $470	23.6x	Enterprise Value / Adjusted EBITDA of $470	13.2x	17.5x
LTM Jun-30-2009 3		LTM Jun-30-2009
Enterprise Value / Revenue of $10,986	1.0x	Enterprise Value / Revenue of $10,986	0.6x	0.7x
Enterprise Value / Adjusted EBITDA of ($224)	nm 4	Enterprise Value / Adjusted EBITDA of ($224)	nm	nm

Notes:
1. CYE = Calendar Year End
2. Enterprise Value ("EV") = Fully Diluted Market Value of Equity + Debt Outstanding + Minority Interest + Preferred Equity – Cash
3. LTM = Latest Twelve Months
4. "nm" denotes "not meaningful" due to an Adjusted EBITDA of negative $224 for the LTM period

In conclusion, based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Consumer Products Fairness Opinion, DAK is of the opinion that, as of October 5, 2009, the $11.1 million (1.0x LTM revenue) is fair to the Company from a financial point of view.

Engagement of DAK Capital, LLC

The Company has agreed to pay DAK a fee of approximately $30,000 and to reimburse DAK for its reasonable out-of-pocket expenses related to its engagement in connection with evaluating the fairness of the Consumer Products Division Sale which amount is payable at closing of the Consumer Products Division Sale.  In addition, DAK, as Consumer Products Division’s investment banker, will receive a success fee at closing related to the Consumer Products Division Sale.  The Company also has agreed to indemnify DAK against certain liabilities that may arise out of DAK’s engagement.  No other current arrangements exist to compensate DAK, its affiliates or unaffiliated representatives for any services rendered to Ronson, its executive officers, directors or affiliates.

PROPOSAL NO. 3

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION

Pursuant to the terms of the Consumer Products Sale Agreement, we have agreed to sell our intellectual property to the Consumer Products Buyer and have agreed to change our corporate name as a result.  Our Board of Directors proposes to change our corporate name to “RCLC, Inc.” if the Consumer Products Sale Agreement and the transactions contemplated thereby are consummated.  If the name change is approved, we must amend our Restated Certificate of Incorporation, as previously amended, to change our name.  By voting to approve the amendment to Restated Certificate of Incorporation, shareholders will authorize the Board of Directors to amend the Restated Certificate of Incorporation to change our name if the Consumer Products Division Sale Agreement and the transactions contemplated thereby are consummated.  If the proposal to amend our Restated Certificate of Incorporation is not approved by our shareholders, we will not be authorized to effect the amendment and we will be in breach of the Consumer Products Sale Agreement and the Consumer Products Buyer may have the right to refuse to close the Consumer Products Division Sale.  If the Consumer Products Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Restated Certificate of Incorporation to change our name will not be filed and our name will not be changed.  The full text of the amendment, if approved as proposed, will be substantially in the form attached hereto as Annex E.  We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Vote Required

The approval of the Charter Amendment (Proposal No. 3) requires the affirmative vote of two-thirds of the votes cast by holders of outstanding shares of the Company’s common stock entitled to vote on the proposal.  The Charter Amendment is being submitted for shareholder approval on its own merits and without requiring approval of the Aviation Division Sale or the Consumer Products Sale.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” the approval of Charter Amendment.

PROPOSAL NO. 4

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Our Board of Directors is requesting that the shareholders approve any proposal to adjourn or postpone the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment.  We may use the time from the initial convening of the Special Meeting until it is reconvened to solicit additional votes for the approval of any such proposal.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will give notice of the adjourned meeting to each shareholder of record entitled to vote at the Special Meeting.

Vote Required

The approval of any Adjournment Proposal (Proposal No. 4) requires (i) the affirmative vote of a majority of the votes cast by holders of shares of the Company’s common stock represented in person or by proxy at the Special Meeting if a quorum exists or (ii) the affirmative vote of a majority of the votes cast by shareholders present at the Special Meeting if a quorum does not exist.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends a vote “FOR” the approval of any Adjournment Proposal.

RONSON CORPORATION

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION OF THE AVIATION DIVISION

The following unaudited pro forma condensed consolidated financial information sets forth the pro forma condensed consolidated results of operations of  the Company for the year ended December 31, 2008 and the six months ended June 30, 2009 and the pro forma condensed consolidated financial position of the Company as of December 31, 2008 and June 30, 2009.

The unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 have been derived from the Company’s historical consolidated financial information and give effect to the proposed sale of substantially all of the assets and assumption of certain liabilities of the Company’s Aviation Division by the Aviation Buyer, in exchange for approximately $9.5 million in cash, as if it had occurred on January 1, 2008, and as if the amounts held in escrow to secure indemnification claims against the Company ultimately are released to the Company.  In addition, the unaudited pro forma condensed consolidated balance sheets as of December 31, 2008, and as of June 30, 2009 have been derived from the Company’s historical consolidated financial information and give effect to the proposed sale of the Aviation Division as if it had occurred on December 31, 2008, and June 30, 2009, respectively.

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements included in the Company’s periodic reports filed with the Securities and Exchange Commission.  This information is based on the assumptions and adjustments described in the accompanying notes and does not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transaction.  These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds (other than to repay indebtedness and pay transaction related expenses), which are presented as additional cash on the unaudited pro forma condensed consolidated balance sheet.  Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein.  However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future.

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2008
(Assumes Sale of the Aviation Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$84	$3,087	(c)	$3,171
Accounts receivable, net	1,288			1,288
Inventories	1,839	(272)	(a)	1,567
Other current assets	897	306	(a)(b)	1,203

Total current assets	4,108	3,121		7,229

Property, plant and equipment, at cost	15,881	(7,639)	(a)	8,242
Less accumulated depreciation and amortization	10,038	(4,077)	(a)	5,961

Other assets	4,886	(1,387)	(a)	3,499

	$14,837	$(1,828)		$13,009

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$1,747	$(1,472)	(c)	$275
Current portion of long-term debt and leases	467	(366)	(c)	101
Accounts payable	2,902	(25)	(a)(c)	2,877
Accrued expenses	2,033	181	(a)(c)	2,214

Total current liabilities	7,149	(1,682)		5,467

Long-term debt and leases	5,455	(3,216)	(c)	2,239
Other long-term liabilities	2,327			2,327

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	29,998			29,998
Accumulated deficit	(30,893)	3,070	(b)	(27,823)
Accumulated other comprehensive loss	(2,775)			(2,775)
	1,503	3,070		4,573

Less cost of treasury shares	1,597			1,597

Total stockholders equity (deficiency)	(94)	3,070		2,976
	$14,837	$(1,828)		$13,009

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009
(Assumes Sale of the Aviation Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$80	$1,308	(c)	$1,388
Accounts Receivable, net	1,786			1,786
Inventories	1,593	(276)	(a)	1,317
Other current assets	1,012	320	(a)(b)	1,332
Total current assets	4,471	1,352		5,823

Property, plant and equipment, at cost	15,854	(7,643)	(a)	8,211
Less accumulated depreciation and amortization	10,267	(4,174)	(a)	6,093

Other assets	6,048	(1,586)	(a)	4,462
	$16,106	$(3,703)		$12,403

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$2,602	$(2,302)	(c)	$300
Current portion of long-term debt and leases	2,546	(366)	(c)	2,180
Accounts payable	4,192	(540)	(a)(c)	3,652
Accrued expenses	3,111	(562)	(a)(c)	2,549
Total current liabilities	12,451	(3,770)		8,681

Long-term debt and leases	3,191	(3,062)	(c)	129
Other long-term liabilities	2,312			2,312

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	30,006			30,006
Accumulated deficit	(32,785)	3,129	(b)	(29,656)
Accumulated other comprehensive loss	(2,645)			(2,645)
	(251)	3,129		2,878

Less cost of treasury shares	1,597			1,597
Total stockholders equity (deficiency)	(1,848)	3,129		1,281
	$16,106	$(3,703)		$12,403

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended December 31, 2008
(Assumes Sale of the Aviation Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	December 31,2008	ADJUSTMENTS		December 31, 2008

Net sales	$24,187	$(11,663)	(e)	$12,524

Cost and expenses:
Cost of sales	18,053	(9,172)	(e)	8,881
Selling, shipping and advertising	3,373	(26)	(e)	3,347
General and administrative	3,566	(923)	(e)	2,643
Depreciation and amortization	622	(216)	(e)	406

Loss from operations	(1,427)	(1,326)		(2,753)

Other (income) expenses:
Interest expense	671	(356)	(d)(e)	315
Other net	586	(92)	(e)	494
	1,257	(448)		809

Earnings (loss) before income taxes	(2,684)	(878)		(3,562)

Income tax benefits	(1,032)	(352)	(d)(e)	(1,384)
	(1,652)	(526)		(2,178)

Gain on sale of assets, net of income taxes	-	2,897	(b)	2,897

Net earnings (loss)	$(1,652)	$2,371		$719

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2009
(Assumes Sale of the Aviation Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	June 30, 2009	ADJUSTMENTS		June 30, 2009

Net sales	$9,248	$(3,999)	(e)	$5,249

Cost and expenses:
Cost of sales	6,480	(2,881)	(e)	3,599
Selling, shipping and advertising	1,462	(3)	(e)	1,459
General and administrative	2,969	(1,913)	(d)(e)	1,056
Depreciation and amortization	279	(98)	(e)	181

Loss from operations	(1,942)	896		(1,046)

Other (income) expenses:
Interest expense	335	(194)	(d)(e)	141
Other net	857	(469)	(d)(e)	388
	1,192	(663)		529

Loss before income taxes	(3,134)	1,559		(1,575)

Income tax benefits	(1,242)	623	(d)(e)	(619)
	(1,892)	936		(956)

Gain on sale of assets, net of income taxes	-	-		-

Net loss	$(1,892)	$936		$(956)

RONSON CORPORATION

Notes to Pro Forma Unaudited Condensed Consolidated
Financial Information of the Aviation Division

Basis of Presentation

The unaudited pro forma condensed consolidated financial information gives effect to the proposed sale of substantially all of the assets to and assumption of certain liabilities of the Company’s Aviation Division by the Aviation Buyer in exchange for approximately $9.5 million in cash ($0.5 million of which will be held in escrow for a period of 15 months after the closing to secure potential indemnification claims against the Company).  The Company expects to account for the disposition as discontinued operations in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if shareholder approval of the transaction is obtained.

During the periods presented, the Aviation Division was operated as an operating segment within the Company.  As such, the Company did not maintain separate, stand-alone financial statements for the Aviation Division.  Accordingly, the financial information of the Aviation Division has been prepared from the historical accounting records of the Company and does not purport to reflect a balance sheet and statement of operations that would have resulted if the Aviation Division had been a separate, stand-alone company.  As an operating segment of Ronson, the Aviation Division is dependent upon Ronson for all of its working capital and financing requirements.

The unaudited pro forma condensed consolidated financial statements and these accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(a)           The book value of the assets and liabilities expected to be included in the sale is composed of the following (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Inventories	$354	$272	$276
Other current assets	65	47	33
Property and equipment, net	3,756	3,562	3,469
Other assets	2	2	2
	4,177	3,883	3,780
Accounts payable and accrued expenses	67	64	60
Lease obligations	16	12	9
	83	76	69
	$4,094	$3,807	$3,711

(b)           The pro forma gain on sale of the assets is composed of the following (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$9,500	$9,500	$9,500
Less transaction costs:
Professional fees	525	525	525
Other costs related to the sale	52	52	52
Proceeds, net of expenses	8,923	8,923	8,923
Book value of assets sold	4,094	3,807	3,711
Gain on sale of assets, prior to income tax effect	4,829	5,116	5,212
Income tax expense	1,932	2,046	2,083
Gain on sale of assets, net of income taxes	$2,897	$3,070	$3,129

(c)           The pro forma cash proceeds and disbursements at or near the closing are as follows (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$9,500	$9,500	$9,500
Less escrow amount, environmental remediation escrow and other escrowed amounts	500	500	500
Less transaction costs and other sale-related costs to be paid at closing	169	169	169
Less income taxes related to the sale	472	514	352
Less other payments at closing:
Secured lenders	4,230	5,094	7,003
Long-term leases	672	13	10
Other secured liabilities	-	-	295
Accrued compensation, including salaries and paid time off	110	136	168
	$4,019	$3,087	$1,308

The amounts of the pro forma income taxes to be paid are after credits resulting from the utilization of net operating loss carryforwards.

(d)           The pro forma reductions in expenses in the periods presented are as follows, other than those included in the pro forma elimination of the operation related to the assets sold (in thousands):

	December 31, 2008	June 30, 2009
General and administrative expenses, professional fees incurred related to the Company's financing agreements	$-	$618

Interest expenses, assuming the secured lenders were repaid as of January 1, 2008	173	85

Other expenses, other financing costs related to the secured credit agreements to be repaid, including the forbearance fee	-	291
	$173	$994

(e)           Removal of the Aviation Division activity in the Statements of Operations for the periods ended (in thousands):

	December 31, 2008	June 30, 2009
Net sales	$11,663	$3,999
Cost and expenses:
Cost of sales	9,172	2,881
Selling, shipping and advertising	26	3
General and administrative	923	1,207
Depreciation and amortization	216	98
	10,337	4,189
	1,326	(190)

Other (income) expenses:
Interest expenses	183	109
Other, net	92	266
	275	375
	1,051	(565)
Income tax benefits	422	(226)
	$629	$(339)

RONSON CORPORATION

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION OF THE CONSUMER PRODUCTS DIVISION

The following unaudited pro forma condensed consolidated financial information sets forth the pro forma condensed consolidated results of operations of  the Company for the year ended December 31, 2008 and the six months ended June 30, 2009 and the pro forma condensed consolidated financial position of the Company as of December 31, 2008 and June 30, 2009.

The unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 have been derived from the Company’s historical consolidated financial information and gives effect to the proposed sale of substantially all of the assets of the Company’s Consumer Products Division by the Buyer, in exchange for approximately $11.1 million in cash, as if it had occurred on January 1, 2008, and as if the amounts held in escrow to secure indemnification claims against the Company ultimately are released to the Company.  In addition, the unaudited pro forma condensed consolidated balance sheets as of December 31, 2008, and as of June 30, 2009 have been derived from the Company’s historical consolidated financial information and give effect to the proposed sale of the Consumer Products Division as if it had occurred on December 31, 2008, and June 30, 2009, respectively.

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements included in the Company’s periodic reports filed with the Securities and Exchange Commission.  This information is based on the assumptions and adjustments described in the accompanying notes and does not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transaction.  These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds (other than to repay indebtedness and pay transaction related expenses), which are presented as additional cash on the unaudited pro forma condensed consolidated balance sheet.  Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein.  However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future.

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2008
(Assumes Sale of the Consumer Products Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$84	$1,192		$1,276
Accounts receivable, net	1,288	(973)	(a)	315
Inventories	1,839	(1,567)	(a)	272
Other current assets	897	1,138	(a)(c)	2,035
Total current assets	4,108	(210)		3,898

Property, plant and equipment, at cost	15,881	(7,949)	(a)	7,932
Less accumulated depreciation and amortization	10,038	(5,728)	(a)	4,310

Other assets	4,886	(1,909)	(a)(b)	2,977
	$14,837	$(4,340)		$10,497
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$1,747	$(1,472)	(b)	$275
Current portion of long-term debt and leases	467	(414)	(b)	53
Accounts payable	2,902			2,902
Accrued expenses	2,033	228		2,261
Total current liabilities	7,149	(1,658)		5,491

Long-term debt and leases	5,455	(5,304)	(b)	151
Other long-term liabilities	2,327			2,327

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	29,998			29,998
Accumulated deficit	(30,893)	2,622	(b)	(28,271)
Accumulated other comprehensive loss	(2,775)			(2,775)
	1,503	2,622		4,125

Less cost of treasury shares	1,597			1,597

Total stockholders equity (deficiency)	(94)	2,622		2,528
	$14,837	$(4,340)		$10,497

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009
(Assumes Sale of the Consumer Products Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$80	$(80)		$-
Accounts receivable, net	1,786	(1,419)	(a)	367
Inventories	1,593	(1,317)	(a)	276
Other current assets	1,012	1,155	(a)(c)	2,167
Total current assets	4,471	(1,661)		2,810

Property, plant and equipment, at cost	15,854	(7,981)	(a)	7,873
Less accumulated depreciation and amortization	10,267	(5,892)	(a)	4,375

Other assets	6,048	(2,043)	(a)(b)	4,005

	$16,106	$(5,793)		$10,313
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$2,602	$(2,302)	(b)	$300
Current portion of long-term debt and leases	2,546	(2,501)	(b)	45
Accounts payable	4,192	(161)		4,031
Accrued expenses	3,111	(491)		2,620

Total current liabilities	12,451	(5,455)		6,996

Long-term debt and leases	3,191	(3,062)	(b)	129
Other long-term liabilities	2,312			2,312

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	30,006			30,006
Accumulated deficit	(32,785)	2,724	(b)	(30,061)
Accumulated other comprehensive loss	(2,645)			(2,645)

	(251)	2,724		2,473

Less cost of treasury shares	1,597			1,597

Total stockholders equity (deficiency)	(1,848)	2,724		876
	$16,106	$(5,793)		$10,313

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended December 31, 2008
(Assumes Sale of the Consumer Products Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	December 31,2008	ADJUSTMENTS		December 31,2008

Net sales	$24,187	$(12,524)	(e)	$11,663

Cost and expenses:
Cost of sales	18,053	(8,881)	(e)	9,172
Selling, shipping and advertising	3,373	(3,347)	(e)	26
General and administrative	3,566	(1,063)	(e)	2,503
Depreciation and amortization	622	(349)	(e)	273

Loss from operations	(1,427)	1,116		(311)

Other (income) expenses:
Interest expense	671	(601)	(d)(e)	70
Other net	586	(243)	(e)	343
	1,257	(844)		413

Earnings (loss) before income taxes	(2,684)	1,960		(724)

Income tax benefits	(1,032)	796	(e)	(236)
	(1,652)	1,164		(488)

Gain on sale of assets, net of income taxes	-	2,335	(b)	2,335

Net earnings (loss)	$(1,652)	$3,499		$1,847

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2009
(Assumes Sale of the Consumer Products Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	June 30, 2009	ADJUSTMENTS		June 30, 2009

Net sales	$9,248	$(5,249)	(e)	$3,999

Cost and expenses:
Cost of sales	6,480	(3,599)	(e)	2,881
Selling, shipping and advertising	1,462	(1,459)	(d)(e)	3
General and administrative	2,969	(1,874)	(e)	1,095
Depreciation and amortization	279	(151)	(e)	128

Loss from operations	(1,942)	1,834		(108)

Other (income) expenses:
Interest expense	335	(300)	(d)(e)	35
Other net	857	(585)	(d)(e)	272
	1,192	(885)		307

Loss before income taxes	(3,134)	2,719		(415)

Income tax benefits	(1,242)	1,057	(e)	(185)
	(1,892)	1,662		(230)

Gain on sale of assets, net of income taxes	-	-		-

Net loss	$(1,892)	$1,662		$(230)

RONSON CORPORATION

Notes to Pro Forma Unaudited Condensed Consolidated
Financial Information of the Consumer Products Division

Basis of Presentation

The unaudited pro forma condensed consolidated financial information gives effect to the proposed sale of substantially all of the assets to and assumption of liabilities of the Company’s Consumer Products Division by the Consumer Products Buyer in exchange for approximately $11.1 million in cash.  ($1.1 million of which will be held in escrow for a period of 12 months after the closing to secure indemnification claims against the Company and up to an additional $250,000 of which may be held in escrow to secure the Company’s environmental compliance obligations).  The Company expects to account for the disposition as discontinued operations in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if shareholder approval of the transaction is obtained.

During the periods presented, the Consumer Products Division was operated as an operating segment within the Company.  As such, the Company did not maintain separate, stand-alone financial statements for the Consumer Products Division.  Accordingly, the financial information of the Consumer Products Division has been prepared from the historical accounting records of the Company and does not purport to reflect a balance sheet and statement of operations that would have resulted if the Consumer Products Division had been a separate, stand-alone company.  As an operating segment of Ronson, the Consumer Products Division is dependent upon Ronson for all of its working capital and financing requirements.

The unaudited pro forma condensed consolidated financial statements and these accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(a)           The book value of the assets and liabilities expected to be included in the sale is composed of the following (in thousands):

	January 1,	December 31,	June 30,
	2008	2008	2009
Accounts receivable, net	$1,327	$973	$1,419
Inventories	2,722	1,567	1,317
Other current assets	395	98	81
Property and equipment, net	2,495	2,221	2,089
Other assets	460	247	248
	$7,399	$5,106	$5,154

(b)           The pro forma gain on sale of the assets is composed of the following (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$12,836	$11,078	$11,264
Less transaction costs:
Professional fees	920	920	920
Other costs related to the sale	487	487	487
Proceeds, net of expenses	11,429	9,671	9,857
Book value of assets sold	7,399	5,106	5,154
Unamortized loan costs, previously deferred	142	199	167
Gain on sale of assets, prior to income tax effect	3,888	4,366	4,536
Income tax expense	1,553	1,744	1,812
Gain on sale of assets, net of income taxes	$2,335	$2,622	$2,724

(c)           The pro forma cash proceeds and disbursements at or near the closing are as follows (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$12,836	$11,078	$11,264
Less escrow amount, environmental remediation escrow and other escrowed amounts	1,400	1,400	1,400
Less transaction costs and other sale-related costs to be paid at closing	1,077	1,077	1,077
Less income taxes related to the sale	292	117	20
Less other payments at closing:
Secured lenders	5,454	7,177	8,352
Long-term leases	672	13	10
Other secured liabilities	-	-	295
Accrued compensation, including salaries and paid time off	111	102	110
	$3,830	$1,192	$-

The pro forma cash proceeds as if the sale had been completed on June 30, 2009, are not sufficient to make all payments to secured lenders and creditors.  Approximately $438,000 of the necessary payments would not be able to be met.

(d)           The pro forma reductions in expenses in the periods presented are as follows, other than those included in the pro forma elimination of the operations related to the assets sold (in thousands):

	December 31, 2008	June 30, 2009
General and administrative expenses, professional fees incurred related to the Company's financing agreements	$-	$744

Interest expenses, assuming the secured lenders were repaid as of January 1, 2008	188	105

Other expenses, other financing costs related to the secured credit agreements to be repaid, including the forbearance fee	-	264
	$188	$1,113

(e)           Removal of the Consumer Products Division activity in the Statements of Operations for the periods ended (in thousands):

	December 31, 2008	June 30, 2009
Net sales	$12,524	$5,249
Cost and expenses:
Cost of sales	8,881	3,599
Selling, shipping and advertising	3,347	1,459
General and administrative	1,063	1,130
Depreciation and amortization	349	151
	13,640	6,339
	(1,116)	(1,090)

Other (income expenses):
Interest expenses	413	195
Other, net	243	321
	656	516
	(1,772)	(1,606)
Income tax benefits	(721)	(612)
	$(1,051)	$(994)

RONSON CORPORATION

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION OF THE
AVIATION DIVISION AND THE CONSUMER PRODUCTS DIVISION

The following unaudited pro forma condensed consolidated financial information sets forth the pro forma condensed consolidated results of operations of  the Company for the year ended December 31, 2008 and the six months ended June 30, 2009 and the pro forma condensed consolidated financial position of the Company as of December 31, 2008 and June 30, 2009.

The unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 have been derived from the Company’s historical consolidated financial information and gives effect to the proposed sale of substantially all of the assets and assumption of certain liabilities of the Company’s Consumer Products Division and Aviation Division, in exchange for approximately $11.1 million in cash and approximately $9.5 million in cash, respectively, as if the sales had occurred on January 1, 2008, and as if the amounts held in escrow to secure indemnification claims against the Company ultimately are released to the Company.  In addition, the unaudited pro forma condensed consolidated balance sheets as of December 31, 2008, and as of June 30, 2009 have been derived from the Company’s historical consolidated financial information and give effect to the proposed Sale Transactions as if both sales had occurred on December 31, 2008, and June 30, 2009, respectively.

The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements included in the Company’s periodic reports filed with the Securities and Exchange Commission.  This information is based on the assumptions and adjustments described in the accompanying notes and does not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transaction.  These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds (other than to repay indebtedness and pay transaction related expenses), which are presented as additional cash on the unaudited pro forma condensed consolidated balance sheet.  Accordingly, the actual effect of the transaction, due to this and other factors, could differ from the pro forma adjustments presented herein.  However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future.

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2008
(Assumes Sale of the Aviation Division and the Consumer Products Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$84	$8,998	(c)	$9,082
Accounts receivable, net	1,288	(973)	(a)	315
Inventories	1,839	(1,839)	(a)	-
Other current assets	897	1,444	(a)(c)	2,341

Total current assets	4,108	7,630		11,738

Property, plant and equipment, at cost	15,881	(15,588)	(a)	293
Less accumulated depreciation and amortization	10,038	(9,805)	(a)	233

Other assets	4,886	(2,976)	(a)	1,910

	$14,837	$(1,129)		$13,708
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$1,747	$(1,472)	(c)	$275
Current portion of long-term debt and leases	467	(418)	(c)	49
Accounts payable	2,902	(25)	(a)	2,877
Accrued expenses	2,033	355	(a)	2,388

Total current liabilities	7,149	(1,560)		5,589

Long-term debt and leases	5,455	(5,312)	(c)	143
Other long-term liabilities	2,327			2,327

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	29,998			29,998
Accumulated deficit	(30,893)	5,743	(b)	(25,150)
Accumulated other comprehensive loss	(2,775)			(2,775)

	1,503	5,743		7,246

Less cost of treasury shares	1,597			1,597
Total stockholders equity (deficiency)	(94)	5,743		5,649

	$14,837	$(1,129)		$13,708

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009
(Assumes Sale of the Aviation Division and the Consumer Products Division)
(in thousands)

	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$80	$7,664	(c)	$7,744
Accounts receivable, net	1,786	(1,419)	(a)	367
Inventories	1,593	(1,593)	(a)	-
Other current assets	1,012	1,475	(a)(c)	2,487

Total current assets	4,471	6,127		10,598

Property, plant and equipment, at cost	15,854	(15,624)	(a)	230
Less accumulated depreciation and amortization	10,267	(10,066)	(a)	201

Other assets	6,048	(3,594)	(a)	2,454

	$16,106	$(3,025)		$13,081
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$2,602	$(2,302)	(c)	$300
Current portion of long-term debt and leases	2,546	(2,505)	(c)	41
Accounts payable	4,192	(540)	(a)	3,652
Accrued expenses	3,111	(514)	(a)	2,597

Total current liabilities	12,451	(5,861)		6,590

Long-term debt and leases	3,191	(3,067)	(c)	124
Other long-term liabilities	2,312			2,312

Stockholders equity (deficiency)
Common stock	5,173			5,173
Additional paid-in capital	30,006			30,006
Accumulated deficit	(32,785)	5,903	(b)	(26,882)
Accumulated other comprehensive loss	(2,645)			(2,645)

	(251)	5,903		5,652

Less cost of treasury shares	1,597			1,597

Total stockholders equity (deficiency)	(1,848)	5,903		4,055
	$16,106	$(2,784)		$13,081

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended December 31, 2008
(Assumes Sale of Aviation Division and Consumer Products Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	December 31,2008	ADJUSTMENTS		December 31,2008

Net sales	$24,187	$(24,187)	(d)	$-

Cost and expenses:
Cost of sales	18,053	(18,053)	(d)	-
Selling, shipping and advertising	3,373	(3,373)	(d)	-
General and administrative	3,566	(1,986)	(d)	1,580
Depreciation and amortization	622	(565)	(d)	57

Loss from operations	(1,427)	(210)		(1,637)

Other (income) expenses:
Interest expense	671	(596)	(d)	75
Other net	586	(335)	(d)	251
	1,257	(931)		326

Earnings (loss) before income taxes	(2,684)	721		(1,963)

Income tax benefits	(1,032)	305	(d)	(727)
	(1,652)	416		(1,236)

Gain on sale of assets, net of income taxes	-	5,283	(b)	5,283

Net earnings (loss)	$(1,652)	$5,699		$4,047

RONSON CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2009
(Assumes Sale of Aviation Division and Consumer Products Division)

	HISTORICAL	PRO FORMA		PRO FORMA
	June 30, 2009	ADJUSTMENTS		June 30, 2009

Net sales	$9,248	$(9,248)	(d)	$-

Cost and expenses:
Cost of sales	6,480	(6,480)	(d)	-
Selling, shipping and advertising	1,462	(1,462)	(d)	-
General and administrative	2,969	(2,337)	(d)	632
Depreciation and amortization	279	(249)	(d)	30

Loss from operations	(1,942)	1,280		(662)

Other (income) expenses:
Interest expense	335	(304)	(d)	31
Other net	857	(587)	(d)	270
	1,192	(891)		301

Loss before income taxes	(3,134)	2,171		(963)

Income tax benefits	(1,242)	871	(d)	(371)
	(1,892)	1,300		(592)

Gain on sale of assets, net of income taxes	-	-		-

Net loss	$(1,892)	$1,300		$(592)

RONSON CORPORATION

Notes to Pro Forma Unaudited Condensed Consolidated
Financial Information

Basis of Presentation

The unaudited pro forma condensed consolidated financial information gives effect to the proposed sale of: (i) substantially all of the assets to and assumption of certain liabilities of the Company’s Aviation Division by the Aviation Buyer in exchange for approximately $9.5 million in cash ($0.5 million of which will be held in escrow for a period of 15 months after the closing to secure potential indemnification claims against the Company) and (ii) substantially all of the assets to and assumption of liabilities of the Company’s Consumer Products Division by the Consumer Products Buyer in exchange for approximately $11.1 million in cash.  ($1.1 million of which will be held in escrow for a period of 12 months after the closing to secure indemnification claims against the Company.)  The Company expects to account for the dispositions as discontinued operations in its consolidated financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if shareholder approval of the transaction is obtained.

During the periods presented, each of the Aviation Division and the Consumer Products Division was operated as an operating segment within the Company.  As such, the Company did not maintain separate, stand-alone financial statements for the Aviation Division and the Consumer Products Division.  Accordingly, the financial information of the Aviation Division and the Consumer Products Division has been prepared from the historical accounting records of the Company and does not purport to reflect a balance sheet and statement of operations that would have resulted if each of the Aviation Division and the Consumer Products Division had been a separate, stand-alone company.

The unaudited pro forma condensed consolidated financial statements and these accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(a)           The book value of the assets and liabilities expected to be included in the sale is composed of the following (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Accounts receivable, net	$1,327	$973	$1,419
Inventories	3,076	1,839	1,593
Other current assets	461	145	114
Property and equipment, net	6,251	5,783	5,558
Other assets	462	249	250
	11,577	8,989	8,934
Accounts payable and accrued expenses	67	64	60
Lease obligations	16	12	9
	83	76	69
	$11,494	$8,913	$8,865

(b)           The pro forma gain on sale of the assets is composed of the following (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$22,336	$20,578	$20,764
Less transaction costs:
Professional fees	1,328	1,328	1,328
Other costs related to the sale	574	574	574
Proceeds, net of expenses	20,434	18,676	18,862
Book value of assets sold	11,494	8,913	8,865
Unamortized loan costs, previously deferred	142	199	167
Gain on sale of assets, prior to income tax effect	8,798	9,564	9,830
Income tax expense	3,515	3,821	3,927
Gain on sale of assets, net of income taxes	$5,283	$5,743	$5,903

(c)	The pro forma cash proceeds and disbursements at or near the closing are as follows (in thousands):

	January 1, 2008	December 31, 2008	June 30, 2009
Gross sale price, including current assets adjustment	$22,336	$20,578	$20,764
Less escrow amount, environmental remediation escrow and other escrowed amounts	1,900	1,900	1,900
Less transaction costs to be paid at closing	1,194	1,194	1,194
Less income taxes related to the sale	1,798	982	439
Less other payments at closing:
Secured lenders	6,399	7,177	8,305
Long-term leases	672	13	10
Other secured liabilities	-	-	733
Accrued compensation, including salaries and paid time off	301	314	519
	$10,072	$8,998	$7,664

The pro forma expense reductions as a result of the sales of the assets would have occurred in the operations of Ronson Consumer Products and Ronson Aviation, and therefore, none have been reflected in the pro forma results of operations for the periods presented excluding those operations.

(d)           Removal of the activities of both the Aviation Division and the Consumer Products Division  in the Statements of Operations for the periods ended (in thousands):

	December 31, 2008	June 30, 2009
Net sales	$24,187	$9,248
Cost and expenses:
Cost of sales	18, 053	6,480
Selling, shipping and advertising	3,373	1,462
General and administrative	1,986	2,337
Depreciation and amortization	565	249
	23,977	10,528
	210	(1,280)

Other (income expenses):
Interest expenses	596	304
Other, net	335	587
	931	891
	(721)	(2,171)
Income tax benefits	(305)	(871)
	$(416)	$(1,300)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of November __, 2009 (including options and warrants exercisable within sixty days thereof) with respect to (i) each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our outstanding common stock; (ii) each director, (iii) each executive officer who was identified in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission, and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Percent of Class
Louis V. Aronson, II	1,669,386 (3)(4)	32.84%
Carl W. Dinger III(5) P.O. Box 150 Green Village, New Jersey 07935	590,685 (5)	11.62
Erwin M. Ganz	295,357(3)	5.81
Barbara L. Collins	1,215	*
Edward E. David, Jr.	2,579	*
John H. Bess	3,000	*
Gerard J. Quinnan	14,054	*
Justin P. Walder	84,056	1.65
Daryl K. Holcomb	68,757	1.35
All directors and officers as a group (eight (8) individuals including those named above)	1,897,371(3)(4)	37.40

*Shares owned beneficially are less than 1%.

(1)	Unless otherwise indicated in the table, the address of each of the principal shareholders is c/o Ronson Corporation, 3 Ronson Road, Woodbridge, New Jersey 07095.

(2)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which such person has the right to acquire within 60 days of November __, 2009.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within sixty days of such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.  Applicable percentage ownership in the table is based on 5,083,539 shares of common stock outstanding as of November __, 2009.

(3)	Includes 241,033 shares of common stock held by The Ronson Corporation Retirement Plan which are voted by the plan’s trustees, Messrs. Aronson and Ganz.

(4)
Includes 16,463 shares of common stock held by or on behalf of members of the immediate family of Mr. Aronson, or trusts for their benefit, and 32,269 shares of common stock held by the Louis V. Aronson, II Irrevocable Insurance Trust.

(5)
Ownership reflected is based on information contained in a Schedule 13D, as amended, filed by Mr. Dinger on July 9, 2007 as adjusted for the 5% common stock dividends declared through February 1, 2008.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy statement to be mailed to all shareholders entitled to vote at our next annual meeting of shareholders must be received at our principal executive officers not later than ________ __, 2009.  It is suggested that any such proposal be submitted by certified mail, return receipt requested.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC, Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, upon payment of a duplicating fee.  The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, including any information incorporated into this proxy statement by reference, without charge, by written or telephonic request directed to us at:

Ronson Corporation
3 Ronson Road
Woodbridge, New Jersey  07095
Attention: Justin P. Walder, Corporate Secretary
Telephone number:  (732) 636-2430

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  You should not assume that the information contained in this proxy statement is accurate as of any date other than the date on which this proxy statement is first mailed to shareholders, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules governing the delivery of disclosure documents which allow us and certain intermediaries, such as banks, brokers and other nominees, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single copy of the proxy statement to any household at which two or more shareholders reside if we believe that the shareholders are members of the same family.  Each shareholder will continue to receive individual proxy cards and voting instruction forms.  This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies by reducing the volume of duplicate information received and reducing the companies’ expenses of printing and mailing.  In connection with this proxy solicitation, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the shareholders.  We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed.  Requests for additional copies should be directed to Ronson Corporation, 3 Ronson Road, Woodbridge, New Jersey 07095, Attention: Secretary.

REQUEST TO SIGN, DATE AND RETURN PROXIES

If you do not intend to be present at the Special Meeting on November __, 2009 please sign, date and return the enclosed proxy card at your earliest convenience.

By the order of the Board of Directors,

Louis V. Aronson, II Chairman of the Board

November __, 2009

Annex A

                            ASSET PURCHASE AGREEMENT

                               Dated May 15, 2009

                                      among

                               RONSON CORPORATION,
                            a New Jersey corporation,

                                       and

                             RONSON AVIATION, INC.,
                            a New Jersey corporation,

                                     SELLER,

                           HAWTHORNE TTN HOLDINGS, LLC
                      a Delaware Limited Liability Company,

                                     BUYER.

                          Sale by Ronson Corporation of
                            Certain of the Assets and
                  the Business of its Wholly Owned Subsidiary,
                            Ronson Aviation, Inc. to

                           Hawthorne TTN Holdings, LLC


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                       i

                                       ii

                                      iii

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated May 15, 2009 (the "Agreement"), is among RONSON CORPORATION, a New Jersey corporation ("Parent"), and RONSON
AVIATION, INC., a New Jersey corporation ("Aviation") (Parent and Aviation are herein referred to together as "Seller"), and Hawthorne TTN Holdings, LLC, a
Delaware limited liability company ("Buyer"), and includes by reference a collection of Exhibits and Schedules ("Disclosure Memorandum,").

         WHEREAS, Parent owns 100% of the outstanding capital stock of Aviation;
and

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the assets and the business, as a going concern, of Aviation utilized in its
Fixed Base Operations, Building and Ramp, Fuel Services, Aircraft Maintenance
and Avionics operations at Trenton-Mercer Airport in Trenton, New Jersey including, but not limited to Aviation's fixed base operation lease between
Aviation (as successor to Ronson Helicopters, Inc.) and the County of Mercer
dated May 14, 1975, as amended from time to time ("Master Lease"), subleases and fuel operations, for the consideration provided herein (including the assumption by Buyer of certain of Aviation's liabilities and obligations).

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements hereinafter contained, the parties hereby represent, warrant, covenant and agree as follows:

         Section 1. SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES.
                    ------------------------------------------------------

                  (a) Sale and Transfer of Assets. In reliance on the
                      ---------------------------
representations, warranties, covenants and agreements contained herein and subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), Seller shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the assets, free and clear of any encumbrances
(except as otherwise hereinafter expressly excluded), and the business, as a going concern, of Aviation including without limitation, the following
(collectively, the "Assets"), free and clear of all liens, unless specifically listed in paragraph 1 (c):

                           (i) all assets of Aviation as reflected in Disclosure
Memorandum, Exhibit A, including, but not limited to customer contracts and contract rights of all kinds (including, but not limited to rental contracts, hanger leases, customer service contracts and tie down agreements, but excluding the fuel contract with BP) (collectively "Aviation Contracts"), inventory, tools, equipment, vehicles, furniture, fixtures, the name "Ronson Aviation", FAA certificates, to the extent assumable, and goodwill);

                           (ii) all rights of Aviation under the Master Lease
including leasehold improvements and leases, contracts, plans and commitments relating to the Assets listed on Disclosure Memorandum, Exhibit A.;

                           (iii) all of Aviation's goodwill relating to the
business of Aviation; and

                           (iv) all right, title and interest of Aviation to
claims and causes of action relating to the Assets arising on or after the
Closing Date.

                           With respect to any losses suffered by Buyer with
respect to the Assets attributable to any event occurring prior to the Closing, whether or not otherwise indemnified against hereunder, Seller shall assign any rights which Seller might have to pursue or, if such an assignment is or would be invalid or unenforceable as against third parties, shall pursue and assert diligently, in good faith and , any and all remedies Seller may have, and Seller shall pay over to Buyer any recovery so obtained.

                                       1

                  (b) Excluded Assets. Notwithstanding the foregoing provisions
                      ---------------
of Section 1(a) above, it is expressly understood and agreed that there shall be excluded from the Assets being conveyed hereunder the following (the "Excluded
Assets"):

                           (i) all receivables due to Aviation for work
performed and work in progress as of the Closing Date for which invoices have been issued as of the Closing Date;

                           (ii) all accounts receivable for goods delivered or
services provided prior to the Closing Date for which invoices were issued to customers on or prior to the Closing Date;

                           (iii) all of Seller's right, title and interest in
prepaid Income Taxes and any claims for refunds with respect to Income Taxes paid by Seller for any period ending on or before the Closing Date;

                           (iv) all of Seller's right, title and interest in
prepaid insurance or any experience credits, premium deposits or other refunds under insurance policies or other prepaid expenses including, without limitation, prepaid rent and prepaid equipment lease payments, to the extent the same are refundable;

                           (v) all right, title and interest of Aviation to
claims and causes of action relating to the assets, business or operations of
Aviation arising prior to the Closing Date;

                           (vi) cash on hand; and

                           (vii) BP Fuel Contract.

                  (c) Assumption of Liabilities and Obligations. On the Closing
                      -----------------------------------------
Date, subject to the provisions of Section 1(d) below, Buyer shall assume and agree to pay, perform and discharge the following liabilities and obligations of
Seller to the extent that they relate to the Assets or the business of Aviation
(collectively, the "Assumed Liabilities"):

                           (i) all liabilities and obligations relating to the
Assets arising on or after the Closing Date.

                  (d) Excluded Liabilities. Buyer is not assuming any other of
                      --------------------
the liabilities or obligations of the Seller, known or unknown, which are not expressly assumed by Buyer pursuant to Section 1(c) above, or which were incurred prior to the closing date or are shown on the Balance Sheet (as hereafter defined) of Aviation ("Excluded Liabilities").

         Section 2. PURCHASE PRICE. PAYMENT.
                    -----------------------

                  (a) Purchase Price. The purchase price (the "Purchase Price")
                      --------------
to be paid by Buyer to Aviation on the Closing Date for the Assets shall be Nine
Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00)

In accordance with this Section 2(a), at the Closing, the Purchase Price shall be delivered by Buyer to Seller as follows: (a) Nine Million and No/100 Dollars
($9,000,000.00) by wire transfer; and (b) Five Hundred Thousand and No/100
Dollars ($500,000.00) paid to the escrow agent pursuant to the Escrow Agreement.

                  (b) Allocation of Purchase Price. The Buyer and Seller agree
                      ----------------------------
that the Purchase Price, including the amount of liabilities assumed by the
Buyer under Section 1(c) hereof and treated as consideration for the Assets under Section 1060-1T of the Treasury Regulations shall be allocated in accordance with the rules set forth in Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. For all purposes hereunder, the parties have agreed to allocate the
Purchase Price as follows:

                                       2

                           (i)      Leasehold                    $_____________
                           (ii)     Main Hangar/Office Complex   $_____________
                           (iii)    New Hangar/Office Complex    $_____________
                           (iii)    T-Hanger 1                   $_____________
                           (iv)     T-Hanger 2                   $_____________
                           (v)      Fuel Farm                    $_____________
                           (vi)     Parts Inventory and
                                    Other Inventory              $_____________
                           (vii)    Equipment                    $_____________
                           (viii)   Fuel                         $_____________
                           (xi)     Goodwill                     $_____________

                           TOTAL
                                                                 ==============

In the event of any adjustment in the Purchase Price under Section 2(b) hereof, such increase or decrease as the case may be, shall be allocated in proportion to the allocation of the Purchase Price as set forth above. Buyer and Seller shall each prepare Form 8594 or such other forms and returns as may be required in a manner consistent with the allocation made hereunder and any adjustment thereto and shall timely file Form 8594 or other required forms or returns with the Internal Revenue Service. Neither Seller nor Buyer shall take any position on any Tax form or return or in any tax audit or proceeding that is inconsistent with such allocation. Buyer and Seller will notify each other as soon as reasonably practical of any audit adjustment or proposed audit adjustment by any taxing authority that affects the allocations made hereunder.

         Section 3. THE CLOSING.
                    -----------

                  (a) Time and Place of Closing. The closing of the transaction
                      -------------------------
contemplated by this Agreement (the "Closing") shall take place at Ronson
Aviation, or such other location, on a date (the "Closing Date") on or about
July 30, 2009.

                  (b) Aviation Employees as of the Closing Date. As of said
                      -----------------------------------------
Closing Date, Aviation shall have terminated all its employees and have paid all accrued salary, vacation pay, sick pay and all other employee benefits. Buyer will advise Seller no later than ten (10) days prior to the Closing Date of any
Aviation employees which Buyer will not be hiring for its operations and Buyer will make offers of employment to all other employees of Aviation effective as of the Closing Date. As part of such offer, Buyer will agree to grandfather employees who are offered employment under Buyer's employee benefit plans so that such employees will receive credit for the time employed by Aviation.

                  (c) Due Diligence As Condition Precedent to the Closing. Buyer
                      ---------------------------------------------------
and its representatives shall have completed their financial, supplier, customer, legal and environmental due diligence review of Seller and their review of the transactions contemplated hereby within 30 days of the expiration of the standstill period per the terms of the Stipulation of Settlement
Agreement dated October 12, 2007 by and among Ronson Corporation and certain of its shareholders, as Disclosure Memorandum, Exhibit B, and Buyer in its sole discretion shall be satisfied with the results of such due diligence review otherwise Buyer may terminate this Agreement by providing written notice to
Seller at which time this Agreement shall be deemed null and void.

                  (d) Shareholder Approval. Consummation of the transaction
                      --------------------
contemplated by this Agreement requires the approval of the shareholders of
Parent. Such approval is a condition precedent to Closing for both parties.
Prior to the Closing Date, Seller will prepare proxy solicitation materials and diligently make all necessary SEC filings in cooperation with Buyer. (except that Seller, at its option, shall not be obligated to make such filings prior to

                                       3

expiration or waiver of Buyer's financing contingency under Section 7(l)
hereof). Buyer agrees to furnish promptly to Parent all information concerning
Buyer and its affiliates and their respective businesses and affairs which may be required by applicable Federal securities laws or the SEC for inclusion in any proxy statement or other solicitation materials relating to the solicitation of shareholder approval for the transaction contemplated by this Agreement, in the form required or appropriate for inclusion, and, to the extent reasonably requested to do so, to cooperate with and assist Parent in the preparation of all such materials. All information furnished by Buyer concerning Buyer, its affiliate and their business and affairs, including financial information, shall
(i) be in writing and itemized on an Information Schedule maintained by Buyer and acknowledged, from time to time, in writing by Seller, (ii) be true and correct in all material respects, (iii) comply with legal and regulatory requirements and (iv) not contain any misstatements of material information or omit any material information regarding Buyer and its business. If, prior to the shareholders' meeting at which shareholder approval will be solicited, any event occurs with respect to Buyer or any change occurs with respect to information supplied by Buyer for inclusion in the proxy statement, Buyer shall promptly notify Parent of such event and shall cooperate with Parent in the prompt filing with the SEC of any necessary amendment or supplement to the proxy statement.

         Section 4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby
                    ----------------------------------------
represents and warrants to Buyer that, except as set forth in Disclosure
Memorandum, Schedule A:
            ----------

                  (a) Organization and Good Standing.
                      ------------------------------

                           (i) Parent is a corporation duly organized, validly
existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of Parent and its subsidiaries, taken as a whole. Parent owns beneficially and of record all of the outstanding capital stock of Aviation.

                           (ii) Aviation is a corporation duly organized,
validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of Aviation. Aviation has no subsidiaries.

                  (b) Authority Execution and Delivery. Subject to Section 3(d),
                      --------------------------------
each of Parent and Aviation has full corporate power and authority to enter into this Agreement and to sell the Assets in accordance with the terms hereof so as to vest in Buyer on the Closing Date good and marketable title to the Assets, free and clear of all claims, liens, pledges, options, charges, security interests or encumbrances of any nature whatsoever (collectively,
"Encumbrances"). The execution, delivery and performance of this Agreement by
Parent has been duly and effectively authorized by the Board of Directors of
Parent. The execution, delivery and performance of this Agreement by Aviation has been duly and effectively authorized by the Board of Directors of Aviation and Parent. No other corporate proceedings on the part of Parent or Aviation are necessary, except as described in Section 3(d), to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Aviation and constitutes the legal, valid and binding obligation of each of Parent and Aviation, enforceable against each of
Parent and Aviation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity. To the extent there are encumbrances on the Assets, said encumbrances shall be paid at closing with the proceeds of the closing.

                  (c) Consents, No Conflicts, Etc. Except as contemplated by
                      ---------------------------
this Agreement, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Parent and Aviation with any of the provisions hereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, constitute a default under, or result in the creation of any Encumbrances upon the Assets pursuant to, any of the terms, conditions or provisions of (A)
the respective certificate of incorporation or by-laws of Parent and Aviation, or (B) any material note, bond, mortgage, indenture, deed of trust, lease,

                                       4

license, agreement, or any other material instrument or obligation to which either Parent or Aviation is a party, (ii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Aviation or any of their respective assets or properties or (iii) require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or any other person or entity, except for violations, conflicts or defaults which would not, or consents, approvals, permissions or authorizations, the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the Assets, the business of Aviation or the ability of Parent and
Aviation to consummate the transactions contemplated hereby in accordance with the terms hereof

                  (d) No Other Agreements to Sell the Assets. Except as
                      --------------------------------------
otherwise provided in the Stipulation of Settlement dated October 12, 2007 among
Ronson Corporation and certain of its shareholders (Disclosure Memorandum,
Exhibit B), Seller has no legal obligation, absolute or contingent, to any other person or firm to sell any of the Assets (other than in the ordinary course of business).

                  (e) Copies of Documents. Seller has previously made available
                      -------------------
to Buyer true and complete copies, or forms, of (i) all material agreements, contracts, leases, insurance policies, undertakings, commitments and arrangements relating to the Assets and (ii) all material governmental or regulatory licenses, permits, franchises, approvals and certificates
(collectively, "Permits") required to conduct the business of Aviation.

                  (f) Properties.
                      ----------

                           (i) Aviation has good and marketable title, free and
clear of liens or encumbrances except as described on the 2008 Balance Sheet to all of its owned properties and assets, tangible and intangible, included in the
Assets.

                           (ii) Each lease, including the Master Lease, pursuant
to which Aviation leases real or personal property and each other material contract or commitment included in the Assets is valid and enforceable, in full force and effect, in accordance with its terms and Aviation is not in default under any provision of any such lease, contract or commitment. No party from whom Aviation leases real or personal property material to the business of
Aviation and no party which is a party to any lease, contracts or commitment material to the business of Aviation is in default under any provision of any such lease, contract or commitment whereby the benefits of such lease, contract or commitment would not be realized in the future.

                           (iii) Aviation has not received notice of (1) any
violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of its leased real properties included in the Assets that would materially impair the business or operations of Aviation or (2) any pending or threatened condemnation proceedings relating to any of its leased properties included in the Assets.

                           (iv) As of the date hereof, to the best of Seller's
knowledge, the improvements at Aviation's facilities and all machinery and equipment included in the Assets are in good operating condition for use in the ordinary course of business, normal wear and tear excepted, except for such defects as would not substantially interfere with the continued use thereof in the conduct of normal operations and except for equipment undergoing normal operational maintenance. Notwithstanding the foregoing, Seller makes no representations or warranties with respect to the future performance of the improvements, machinery and equipment included in the Assets.

                  (g) Litigation. Other than as set forth in Disclosure
                      ----------
Memorandum, Schedule A, there is no litigation, proceeding, arbitral action or
            ----------
government investigation pending or threatened against Aviation with respect to the Assets or the business of Aviation which would have a material adverse effect on the Assets or the business of Aviation or interfere with the ability of Seller to consummate the transactions contemplated by this Agreement in accordance with the terms hereof. To Seller's knowledge, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Aviation affecting the Assets or the business of Aviation.

                                       5

                  (h) Compliance with Laws; Permits. Seller, has complied in all
                      -----------------------------
material respects with all applicable Permits, statutes, regulations, orders, ordinances, rules, licenses, codes, plans, decrees, judgments, injunctions, notices, or demand letters (including, without limitation, applicable zoning, environmental, occupational safety and health laws and regulations) of all governments and other governmental bodies and authorities, and agencies of any of the foregoing, to which it is subject in connection with the conduct of the business of Aviation, and any undertakings of Aviation to any of the foregoing, except for such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the Assets or the business of
Aviation. Aviation has not received any written notice of such a failure to comply with any of such Permits, statutes, regulations, orders, ordinances, rules, licenses, codes, plans, decrees, judgments, injunctions, notices, or demand letters or undertakings, and Aviation knows of no presently existing circumstances or changes in Permit conditions which would, individually or in the aggregate, have a material adverse effect on the Assets or the business of
Aviation. To Aviation's knowledge, there are no products now being manufactured, sold or distributed by Aviation which at the date hereof would require any approval of any governmental body, whether federal, state, local or foreign, for which such approval has not been obtained. No proceedings for the suspension or cancellation of any Permit maintained by Aviation with respect to the business of Aviation is pending or, to Aviation's knowledge, threatened.

                  (i) Insurance. The policies of insurance maintained by Seller
                      ---------
with respect to the Assets or the business of Aviation insure the Assets and the business of Aviation against such losses and risks as are adequate in accordance with customary industry practice to protect the Assets and the business of
Aviation in the context of Parent's business. Seller has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, so far as known to Seller, no such improvements or expenditures are required.

                  (j) No Brokers. Seller has not entered into and will not enter
                      ----------
into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  (k) Transactions with Certain Persons. No shareholder,
                      ---------------------------------
officer, director or employee of Seller or any of their affiliates or member of his or her immediate family is presently a party to any material transaction with Aviation which is other than an arm's-length transaction.

                  (l) Consequences of Sale and Purchase. Seller is not aware
                      ---------------------------------
that any person or entity which now has material business dealings with Aviation intends to cease to do so as a result of the consummation of the transactions contemplated by this Agreement.

                  (m) Environmental Matters. Except as disclosed in Disclosure
                      ---------------------
Memorandum, Schedule A:

                           (i) Aviation and this transaction are not subject to
         any reporting requirement in the Industrial Site Recovery Act, N.J.S.A.
         13:1K-6 et seq.

                           (ii) NJDEP issued a letter to Aviation dated Sept.
         12, 2002 requesting additional groundwater monitoring data respecting well MW-203 at the Airport, and a Remedial Action Workplan, stating that failure to comply may result in enforcement actions and statutory penalties. NJDEP considers this letter to still be in effect. According to Aviation's environmental consultant, data demonstrates that Aviation is not the source of the contamination at MW-203. NJDEP denied the request for a NFA letter on March 26, 2003. According to NJDEP,
         "[b]ased on the subsurface investigation completed to date [Mar. 26,
         2003] the Department cannot make a determination as to the source of the free product jet fuel found in monitoring well MW-203." Because
         Aviation declined to further investigate or remediate the free product

                                       6

         conditions associated with MW-203, NJDEP issued a letter dated June 19,
         2003 to Mercer County, as the owner of the Airport, to comply with the investigation and remedial action requirements of the Spill Act for this area of concern. In connection with this, Aviation filed Ronson v.
         Mercer County, Docket No. MER-L-1219-99, as a cost recovery action and an action on a leasehold. This matter is settled in part.
         Correspondence related to the open issue of contamination of MW-203 is available for review at Aviation.

                           (iii) Aviation operated oil/water separators, which
         had storage tanks attached to them. The oil/water separator tanks were removed and a No Further Action letter is expected from NJDEP shortly.

                           (iv) Except as described in 4(m)(ii) above, to the
         best of Seller's knowledge, there are no uncontrolled Hazardous
         Substances (defined below) and no uncontrolled Hazardous Wastes
         (defined below) present on the Premises including, asbestos, flammable substances, explosives, radioactive materials, polychlorinated biphenyls ("PCBs"), urea formaldehyde foam insulation, corrosive, irritant, biologically infectious materials, garbage, refuse, sludge, or toxic chemical waste materials (other than ordinary course garbage and refuse of tenants and ordinary course cleaning materials). Except as described in 4(m)(ii) above, Seller is not currently identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances,
         Hazardous Wastes or other environmental pollutants or contaminants at the Premises, and no lien or super- lien has been recorded, filed or otherwise asserted against the Premises. For purposes of this
         Agreement, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive
         Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section
         9601 (14), as amended, all petroleum products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws; and "Hazardous Wastes" means any hazardous waste as defined in applicable federal or state laws.

                           (v) Except as described in Section 4(m)(i) through
         (iv) above and on Disclosure Memorandum, Schedule A, there has been no significant release of hazardous substances, including petroleum products, by Seller which has not been reported to the NJDEP, and to
         Seller's knowledge , there is no threat of release of any hazardous substances, at or from any facility or at any other location where any hazardous substances were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any facility or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest. However, except as set forth herein, Seller makes no representations about past releases or discharges of hazardous substances including petroleum products that may have occurred in the ordinary course of fueling, transport and/or storage operations at any property or location or by any facility owned or leased by Seller.

                                       7

         (n) Tax Matters.
             -----------

                           (i) None of the Assets directly or indirectly secures
any debt the interest on which is tax-exempt under section 103(a) of the Code.

                           (ii) None of the Assets is "tax-exempt use property"
within the meaning of section 168(h) of the Code

                           (iii) Seller is not a person other than a United
States person within the meaning of the Code.

                           (iv) Aviation has duly filed (or joined in the filing
of) on or before their due dates (including any extensions) all Tax reports and returns it was required to file (or join in the filing of). All such returns and reports were accurate and complete in all material respects when filed and were prepared in conformity with all applicable laws and regulations. All Taxes shown to be due on such Tax returns and reports or otherwise assessed or due and payable have been paid in full.

                           (v) The representations and warranties set forth in
subclause (iv) above are only applicable to the extent that the Assets can be made subject to Tax liens or Buyer can be made liable for Taxes relating to the matters constituting breaches of such representations and warranties.

                  (o) Disclosure. No representation or warranty made by Seller
                      ----------
in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not false or misleading.

                  (p) Assets. All the Assets being transferred to Buyer pursuant
                      ------
to this Agreement are owned or leased by Aviation and comprise all those properties, assets and rights necessary to operate the business of Aviation in the ordinary course.

                  (q) Government Contracts. Seller has, with respect to
                      --------------------
Aviation, complied in all material respects with all laws, ordinances, rules and regulations relating to government contracts.

                  (r) Utilities. All public utilities required for the operation
                      ---------
of the Property, including without limitation, water, sewer, gas and electricity are installed and operating, and all installation charges and connection fees therefore have been paid in full.

                  (s) Financial Statements. Seller has delivered to Buyer: (a)
                      --------------------
an audited balance sheet of Seller as at December 31, 2008, (the "2008 Balance
Sheet") and the related audited statements of income, changes in Equityholders'
equity, and cash flows for the twelve (12) months then ended (the "2008
Financial Statement") including in each case the notes thereto certified by the
Seller's chief financial officer and the unaudited balance sheet as at March 31,
2009 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in Equityholders' equity, and cash flows for the three (3)
months then ended (the "Interim Financial Statement"), including in each case the notes thereto certified by Seller's chief financial officer. Collectively, the 2008 Financial Statement and the Interim Financial Statement are (the
"Financial Statements"). Such Financial Statements fairly present the financial condition and the results of operations, changes in Equityholders' equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The Financial
Statements referred to in this Section 4(r) and delivered pursuant to Section
6(j) reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements. The Financial Statements have been and will be prepared from and are in accordance with the accounting records of Seller.
Seller has also delivered to Buyer copies of all letters from Seller's auditors to Seller's members or the audit committee thereof during the thirty-six (36)
months preceding the execution of this Agreement, together with copies of all responses thereto.

                                       8

                  (t) No Undisclosed Liabilities. Except as set forth in
                      --------------------------
Disclosure Memorandum, Schedule A, Seller has no Liability except for
Liabilities reflected or reserved against in the 2008 Balance Sheet or the
Interim Balance Sheet and current liabilities determined in accordance with GAAP incurred in the ordinary course of business of Seller since the date of the
Interim Balance Sheet.

                  (u) No Material Adverse Change. Since the date of the 2008
                      --------------------------
Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  (v) Employee Benefits.
                      -----------------

                           (i) Seller has maintained workers' compensation
coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Disclosure
Memorandum, Schedule A.

                           (ii) Except as required by law, the consummation of
the contemplated transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of Seller. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

                           (iii) Except for the continuation coverage
requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are
Employee Welfare Benefit Plans.

                           (iv) All contributions required by the terms of any
multiemployer plan and any collective bargaining agreement have been made when due; and

                           (v) Seller would not be subject to any withdrawal
liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, Seller were to engage in a "complete withdrawal" (as defined in ERISA
Section 4203) or a "partial withdrawal" (as defined in ERISA Section 4205) from such Multiemployer Plan.

                  (w) Contracts; No Defaults
                      ----------------------

                           (i) Disclosure Memorandum, Schedule A contains an
accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of each Aviation Contract:

                               Disclosure Memorandum, Schedule A sets forth
reasonably complete details concerning such Aviation Contracts, including the parties to the Aviation Contracts, the amount of the remaining commitment of
Seller under the Aviation Contracts and the location of Seller's office where details relating to the Aviation Contracts are located.

                           (ii) Except as set forth in Disclosure Memorandum,
Schedule A:

                                (1) each Aviation Contract identified or
required to be identified in Disclosure Memorandum, Schedule A and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                                       9

                                (2) except as to the Master Lease which requires
the consent of the County of Mercer, each Aviation Contract identified or required to be identified in Disclosure Memorandum, Schedule A and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

                           (iii) Except as set forth in Disclosure Memorandum,
Schedule A:

                                (1) Seller is, and at all times since December
31, 2008, has been, in compliance with all applicable terms and requirements of each Aviation Contract which is being assumed by Buyer;

                                (2) each other person that has or had any
obligation or liability under any Aviation Contract which is being assigned to
Buyer is, and at all times since December 31, 2008, has been, in full compliance with all applicable terms and requirements of such Aviation Contract;

                                (3) no event has occurred or circumstance exists
that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give Seller or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any
Aviation Contract that is being assigned to or assumed by Buyer;

                                (4) no event has occurred or circumstance exists
under or by virtue of any Aviation Contract that (with or without notice or lapse of time) would cause the creation of any encumbrance affecting any of the
Assets; and

                                (5) Seller has not given to or received from any
other person, at any time since December 31, 2007, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Aviation Contract which is being assigned to or assumed by Buyer.

                           (iv) There are no renegotiations of, attempts to
renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Aviation Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                  (x) Sufficiency of Assets. Except as set forth in Disclosure
                      ---------------------
Memorandum, Schedule A, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Sellers' business in the manner presently operated by Sellers and (b) include all of the operating assets of Sellers.

                  (y) Solvency
                      --------

                           (i) Seller is not now insolvent and will not be
rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of Seller exceed the present fair saleable value of Seller's assets.

                           (ii) Immediately after giving effect to the
consummation of the Contemplated Transactions: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii)
Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or

                                       10

in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

         Section 5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby
                    ---------------------------------------
represents and warrants to Seller that, except as set forth in Disclosure
Memorandum, Schedule B:
            ----------

                  (a) Organization and Good Standing. Buyer is a limited
                      ------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as it is now being conducted and is in good standing and duly qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

                  (b) Authority; Execution and Delivery. Buyer has full power
                      ---------------------------------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Buyer have been duly and effectively authorized by Buyer. No action by the members of the LLC on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against
Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity

                  (c) Consents, No Conflicts, Etc. Neither the execution and
                      ---------------------------
delivery of this Agreement, the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (with or without the giving of notice or the passage of time) (i) violate, conflict with, result in a breach of, constitute a default under, or result in the creation of any Encumbrances upon the assets of Buyer or any of its subsidiaries pursuant to, any of the terms, conditions or provisions of (1) the certificate of formation of Buyer or (2) any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or any other material instrument or obligation to which Buyer or any of its subsidiaries is a party,
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its subsidiaries or any of their respective assets or properties, or (iii) require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative, or self-regulatory authority or any other person or entity; except for violations, conflicts or defaults which would not, or consents, approvals, permissions or authorizations the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on Buyer and its subsidiaries, taken as a whole, or on the ability of Buyer to consummate the transactions contemplated hereby in accordance with the terms hereof

                  (d) No Brokers. Buyer has not entered into and will not enter
                      ----------
into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  (e) Disclosure. No representation or warranty made by Buyer in
                      ----------
this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not false or misleading.

         Section 6. CERTAIN COVENANTS AND AGREEMENTS.
                    --------------------------------

                  (a) Nondisclosure. Seller shall not, at any time after the
                      -------------
Closing, divulge, furnish to or make accessible to anyone other than Buyer any knowledge or information with respect to processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, in

                                       11

each case that are proprietary and confidential to Aviation or with respect to any confidential and proprietary aspects of Aviation's business (including without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("confidential information"); provided, that nothing
                                                      --------
herein shall prohibit Seller from complying with any order or decree of any court of competent jurisdiction or governmental authority, but Seller shall, to the extent reasonably practicable, give Buyer timely notice of the receipt of any such order or decree.

         Any information, which (i) at or prior to the time of disclosure by
Seller was generally available to the public through no breach of this covenant,
(ii) was available to the public on a nonconfidential basis prior to its disclosure by Seller or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Seller, shall not be deemed confidential information for purposes hereof, and the undertakings in this covenant with respect to confidential information shall not apply thereto.

                  (b) Conduct of Business. From the date hereof through the
                      -------------------
Closing Date, (i) Seller shall not take any action that would result in or by unreasonable inaction permit to occur any material change in the business conducted by Aviation, and (ii) Seller shall operate the business of Aviation in the ordinary course, and (iii) comply with the terms and conditions of the
Master Lease.

                  (c) Changes in Representations and Warranties. Between the
                      -----------------------------------------
date of this Agreement and the Closing Date, Seller shall use its best efforts to not enter into any transaction, take any action, or by unreasonable inaction permit an event to occur, which would result in any of its representations and warranties herein contained not being true and correct in any material respect at and as of the Closing Date. Seller shall promptly give written notice to
Buyer and Buyer shall promptly give written notice to Seller upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                  (d) Mutual Cooperation. The parties hereto shall cooperate
                      ------------------
with each other, and shall use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

                  (e) Access to Business. Seller shall, from the date hereof up
                      ------------------
to and including the Closing Date, permit Buyer and Buyer's attorneys, accountants, agents and representatives full access to the books, records, business, assets and employees of Aviation at any reasonable time during normal business hours and in any reasonable manner, upon reasonable notice and without undue interruption to the business of Aviation. Buyer shall have the right, after consultation with and under the supervision of Seller, to meet with customers and suppliers of Aviation (but only in the presence of Wolcott R.
Blair and such other representative of Seller as Seller shall designate), and
Seller shall give Buyer full cooperation with respect thereto as reasonably requested.

                  (f) Further Assurances. From and after the Closing Date, from
                      ------------------
time to time at the others' request and without further consideration, Seller and Buyer shall execute and deliver such other instruments and take such actions with respect to the Assets and the other transactions contemplated herein as
Buyer or Seller may reasonably require.

                  (g) Names.
                      -----

                           (i) Seller is the owner of all right, title and
interest in the name "RONSON AVIATION" and all goodwill associated therewith.
Notwithstanding Seller's rights, from and after the Closing, Buyer shall have the limited right, to the exclusion of Seller, to use the trade name "Ronson
Aviation"; provided, however, that Buyer shall use such names only in connection
           --------  -------
with the business conducted by Aviation at the time of the Closing and shall not engage in any activity which is competitive with, or which may be confused with,

                                       12

Seller, Ronson Consumer Products Corporation, or the name "RONSON". Buyer shall have no right to the use of any variants or derivations of the names "Ronson
Aviation" or to sell or assign the use of the names to any other person or entity; provided, however, that Buyer may sell or assign the names "Ronson
        --------  -------
Aviation" to a person or entity purchasing Buyer's business and associated assets so long as the names are only used in connection with the fixed base operations, building and ramp, fuel services, aircraft maintenance and avionics operations at Trenton Mercer County Airport in Trenton, New Jersey, all being sold to Buyer hereunder and the Buyer is bound by the limitations respecting use of the name "Ronson Aviation" hereunder.

                           (ii) In the event of any actual confusion between
Buyer and Seller resulting from Buyer's limited right to use the name "Ronson
Aviation, Inc.", Buyer agrees to take such reasonable steps as may be necessary to prevent any further confusion, including, for example, indicating in publicly distributed literature, brochures, advertising and the like, including its letterhead, that Buyer is not affiliated with Seller.

                           (iii) Parent and Aviation shall not be restricted in
any manner from using the name "Ronson" in connection with any business.

                                       13

                  (h) Tax Matters.
                      -----------

                           (i) No new elections with respect to Taxes, or any
changes in current elections with respect to Taxes, affecting the Assets shall be made after the date of this Agreement without the prior written consent of
Buyer.

                           (ii) Buyer shall be responsible for all sales and use
Taxes payable in connection with the sale, transfer, assignment and delivery of the Assets pursuant to this Agreement.

                           (iii) Seller shall be responsible for any and all
transfer, documentary and other similar Taxes and all recording and filing fees payable in connection with the sale, transfer, assignment and delivery of the
Assets pursuant to this Agreement.

                           (iv) All real and personal property Taxes, water and
sewer rents and similar charges that are attributable to the Tax period in which the Closing Date occurs shall be prorated on a per diem basis as of the Closing
Date and shall be settled pursuant to Section 2(d) above;

         For purposes of this Agreement:

         "Tax" or "Taxes" shall mean taxes of any kind, liens or other assessments, customs duties, imposts, charges or fees, including, without limitation, gross receipts, ad valorem, value-added, excise, real or personal property, asset, sales, use, stamp, stock transfer, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to such tax. Notwithstanding the above, Tax or
Taxes shall not include income taxes.

                  (i) Product Liability Insurance. Buyer shall be responsible
                      ---------------------------
for obtaining product liability insurance covering Buyer with respect to products shipped and services provided on or after the Closing Date.

                  (j) Interim Financial Statements. Until the Closing Date,
                      ----------------------------
Seller shall deliver to Buyer within fifteen (15) days after the end of each month a copy of the unaudited balance sheet and the related unaudited statements of income and cash flows for such month prepared in a manner and containing information consistent with Seller's current practices and certified by Seller's chief financial officer as to compliance with Section 4(r).

                                       14

                  (k) Noncompetition, Nonsolicitation and Nondisparagement
                      ----------------------------------------------------

                           (i) Noncompetition. For a period of five (5) years
after the Closing Date, Seller, and each of them, shall not, anywhere in the
States of New York, New Jersey, Delaware and Pennsylvania, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any entity engaged in or planning to become engaged in the general aviation services business ("Competing Business"), provided, however, that each Seller may purchase or otherwise acquire up to (but not more than) two percent (2%) of any class of the securities of any entity
(but may not otherwise participate in the activities of such entity) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

                           (ii) Nonsolicitation. As it relates to a Competing
Business, each Seller agrees that for a period of five (5) years after the
Closing Date, Seller shall not, directly or indirectly:

                                (1) solicit the business of any Person who is a
customer of Buyer;

                                (2) cause, induce or attempt to cause or induce
any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with
Buyer;

                                (3) cause, induce or attempt to cause or induce
any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Sellers on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

                                (4) hire, retain or attempt to hire or retain
any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

                           (iii) Nondisparagement. After the Closing Date,
Sellers will not disparage Buyer or any of Buyer's members, directors, officers, employees or agents.

                           (iv) Modification of Covenant. If a final judgment of
a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 6(k)(i) through 6(k)(iii) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 6(k) will be enforceable as so modified after the expiration of the time within which Buyer wishes to assume and are assignable) to Buyer at Closing. The judgment may be appealed. This Section 6(k)
is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Sellers.

                  (l) Exclusivity. During the term of this Agreement, Seller
                      -----------
will not offer to sell or sell any of the Assets or business of Aviation.
However, notwithstanding anything in this Agreement to the contrary, prior to obtaining the Parent's shareholders approval of the sale, the Parent and the
Seller shall be expressly permitted to (1) comply with the fiduciary duties of
Parent's directors or other applicable law with regard to a third party proposal or make any disclosure to the Parent's shareholders if, in the good faith judgment of the Parent (after taking into account the advice of outside counsel), failure to do so would be inconsistent with the fiduciary duties of
Parent's directors or other applicable law, and (2) engage in discussions or negotiations with, or provide confidential information in response to, any third party proposal, if the Board concludes (after consultation with its legal and

                                       15

financial advisers) in good faith by majority vote that there is a reasonable possibility that such third party proposal could constitute a superior proposal.

         Section 7. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer
                    ----------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the waiver by Buyer, within the time period specified in each condition or, absent a specified time period, on or prior to the Closing
Date, of the following conditions:

                  (a) Representations and Warranties True at the Closing Date.
                      -------------------------------------------------------
The representations and warranties of Seller contained in this Agreement shall be deemed to have been made on and as of the Closing Date and shall then be true and correct in all material respects and on the Closing Date Seller shall have delivered to Buyer an officer's certificate to such effect.

                  (b) Seller's Performance. Each of the obligations of Seller to
                      --------------------
be performed on or before the Closing Date, pursuant to the terms of this
Agreement, shall have been duly performed in all material respects by the
Closing Date, and on the Closing Date Seller shall have delivered to Buyer an officer's certificate to such effect.

                  (c) Instruments of Conveyance and Transfer; At the closing,
                      --------------------------------------
Seller shall have delivered to Buyer such bills of sale, endorsements, assignments including assignments of leases and contracts and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are effective to vest in
Buyer good and marketable title to the Assets. Simultaneously with such delivery, Seller shall take or cause to be taken all such other steps as are reasonably necessary to put Buyer in actual possession and operating control of the Assets.

                  (d) Approvals and Consents. (i) Seller and Buyer shall work
                      ----------------------
together to obtain and deliver to Buyer all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state, local or foreign, as set forth in Disclosure Memorandum, Schedule D, which are material to the consummation of the transactions contemplated hereby and (ii)
Seller and Buyer shall work together to obtain and deliver to Buyer all requisite approvals and consents pursuant to leases, contracts, agreements, permits or licenses, as set forth in Disclosure Memorandum, Schedule C, which are material to the consummation of the transactions contemplated hereby; and
(iii) The closing of this transaction is subject to the written approval of the
County of Mercer of the assignment to the Buyer of the Master Lease, including written confirmation from the County that the lease term expires no earlier than
May 31, 2032, within thirty (30) days of the date hereof, which Buyer and Seller may extend for an additional sixty (60) days consistent with the sixty (60) day period provided in Section 19 of this Agreement.

                  (e) Litigation. As of the Closing Date, there shall not be in
                      ----------
effect any litigation, judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

                  (f) No Material Adverse Change. There shall not have occurred
                      --------------------------
since the date hereof any material adverse change in the business, assets, liabilities, earnings or financial condition of Aviation.

                  (g) No Change in Law. There shall not have been any action, or
                      ----------------
any statute enacted, by any government or agency thereof which would in any material respect prohibit or render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal.

                  (h) Seller's Failure to Meet Certain Conditions. In the event
                      -------------------------------------------
Seller fails to meet the conditions set forth in subparagraphs (d), (f) and (g)
of this paragraph within the time period set forth in Section 19, Buyer shall be entitled to cancel this Agreement. In such event neither party shall have any rights or obligations against the other.

                  (i) Financing Contingency. Buyer shall have obtained by the later of (i) the expiration of the Due Diligence Period; or (ii) the written

                                       16

consent from the County of Mercer to the terms of Paragraph 7(j) below, on terms and conditions satisfactory to it, a commitment for financing in order to consummate the transactions contemplated hereby, which, if not obtained or waived within such period, will entitle Buyer to terminate this Agreement by written notice to Seller within such period failing which this condition shall be deemed waived by Buyer;

                  (j) County of Mercer Lease Assignment. Buyer shall have
obtained a written consent from the County of Mercer, if requested by Buyer's lender, to the collateral assignment of the Master Lease and/or consent to a leasehold mortgage from the landlord or other party whose consent thereto is required under the Master Lease in form and substance satisfactory to Buyer and
Buyer's lender.

         Section 8. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of
                    -----------------------------------
Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Seller, on or prior to the Closing
Date, of the following conditions:

                  (a) Representations and Warranties True at the Closing Date.
                      -------------------------------------------------------
The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made at and as of the Closing Date and shall then be true and correct in all material respects, and on the Closing Date Buyer shall have delivered to Seller an officer's certificate to such effect.

                  (b) Buyer's Performance. (i) Each of the obligations of Buyer
                      -------------------
to be performed on or before the Closing Date, pursuant to the terms of this
Agreement, shall have been duly performed in all material respects by the
Closing Date, and on the Closing Date Buyer shall have delivered to Seller an officer's certificate to such effect, (ii) Buyer shall have paid the Purchase
Price in accordance with Section 2 above and (iii) Buyer shall have delivered to
Seller an instrument of assumption in form and substance reasonably satisfactory to Seller and its counsel pursuant to which Buyer shall assume the Assumed
Liabilities.

                  (c) Approvals and Consents. (i) Buyer shall have obtained and
                      ----------------------
shall have delivered to Seller all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state, local and foreign, which are material to the consummation of the transactions contemplated hereby and (ii) Buyer shall have obtained and shall have delivered to Seller all requisite approvals and consents pursuant to leases, mortgages, contracts, agreements, permits or licenses, which are material to the consummation of the transactions contemplated hereby.

                  (d) Litigation. As of the Closing Date, there shall not be in
                      ----------
effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

                  (e) No Change in Law. There shall not have been any action, or
                      ----------------
any statute enacted, by any government or agency thereof which would in any material respect prohibit or render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal.

         Section 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.
                    -----------------------------------------------------------
All statements contained in Disclosure Memorandum, Schedules or in any'
certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the parties hereunder.

                  (a) Survival of Representations, Warranties, Etc. The
                      --------------------------------------------
representations and warranties of the parties made in or pursuant to this
Agreement shall survive the Closing and shall terminate two years from the
Closing Date and all representations and warranties related to any claim asserted in writing prior to two years from the Closing Date shall survive until

                                       17

such claim shall be resolved and payment in respect thereof, if any is owing, shall be made except that:

                  (i) with respect to a breach of any of the representations and warranties set forth in Section 4(h) (Compliance with Laws; Permits),
         Section 4 (m) (Environmental Matters), and Section 4(n) (Tax Matters),
         the applicable survival date shall be the respective Statute of
         Limitations under the laws of the State of New Jersey for a claim under
         Section 4(h), Section 4(m), and Section 4(n); and

                  (ii) with respect to a breach of any of the representations and warranties set forth in Section 4(a) (Organization and Good
         Standing), the applicable survival date shall be the respective Statute of Limitation under the laws of the State of New Jersey for a claim under Section 4(a).

                  (b) Seller's Agreement to Indemnify. Seller shall each,
                      -------------------------------
jointly and severally, indemnify Buyer and each of Buyer's officers, directors, employees, agents, representatives, affiliates, successors and permitted assigns
(collectively, the "Buyer Parties") and hold each of them harmless from and
                    -------------
against and pay on behalf of or reimburse such Buyer Parties in respect of any loss, liability, demand, claim, Action, cause of action, cost, damage, Tax, penalty, fine or expense, whether or not arising out of third party claims
(including interest, penalties, reasonable attorneys' fees and expenses, court costs and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which any such Buyer Party may
                                      ------
suffer, sustain or become subject to, as a direct result of:

         i.       the material breach of any representation or warranty made by
                  Seller contained in this Agreement, the other transaction
                  documents, any Exhibit or Schedule of the Disclosure
                  Memorandum, or any certificate delivered by Seller to Buyer with respect hereto or thereto in connection with the Closing, provided, however, Buyer shall not be entitled to
                  reimbursement for claims by third parties unless the third party prevails in its claim against Buyer;

         ii.      the breach of any covenant or agreement made by Seller
                  contained in this Agreement, the other transaction documents, any Exhibit or Schedule of the Disclossure Memorandum or any
                  certificate delivered by Seller or any Equityholder to Buyer with respect hereto or thereto in connection with the Closing;

         iii.     any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Agreement or the other transaction documents or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding
                  between the claimant and Seller or any of their respective agents or representatives;

         iv.      any Excluded Liability or Excluded Asset (or the assertion of any Action, demand, proceeding, investigation or claim by any third party or Governmental Entity against Buyer relating to, resulting from, in connection with, incidental to or by virtue of any Excluded Liability or Excluded Assets); or

         v.       any environmental remediation liabilities, claims or
                  enforcement actions by the NJDEP against the assets of
                  Aviation regarding the Environmental Matters described in
                  Section 4(m) as further detailed in Disclosure Memorandum,
                  Schedule A.

                  (c) Buyer's Agreement to Indemnify. Buyer shall fully
                      ------------------------------
indemnify and hold harmless Seller and its officers, directors, employees and affiliates against and in respect of any and all Losses resulting from (i) any misrepresentation or breach of any representation, warranty, covenant or

                                       18

agreement by Buyer made in this Agreement or in any certificate or instrument delivered pursuant hereto, (ii) any of the Assumed Liabilities and (iii) Buyer's
ownership of the Assets and operation of the business of Aviation from and after the Closing Date.

                  (d) Third Party Claims. Promptly after the receipt by any
                      ------------------
party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the
"Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party") as promptly as practicable after receipt of notice thereof, stating the nature and basis of such claim and the amount thereof, to the extent known. Failure of the
Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; however, if the
                                                          -------
defendants in any such actions include both the Indemnified Party and the
Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses or rights available to it which are different from, in actual or potential conflict with, or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm to act as separate counsel, on behalf of such Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such litigation, proceeding, or other action, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the
Indemnified Party in connection with the defense thereof unless (1) the
Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses or assertion of rights in accordance with the provision of the preceding sentence or (2) the Indemnifying Party fails to take reasonable steps necessary to diligently defend such claim within 20 days after receiving notice from the Indemnified Party stating that the Indemnified Party believes the Indemnifying Party has failed to take such steps, in which case the
Indemnified Party may assume its own defense and the Indemnifying Party shall be liable for payment of any expenses therefore within thirty' (30) days after incurrence thereof by the Indemnified Party. The parties agree to cooperate in any such defense and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party'
s prior written consent, which consent shall not be unreasonably withheld.
Notwithstanding the foregoing, at any time after the Indemnifying Party has failed to discharge its liability for legal and other expenses pursuant to the second preceding sentence hereof, which failure shall not have been cured, or at any time the Indemnifying Party is subject to a bankruptcy case pursuant to
Chapter 7 or Chapter 11 of the Bankruptcy Code, if the Indemnified Party shall propose to settle a claim as to which it intends to seek indemnity, it shall provide the Indemnifying Party with twenty-one (21) days' written notice of such proposed settlement, and the Indemnifying Party shall, within such period either
(i) consent to the terms of the proposed settlement or (ii) provide the
Indemnified Party with (A) a written notice of objection to the proposed settlement, with a statement of reason, (B) reasonable evidence that the financial condition of the Indemnifying Party is sufficient to permit it to pay a judgment-for the full amount being sought by the third party claimant (or, at the Indemnified Party's request, a letter of credit in such amount) and (C) an undertaking to satisfy any such judgment.

                  (e) Remedies Exclusive. Except as to the obligations of Seller
                      ------------------
to sell, convey, transfer and deliver the Assets and Buyer to deliver the purchase price and assume the Assumed Liabilities provided for in Section 1(c)
hereof and subject to the provisions below, the sole and exclusive remedies of any party to this Agreement for any claim hereunder against any other party hereto shall be the indemnification provided in this Section 9, and each party agrees that it will not pursue any other remedy with respect thereto except that any party hereto may seek specific performance or other appropriate equitable relief if any party should breach its obligations set forth in Sections 1 or 2 above.

                  (f) Escrow Agreement. At Closing, Buyer, Seller, and
                      ----------------
__________ Bank as the Escrow Agent, shall execute the Escrow Agreement in the form attached to the Disclosure Memorandum, as Exhibit C. The sum of Five
Hundred Thousand and No/100 Dollars ($500,000.00) of the Cash Consideration
shall be deposited in escrow under the Escrow Agreement with the Escrow Agent for a period not to exceed the 15-month anniversary from the Date of Closing. If
Buyer is the Indemnified Party with respect to a claim that provides that the
Seller is the Indemnifying Party and Buyer provides written notice of a claim hereunder, the Buyer may also give a notice of such

                                       19

claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a claim under the Escrow Agreement will constitute an election of remedy or limit Buyer or Seller in any manner in the enforcement of any other remedies that may be available to it. Seller and Buyer shall each pay one-half (1/2) of the Escrow Agents fees and expenses.

         Section 10. BULK SALES ACTS. Seller will comply with the Bulk Sales Act
                     ---------------
in effect in New Jersey. Within fifteen (15) days of the execution of this
Agreement, Seller shall apply to the Division of Taxation of the State of New
Jersey for a Tax Clearance Certificate for the transaction herein contemplated.
At the closing, Seller shall present the letter received from the Division of
Taxation in response to the application. Seller agrees to place into escrow with the Escrow Agent such amount, if any, that the Division may request in its response to Seller's application. The Escrow Agent may release the amount so placed into escrow upon receipt of notice from the Division of Taxation that the escrow may be released to Seller. Seller agrees that the amount placed into escrow shall be treated as received by the Seller for purposes of compliance with the delivery of the Purchase Price as set forth in Section 2(a) hereof.

         Section 11. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS
                     ----------
AGREEMENT, NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, ARE MADE
WITH RESPECT TO THE TITLE, MAINTENANCE, REPAIR, CONDITION, DESIGN OR
MARKETABILITY OF ANY OF THE ASSETS OF AVIATION, INCLUDING WITHOUT LIMITATION,
WITH RESPECT TO ANY PERSONAL PROPERTY, EQUIPMENT OR FIXTURES, (i) ANY IMPLIED OR
EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF
FITNESS FOR A PARTICULAR PURPOSE OR (iii) ANY CLAIM BY BUYER FOR DAMAGE BECAUSE
OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE EXPRESS INTENTION OF SELLER
AND BUYER THAT THE ASSETS OF AVIATION BEING TRANSFERRED TO BUYER HEREUNDER BE
TRANSFERRED, EXCEPT AS SET FORTH IN SECTION 4(f)(iv), IN THEIR PRESENT CONDITION
AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS.

         Section 12. EXPENSES. Seller agrees that all fees and expenses incurred
                     --------
by Seller in connection with the negotiation, preparation, execution or performance of this Agreement shall be borne by Seller and Buyer agrees that all fees and expenses incurred by Buyer in connection with the negotiation, preparation, execution or performance of this Agreement shall be borne by Buyer.

         Section 13. WAIVER. Any of the terms or conditions of this Agreement
                     ------
may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this
Agreement.

         Section 14. NOTICES, ETC. All notices, requests, demands and other
                     ------------
communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

If to Seller:              c/o Ronson Corporation
                           Corporate Park III
                           P.O. Box 6707
                           Somerset, New Jersey 08875-6707
                           Att:     Louis V. Ronson II,
                                    President and Chief Executive Officer
                           Telephone:       (732) 469-8300
                           Telecopier:      (732) 469-6079

with a copy to:   Szaferman, Lakind, Blumstein & Blader, P.C.
                           Quakerbridge Executive Center
                           101 Grovers Mill Road, Suite 104

                                       20

                           Lawrenceville, New Jersey 08648
                           Att:     Barry D. Szaferman, Esq.
                                    Lionel J. Frank, Esq.
                           Telephone:       (609) 275-0400
                           Telecopier:      (609) 275-4511

If to Buyer:      Hawthorne TTN Holdings, LLC
                           3955 Faber Place Drive, Suite 301
                           North Charleston, South Carolina 29405
                           Att:     Steven Levesque
                           President
                           Telephone:       (843)553-2203
                           Telecopier:      (843)576-0109

with a copy to:     Warren & Sinkler, L.L.P.
                           171 Church Street, Suite 340
                           Charleston, SC 29401
                           Att:     John H. Warren, III Esquire
                           Telephone:       (843)577-0660
                           Telecopier:      (843)577-6843

Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         Section 15. ENTIRE AGREEMENT: AMENDMENT. This Agreement sets forth the
                     ---------------------------
entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof including all such agreements, arrangements and understandings between Seller and Buyer. No representation, promise, inducement or statement of intention has been made by
Seller or Buyer which is not embodied in this Agreement, the Disclosure
Memorandum, Schedules, or the written statements, certificates or other documents delivered pursuant hereto, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by Seller and Buyer or by their permitted successors and assigns

         Section 16. PRESS RELEASES. Neither Seller nor Buyer shall issue any
                     --------------
press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by
Seller and Buyer after the execution of this Agreement; provided, that Seller
                                                        --------
and Buyer shall be permitted, upon prior notice to the other parties, to make such disclosures to the public or governmental authorities as their respective counsel shall deem necessary to maintain compliance with, or to prevent violation of, applicable laws.

         Section 17. GENERAL. This Agreement: (i) shall be construed and
                     -------
enforced in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the permitted successors and assigns of Seller and Buyer, nothing in this Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder; that no party may assign its rights or obligations hereunder without the prior written consent of the other;
and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 18. SEVERABILITY. To the extent that any provision of this
                     ------------
Agreement which does not materially affect the intent of the parties hereto shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of

                                       21

the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered.

         Section 19. TERMINATION AND ABANDONMENT.This Agreement may be
                     ---------------------------
terminated and the transactions contemplated hereby abandoned (i) by the mutual consent of Seller and Buyer; (ii) by Buyer, on the one hand, or by Seller, on the other hand, at any time after July 30, 2009 (or such later date as shall have been agreed to in writing by them) if for any reason the transactions contemplated hereby shall not by such date have been consummated, except, however, in the event of delay due to regulatory bodies, Buyer and Seller agree to extend the Agreement for an additional 60 days; or (iii) by Seller or the
Parent, in the event that the Board or a committee thereof recommends or approves a third party proposal. A third party proposal shall mean any inquiry, proposal or offer from any person that is not an affiliate of the Parent or the
Buyer relating to, or that is reasonably likely to lead to any merger, consolidation, or business combination, recapitalization, financing, refinancing, restructuring or reorganization involving Parent, Seller and/or any affiliate thereof, a sale of assets that constitutes or represents 10% or more of the consolidated assets of Parent or Seller and their subsidiaries, taken as a whole, a sale of shares of capital stock of Parent or Seller or any of their subsidiaries that would result in any person beneficially owning 10% or more of any class or series of equity securities of Parent or Seller or any of their subsidiaries or any similar transactions involving Parent or Seller or any of their subsidiaries, other than the transactions required by this Agreement, or the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transaction, the effect of which would have the same result as the transactions described above. In the event that this Agreement is terminated by the Parent and the Seller pursuant to
(iii) above as a consequence of the Parent's Board's determination to accept a third party proposal (other than as a result of the Stipulation of Settlement dated October 12, 2007 among Ronson Corporation and certain of its shareholders
(Disclosure Memorandum, Exhibit B ), including any transaction pursuant thereto)) and the transaction contemplated by such third party proposal is ultimately consummated, the Parent shall pay to the Buyer a termination fee in the amount of Four Hundred Thousand and No/100 Dollars ($400,000.00) which fee shall be payable within fifteen (15) days of the consummation of such transaction. In the event this Agreement is terminated by Seller pursuant to
(ii) above, Seller will repay to Buyer its actual accounting fees, environmental expenses and legal fees incurred with respect to this Agreement and due diligence hereunder, not to exceed One Hundred Fifty Thousand and No/100 Dollars
($150,000.00), and such amount to be payable within fifteen (15) days after any such termination by Seller.

                                       22

         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement the day and year first above written.

                                              RONSON CORPORATION

                                     BY :     /s/ Joel Getzler
                                              ---------------------------
                                              Joel Getzler
                                              Chief Reconstruction Officer

                                              RONSON AVIATION, INC.

                                     BY :     /s/ Joel Getzler
                                              ---------------------------
                                              Joel Getzler
                                              Chief Reconstruction Officer

                                              HAWTHORNE TTN HOLDINGS, LLC

                                     BY :     /s/ Steven Levesque
                                              ---------------------------
                                              Steven Levesque
                                              President, Hawthorne Corp.
                                              Managing Member

                                       23


FIRST AMENDMENT
TO THE ASSET PURCHASE AGREEMENT
Dated May 15, 2009

among

RONSON CORPORATION,
a New Jersey corporation,

and

RONSON AVIATION, INC.,
a New Jersey corporation,

SELLER,

HAWTHORNE TTN HOLDINGS, LLC
a Delaware Limited Liability Company,

BUYER.

Sale by Ronson Corporation of
Certain  of the Assets and
the Business of its Wholly Owned Subsidiary,
Ronson Aviation, Inc. to

Hawthorne TTN Holdings, LLC

WHEREAS, RONSON CORPORATION, a New Jersey corporation (“Parent”), and RONSON AVIATION, INC., a New Jersey Corporation (“Aviation”) (Parent and Aviation hereinafter referred to together as “Seller”), and Hawthorne TTN Holdings, LLC, a Delaware limited liability company (“Buyer”) entered into that certain ASSET PURCHASE AGREEMENT (“APA”) dated May 15, 2009; and

WHEREAS, Seller and Buyer wish to further the transaction contemplated in the APA by seeking from the Securities and Exchange Commission (“SEC”) approval for Seller to solicit a proxy vote of its shareholders.

NOW THEREFORE, the parties hereby agree as follows:

1.	Buyer acknowledges that the contingencies set forth in Sections 7(i) and 7(j) of the APA have been met.

2.	Section 3 of the APA is amended to provide that the Closing Date shall be on or before December 31 , 2009.

3.
Section 19 of the APA is amended to provide that the extension due to approval from a regulatory body shall expire on December 31, 2009 unless the parties mutually agree, in writing, to a further extension.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

RONSON CORPORATION

	BY:	/s/Joel Getzler
Joel Getzler
Chief Reconstruction Officer
Dated: October 16, 2009

RONSON AVIATION, INC.

	BY:	/s/Joel Getzler
Joel Getzler
Chief Reconstruction Officer
Dated: October 16, 2009

HAWTHORNE TTN HOLDINGS, LLC

	BY:	/s/Steven Levesque
Steven Levesque
President, Hawthorne Corp.,
Managing Member
Dated: October 16, 2009

Annex B

May 14, 2009

The Board of Directors of
RONSON CORPORATION
Corporate Park III, Campus Drive
Somerset, NJ 08875

Ladies and Gentlemen:
Valuation Research Corporation (“VRC”) understands that Ronson Corporation’s
(“Parent”) Board of Directors are considering a transaction that will involve the sale by the Parent’s wholly-owned subsidiary, Ronson Aviation, Inc. (“Ronson” or the “Company”) of essentially the majority of the operating assets, excluding accounts receivables and certain other excluded assets (the “Assets”) related to the Company for approximately $9.5 million (the “Purchase Price”). It is VRC’s understanding that the net proceeds of the sale will be used by the Parent, among other matters to repay various debts of the corporation.

The aforementioned sale of the Assets of the Company is referred to as the “Transaction”.

In connection with the Transaction, the Company has requested that VRC render an opinion (the “Opinion”) as to whether the Purchase Price is fair from a financial point of view to the Company and to the shareholders of the Parent.

In connection with the Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

•
Reviewed the Confidential Information Memorandum for Ronson Aviation, Inc. prepared by Ronson Corporation dated January 2009 which contained forecasted financial information for the fiscal years ended 2009 through 2011 (the “Forecast”);

•	Reviewed the final signed draft of the Asset Purchase Agreement among Ronson Corporation and Ronson Aviation, Inc. as Seller and Hawthorne TTN Holdings, LLC as Buyer;
•	Reviewed the final draft of the escrow agreement between Ronson and Hawthorne TTN Holdings, LLC;

•	Reviewed various financial statements for Ronson from fiscal year 2005 through 2008;
•	Reviewed Ronson’s internally prepared gain/loss report for the one-month period ended January 31, 2009;
•	Reviewed Ronson’s internally prepared balance sheet as of March 31, 2009 and April 30, 2009;
•	Reviewed various internally prepared reports and data regarding Ronson’s fuel operations for the period from 2004 through March 2009;
•	Reviewed Ronson’s Fuel Purchase Contract effective April 1, 2002 and the Amendment to the Fuel Purchase Contract effective May 30, 2007 with EPIC Aviation, LLC dba Air BP Aviation Services;
•	Reviewed Ronson’s Aviation Refueler Lease Agreement dated March 7, 2002 with EPIC Aviation, LLC dba Air BP Aviation Services for refueling equipment (i.e. trucks);
•	Reviewed various current tenant agreements of Ronson;
•	Reviewed the Agreement and Lease dated May 14, 1975 between the County of Mercer and Ronson;
•	Reviewed the Phase I Environmental Site Assessment of Ronson prepared by EMG Corporation dated February 10, 2009;
•	Met in person with Ronson management and toured the Ronson facilities located at Trenton Mercer Airport;
•
Reviewed the industry in which Ronson operates and had telephonic discussions with certain members of Ronson’s management team with respect to the past, present, and future operating and financial conditions of Ronson, among other subjects;

•	Developed indications of value for the Assets sold under the Transaction using generally accepted valuation methodologies; and
•	Conducted such other reviews, analyses, inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available (including without limitation financial forecasts and projections), and do not assume any responsibility with respect to the accuracy or completeness of such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections have been reasonably and prudently prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial results and conditions of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. VRC did not independently verify such information. VRC further assumed that the information provided did not contain any untrue statement of material facts or omitted to state a material fact that was necessary in order to make the statements therein not misleading in light of the circumstances under which such statements or information was provided.

We have not been requested to make, and have not made, any independent appraisal or evaluation of any of the individual assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Company since the date of the most recent financial statements provided to us, and that there are no facts or other information that would make any of the information reviewed by us incomplete or misleading. We have further assumed that there will be no subsequent events that could materially affect the conclusions set forth in the Opinion. Such subsequent events include, without limitation, adverse changes in industry or market conditions; changes to the business, financial condition and results of operations of the Company; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time.

We have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents. In addition, we have relied upon and assumed, without independent verification, that, in all material respects, (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied within a reasonable period of time without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise).

We also have relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company, or otherwise have a material adverse effect on the Company or any expected benefits of the Transaction.

The Opinion is necessarily based on economic, financial, industry, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Except as set forth in our engagement letter, we have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date hereof.

The Opinion is furnished solely for the use and benefit of the Board of Directors of the Parent. The Opinion does not constitute a recommendation to any shareholder of Parent as to how such shareholder should vote regarding the Transaction.

We have not been requested to opine as to, and the Opinion does not address: (i) the relative risks or merits of the Transaction or any other business strategies or transactional alternatives that may be available to the Company, (ii) the underlying business decisions of the Company to consummate the Transaction, (iii) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Transaction, (iv) the fair value of the Company under any state or federal laws relating to appraisal rights or similar matters, (v) the book value of the assets and liabilities of the Company, (vi) the projections provided by the Company's management, (vii) what the value of the common shares will be in the future, (viii) any employment or other agreements entered into in connection with the Transaction, (ix) any matters relating to fees paid by the Company to its advisors in connection with the Transaction or (x) the solvency or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters.

We have not been involved in the structuring, documentation or negotiation of the Transaction and have not, other than the delivery of the Opinion and its review and analysis undertaken in connection therewith as described herein, provided any financial advisory or investment banking services to the Company related to or associated with the Transaction.

In its normal course of business, we are regularly engaged to provide financial opinions with respect to valuation and fairness in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations and financings.

The conclusion of this opinion was reviewed and approved by the Opinion Committee of
VRC.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Purchase Price is fair from a financial point of view to the Company and to the shareholders of the Parent.

Respectfully submitted,

VALUATION RESEARCH CORPORATION

/s/Valuation Research Corporation

Engagement Number: 50006088

Annex C

Execution Version

ASSET PURCHASE AGREEMENT

by and among

RONSON CONSUMER PRODUCTS CORPORATION,
RONSON CORPORATION OF CANADA, LTD.,
RONSON CORPORATION
collectively as the Selling Companies

and

ZIPPO MANUFACTURING COMPANY,
NOSNOR, INC.
collectively as the Purchasers

Dated as of October 5, 2009

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of October 5, 2009 (this “Agreement”), by and among RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey corporation (the “Seller”), RONSON CORPORATION OF CANADA, LTD., an Ontario corporation (“Ronson Canada”), and RONSON CORPORATION, a New Jersey corporation (“Ronson” and, along with the Seller and Ronson Canada, collectively the “Selling Companies”), ZIPPO MANUFACTURING COMPANY, a Pennsylvania corporation (the “Business Purchaser”), and NOSNOR, INC., a Delaware corporation, (the “Real Property Purchaser” and, along with the Business Purchaser, collectively the “Purchasers”), and, for purposes of Section 7.12(c) only, LOUIS V. ARONSON II (“Aronson”).

WHEREAS, the Seller and Ronson Canada own, operate and lease certain assets that are used or held for use in connection with or otherwise related to the development, packaging and sale of consumer flame products and flame accessories, including lighters, fuel, wicks, and other related products and services, and such other business activities conducted by Seller and Ronson Canada on or prior to the date hereof (the “Business”);

WHEREAS, the Seller and Ronson own certain Intellectual Property (as defined herein) used or held for use in connection with or otherwise related to the Business;

WHEREAS, the Selling Companies are deriving substantial benefits from the transactions contemplated by this Agreement and, therefore, are willing to agree to the non-competition covenants contained in this Agreement in order to induce the Purchasers to consummate the transactions contemplated herein, and the Selling Companies acknowledge that the Purchasers would not consummate the transactions contemplated herein but for such agreements and covenants; and

WHEREAS, the Selling Companies wish to sell, convey, assign and otherwise transfer to the Purchasers, and the Purchasers wish to purchase and obtain the assignment from the Selling Companies of, all of the Transferred Assets (as defined herein) and the Purchasers wish to assume the Assumed Liabilities (as defined herein);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Definitions; Construction.

(a)           Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a), unless the context clearly requires otherwise:

“Acquisition Proposal” means any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving any of the Seller or Ronson Canada or any purchase or sale of all or any material portion of the assets or business of any of the Seller or Ronson Canada (including any stock of any of their Subsidiaries) or any purchase or sale of all or any material portion of the assets of Ronson related to the Business outside of the Ordinary Course of Business.

“Adjusted Current Assets” means Current Assets reduced by Four Hundred Seventy-Five Thousand Three Hundred  and 00/100 Dollars ($475,300.00).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person.  The term “control” (as used in the terms “controlling,” “controlled by” or “under common control with”) means holding the power to direct or cause the direction of the management and policies of a Person, whether by ownership of equity securities, reserved corporate power, Contract or otherwise.  Without limiting the foregoing, a Person shall be deemed to control another Person which is not an individual if the first Person directly or indirectly holds 50% or more of the outstanding voting securities of the second Person.

“Aviation Agreement” means that certain Asset Purchase Agreement dated May 15, 2009, among Ronson Corporation and Ronson Aviation, Inc., as Seller, and Hawthorne TTN Holdings, LLC, as Buyer.

“Aviation Mark” means the integrated name and mark “Ronson Aviation” for use in conjunction with aviation related goods and/or services as provided in the Aviation Agreement (the “Permitted Goods and Services”).  For the purpose of clarity, the Aviation Mark shall not include any right to use the term “Ronson” other than in conjunction with the term “Aviation” and in conjunction with the Permitted Goods and Services.

“Board” means the Board of Directors of Ronson Corporation.

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“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq. and all regulations promulgated pursuant thereto.

“Code” means the Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.

“Consent” means any approval, consent, action, ratification, waiver or authorization of any kind or nature.

“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, power of attorney, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Copyrights” means, as they exist anywhere in the world, copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

“Current Assets” means the sum of Transferred Inventory (at book value excluding obsolete, damaged, and unsalable goods or goods that cannot be sold in the Ordinary Course of Business), Transferred Accounts Receivable after allowance for uncollectible and doubtful accounts, Transferred Pre-Paid Expenses at book value, and Insurance Proceeds, as of the Closing Date.

“Disclosure Memorandum” means the disclosure memorandum delivered by the Selling Companies to Purchasers concurrently with the execution and delivery of this Agreement.

“Dollar General Agreement” means that certain Dollar General Front-End Fixture Program Placement Agreement effective August 1, 2009, pursuant to which the Business Purchaser will pay or has paid $338,080.00 in Placement Fees to Dollar General which benefits Seller up to the time of Closing.

“Dollar General Amount” means the sum of forty percent (40%) of the first $500,000 actually collected by Seller pursuant to the Dollar General Agreement plus twenty percent (20%) of any and all amounts in excess of $500,000 actually collected by Seller pursuant to the Dollar General Agreement.

“Employee Benefit Plan” means any benefit plan, program, contract or arrangement (whether for the benefit of current or former employees, consultants, officers, directors or independent contractors of any of the Selling Companies), whether or not reduced to writing, including any employee benefit plan (as defined in Section 3(3)

3

of ERISA) and any and all plans, programs, Contracts or arrangements with respect to pension, retirement, profit sharing, deferred compensation, thrift, savings, stock ownership, stock bonus, restricted stock, phantom stock, health, dental, medical, life, hospitalization, disability, relocation, child care, educational assistance, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance, cafeteria, pre-tax premium, flexible spending or other contribution, benefit or payment of any kind, including any fringe benefits, and plans, programs, Contracts or arrangements providing for contributions, benefits or payments in the event of a change of ownership or control, in whole or in part, of any of the Selling Companies, which any of the Selling Companies has at any time adopted or maintained, with respect to which any of the Selling Companies has or may have any liability or is a fiduciary or under which any of the Selling Companies has any present or future obligation to contribute or make payment or under which any current or former employee, consultant, independent contractor, officer or director of such Selling Company (and/or any dependent or beneficiary thereof) is covered or entitled to benefits.

“Environmental Laws” means applicable federal (including Canada), state, provincial, local and foreign (as to the United States of America) laws, regulations, or codes promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including the Release or threatened Release of Hazardous Substances or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated pursuant thereto.

“Escrow Agent” means an escrow agent reasonably acceptable to the Purchasers and the Selling Companies, and any Person who becomes a successor thereto in accordance with the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, to be entered into at Closing by and among the Purchasers, the Selling Companies and the Escrow Agent, substantially in the form attached as Annex A hereto, with such modifications as to which the parties hereto may agree.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Tax Act” means the Excise Tax Act (Canada) and the regulations promulgated thereunder, as amended.

“Fundamental Representations” means the representations and warranties given by the Selling Companies in Sections 5.1. 5.2, 5.3, 5.4, 5.13, 5.14(a), 5.15, and 5.18.

“Group” means, for purposes of ERISA and the Code as related to any Employee Benefit Plan, the Selling Companies and any company or entity which, together with the Selling Companies , is a “trade or business under common control” or

4

constitutes a member of the Selling Companies’ “controlled group” or “affiliated service group” within the meaning of Sections 4001(a)(14) and/or 4001(b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code.

“GST” means the goods and services tax as more fully described in Part IX of the Excise Tax Act.

“Hazardous Substance” means petroleum, petroleum hydrocarbons, petroleum products or by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, chlorinated volatile organic compounds, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, gases, materials, substances or wastes in any amount or concentration which are now included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Law or which are otherwise regulated pursuant to any Environmental Law.

“Income Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended.

“Indebtedness” means, with respect to any specified Person, any Liabilities (contingent or otherwise) relating to (a) indebtedness, including interest and any prepayment penalties, expenses or fees thereon or created, issued or incurred by, such Person for borrowed money; (b) reimbursement obligations and obligations of such Person with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and performance bonds, whether or not matured; (c) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising in the Ordinary Course of Business of such Person and consistent with such Person’s customary trade practices; (d) indebtedness secured by a lien on the property of such Person, whether or not the respective indebtedness so secured is a primary obligation of, or has been assumed by, such Person; (e) capital lease obligations of such Person; and (f) indebtedness or obligations of others guaranteed by such Person (including guarantees in the form of an agreement to repurchase or reimburse, letters of credit and guarantees of performance obligations of another Person).

“Insurance Proceeds” means cash in an amount equal to the sum of all cash insurance or condemnation proceeds referred to in Section 2.1(a)(ix) and Section 2.1(b)(ii).

“Intellectual Property” means all Copyrights, Internet Assets, Patents, Software, Trade Secrets, Trademarks, Know-How and IP Licenses.

“Internet Assets” means, as they exist anywhere in the world, domain names, Internet addresses and other computer and/or network identifiers, web sites, web pages and similar rights and items.

5

“Inventory Agreement” means that certain Inventory Agreement entered between Seller and the Business Assets Purchaser of even date herewith.

“IP Licenses” means all licenses, sublicenses, distributor agreements or permissions, including, the right to receive royalties or any other consideration relating to Copyrights, Internet Assets, Patents, Software, Trade Secrets and Trademarks.

“IRS” means the U.S. Internal Revenue Service.

“Know-How” means both confidential and nonconfidential information relating to the operation of the Business, including manufacturing, packaging, operational, technological, administrative, marketing, distribution, collection, other management information, and all tangible materials and/or documents associated therewith.

“Knowledge” (whether or not capitalized) and words of similar import, (i) when used with reference to the Selling Companies, means the Knowledge (determined pursuant to subheadings (a) and (b) below) of the officers and directors of the Selling Companies, including, for the avoidance of doubt, the Chief Restructuring Officer and (ii) when used with reference to the Purchasers, means the Knowledge (determined pursuant to subheadings (a) and (b) below) of the officers and representatives of the Purchasers having active involvement in the negotiation of the transaction contemplated by this Agreement.  Knowledge of a particular fact or matter, as to a specified individual, will be deemed to exist if (a) the specified individual is actually aware of that fact or matter; or (b) a prudent individual, similarly situated to the specified individual, would be expected to be aware of the fact or matter.

“Liability” and “Liabilities” means, with respect to any Person, any and all liabilities and obligations of such Person of any kind or nature, including Indebtedness and those arising under Legal Requirements, Contract, warranty (expressed or implied) or otherwise, whether known or unknown, accrued or unaccrued, absolute or contingent, or liquidated or unliquidated, regardless of when and by whom asserted, and whether or not disclosed on the Schedules to this Agreement.

“Lien” means all liens, pledges, mortgages, security interests, claims, leases, charges, options, rights of first refusal, transfer restrictions, encumbrances, other title defects (including encroachments and survey defects) or any other restrictions or limitations whatsoever.

“Losses” means all losses, Liabilities, damages (including incidental damages), deficiencies, judgments, assessments, interest, penalties, fines, interest costs, amounts paid in settlement of claims, costs and expenses of remedial measures and other costs and expenses (including reasonable legal expenses); provided that Losses shall not include consequential, punitive, special or exemplary damages.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, results of operations or condition (financial or otherwise) of the Selling

6

Companies, the Business and the Transferred Assets taken as a whole (excluding, in the case of this clause (i), changes in general economic conditions that do not have a disproportionate impact on the Selling Companies) or (ii) on the ability of either of the Selling Companies to consummate the transactions contemplated by this Agreement or by the Related Agreements.

“Ordinary Course of Business” means, with respect to a specified Person, business conducted or an action taken by such Person which is consistent in nature, scope and magnitude with the past practices of such Person, is done in the ordinary course of the normal, day-to-day operations of such Person, and does not require, under applicable Legal Requirements, authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority if such Person is not a corporation).

“Patents” means, as they exist anywhere in the world, patents, patent applications and inventions, designs and improvements described and claimed therein, patentable and unpatentable inventions and discoveries and/or other patent-related rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

“Permit” means a permit, certificate of occupancy, license, franchise, Consent, authorization or approval required pursuant to a Legal Requirement.

“Permitted Liens” shall mean:  (i) liens for leased equipment in favor of lessors of such equipment; (ii) statutory Liens for Taxes that are not due and payable or that may thereafter be paid without penalty and with respect to which adequate reserves or other appropriate provisions are being maintained; (iii) with respect to the Owned Real Property, those items set forth as items 7, 10, 11, 12, 13, and 14 in Schedule B-Section II of Title Commitment File Number 09-78130 issued by First American Title Insurance Company, a copy of which is attached hereto as Annex B; and (iv) other imperfections of title, licenses or Liens, if any, which do not materially detract from the value of the assets to which they relate and which do not materially impair the continued use and operation of the assets to which they relate in the Ordinary Course of the Business.

“Person” means any individual, corporation, partnership, limited liability company, business trust, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Related Agreements” means the Escrow Agreement, the Bill of Sale and Assignment of Contract Rights, the Additional Transfer Documents, the Seller’s Deed Documents, the Real Property Purchaser’s Additional Deed Document, the Inventory Agreement, the Transition Services Agreement, any remediation agreement or agreements entered into pursuant to Section 7.6 hereof, and remediation certification(s).

7

“Release” or “Released” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, or discharge of Hazardous Substances into the soil or other subsurface substrate, groundwater or surface water.

“Remediation Trust Fund Trustee” means the trustee pursuant to the remediation trust fund agreement entered in connection with ISRA Closing Compliance.

“Retail Sales Tax Act” means the Retail Sales Tax Act (Ontario) and the regulations promulgated thereunder, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Site” means the Owned Real Property and any other real property now or previously used in the Business by any of Selling Companies, any predecessors of any of Selling Companies, any past, present or future Affiliates or Representatives of any of Selling Companies or any current or former Subsidiaries of any of Selling Companies, including all land, soil, subsoil, surface waters and groundwater thereat.

“Software” means, as they exist anywhere in the world, computer software programs, including all source code, object code, specifications, designs and documentation related to such programs.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means a bona fide written Acquisition Proposal that (i) the Board concludes, in good faith, after consultation with legal counsel and its financial advisors (including the Chief Restructuring Officer of Ronson and Ronson’s investment bankers), taking into account the legal, financial, regulatory, timing and other aspects of the proposal and the person making the proposal (including any termination / break-up fees, expense reimbursement provisions and conditions to consummation), (a) is more favorable to Ronson from a financial point of view than the transaction contemplated by this Agreement (taking into account all the terms and conditions of such proposal and after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by the Purchasers in response to such Acquisition Proposal); (b) is fully financed or reasonably capable of being fully financed and reasonably likely to receive all required governmental Consents and approvals on a timely basis; and (c) is reasonably capable of being completed on the terms so proposed, taking into account all financial, legal, regulatory and other aspects of such proposal; (ii) was not solicited or initiated by any of the Selling Companies, or any of their Affiliates, officers, or directors after the date of this Agreement; and (iii) was initially proposed after the date of this Agreement.

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“Tangible Business Assets Property” means machinery, equipment, rental equipment, furniture, fixtures, vehicles, any related capitalized items and other tangible property including those items set forth on Schedule 2.1(a)(ii) of the Disclosure Memorandum.

“Tax” and “Taxes” means (i) any and all federal (including Canada), state, provincial, local, foreign (as to the United States of America) and other taxes, levies, fees, imposts, duties, and similar charges imposed, assessed, or collected by any Governmental Authority (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, health insurance and Canada, Quebec and other government pension plan premiums, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any successor, transferee, or joint and several liability, or any liability of any Person pursuant to U.S. Treasury Regulations Sections 1.1502-6 or 1.1502-78 or any similar Tax Legal Requirements in respect of any items described in clause (i) above.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto, amendment thereof, or information provided therewith with respect thereto.

“Trade Secrets” means, as they exist anywhere in the world, trade secrets, formulae, Know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).

“Trademarks” means, as they exist anywhere in the world, trademarks, service marks, trade dress, trade names, brand names, product and graphic designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

“Transferred Assets” means the Business Assets, the Owned Real Property, and the assets and rights transferred pursuant to Sections 2.1(b)(ii), (iii) and (iv), collectively.

“Transferred Books and Records” means all of each Selling Company’s operational books and records related to the Transferred Assets or the Business, including, to the extent existing, (a) executed copies of all of the Transferred Contracts, (b) all equipment, product and other warranties, (c) all technical information and data, maps, computer files, diagrams, designs, packaging, blueprints and schematics, (d) all

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filings made with or records required to be kept by any Governmental Authority (including all backup information on which such filings are based), (e) all research and development reports, (f) all equipment and operating logs, (g) all creative, promotional or advertising materials, and (h) all customer lists and sales records.

“Transferred Business Assets Contracts” means those Contracts listed on Schedule 2.1(a)(i) of the Disclosure Memorandum.

“Transferred Contracts” means the Transferred Business Assets Contracts and the Transferred Real Estate Contracts.

“Transferred Permits” means those Permits held by the Selling Companies that the Purchasers require the Selling Companies to transfer, a list of which shall be provided to the Selling Companies prior to the Closing and attached hereto as Schedule 2.1(a)(vii) of the Disclosure Memorandum.

“Transferred Real Estate Contracts” means those Contracts listed on Schedule 2.1(b)(iv) of the Disclosure Memorandum.

“WARN Act” means the Worker Adjustment and Retraining Notification Act and all regulations promulgated pursuant thereto.

“Warranty Claims” means typical consumer warranty claims and does not include, in any case, products liability claims, personal injury or wrongful death claims, incidental, consequential, punitive, special or exemplary damages.

(b)           Index of Defined Terms.  As used in this Agreement, the following terms have the meanings specified in the indicated Section, unless the context clearly requires otherwise:

Term	Section
Accounting Firm	Section 2.5(b)(ii)
Acquisition Proposal	Section 1.1(a)
Additional Remediation Funding Source	Section 7.6(b)
Additional Transfer Documents	Section 3.2(a)
Adjusted Current Assets	Section 1.1(a)
Affiliate	Section 1.1(a)
Agreement	Preamble
Aronson	Preamble
Assumed Liabilities	Section 2.3(a)
Aviation Agreement	Section 1.1(a)
Aviation Mark	Section 1.1(a)
Benchmark Amount	Section 2.5
Bill of Sale and Assignment of Contract Rights	Section 3.2(a)
Board	Section 1.1(a)

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Term	Section
Bulk Sales Escrow Amount	Section 11.1
Business	Recitals
Business Assets	Section 2.1(a)
Business Day	Section 1.1(a)
Business Purchaser	Preamble
Cap Amount	Section 10.3(a)
CERCLA	Section 1.1(a)
Closing	Section 2.1(a)
Closing Date	Section 3.1
Closing Payment	Section 2.4(c)
Closing Statement	Section 2.5(b)(i)
Code	Section 1.1(a)
Confidentiality Agreement	Section 7.3
Consent	Section 1.1(a)
Contract	Section 1.1(a)
Copyright Office	Section 7.5(a)
Copyrights	Section 1.1(a)
Current Assets	Section 1.1(a)
Direct Claim	Section 10.7
Disclosure Memorandum	Section 1.1(a)
Dollar General Agreement	Section 1.1(a)
Dollar General Amount	Section 1.1(a)
Employee Benefit Plan	Section 1.1(a)
Environmental Laws	Section 1.1(a)
ERISA	Section 1.1(a)
Escrow Account	Section 2.4(b)
Escrow Agent	Section 1.1(a)
Escrow Agreement	Section 1.1(a)
Escrow Amount	Section 2.4(b)
Estimated Adjusted Current Asset Amount	Section 2.5(a)
Estimated Closing Statement	Section 2.5(a)
Excise Tax Act	Section 1.1(a)
Exchange Act	Section 1.1(a)
Excluded Assets	Section 2.2
Excluded Liabilities	Section 2.3(b)
Financial Statements	Section 5.6(b)
Fundamental Representations	Section 1.1(a)
GAAP	Section 5.6(a)
Governmental Authority	Section 5.3(b)
Group	Section 1.1(a)
GST	Section 1.1(a)
Hazardous Substance	Section 1.1(a)

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Term	Section
Income Tax Act	Section 1.1(a)
Indebtedness	Section 1.1(a)
Indemnified Party	Section 10.6(a)
Indemnifying Party	Section 10.6(a)
Insurance Proceeds	Section 1.1(a)
Intellectual Property	Section 1.1(a)
Internet Assets	Section 1.1(a)
Inventory Agreement	Section 1.1(a)
IP Licenses	Section 1.1(a)
IRS	Section 1.1(a)
ISRA	Section 7.6(a)
ISRA Closing Compliance	Section 7.6(a)
ISRA Compliance	Section 7.6(a)
ISRA Remediation Funding Source	Section 7.6(a)
Know-How	Section 1.1(a)
Knowledge	Section 1.1(a)
Liability / Liabilities	Section 1.1(a)
Legal Actions	Section 5.5
Legal Requirements	Section 5.3(b)
Lien	Section 1.1(a)
Losses	Section 1.1(a)
Material Adverse Effect	Section 1.1(a)
NJDEP	Section 3.2(l)
Nonassignable Asset	Section 2.8(a)
Orders	Section 5.3(b)
Ordinary Course of Business	Section 1.1(a)
Owned Real Property	Section 2.1(b)(i)
Patents	Section 1.1(a)
Permit	Section 1.1(a)
Permitted Goods and Services	Section 1.1(a)
Permitted Liens	Section 1.1(a)
Person	Section 1.1(a)
Post-Closing Collection Amounts	Section 7.8
Proxy Statement	Section 7.12(a)
PTO	Section 7.5(a)
Purchase Price	Section 2.4
Purchasers	Preamble
Purchaser Indemnified Parties	Section 10.1
Real Property Leases	Section 2.2(d)
Real Property Purchaser	Preamble
Real Property Purchaser’s Additional Deed Document	Section 3.3(c)
Related Agreements	Section 1.1(a)

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Term	Section
Release / Released	Section 1.1(a)
Remediation Trust Fund Trustee	Section 1.1(a)
Required Consents	Section 4.1(d)
Restricted Period	Section 8.1(a)
Restrictive Covenants	Section 8.2
Retail Sales Act	Section 1.1(a)
Ronson	Preamble
Ronson Canada	Preamble
SEC	Section 1.1(a)
SEC Filings	Section 5.6(a)
Securities Act	Section 1.1(a)
Seller	Preamble
Seller Indemnified Parties	Section 10.2
Seller’s Deed Documents	Section 3.2(b)
Selling Companies	Preamble
Site	Section 1.1(a)
Software	Section 1.1(a)
Stay Bonus Amount	Section 7.14
Stay Bonuses	Section 7.14
Subsidiary	Section 1.1(a)
Superior Proposal	Section 1.1(a)
Tangible Business Assets Property	Section 1.1(a)
Tax / Taxes	Section 1.1(a)
Tax Returns	Section 1.1(a)
Termination Date	Section 9.1(b)
Termination Expenses	Section 9.3
Termination Fee	Section 9.3
Territory	Section 8.1
Third Party Claim	Section 10.6(a)
Threshold Amount	Section 10.3(a)
Trade Secrets	Section 1.1(a)
Trademarks	Section 1.1(a)
Transferred Accounts Receivable	Section 2.1(a)(iii)
Transferred Assets	Section 1.1(a)
Transferred Books and Records	Section 1.1(a)
Transferred Business Assets Contracts	Section 1.1(a)
Transferred Contracts	Section 1.1(a)
Transferred Intellectual Property	Section 2.1(a)(viii)
Transferred Inventory	Section 2.1(a)(iv)
Transferred Permits	Section 1.1(a)
Transferred Pre-Paid Expenses	Section 2.1(a)(v)
Transferred Real Estate Contracts	Section 1.1(a)

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Term	Section
Transferred Tangible Business Assets Property	Section 2.1(a)(ii)
Transition Services Agreement	Section 3.2(m)
Warn Act	Section 1.1(a)
Warranty Claims	Section 1.1(a)

(c)           Construction and Usage.  For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Schedules of the Disclosure Memorandum, Annexes and other attachments, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits, Schedules of the Disclosure Memorandum, Annexes and other attachments to, this Agreement; (iii) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection; (iv) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision and (v) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”  Any covenant, representation, warranty or other obligation of Purchasers, collectively, or the Selling Companies, collectively, in this Agreement shall be deemed to be joint and several.

ARTICLE II

PURCHASE AND SALE OF ASSETS

Section 2.1         Asset Purchase.

(a)           Purchase of Business Assets.  At the Closing provided for in ARTICLE III (the “Closing”), upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations and warranties made to the respective parties in this Agreement, each Selling Company shall sell, convey, assign and otherwise transfer to the Business Purchaser, and the Business Purchaser shall purchase from each Selling Company, free and clear of all Liens (other than Permitted Liens), in exchange for payment of the allocated share of the Purchase Price in accordance with Section 2.4 and the assumption of the Assumed Liabilities in accordance with Section 2.3, each Selling Company’s right, title and interest in and to all property and assets of the Selling Companies of every kind or nature, whether real or personal, tangible or

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intangible, that are not Excluded Assets or Owned Real Property (collectively, the “Business Assets”) including the following:

(i)            the Transferred Business Assets Contracts;

(ii)           all Tangible Business Assets Property (the “Transferred Tangible Business Assets Property”);

(iii)          all accounts receivable (the “Transferred Accounts Receivable”);

(iv)          all inventory  (the “Transferred Inventory”);

(v)           all pre-paid expenses (the “Transferred Pre-Paid Expenses”);

(vi)           the Transferred Books and Records;

(vii)          the Transferred Permits;

(viii)         (i) all Intellectual Property owned by the Selling Companies other than the Aviation Mark, and (ii) any and all rights the Selling Companies have to use any Intellectual Property that is not owned by the Selling Companies but that is used in connection with the Business (the “Transferred Intellectual Property”);

(ix)           all rights of the Selling Companies with respect to insurance or awards in condemnation relating to the Business Assets or the Business, including all insurance and condemnation proceeds (i) received or receivable after Closing in respect of Assumed Liabilities, or (ii) received or receivable (to the extent not already expended by the Selling Companies to restore or replace a lost, damaged or condemned Business Asset) in respect of any asset damaged, lost or condemned after the date of this Agreement and which, if not so damaged, lost or condemned, would have been a Business Asset;

(x)            all of such Selling Company’s goodwill associated with the Business Assets or the Business;

(xi)           archive of past lighters and other historical items, except for those items described in Section 2.2(j); and

(xii)          all rights under warranties, representations and guaranties made by suppliers, manufacturers and contractors relating to the Business Assets or the Business.

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(b)           Purchase of Owned Real Property.  At the Closing, upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations and warranties made to the respective parties in this Agreement, the Seller shall sell, convey, assign and otherwise transfer to the Real Property Purchaser, and the Real Property Purchaser shall purchase from the Seller, free and clear of all Liens (other than Permitted Liens), in exchange for payment of the allocated share of the Purchase Price in accordance with Section 2.4, the following:

(i)            all right, title and interest in and to the real property listed on Schedule 2.1(b)(i) of the Disclosure Memorandum, together with all of the buildings, structures and other improvements located thereon (including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein) (the “Owned Real Property”);

(ii)            all rights of Seller with respect to insurance or awards in condemnation relating to the Owned Real Property in respect of any damage, loss or condemnation after the date of this Agreement;

(iii)           all rights under warranties, representations and guaranties made by suppliers, manufacturers and contractors relating to the Owned Real Property; and

(iv)           the Transferred Real Estate Contracts.

Section 2.2         Excluded Assets.  Notwithstanding anything to the contrary contained in Section 2.1, the Transferred Assets shall exclude the following property and assets of the Selling Companies (the “Excluded Assets”):

(a)           all cash and cash equivalents of the Selling Companies, other than Insurance Proceeds;

(b)           all rights of any of the Selling Companies under this Agreement or any Related Agreements or the Aviation Agreement;

(c)           all rights to any refunds of Taxes;

(d)           all leases, subleases, licenses and other agreements under which any of the Selling Companies uses or occupies, or has the right to use or occupy, now or in the future, any real property (the “Real Property Leases”);

(e)           all Contracts to which any of the Selling Companies is a party that are not Transferred Contracts, including those Contracts listed on Schedule 2.2(e) of the Disclosure Memorandum;

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(f)          the Aviation Mark;

(g)         the shares of Ronson Canada, Seller, and any Subsidiaries of any of the Selling Companies;

(h)         all Permits of the Selling Companies that are not Transferred Permits;

(i)           the assets set forth on Schedule 2.2(i) of the Disclosure Memorandum; and

(j)          one (1) of each of the items listed on Schedule 2.2(j) of the Disclosure Memorandum of which there is a quantity greater than one (1) plus ten (10) additional items selected from those listed on Schedule 2.2(j) of the Disclosure Memorandum of which there is a quantity equal to one (1), which ten (10) items shall be identified by Ronson to the Business Assets Purchaser on Schedule 2.2(j)(i) of the Disclosure Memorandum to be delivered by Ronson at least three (3) days prior to the Closing Date.

Section 2.3         Assumption of Liabilities and Obligations.

(a)           Assumed Liabilities.  At the Closing, the Purchasers shall assume and be responsible for the following Liabilities of each Selling Company:  (i) Liabilities first arising, and relating to acts or omissions of the Purchasers first occurring, under the Transferred Contracts after the Closing Date; (ii) Warranty Claims first arising, and relating to acts or omissions of the Business Purchaser first occurring, after the Closing Date; and (iii) the Stay Bonus Amount in accordance with Section 7.14 (collectively, the “Assumed Liabilities”).  Other than Assumed Liabilities, no Purchaser shall assume or be responsible for any Liability of any Selling Company.

(b)          Excluded Liabilities.  The Selling Companies shall retain, and the Purchasers shall not assume or be responsible for, any Liabilities of the Selling Companies that are not Assumed Liabilities (collectively, the “Excluded Liabilities”) including the following:

(i)             all Liabilities of each Selling Company to the extent relating to Transferred Assets arising or accruing on or prior to the Closing Date or arising or accruing from the operation of the Business on or prior to the Closing Date;

(ii)            all accounts payable of each Selling Company;

(iii)           all Liabilities of each Selling Company to the extent relating to any Excluded Assets, including any Liability in connection with the Contracts listed on Schedule 2.2(e) of the Disclosure Memorandum;

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(iv)           all Liabilities of each Selling Company pursuant to this Agreement or any Related Agreement (including Liabilities with respect to payment of expenses or indemnification);

(v)           any Legal Actions against any of the Selling Companies, whether or not disclosed to Purchasers on any Schedule of the Disclosure Memorandum or otherwise;

(vi)           any Liability under any Environmental Law or otherwise relating to Hazardous Substances (including any Liability associated with, resulting from or arising out of the facts and circumstances disclosed on any Schedule of the Disclosure Memorandum or otherwise), including compliance with ISRA;

(vii)          any Liability under any Transferred Contract whenever arising to the extent that it arises out of or relates to any breach of such Transferred Contract by any of the Selling Companies;

(viii)         any Liability for Taxes, including any Taxes that will arise as a result of the sale of the Transferred Assets pursuant to this Agreement, any deferred Taxes of any nature and any sales Tax related to, resulting from or arising out of the conduct of the Business by the Selling Companies;

(ix)           any Liability under the Employee Benefit Plans or relating to payroll, severance, bonuses, vacation, or sick leave of any kind offered or maintained by any of the Selling Companies for employees or any other Liability of any of the Selling Companies to or in respect of any employee or employment practices or matters, whether based on breach of contract, wrongful discharge, retaliatory discharge, bad faith, impairment of economic opportunity, intentional infliction of emotional harm or any other tort, violations of any constitutional right, age discrimination or any other form of hiring or employment discrimination, under every applicable Legal Requirements;

(x)            any Liability to any shareholder or Affiliate of any of the Selling Companies (including liability with respect to Indebtedness owed to any shareholders);

(xi)           any Liability of any of the Selling Companies with respect to Indebtedness, including any prepayment penalties associated therewith;

(xii)          any Liability arising from or claimed to have been incurred by reason of an alleged defect or defects in any products or services manufactured, distributed, rendered or sold by any of the Selling Companies;

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(xiii)          any suits, actions or claims relating to workers’ compensation or otherwise to injury, disability or death occurring in the course of employment to any employee of any of the Selling Companies; and

(xiv)          any suits, actions or claims arising from any violation or alleged violation of any collective bargaining agreement or similar agreement with employees of any of the Selling Companies, or from any violation or alleged violation by any of the Selling Companies of the National Labor Relations Act, as amended, rules and regulations thereunder, or any Legal Requirement governing labor relations.

Section 2.4             Payment of Purchase Price.  The consideration payable in respect of Transferred Assets shall be Eleven Million One Hundred Thousand and 00/100 Dollars ($11,100,000.00) less the sum of the Stay Bonus Amount and the Dollar General Amount (the “Purchase Price”), subject to adjustment in accordance with Section 2.5, together with the assumption of the Assumed Liabilities as provided in Section 2.3.  The Purchase Price shall be allocated between the Business Assets and the Owned Real Property as set forth on Schedule 2.7 of the Disclosure Memorandum.  At the Closing, the Purchasers shall satisfy their obligation to pay the Purchase Price by:

(a)           transferring to the Remediation Trust Fund Trustee the dollar amount of the ISRA Remediation Funding Source, by wire transfer of immediately available funds to an account designated in writing by the Remediation Trust Fund Trustee;

(b)           transferring to the Escrow Agent cash in the amount of One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00) plus the Bulk Sales Escrow Amount plus the amount, if any, by which the dollar amount of the ISRA Remediation Funding Source is less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Escrow Amount”), by wire transfer of immediately available funds to an account designated in writing by the Escrow Agent, and otherwise complying with the Escrow Agreement (the “Escrow Account”); and

(c)           paying in cash at the Closing to the Selling Companies the balance of the Purchase Price (the “Closing Payment”), by wire transfer of immediately available funds to one or more accounts designated in writing by the Selling Companies.

Section 2.5         Current Asset Adjustment.  The portion of the Purchase Price allocated to the Business Assets will be increased or decreased by the amount, if any, by which the amount of Adjusted Current Assets on the Closing Date is greater than or less than Two Million One Hundred Seventy-Eight Thousand and 00/100 Dollars ($2,178,000.00) (the “Benchmark Amount”), pursuant to the following:

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(a)           Estimated Closing Statement.  No later than five (5) Business Days prior to the Closing Date, the Selling Companies shall cause to be prepared and delivered to the Business Purchaser a statement (the “Estimated Closing Statement”) setting forth the Selling Companies’ good faith estimate of the amount of the Adjusted Current Assets as of the Closing Date (the “Estimated Adjusted Current Asset Amount”).  The manner in which Current Assets is calculated for purposes of the Estimated Closing Statement shall be (i) consistent with the manner in which Current Assets has been calculated historically (viz., the parties agree the Current Assets based on the Selling Companies books and records methodology was $2,843,000 as of the end of July 2009), (ii) calculated in consultation with the Purchasers, and (iii) reasonably acceptable to the Purchasers.  Promptly upon the Purchasers’ request, the Selling Companies shall make available to the Purchasers and their advisors copies of any back-up materials as the Purchasers may reasonably request in connection with its review of the Estimated Closing Statement, including, in any case, an aging accounts receivable report dated and delivered within five (5) days of the Closing Date.

(b)           Post-Closing Purchase Price Adjustment.

(i)           Within ninety (90) days after the Closing Date, Business Purchaser shall cause to be prepared and delivered to the Selling Companies a statement (the “Closing Statement”) setting forth the Business Purchaser’s good faith determination of the amount of Adjusted Current Assets as of the Closing Date, provided that the manner in which Current Assets is calculated for purposes of the Adjusted Current Assets shall be consistent with the manner in which Current Assets has been calculated historically (viz., the parties agree the Current Assets based on the Selling Companies books and records methodology was $2,843,000 as of the end of July 2009).  Promptly upon the request of the Selling Companies, the Business Purchaser shall make available to the Selling Companies and their advisors copies of any back-up materials used by the Business Purchaser in preparing the Closing Statement and such other materials as the Selling Companies may reasonably request in connection with its review of the Closing Statement.

(ii)           Within thirty (30) days after the receipt of the Closing Statement by the Selling Companies, the Selling Companies shall deliver to the Business Purchaser a written statement either accepting the Closing Statement or specifying any objections thereto.  If the Selling Companies do not deliver any such objections within such thirty (30) day period, the Closing Statement shall become final and binding upon all parties.  If the Selling Companies deliver such objections within such thirty (30) day period, then the parties shall negotiate in good faith to reach an agreement during the thirty (30) day period following delivery of the Selling Companies’ objections.  If the parties are able to resolve the Selling Companies’ objections during such thirty (30) day period, then the Closing

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Statement, as revised in accordance with such resolution, shall become final and binding upon all parties.  If the parties are not able to resolve such objections during such period, then any remaining disputes shall be resolved by a well recognized accounting firm upon which the Selling Companies and the Business Purchaser shall reasonably agree (the “Accounting Firm”).  The Accounting Firm shall be instructed to resolve any such disputes within thirty (30) days after its appointment.  The resolution of such disputes by the Accounting Firm shall be set forth in writing, shall be within the range of dispute between the Business Purchaser and the Selling Companies and shall be conclusive upon all parties.  Upon delivery of such resolution, the Closing Statement, as modified in accordance with such resolution, shall become final and binding upon all parties.  The Accounting Firm shall apportion its fees and expenses between the Selling Companies and the Business Purchaser, based on the degree to which each party’s claims were unsuccessful, and the parties shall pay the Accounting Firm in accordance with such determination.  For example, if pursuant to this Section 2.5(b)(ii), the Selling Companies submitted an objection to the Closing Statement in the amount of $100,000 and prevailed as to $45,000 of such amount, then the Selling Companies would pay 55% of the fees and expenses of the Accounting Firm.

(iii)           Within three (3) Business Days after the date on which the Closing Statement becomes final and binding in accordance with Section 2.5(b)(ii), (1) if the amount of the Adjusted Current Assets is greater than the Benchmark Amount, the Business Purchaser shall pay the Selling Companies an amount equal to the amount by which the amount of the Adjusted Current Assets is greater than the Benchmark Amount by wire transfer of immediately available funds; or (2) if the amount of the Adjusted Current Assets is less than the Benchmark Amount, the Selling Companies shall pay to the Business Purchaser an amount equal to the amount by which the amount of the Adjusted Current Assets is less than the Benchmark Amount.

Section 2.6          Escrow.  The Escrow Amount shall be held and disbursed solely for the purposes and in accordance with the terms hereof and the Escrow Agreement.  The Escrow Amount shall be held for such periods and released as is specified herein and in the Escrow Agreement  In the event of a conflict between the Escrow Agreement and this Agreement, the terms of this Agreement shall govern.

Section 2.7          Purchase Price Allocation.  The parties hereto agree that the Purchase Price shall be allocated in the manner set forth on Schedule 2.7 of the Disclosure Memorandum. The Purchase Price allocation shall include allocation of a portion of the Purchase Price to the restrictive covenants of each Selling Company.  Each of the Purchasers and the Selling Companies agree that they will each adopt and utilize the respective amounts allocated to the various Transferred Assets for purposes of

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all Tax Returns (including IRS Form 8599 and any other forms or reports required to be filed pursuant to Section 1060 of the Code) filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax Returns, in any claim, in any litigation or otherwise with respect to such Tax Returns.

Section 2.8         Nonassignable Assets.

(a)           Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign or transfer any Transferred Asset to the applicable Purchaser which by its terms or by any Legal Requirement is not assignable or transferable without a Consent or approval of any Governmental Authority or other third party or satisfaction of any other condition or is cancelable by a third party in the event of an assignment or transfer (a “Nonassignable Asset”), unless and until such Consent or approval shall have been obtained or condition satisfied.

(b)           The Selling Companies and the Purchasers, to the extent applicable, shall each use commercially reasonable efforts to obtain as expeditiously as possible any Consent or approval that may be required and to satisfy a condition necessary to the assignment or transfer of a Nonassignable Asset to the applicable Purchaser.

(c)           Unless and until any such Consent or approval that may be required is obtained or condition satisfied, to the extent permitted by applicable Legal Requirements and by the terms of the applicable Nonassignable Asset, the applicable Selling Company and the applicable Purchaser will cooperate and use commercially reasonable efforts to establish an arrangement reasonably satisfactory to the applicable Purchaser under which the applicable Purchaser would obtain the claims, rights and benefits and assume the corresponding Liabilities and obligations under such Nonassignable Asset (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which such Selling Company would enforce for the benefit of the applicable Purchaser, in respect of such Nonassignable Asset, any and all claims, rights and benefits of such Selling Company against a third party thereto; provided, that in no event shall the applicable Purchaser or such Selling Company be required to enter into any such arrangement with respect to any Nonassignable Asset for which a Required Consent is necessary.

(d)           If and when the applicable Consents or approvals, the absence of which caused the deferral of transfer of any Nonassignable Asset pursuant to this Section 2.8, are obtained, the transfer of the applicable Nonassignable Asset to the Purchaser shall automatically and without further action be effected in accordance with the terms of this Agreement and the applicable Related Agreements.

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Section 2.9          Excise Tax Act.  Business Asset Purchaser and Ronson Canada shall elect to have the provisions of subsection 167(1) of the Excise Tax Act apply to the sale of the Business Assets to Business Asset Purchaser by Ronson Canada.  The parties shall take all necessary actions in order to compete and file a valid joint election as provided in subsection 167(1) of the Excise Tax Act on or before the date on which Ronson Canada must submit its GST return for the reporting period in which the Closing occurs.

ARTICLE III

CLOSING

Section 3.1          Closing.  The closing of the transactions contemplated hereby shall take place at the offices of Metz Lewis LLC, 11 Stanwix Street, 18th Floor, Pittsburgh, Pennsylvania 15222 on (a) the date that is three (3) Business Days after the satisfaction or waiver of the conditions precedent set forth in ARTICLE IV (other than those conditions that by their nature are to be, and shall be, satisfied at Closing) or (b) such other date or place upon which the Purchasers and the Selling Companies may agree.  The date on which the Closing actually occurs is herein called the “Closing Date.”  The Closing shall be deemed to be effective as of the close of business on the Closing Date.

Section 3.2          Deliveries by the Selling Companies.  At the Closing, the Selling Companies, as applicable, shall deliver:

(a)           one (1) or more duly executed bills of sale and assignment and assumption agreements, each in the form attached as Annex C hereto (each a “Bill of Sale and Assignment of Contract Rights”), together with such other motor vehicle titles, deeds, assignments and other transfer documents (the “Additional Transfer Documents”) reasonably requested by the Purchasers, which shall be sufficient to vest good, marketable and transferable title to the Transferred Assets in the name of the applicable Purchaser, free and clear of any Liens, except for Permitted Liens, and pursuant to which the Purchasers shall assume the Assumed Liabilities in accordance with Section 2.3;

(b)           with respect to the Owned Real Property, a duly executed bargain and sale deed with covenants against grantor’s acts, in recordable form, together with a Seller’s Residency Certification, an Affidavit of Consideration for Use by Seller, and an Affidavit of Title in form acceptable to the Real Property Purchaser’s title company (collectively, the “Seller’s Deed Documents”), which shall be sufficient to vest, good, marketable and insurable fee simple title to the Owned Real Property in the name of the Real Property Purchaser, free and clear of any Liens, except for Permitted Liens;

(c)           [Reserved]

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(d)           a copy of the Certificate of Incorporation or Articles of Incorporation, as applicable, of each Selling Company, together with all amendments thereto, certified by the filing officer of the jurisdiction in which such Selling Company was incorporated;

(e)           a certificate of good standing for each Selling Company, dated as of a recent date;

(f)           all of the Transferred Books and Records (at their current locations);

(g)           a copy of each Required Consent;

(h)           a certificate of non-foreign status with respect to Seller and Ronson that complies with U.S. Treasury Regulations Section 1.1445-2(b)(2);

(i)            a certificate of the Secretary of each Selling Company: (i) attaching a true and complete copy of such Selling Company’s Bylaws (as amended to the date thereof); (ii) attaching true and complete copies of all resolutions of the board of directors and stockholders of such Selling Company adopted in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby; and (iii) setting forth the incumbency of its officers who have executed and delivered this Agreement or any Related Agreements, including therein a signature specimen for each such officer;

(j)            to the extent not previously addressed, copies of each Related Agreement contemplated to be executed and delivered by any Selling Company at or prior to the Closing, duly executed and delivered by the applicable Selling Company;

(k)           such other documents and instruments as may be required of any Selling Company by any other provision of this Agreement or as may reasonably be required of any Selling Company to consummate the transactions contemplated by this Agreement;

(l)            ISRA Closing Compliance from the New Jersey Department of Environmental Protection (the “NJDEP”) for the Owned Real Property, as defined at Section 7.6; and

(m)          a duly executed transition services agreement in the form attached as Annex D hereto (the “Transition Services Agreement”).

Section 3.3          Deliveries by Purchasers.  At the Closing, the applicable Purchaser shall deliver:

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(a)           The Closing Payment, the Escrow Amount and the ISRA Remediation Funding Source;

(b)           one (1) or more duly executed Bills of Sale and Assumption Agreements and duly executed copies of each Additional Transfer Document requiring execution and delivery by the applicable Purchaser;

(c)           with respect to the Owned Real Property, a duly executed Affidavit of Consideration for Use by Buyer (the “Real Property Purchaser’s Additional Deed Document”);

(d)           a copy of the Certificates of Incorporation of each of the Purchasers, together with all amendments thereto, certified by the filing officer of the jurisdiction in which each of the Purchasers was incorporated;

(e)           a certificate of good standing for each of the Purchasers, dated as of a recent date;

(f)           a certificate of each of the Purchasers’ Secretaries: (i) attaching a true and complete copy of its Bylaws (as amended to the date thereof); (ii) attaching true and complete copies of all resolutions of the board of directors of such party adopted in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby; and (iii) setting forth the incumbency of its officers who have executed and delivered this Agreement or any Related Agreements, including therein a signature specimen for each such officer;

(g)           a duly executed Transition Services Agreement;

(h)           to the extent not previously addressed, copies of each Related Agreement contemplated to be executed and delivered by the Purchasers at or prior to the Closing, duly executed and delivered by the Purchasers, as applicable; and

(i)            such other documents and instruments as may be required of the Purchasers by any other provision of this Agreement or as may reasonably be required of the Purchasers to consummate the transactions contemplated by this Agreement.

Section 3.4         Proration.  At the Closing, the items described in Sections 3.4(a) and (b) below with respect to the Owned Real Property shall be apportioned between Seller and the Real Property Purchaser as of the close of business on the date prior to Closing in accordance with the customs in respect to title closings prevalent in Middlesex County, New Jersey.  To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the Closing, they shall be adjusted and

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paid as promptly thereafter as the amounts thereof can be ascertained.  The provisions of this Section 3.4 shall survive Closing.

(a)           Utilities.  Seller shall arrange for a final reading of all utility meters (covering, to the extent applicable, gas, water, electricity, heat, fuel, sewer and other utilities) as of the Closing.  If required by any utility companies, Seller and the Real Property Purchaser shall execute a letter to such utility companies advising such utility companies of the termination of Seller’s responsibility for such charges for utilities furnished to the Owned Real Property as of the Closing and commencement of the Real Property Purchaser’s responsibilities therefor from and after the Closing Date.  If a bill is obtained from any such utility companies as of the Closing Date, Seller shall pay such bill on or before the Closing and deliver proof of payment thereof to the Real Property Purchaser.  If such bill shall not have been obtained on or before Closing, then upon obtaining such bill, Seller shall pay all such utility charges as evidenced by such bill or bills to the Closing Date and the Real Property Purchaser shall pay all such utility charges thereafter.  Any bill which shall be rendered which shall cover a period both before and after the Closing Date shall be apportioned between the Real Property Purchaser and Seller on a per diem basis.  Gas, water, electricity, heat, fuel, sewer and other utilities charges, to the extent applicable, for which final meter readings cannot be obtained shall be prorated on a per diem basis.

(b)           Real Estate Taxes.  Real estate Taxes and special assessments on the Owned Real Property shall be prorated based upon the period (i.e., calendar or other tax fiscal year) to which same are attributable, regardless of whether or not any such Taxes or special assessments are then due and payable or are a lien.  Seller shall pay at or prior to Closing (or the Real Property Purchaser shall receive credit for) any unpaid Taxes or special assessments attributable to periods prior to the date of Closing (whether or not then due and payable or a lien as aforesaid).  Seller shall receive credit for any previously paid or prepaid Taxes or special assessments attributable to periods from and after the Closing Date.  In the event that as of the Closing Date, the actual tax bills for the tax year in question are not available and the amount of Taxes or special assessments to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used; and after the Closing occurs and when the actual amount of Taxes for the period in question shall be determinable, such Taxes and special assessments will be re-prorated between the parties to reflect the actual amount of such Taxes and special assessments.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1          Conditions to the Obligations of the Purchasers. The obligation of the Purchasers to consummate the transactions contemplated by this

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Agreement are subject to the satisfaction of, or waiver by the Purchasers of, the following conditions precedent on or before the Closing Date:

(a)           The representations and warranties of the Selling Companies in Article V of this Agreement, if qualified by a reference to materiality or Material Adverse Effect, shall be true and correct and, if not so qualified, shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing with the same effect as if made at and as of Closing (except to the extent a different date is specified therein, in which case at and as of such specified date).

(b)           Each of the Selling Companies shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any Related Agreement to be performed by such Selling Company on or prior to the Closing Date.

(c)           The Purchasers shall have received a certificate, signed by an executive officer of each Selling Company, certifying that each of the conditions set forth in Section 4.1(a) and Section 4.1(b), as applicable to each such Selling Company, have been satisfied as of Closing.

(d)           The Purchasers shall have received written evidence reasonably satisfactory to Purchasers that all Consents and approvals set forth in Schedule 4.1(d) of the Disclosure Memorandum (the “Required Consents”) have been obtained without material conditions or qualifications.

(e)           No action or proceeding by any Governmental Authority or other Person shall have been instituted and no Legal Requirement shall have been enacted or come into effect, after the date hereof, (i) that enjoins, restrains, prohibits or results in substantial damages to the Purchasers or any of their Affiliates in respect of any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby or (ii) that imposes or confirms any material limitation, or that would reasonably be expected to impose or confirm any material limitation, on the operation of the Business or on the ability of the Purchasers or any of their Affiliates effectively to exercise full rights of ownership of the Transferred Assets.

(f)           The Selling Companies shall have delivered to the Purchasers, without expense to the Purchaser, any certificates, affidavits or other documents reasonably required by the Purchasers’ title insurer (if any) to permit the Purchasers to obtain or update title insurance insuring fee simple marketable title to the Owned Real Property free and clear of all Liens other than Permitted Liens.

(g)           The Purchasers shall have received from the Selling Companies ISRA Closing Compliance from the NJDEP for the Owned Real Property and the Selling Companies shall have fully funded the ISRA Remediation Funding Source

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(and any other financial assurance needed in connection with ISRA Closing Compliance) as set forth in Section 7.6(a).

(h)           The Real Property Purchaser shall have determined, in good faith, based upon consultation with its environmental consultants and counsel, that the ISRA Remediation Funding Source and the Additional Remediation Funding Source are, in the aggregate, adequate to fully remediate all Liability and Losses under any Environmental Laws at or related to the Owned Real Property or arising from Release of a Hazardous Substance at the Owned Real Property, all in accordance with applicable Legal Requirements.

(i)           [Reserved]

(j)           The Selling Companies shall have delivered a complete and accurate aging accounts payable report, reasonably satisfactory to the Business Assets Purchaser, dated as of and within five (5) days prior to the Closing Date.

(k)           The Selling Companies shall have delivered a restated Disclosure Memorandum dated, and including disclosures through and including, the Closing Date.

(l)           The Real Estate Purchaser shall have received a Phase II Environmental Assessment of the Owned Real Property with results that are satisfactory to the Real Estate Purchaser, in its sole discretion.

(m)           Seller shall not have materially breached the terms and conditions of the Inventory Agreement and failed to cure (or be in the process of curing) after receipt of written notice thereof pursuant to the terms of the Inventory Agreement.

Section 4.2            Conditions to the Obligations of the Selling Companies.  The obligation of the Selling Companies to consummate the transactions contemplated by this Agreement are subject to the satisfaction of, or waiver by the Selling Companies of, the following conditions precedent on or before the Closing Date:

(a)           The representations and warranties of the Purchasers in this Agreement, if qualified by a reference to materiality, shall be true and correct and, if not so qualified, shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing with the same effect as if made at and as of Closing (except to the extent a different date is specified therein, in which case at and as of such specified date).

(b)           The Purchasers shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any Related Agreement to be performed by it on or prior to the Closing Date.

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(c)           The Selling Companies shall have received a certificate, signed by an executive officer of each of the Purchasers, certifying that each of the conditions set forth in Section 4.2(a) and Section 4.2(b) have been satisfied as of Closing.

(d)           The Selling Companies shall have received all necessary corporate and shareholder authorization with respect to the execution, delivery and performance of this Agreement and any Related Agreements, and the consummation of the transactions contemplated hereby and thereby.

(e)           No action or proceeding by any Governmental Authority or other Person shall have been instituted and no Legal Requirement shall have been enacted or come into effect, after the date hereof, that enjoins, restrains, prohibits or results in substantial damages to any Selling Company in respect of any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

(f)           The Business Asset Purchaser shall have entered into, and be bound by, the Dollar General Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF THE SELLING COMPANIES

The Selling Companies, jointly and severally, hereby represent and warrant to the Purchasers, as of the date hereof and as of the Closing, as follows:

Section 5.1        Due Incorporation, Organization and Qualification.

(a)           Each of the Seller and Ronson is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own and operate its property and assets and to conduct its business as currently conducted.  Ronson Canada is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada and has all requisite power and authority to own and operate its property and assets and to conduct its business as currently conducted.

(b)           Each Selling Company is qualified to do business and is in good standing in the jurisdictions identified on Schedule 5.1(b) of the Disclosure Memorandum, which are the only jurisdictions in which the nature of its business or location of its business or properties requires such qualification, except where the failure to be so qualified or to be so authorized would not reasonably be expected to have a Material Adverse Effect.

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Section 5.2         Charter Documents and Corporate Records; Subsidiaries.  Each Selling Company has delivered to the Purchasers true and complete copies of (a) the Certificate of Incorporation or Articles of Organization, as applicable, and By-laws of such Selling Company, in each case as in effect on the date of this Agreement.  Schedule 5.2 of the Disclosure Memorandum sets forth a complete and accurate list of every Subsidiary of each of the Selling Companies.

Section 5.3         Authority to Execute and Perform Agreements; Due Execution and Enforceability.

(a)           Each Selling Company has full legal capacity and requisite power and authority to execute, deliver and perform this Agreement and each Related Agreement to which such Selling Company is or will be a party.  This Agreement and the Related Agreements to which such Selling Company is a party have been, and each Related Agreement to which such Selling Company will be a party, will be duly executed and delivered by such Selling Company and (assuming due execution and delivery hereof by the other parties hereto and thereto) this Agreement and any Related Agreements to which such Selling Company is or will be a party constitute or, when executed and delivered by such Selling Company, will constitute the valid and binding obligation of such Selling Company, as applicable, enforceable against such Selling Company in accordance with its respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance by each Selling Company of this Agreement and the Related Agreements to which such Selling Company is or will be made party and the consummation by such Selling Company of the transactions contemplated hereby and thereby are within such Selling Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of such Selling Company.

(b)           Except as set forth on Schedule 5.3(b) of the Disclosure Memorandum, the execution and delivery by each Selling Company of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and the performance by any Selling Company of this Agreement and the Related Agreements in accordance with their terms and conditions do not and will not (i) except as obtained by the Closing Date, require any Selling Company to obtain any Consent, approval, authorization or action of, or make any filing with or give any notice to, any foreign (as to the United States of America), federal (including Canada), state, provincial, municipal or other governmental department, commission, tribunal, Crown corporation, Crown ministry, board, bureau, agency or instrumentality, or any court or arbitrator (each, a “Governmental Authority”) or any other Person, (ii) violate, conflict with or result in a breach of any of the terms and conditions of, result in a modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (or

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give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any of the Transferred Assets of any Selling Company under any agreement to which any Selling Company is a party or by which any Selling Company or the Transferred Assets are bound, except as would not, individually or in the aggregate, cause a Material Adverse Effect with respect to any Selling Company, (iii) violate any law, statute, rule or regulation (collectively, “Legal Requirements”), any Transferred Permits or any order, judgment, writ, injunction, determination, award or decree of any Governmental Authority applicable to any Selling Company or the Transferred Assets (collectively, “Orders”), or (iv) contravene the terms of the Certificate of Incorporation or Articles of Incorporation, as applicable, or the By-laws of any Selling Company.

Section 5.4             Transferred Assets.

(a)           Except as set forth on Schedule 5.4(a) of the Disclosure Memorandum, the Selling Companies own and have good and marketable title to, or in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of the Transferred Assets, free and clear of all Liens, except for Permitted Liens.  At the Closing, the Selling Companies will transfer to the Purchasers, good and marketable title to, or in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of the Transferred Assets, free and clear of all Liens, except for Permitted Liens.

(b)           The Transferred Assets:  (i) constitute all the assets used or held for use by the Selling Companies in connection with or otherwise related to the Business (other than the Excluded Assets listed on Schedule 2.2 of the Disclosure Memorandum); and (ii) will permit the Purchasers immediately following the Closing to conduct the Business substantially as conducted on the date of this Agreement.  No Subsidiary of any of the Selling Companies that it not a party to this Agreement owns any assets used, held for use or otherwise useful in the Business nor does any such Subsidiary engage, in whole or in part, in the Business.

Section 5.5         Claims and Proceedings.  Except as set forth on Schedule 5.5 of the Disclosure Memorandum, there are no actions, suits, claims or legal or administrative proceedings or investigations, grievances, complaints, charges, inquiries, arbitrations, audits, hearings, or other proceedings (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private and whether at law, in equity or otherwise) commenced, brought, conducted or heard by or before any Governmental Authority, arbitrator or similar tribunal (“Legal Actions”), pending or, to the Knowledge of Selling Companies, threatened, against or involving any of the Selling Companies, the Business, the Transferred Assets or this Agreement or any of the Related Agreements or the transactions contemplated hereby and thereby, and there are no outstanding Orders of any Governmental Authority that relate to any of the Selling Companies, the Business or the Transferred Assets or that

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purport to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Related Agreements.  To the Knowledge of Selling Companies, no event has occurred and no fact or circumstance exists that could give rise to or serve as a basis for the commencement of any such Legal Actions.

Section 5.6                        SEC Filings; Undisclosed Liabilities.

(a)           The Selling Companies have filed all required reports, schedules, registration statements and other documents with the SEC (the “SEC Filings”).  As of their respective dates of filing with the SEC, the SEC Filings complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the SEC Filings, and none of the SEC Filings when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Financial Statements included in the SEC Filings have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied (except as otherwise set forth in the notes thereto), complied with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto and fairly present for all periods provided the consolidated financial position of Ronson and its consolidated Subsidiaries (including Seller and Ronson Canada) as of the dates thereof and the results of operations and cash flows for the periods covered thereby (subject to normal year-end adjustments and the absence of notes that comply with GAAP in the case of any unaudited interim financial statements).

(b)           Except for (A) those Liabilities that are fully reflected or reserved for in the consolidated financial statements of Ronson included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC prior to the date of this Agreement, the internally prepared management statements dated June 30, 2009, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 in the form filed with and accepted by the SEC after the date hereof (the “Financial Statements”), (B) Liabilities incurred since June 30, 2009 in the Ordinary Course of Business, (C) Liabilities discharged or paid in full prior to the date of this Agreement in the Ordinary Course of Business, (D) Liabilities incurred in connection with ISRA Compliance, or (E) Liabilities incurred in connection with the Stay Bonuses or the Inventory Agreement, the Selling Companies do not have and have not, since June 30, 2009, incurred, any Liabilities of any nature whatsoever (whether accrued, absolute, matured, determined, contingent, or otherwise and whether or not required to be reflected in the Financial Statements in accordance with GAAP).

Section 5.7          Accounts Receivable.  The Transferred Accounts Receivable, as of the date hereof, arose from bona fide transactions entered into by the Selling Companies involving the sale of inventory or the rendering of a service in the

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Ordinary Course of Business.  Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible in the Ordinary Course of Business (but in no event later that 120 days after the Closing Date) net of the respective reserves shown on the Financial Statements (which reserves are adequate and calculated consistent with past practice).  To the Knowledge of the Selling Companies, there is no contest, claim, defense or right of setoff, other than in the Ordinary Course of Business of the Selling Companies, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

Section 5.8          Absence of Certain Changes or Events.  Except as set forth on Schedule 5.8 of the Disclosure Memorandum, since June 30, 2009: (i) the businesses of the Selling Companies have been conducted in the Ordinary Course of Business consistent with past practice, (ii) there has not been any event, circumstance, change or effect that, individually or in the aggregate, has had or would be reasonably be expected to have a Material Adverse Effect, (iii) there has been no damage to or destruction or loss of any material asset or property of the Selling Companies, whether or not covered by insurance; (iv) there has been no sale (other than sales of inventories in the Ordinary Course of Business), lease or other disposition of any material asset or property of any of the Selling Companies; (v) there has been no indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with any of the Selling Companies; (vi) there has been no material change in the accounting methods used by any of the Selling Companies; or (vii) there has been no Contract by any of the Selling Companies to do any of the foregoing.

Section 5.9          Governmental Authorization and Compliance with Laws .  Except as set forth on Schedule 5.9(a) of the Disclosure Memorandum, the Selling Companies are, and have been at all times, in compliance with all applicable Legal Requirements, except where such noncompliance will not cause a Material Adverse Effect, and no action or proceeding with respect to any material violation of any such Legal Requirement is pending or, to the Knowledge of the Selling Companies, threatened, and to the Knowledge of the Selling Companies, no event has occurred and no fact or circumstance exists that could give rise to or serve as a basis for any action or proceeding with respect to any material violation of any such Legal Requirement.  Except as set forth on Schedule 5.9(b) of the Disclosure Memorandum, to the Knowledge of Selling Companies, (i) the Selling Companies have all Permits required in connection with the ownership and operation of the Business and the Transferred Assets, except where the failure to obtain any such Permit will not cause a Material Adverse Effect, and (ii) each Transferred Permit is in full force and effect, no action or proceeding to revoke, limit or modify any such Permits is pending or, to the Knowledge of the Selling Companies, threatened and no event has occurred and no fact or circumstance exists that could give rise to or serve as a basis for any action or proceeding to revoke, limit or modify any such Permits.

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Section 5.10        Contracts.

(a)           Schedule 5.10(a) of the Disclosure Memorandum sets forth a true, complete and correct listing of all Contracts relating to the Business to which any of the Selling Companies is a party that meet the following criteria:

(i)           Contracts with any Person to sell, distribute or otherwise market any of the products of the Selling Companies;

(ii)           Contracts with any customer of the Selling Companies;

(iii)           Contracts for the purchase of supplies, goods, services, equipment or other assets providing for payments of $25,000 or more in the aggregate or in any 12 month period;

(iv)           Contracts with any manufacturer representatives or brokers;

(v)           Contracts containing covenants not to compete in any line of business, with any particular Person or in any geographical area;

(vi)           Contracts for the leasing of Tangible Business Assets Property that require lease payments in excess of $10,000; and

(vii)           any other Contracts that are material to the Business, or the operations or financial condition of the Selling Companies.

(b)           Copies of Contracts.  The Selling Companies have made available to the Purchasers true and complete copies of each of the contracts that are listed on Schedule 5.10(a) of the Disclosure Memorandum and each of the Transferred Contracts.  In the event that any such Contracts are oral Contracts, the Selling Companies have provided summaries to the Purchasers’ representatives.

(c)           Valid and Binding, Etc.  Except as set forth in Schedule 5.10(c) of the Disclosure Memorandum, all Transferred Contracts are in full force and effect and the applicable Selling Company has received no notice of default under any Transferred Contract, and, to the Knowledge of the Selling Companies:  (x) no other party to any Transferred Contract is in default thereunder, and (y) no condition exists that with notice or lapse of time or both would constitute a default thereunder.  Except as set forth on Schedule 5.10(c) of the Disclosure Memorandum, no approval or Consent of any Person is needed in order that the Transferred Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement and the Related Agreements.

Section 5.11        Inventory.  The work-in-process and finished goods inventories of the Selling Companies are currently in good and merchantable condition,

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are of a kind and quality which are suitable, usable and salable in the Ordinary Course of Business and are in amounts consistent with prior practice at this time of year.  The materials, supplies and work-in-process, and additions thereto, included in such inventory (i) are at least equivalent in quality to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory consistent with past practices, and (ii) are suitable for the labeling, packaging, marketing and distribution of each company product in a manner at least equivalent in quality to that achieved generally by the Selling Companies in the past.

Section 5.12       Tangible Property.  Except as set forth on Schedule 5.12 of the Disclosure Memorandum, each item of the Transferred Tangible Business Assets Property is in good operating condition and repair, reasonable wear and tear excepted, and is suitable for its intended use.

Section 5.13       Intellectual Property.  Except as may be set forth on Schedule 5.13 of the Disclosure Memorandum:

(a)           The Seller and Ronson own, or otherwise have a valid right to use, the Transferred Intellectual Property, free and clear of all Liens.  The Transferred Intellectual Property constitutes all Intellectual Property used in the Business.  Neither Ronson Canada nor any Subsidiary of any of the Selling Companies (except, in the case of Ronson, Seller) owns any Transferred Intellectual Property or other Intellectual Property used in or useful to the Business.

(b)           Schedule 5.13 of the Disclosure Memorandum sets forth a true and complete list of all subsisting registrations, issuances, filings and applications for any Transferred Intellectual Property filed by the Seller or Ronson.  All of the rights of the Seller and Ronson in the Transferred Intellectual Property owned by the Seller or Ronson, as applicable, are valid and enforceable.

(c)           Schedule 5.13 of the Disclosure Memorandum sets forth a true and complete list of all material IP Licenses used in connection with the Business to which any of the Selling Companies is a party, except commercial, off-the-shelf software.  All such IP Licenses are valid, subsisting, in full force and effect and binding upon the Selling Companies, as applicable, and the other parties thereto in accordance with their terms.

(d)           To the Knowledge of the Selling Companies, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Selling Companies as such rights relate to the Transferred Intellectual Property or to the Business.

(e)           There are no Claims pending or, to the Knowledge of the Selling Companies, threatened, (i) contesting the right of the Selling Companies to use

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any of the Selling Companies’ products or services currently or previously used by the Selling Companies, or (ii) opposing or attempting to cancel any rights of any of the Seller or Ronson in or to any Transferred Intellectual Property.  To the Knowledge of the Selling Companies, no event has occurred and no fact or circumstance exists that could give rise to or serve as a basis for any such Claims.

(f)           None of the Selling Companies is a party to or bound by any license or other Contract requiring the payment by any of the Selling Companies of any royalty or license payment in connection with the conduct of the Business.

(g)           Schedule 5.13 of the Disclosure Memorandum sets forth a true and complete list and description of all Software used by the Selling Companies, other than commercial, off-the-shelf products.  To the Knowledge of the Selling Companies, all such Software performs in conformance with its documentation. All such Software is fully and freely transferable to the Business Purchaser without any third party Consents.

(h)           After the consummation of the transactions contemplated under this Agreement, the Business Purchaser will own all right, title, and interest in and to or have a valid license to use all the Transferred Intellectual Property on substantially identical terms and conditions as the Selling Companies enjoyed immediately prior to such transactions.

Section 5.14      Real Estate.  Except as set forth on Schedule 5.14 of the Disclosure Memorandum,

(a)           Seller is the owner of good and marketable fee simple title to the Owned Real Property, which is free and clear of all Liens and encumbrances except Permitted Liens.  The Owned Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such parcel.  The Seller does not own or hold, or is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Owned Real Property or any portion thereof or interest therein.

(b)           The Selling Companies have not received notice of any condemnation proceedings or other taking, and, to the Knowledge of the Selling Companies, none are pending or threatened, affecting the Owned Real Property or any part thereof or sales or other dispositions of the Owned Real Property or any part thereof in lieu of condemnation.

(c)           No portion of the Owned Real Property has suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored.

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(d)           With respect to the Owned Real Property, (i) there is a right of ingress and egress and access to public thoroughfares to and from the Owned Real Property, (ii) the Owned Real Property has adequate water supply and sewer service for the present use thereof and all sewer service and water supply facilities required for the present use of the Owned Real Property are fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Owned Real Property to any adjoining public street have been obtained and, if required, paid for by the Seller and are in full force and effect.

(e)           All Permits and Consents of all Governmental Authorities having jurisdiction over the Owned Real Property or from all insurance companies and fire rating and other similar boards and organizations in connection with the construction, use, occupancy, operation and maintenance of the Owned Real Property are in full force and effect in accordance with the respective terms thereof, and none has been amended, assigned, pledged or otherwise transferred.  There is no alteration, improvement or change in use of any Owned Real Property caused by any Selling Company that would require any new Permits and Consents of any Governmental Authorities or amendment of any such existing Permits or Consents.  The condition and use of the Owned Real Property conforms to each such existing Permits or Consents.  To the Knowledge of the Selling Companies, the Seller is in compliance with all Legal Requirements relating to the Owned Real Property including those relating to zoning, building, subdivision and land use restrictions that are applicable to any portion of the Owned Real Property, and the Seller has received no notice of violation or claimed violation of any such Legal Requirements.  The use, occupancy and operation of the Owned Real Property as currently used, occupied and operated does not constitute a nonconforming use under the Development Ordinance of the Township of Woodbridge.

(f)           To the Knowledge of the Selling Companies, (i) the Owned Real Property including, without limitation, all building systems and equipment, all structural components, the roof, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, storm water, paving and parking equipment, systems and facilities, are fully installed, operating, in good condition and repair and no extraordinary repair or improvement expense with respect thereto is currently anticipated, and (ii) the electricity service and all other public or private utilities serving the Owned Real Property are fully installed and operating and enter the Owned Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection therewith have been paid in full.

(g)           To the Knowledge of the Selling Companies, there is no pending or proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Owned Real Property, (ii) proceeding to change or redefine the zoning classification of

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all or any portion of the Owned Real Property, (iii) imposition of any special or other assessments against the Owned Real Property for public betterments or otherwise, (iv) special assessments affecting the Owned Real Property or any portion thereof that are or would be payable by any Selling Company or could result in a Lien against any of the Owned Real Property, (v) change in any applicable Legal Requirement relating to the use, occupation or operation of the Owned Real Property, (vi) tax certiorari proceeding with respect to the Owned Real Property, or (vii) changes in road patterns or grades that may adversely affect access to any roads providing means of ingress or egress from the Owned Real Property.

(h)           The Seller has received no notice from any Governmental Authority, licensed site remediation professional, insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of the Owned Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

(i)            Copies of the current real estate tax bills and current utility bills for the Owned Real Property have been delivered to Real Property Purchaser by the Seller.

(j)           The Seller does not owe any monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied in connection with the Owned Real Property for which such person could claim a lien against any of the Owned Real Property.

(k)           The Seller has not transferred any development or mineral rights applicable to the Owned Real Property.

Section 5.15      Environmental Matters.

(a)           Except as may be set forth on Schedule 5.15(a), the operations of the Selling Companies at the Sites comply in all material respects with all applicable Environmental Laws, and no Legal Action with respect to any violation by Selling Companies of any Environmental Laws with respect to the Sites is pending or, to the Knowledge of the Selling Companies, threatened, and to the Knowledge of the Selling Companies, no event has occurred and no fact or circumstance exists with respect to the Sites that could give rise to or serve as a basis for any such Legal Action.

(b)           Except as may be set forth on Schedule 5.15(b), (i) the Selling Companies have all material Permits and Consents required pursuant to Environmental Laws in connection with the ownership or operation of the Business or the Transferred Assets, (ii) each such Permit or Consent is in full force and effect, no Legal Action to revoke, limit or modify any such Permit or Consent is pending or, to the Knowledge of

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the Selling Companies, threatened and no event has occurred and no fact or circumstance exists that could give rise to or serve as a basis for any such Legal Action; and (iii) the Selling Companies and their ownership and operation of the Business and the Transferred Assets are in material compliance with all terms and conditions thereof.

(c)           Except as may be set forth on Schedule 5.15(c), the Selling Companies have not received written notice of any pending claim alleging the Selling Companies have Liability under Environmental Laws arising from any Release of a Hazardous Substance at any Site and, to the Knowledge of the Selling Companies, no such claim is threatened.

(d)           Except as may be set forth on Schedule 5.15(d), none of the Selling Companies is subject to any written agreement with any Governmental Authority or any other Person by which any of the Selling Companies have assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition with respect to any Site arising from or relating to a Release or threatened Release of a Hazardous Substance or violation of any Environmental Laws.

(e)           Except as may be set forth on Schedule 5.15(e), there is not now and has been no Release of a Hazardous Substance at any Site in form or quantity requiring remedial action or other response under Environmental Laws.

(f)           Except as may be set forth on Schedule 5.15(f), the Selling Companies have provided the Real Property Purchaser with copies of all reports and results of investigations concerning the Release or presence of any Hazardous Substance on, at, under or migrating from any Site in the Selling Companies’ possession.

(g)           Site Listing.  Except as may be set forth on Schedule 5.15(g), no Site is a treatment, storage or disposal facility, as defined in and regulated under any Environmental Law, is on or ever was listed or is proposed to be listed on the National Priorities List pursuant to CERCLA, or on any similar state list of sites requiring investigation or clean up.

(h)           Tanks; No Asbestos.  Except as may be set forth on Schedule 5.15(h), to the Knowledge of the Selling Companies, there currently are no, and there have never been, any (A) underground or aboveground storage tanks, active or abandoned at any Site, (B) asbestos or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Owned Real Property, or incorporated into other assets of any of the Selling Companies in violation of Environmental Laws; (C) electrical transformers, capacitors, fluorescent light fixtures with ballasts, or other equipment containing polychlorinated biphenyls on the Owned Real Property in violation of Environmental Laws, or (D) asbestos-containing material of any kind or nature at the Owned Real Property in violation of Environmental Laws.  With respect to the tanks listed on Schedule 5.15(h), to the Knowledge of the

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Selling Companies, any such tanks are in good condition and repair and are in compliance with all Environmental Laws.

(i)           Environmental Reports.  There has been no written environmental audit, report or investigation with respect to any Site conducted by, nor is there any in the possession of, any of the Selling Companies, except for the environmental reports and audits listed on Schedule 5.15(i), complete and accurate copies of which have been provided to Real Property Purchaser.

Section 5.16       Warranty Claims .  Schedule 5.16 of the Disclosure Memorandum sets forth true, complete and correct copies of the product warranty policies of the Selling Companies and, except as set forth on Schedule 5.16 of the Disclosure Memorandum, to the Knowledge of the Selling Companies, there have been no material claims for breach of warranty with respect to any product labeled, packaged, marketed or distributed by the Selling Companies since January 1, 2008.  Except as set forth on Schedule 5.16 of the Disclosure Memorandum, since January 1, 2008 there have been no product liability claims asserted against the Selling Companies other than product returns in the Ordinary Course of Business.

Section 5.17       Brokers.  Except as set forth on Schedule 5.17 of the Disclosure Memorandum, no broker, finder, agent or similar intermediary has acted on behalf of the Selling Companies in connection with this acquisition or this Agreement or any Related Agreement and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection with this Agreement or any of the Related Agreements based on any agreement, arrangement or understanding with the Selling Companies or any action taken by any of the Selling Companies.

Section 5.18                        Tax Matters.

(a)           Except as set forth on Schedule 5.18 of the Disclosure Memorandum, all Tax Returns required to be filed by or with respect to the Selling Companies have been properly prepared and timely filed, and all such Tax Returns are true, complete and correct in all material respects.

(b)           Except as set forth on Schedule 5.18 of the Disclosure Memorandum, the Selling Companies have fully and timely paid all Taxes owed by them (whether or not shown on any Tax Return), and have made or will, prior to the Closing Date, make adequate provision on the financial records for the payment of any Taxes that are not yet due and payable or that are being contested in good faith, for all taxable periods or portions thereof, ending on or before the Closing Date.  The charges, accruals, and reserves with respect to Taxes on the books of the Selling Companies are or will be adequate and are at least equal to the Selling Companies’ Liability therefor as adjusted for operations and transactions through the Closing Date in accordance with past practices and customs observed in filed Tax Returns relating to the Selling Companies.

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(c)           There are no Liens for Taxes upon the assets or properties of the Selling Companies, except for statutory Liens for current Taxes not yet due.

(d)           Ronson Canada is a registrant for the purposes of the Excise Tax Act and its registration number is 121778682.  Ronson Canada has not been and is not now a financial institution for the purpose of the Excise Tax Act.  Ronson Canada is not a non-resident of Canada for the purposes of the Income Tax Act.

Section 5.19      Export Compliance.  To the Knowledge of the Selling Companies, each Selling Company is in compliance with, the Business has been conducted in compliance with, and the Transferred Assets have been owned and used in compliance with, all Legal Requirements relating to international trade and investment, including the Cuban Democracy Act, Foreign Corrupt Practices Act of 1977; trade sanctions and embargoes against various countries under the International Emergency Economic Powers Act and the Trading with the Enemy Act; export controls under the Export Administration Regulations; the Iran and Libya Sanctions Act of 1996; the Cuban Liberty and Democratic Solidarity (LIBERTAD) Act of 1996 (also known as the Helms-Burton Act); antiboycott laws administered by the U.S. Commerce Department under the Export Administration Regulations and by the U.S. Treasury Department under Section 999 of the Code; and the Economic Espionage Act of 1996.

Section 5.20      Employees and Employee Benefit Plans.

(a)           List of Plans; Compliance.  Schedule 5.20(a) of the Disclosure Memorandum sets forth a complete and correct list of all Employee Benefit Plans of the Selling Companies.  Each of the Employee Benefit Plans is in material compliance with all applicable Legal Requirements.  None of the Employee Benefit Plans is a “Multi-Employer Plan” (as defined in Section 3(37) of ERISA).

(b)           Contributions.  Except as disclosed in Schedule 5.20(b) of the Disclosure Memorandum, full payment has been made of all amounts that are required under the terms of each Employee Benefit Plan to be paid by any of the Selling Companies as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Benefit Plan and all periods thereafter up to the Closing Date.

(c)           Continuation Requirements.  Each of the Selling Companies has, at all times, complied, and currently complies with the applicable continuation requirements for its welfare benefit plans, including (A) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, and (B) any applicable state statues mandating health insurance continuation coverage for employees.

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(d)           Labor and Employment Matters.  Except as set forth on Schedule 5.20(d) of the Disclosure Memorandum, (i) there are no pending, or to the Knowledge of the Selling Companies, threatened, labor or employment disputes or controversies, including any Legal Actions alleging unlawful harassment, employment discrimination, unfair labor practices, unpaid wages, unlawful wage or immigration practices, or unlawful Tax withholding practices; (ii) there is no strike, slowdown, work stoppage, lockout or other material job action underway, or to the Knowledge of the Selling Companies, threatened, and no such job action has occurred in the past three (3) years; (iii) with respect to the transactions contemplated by this Agreement and the Related Agreements, any notice required under any Legal Requirement or Contract has been or, prior to the Closing, will be given in a timely manner, and all bargaining obligations with any employee representative have been or, prior to the Closing, will be satisfied; and (iv) within the past three (3) years, none of the Selling Companies has implemented any plant closing or layoff of employees that could implicate the WARN Act, and the transactions contemplated by this Agreement will not require any action with respect to the WARN Act.  To the Knowledge of the Selling Companies, no event has occurred and no circumstances exist which could result in any of the foregoing representations and warranties in this Section 5.20(d) being false, inaccurate or misleading.

Section 5.21       Insurance .  Schedule 5.21 of the Disclosure Memorandum sets forth a complete and accurate list of all insurance policies of any kind or nature that cover or which are related to the Business or any of the Transferred Assets.  Except as set forth on Schedule 5.21 of the Disclosure Memorandum, there are no claims that relate to the Business or the Transferred Assets currently pending under any such insurance policies and, to the Knowledge of the Selling Companies, there has been no occurrence and no fact or circumstance exists that could give rise to or serve as the basis for any such claim.  All such policies (i) are in full force and effect, (ii) are sufficient for the Selling Companies to comply with all Legal Requirements and all Contracts, and (iii) are legal, valid, binding, and enforceable policies.  Such policies provide coverage (for full replacement value) against loss or damage to the property of others held by any of the Selling Companies or otherwise located at any facility of any of the Selling Companies, including goods consigned to any of the Selling Companies.  All premiums with respect to such insurance policies are paid current in accordance with policy terms.  Complete and correct copies of such policies have been furnished to Purchasers.  The Selling Companies shall use commercially reasonable efforts to cause all such insurance policies, or comparable coverage, to be continued in full force and effect on identical terms through the Closing Date.

Section 5.22      [Reserved]

Section 5.23      Board Approval.  The Board, by resolutions duly adopted at a meeting called and held, has (i) determined that this Agreement and the transactions

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contemplated hereby are in the best interests of Ronson, (ii) adopted a resolution approving this Agreement and the transactions contemplated hereby, (iii) recommended that the shareholders of Ronson approve this Agreement and the transactions contemplated hereby, and (iv) directed that such matters be submitted for consideration by the shareholders of Ronson in accordance with Legal Requirements.

Section 5.24       Disclosure.  No representation or warranty by any of the Selling Companies in this Agreement, and no statement made by any of the Selling Companies in the Schedules of the Disclosure Memorandum, any Related Agreements or any certificate or other document furnished or to be furnished to Purchasers pursuant hereto or thereto, or in connection with the negotiation, execution or performance of this Agreement and the Related Agreements contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchasers, jointly and severally, hereby represent and warrant to the Selling Companies as follows:

Section 6.1        Due Incorporation; Organization; Qualification.

(a)           The Business Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own and operate its property and assets and to conduct its business as currently conducted.  The Real Property Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its property and assets and to conduct its business as currently conducted.

(b)           Each of the Purchasers is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the location of it business or properties requires such qualification, except where the failure to be so qualified or so authorized would not reasonably be expect to have a Material Adverse Effect on the ability of the Purchasers to consummate the transactions contemplated by this Agreement or by the Related Agreements.

Section 6.2         Charter Documents and Corporate Records.  The Business Purchaser has delivered to the Selling Companies true and complete copies of the Certificate of Incorporation and By-laws of the Business Purchaser.  The Business Purchaser is not in violation of any of the provisions of its Certificate of Incorporation or

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By-laws.  The Real Property Purchaser has delivered to the Selling Companies true and complete copies of the Certificate of Incorporation and Bylaws of the Real Property Purchaser.  The Real Property Purchaser is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

Section 6.3        Authority to Execute and Perform Agreements; Due Execution and Enforceability.

(a)           The execution, delivery and performance by the Purchasers of this Agreement and the Related Agreements to which either of the Purchasers is or will be a party and the consummation by the Purchasers of the transactions contemplated hereby and thereby are within the Purchasers’ corporate powers and have been duly authorized by all necessary corporate action on the part of the Purchasers.  This Agreement and the Related Agreements to which either of the Purchasers is a party have been, and each Related Agreement to which either of the Purchasers will be a party, will be, duly executed and delivered by the Purchasers and (assuming due execution and delivery hereof by the other parties hereto and thereto) this Agreement and any Related Agreements to which either of the Purchasers is or will be a party constitute or, when executed and delivered by the Purchasers, will constitute the valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally.

(b)           The execution and delivery by the Purchasers of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and the performance by the Purchasers of this Agreement and the Related Agreements in accordance with their terms and conditions do not and will not (i) require the Purchasers to obtain any Consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person, (ii) violate any Legal Requirement applicable to the Purchasers or their respective assets or securities or, (iii) contravene the terms of the Certificate of Incorporation or the By-laws of the Purchasers.

Section 6.4         Claims and Proceedings.  There are no actions, suits, claims or legal or administrative proceedings or investigations, pending or, to the knowledge of the Purchasers, threatened, against or involving the Purchasers that purport to enjoin or restrain the execution, delivery or performance of this Agreement or any of the Related Agreements.

Section 6.5         Brokers.  No broker, finder, agent or similar intermediary has acted on behalf of any of the Purchasers or their Affiliates in connection with this acquisition or this Agreement or any Related Agreement and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection with

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this Agreement or any of the Related Agreements based on any agreement, arrangement or understanding with the Purchasers or their Affiliates or any action taken by the Purchasers or their Affiliates.

Section 6.6         GST.  The Business Assets Purchaser will be, as of the Closing Date, duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act with respect to goods and services.

Section 6.7         No Financing Contingency.  The obligations of the Purchasers to complete the transactions contemplated by this Agreement are not subject to any condition or contingency that either of the Purchasers obtain any financing.

ARTICLE VII

COVENANTS

Section 7.1          Interim Operating Covenants.  From the date hereof until the Closing, except as set forth on Schedule 7.1 of the Disclosure Memorandum, the Selling Companies shall use commercially reasonable efforts to preserve intact the Business and shall continue to operate the Business in the Ordinary Course of Business.  The Selling Companies shall consult with Purchasers prior to taking any action or entering into any Contract or transaction that may be of strategic importance to the Business other than customer or supplier Contracts entered into in the Ordinary Course of Business.

Section 7.2         Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement and each Related Agreement, each party hereto shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate the transactions contemplated by this Agreement and the Related Agreements, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, Consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and by the Related Agreements.

Section 7.3         Access .  Upon reasonable prior notice and subject to applicable Legal Requirements, the Selling Companies will afford to the officers, employees, accountants, counsel and other representatives of Purchasers, reasonable access, during the period prior to the Closing, to all of the properties, books, contracts, commitments and records of the Selling Companies relating to the Transferred Assets or the Business, and, upon prior notice and approval by the Selling Companies (which shall

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not be unreasonably withheld), access to all employees, customers, and suppliers of the Selling Companies, as may be reasonably requested by the Purchasers.  During such period, the Selling Companies shall promptly furnish to the Purchasers and their representatives all other information concerning the Transferred Assets as the Purchasers may reasonably request.  The parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement, dated May 29, 2009, between Ronson Corporation and Zippo Manufacturing Company (the “Confidentiality Agreement”).  Any investigation pursuant to this Section 7.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business and shall be subject to such reasonable restrictions the Selling Companies shall deem necessary for such purpose.  Purchasers shall perform no sampling of soil or other substrate, groundwater or surface water without Selling Companies’ written approval, which shall not be unreasonably withheld, conditional or delayed, provided that Selling Companies hereby consent to the sampling proposed on Schedule 7.6 of the Disclosure Memorandum.  Purchasers agree that (i) the results of any such sampling shall be held in accordance with the Confidentiality Agreement; (ii) Purchaser and Purchasers’ representatives shall not report the results of any such sampling to any Person, including without limitation, any Governmental Authority and Purchasers shall not retain a Licensed Site Remediation Professional as defined under the Environmental Laws of the State of New Jersey, it being understood that Purchasers may retain Environ Corp., provided that Environ may not disclose the results of Purchasers’ investigation to any Licensed Site Remediation Professional in the employ of Environ or any other person other than Purchasers and Purchasers’ representatives who are subject to the confidentiality provisions herein; and (iii) prior to Closing, neither Purchasers nor any of Purchasers’ representatives shall provide the results of any such sampling or other environmental investigation after the date hereof to the Selling Companies or any representative of the Selling Companies except upon a written request from the Selling Companies to the Purchasers to obtain such results.  Purchasers shall indemnify the Selling Companies for all Liabilities arising out of the negligence or willful misconduct of Purchasers’ agents’ entry onto the Real Property.  Prior to any sampling, Purchasers shall provide the Selling Companies with evidence of insurance reasonably satisfactory to the Selling Companies.  No information or knowledge obtained in any investigation pursuant to this Section 7.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the Disclosure Memorandum or the conditions to the obligations of the parties to consummate the transaction contemplated by this Agreement or any Related Agreement provided, however, the Purchasers shall notify in writing the Selling Companies if any of their officers who have had active involvement in the negotiation of the transactions contemplated hereby has actual knowledge of information that causes a representation or warranty to be false or misleading, subject to the limitations on disclosure of the results of any environmental sampling or other investigation as provided in this Section 7.3.

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Section 7.4         Confidentiality.  After the Closing, the Selling Companies shall hold, and shall use their commercially reasonable efforts to cause their respective advisors and other representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other Legal Requirements, all confidential documents and information concerning the Purchasers or the Business, except to the extent that such information can be shown to have been (i) in the public domain through no fault of such Person or its Affiliates or (ii) later lawfully acquired by such Person from sources other than those related to its prior ownership of the Transferred Assets or those known to such Person to be under an obligation of confidentiality to the Purchasers.  The obligation of each such Person to hold any such information in confidence shall be satisfied if such Person exercises the same care with respect to such information as such Person would take to preserve the confidentiality of such Person’s own similar information.

Section 7.5         Intellectual Property Matters.

(a)           The Seller or Ronson, as applicable, shall notify the Purchasers if it knows that any of the Transferred Intellectual Property is being infringed, or if it has received notice of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the courts of the United States or the several states, the U.S. Patent and Trademark Office (the “PTO”), the U.S. Copyright Office (the “Copyright Office”) or any other Governmental Authority (including the Canadian Intellectual Property Office).

(b)           The Seller and Ronson shall take all commercially reasonable actions consistent with good business practices to protect and maintain the Transferred Intellectual Property.

(c)           At Closing, the Selling Companies and their respective Affiliates shall take any and all action to cause the certificates of incorporation of each Selling Company to be amended to remove any reference to “Ronson” or any other Trademark assigned herewith and to change the corporate name of such Selling Company to a name that does not incorporate and is not confusingly similar to “Ronson” or any other Trademark assigned herewith and to register such change of name with the Treasurer of the State of New Jersey.  Except with respect to the Aviation Mark from and after the Closing, the Selling Companies shall not, and shall not permit their respective Affiliates to, use the name “Ronson,” any derivative thereof, or any name confusingly similar thereto, as a corporate name, trade name, domain name, trademark, service mark or for any other purpose.

Section 7.6                        Industrial Site Recovery Act; Environmental Remediation Holdback.

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(a)           The Purchasers acknowledge that the Owned Real Property constitutes an “industrial establishment” as defined under the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and regulations promulgated thereunder (“ISRA”).  The Selling Companies shall, at their sole cost and expense, obtain from the NJDEP pursuant to ISRA, as the same may be hereafter amended, whatever approvals are required to permit the consummation of the transaction contemplated herein (“ISRA Closing Compliance”).  The Selling Companies shall diligently pursue such ISRA Closing Compliance and the Purchasers shall cooperate, at no cost to Purchasers (other than their internal overhead or legal expenses or consulting expenses or similar expenses to review the Selling Companies’ work), with the Selling Companies’ efforts to obtain ISRA Closing Compliance.  In the event that the ISRA Closing Compliance for the Owned Real Property shall be in the form of a remediation agreement pursuant to N.J.S.A. 13:1K-9(e), (i) the Selling Companies shall execute an application for a remediation agreement that is accurate and complete and reviewed by and reasonably acceptable to the Real Property Purchaser; (ii) the Selling Companies shall fund a remediation funding source (in form acceptable under applicable Legal Requirements (other than a self guarantee) that is reasonably acceptable to the Real Property Purchaser (which may be a remediation trust fund held by a bank or counsel for the Selling Companies)) as required by ISRA at Closing (the “ISRA Remediation Funding Source”) which shall be deemed part of ISRA Closing Compliance for the purpose of this Section 7.6 and Section 4.1(g); and (iii) after the Closing, the Selling Companies shall be responsible for doing whatever is necessary, at their sole cost and expense, to obtain ISRA Compliance, as hereinafter defined, for the Owned Real Property all in form and manner reasonably acceptable to the Real Property Purchaser, subject to the terms of this Section 7.6(a).  Without limiting the generality of the foregoing, the Selling Companies shall cause to be filed with the NJDEP a General Information Notice (GIN) which shall be in the customary form and which shall check the box for “cessation of operations” at Item 5 thereon (as well as sale of the business) and check the option for compliance with the Technical Regulations at Item 9 thereon, as soon as possible following the date hereof (but in no event later than five (5) calendar days following the date hereof).  The provisions of this Section 7.6(a) shall survive the Closing.  In fulfilling their obligation under this Section 7.6(a), the Selling Companies shall (i) confer with the Real Property Purchaser and keep the Real Property Purchaser reasonably informed of all actions undertaken, and (ii) provide copies of all documents to be filed with any Governmental Authority to the Real Property Purchaser for review and comment prior to filing the same, provided Purchaser’s review and comment shall not unreasonably delay submission of such documents.  The Selling Companies shall be solely responsible for all proposals, negotiations, discussions and agreements with the NJDEP pursuant to ISRA.  Purchasers shall not make proposals to or negotiate with the NJDEP pertaining to the Selling Companies’ efforts to comply with ISRA.  Purchasers shall be liable for any Hazardous Substance Released on, at, under or from the Owned Real Property on and after the Closing, unless Released by the Selling Companies or any of the Selling Companies’ representatives, including the costs to achieve ISRA Compliance for such Hazardous Substances and, upon the Selling Companies’ receipt of

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ISRA Compliance for the Owned Real Property, the Real Property Purchaser shall be responsible for compliance with all requirements of Environmental Laws with respect to the Owned Real Property.  After the Closing, the Selling Companies and the Selling Companies’ representatives shall have reasonable access to the Owned Real Property, upon commercially reasonable prior notice, to perform whatever work is necessary to achieve ISRA Compliance.  So long as the Selling Companies shall use reasonable efforts to avoid interfering with Purchasers’ activities on the Owned Real Property, Purchasers waives any right they may have now or in the future to assert any claim on Purchasers’ behalf, or on behalf of any third party, against the Selling Companies arising from or in any way related to interference with the right to the quiet use and enjoyment of the Owned Real Property, including, without limitation, loss of income, rents or profits, arising from the effort to achieve ISRA Compliance.  Further, so long as the Selling Companies are diligently complying with the obligations set forth in this Section 7.6 or have obtained ISRA Compliance, Purchasers waive any right they may have now or in the future to assert any claim on Purchasers’ behalf, or on behalf of any third party, against the Selling Companies arising from or in any way related to diminution of property value or loss of income, rents or profits arising from or related to the presence of Hazardous Substances on, at, under or migrating from the Owned Real Property.  The Selling Companies shall indemnify the Real Property Purchaser for all Liabilities arising out of the negligence or willful misconduct of the Selling Companies’ and their agents’ entry onto the Owned Real Property in the performance of any work required under this Section 7.6.  Prior to any sampling, the Selling Companies shall provide the Real Property Purchaser with evidence of insurance satisfactory to the Real Property Purchaser.  The term “ISRA Compliance” shall mean obtaining a no further action letter from the NJDEP or a response action outcome statement from a Licensed Site Remediation Professional, approving the Selling Companies’ negative declaration or ISRA Remedial Action Workplan implementation with respect to Hazardous Substances Released on, at, under or from the Owned Real Property prior to the Closing.  The Real Property Purchaser and the Selling Companies agree that ISRA Compliance shall be obtained to standards applicable to non-residential properties which may be subject to “engineering controls” or “institutional controls,” as those terms are defined under applicable Environmental Laws, and the Real Property Purchaser agrees to reasonably cooperate with that approach at no cost to the Purchasers (other than internal overhead or legal expenses or consulting expenses or similar expenses to review the Selling Companies’ compliance) including by assuring written consent as may be required from the Real Property Purchaser to effectuate that approach.  Notwithstanding anything contained herein, Purchasers acknowledge that the Selling Companies may record a remediation agreement in the title record for the Owned Real Property to the extent required pursuant to Environmental Laws including ISRA, and the Real Property Purchaser shall cooperate with such requirement including by signing any consent required therefore.

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(b)           In the event that the Real Property Purchaser determines, in its discretion, that the amount of funds in the ISRA Remediation Funding Source is inadequate to fully resolve and/or address any Liability or Losses under any Environmental Laws at or related to the Owned Real Property or arising from Release of Hazardous Substance(s) at the Owned Real Property and the amount of the ISRA Remediation Funding Source is less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the Selling Companies shall fund from the Closing Payment an additional remediation funding source in an aggregate amount, together with the ISRA Remediation Funding Source, of up to $250,000, as determined by the Real Property Purchaser (the “Additional Remediation Funding Source”).  The Additional Remediation Funding Source shall be held in escrow pursuant to the Escrow Agreement and be used exclusively for resolving and/or addressing any Liability or Losses in connection with obtaining ISRA Compliance at or related to the Owned Real Property or arising from Release of Hazardous Substance(s) at the Owned Real Property existing, in any case, on the Closing Date.  The Purchasers shall not incur any costs to perform any work that is the Selling Companies’ obligation under this Section 7.6, unless the Selling Companies shall have failed to diligently pursue their obligations under this Section 7.6, and Purchaser shall have provided the Selling Companies with thirty (30) days notice of Purchasers’ intent to perform such work and the Selling Companies shall have failed within such thirty (30) day period to commence and diligently pursue compliance.  In the event that the Additional Remediation Funding Source is inadequate to obtain ISRA Compliance, and the Selling Companies shall fail to diligently pursue obtaining the ISRA Compliance after notice and an opportunity to cure, as provided above, the Real Property Purchaser shall be entitled to, in addition to any other remedies available to it, additional funding for remediation from the Escrow Account.  The Selling Companies shall retain rights to coverage under any insurance policies, if any, that may provide coverage for the Liabilities , Losses and work required of the Selling Companies under this Section 7.6, or otherwise under this Agreement with respect to Liability under Environmental Laws.

Section 7.7         Collection of Transferred Accounts Receivable.  The Selling Companies agree that, from and after the Closing, the Purchasers shall have the right and authority to collect for the Purchasers’ own account or for the account of its Affiliates all Transferred Accounts Receivable.  The Purchasers shall have the right to endorse with the name of the Selling Companies, as applicable, on any checks received on account of any Transferred Accounts Receivable.  The Selling Companies agree to promptly transfer and deliver to the Purchasers, any cash or property that the Selling Companies or their respective Affiliates may receive in respect of any Transferred Accounts Receivable.

Section 7.8         Collection of Other Payments .  In addition to the obligations set forth above in Section 7.7, if, at any time or from time to time after the Closing, the Selling Companies or any of their Affiliates receives any cash payments in respect of Transferred Assets (including cash insurance or condemnation proceeds referred to in

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Section 2.1(a)(ix) and Section 2.1(b)(ii)) (the “Post-Closing Collection Amounts”), (a) such Post-Closing Collection Amounts shall be received by the receiving party as agent for and on behalf of the Purchasers, and (b) the receiving party shall promptly notify the Purchasers thereof and shall promptly remit all such receipts to the Purchasers as soon as practicable, and shall provide to the Purchasers appropriate information as to the nature, source and classification of such payment.

Section 7.9          Post-Closing Access.  From and after the Closing, upon reasonable prior notice and subject to applicable Legal Requirements, (i) the Purchasers shall afford to the Selling Companies and their respective accountants, counsel and other representatives reasonable access to such books and records of the Business as may be reasonably requested by the Selling Companies in connection with any obligations or Legal Requirements of the Selling Companies or with the enforcement of such Selling Company’s rights hereunder and (ii) the Selling Companies shall afford to the Purchasers and their respective accountants, counsel and other representatives reasonable access to (1) all financial books and records of the Business that are Excluded Assets as may be requested by the Purchasers for any purpose and (2) such other books and records of the Selling Companies as may be reasonably requested by the Purchasers in connection with any obligations of the Purchasers or with the enforcement of Purchasers’ rights hereunder.  Any information so disclosed will be subject to the provisions of Section 7.4.  Notwithstanding the foregoing, no party shall be required to disclose any information pursuant to this Section 7.9 to the extent such disclosure would, in the opinion of counsel, reasonably be expected to result in a waiver or other loss of attorney-client, work-product or other similar legal privilege.  The Selling Companies agree to maintain and afford access (including the right to make copies) to the Purchasers to all books and records of the Business for a period of at least six (6) months following the Closing Date.

Section 7.10      Exclusivity.

(a)           From the date of this Agreement through the Closing Date (or earlier if this Agreement is terminated by its terms prior to such date), Ronson will not, and will cause its officers, directors, employees, representatives and Affiliates not to: (a) solicit, initiate or encourage the submission of any Acquisition Proposal from any Person, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, solicit, initiate, encourage, assist or participate in, or knowingly facilitate in any other manner any effort or attempt by and Person to do or seek any of the foregoing.

(b)           Notwithstanding anything to the contrary contained in this Agreement, if at any time following the date of this Agreement and prior to Closing: (i) Ronson has received a bona fide written proposal from a third party; (ii) the Board determines in good faith, after consultation with its financial advisors and counsel, that

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such proposal constitutes a Superior Proposal; and (iii) such action is necessary to comply with its fiduciary duties to the shareholders of Ronson under applicable Legal Requirements, then Ronson may (x) furnish information with respect to the Selling Companies to the Person making such proposal; and (y) participate in discussions or negotiations with such Person regarding such proposal; provided that Ronson shall have notified the Purchasers in writing (which may be by electronic mail) at least twenty-four (24) hours prior to any determination concerning a proposal pursuant to this Section 7.10(b).

(c)           Notwithstanding anything to the contrary in this Agreement, if Ronson receives a proposal which constitutes a Superior Proposal, the Board may, at any time prior to the Closing, if the Board determines in good faith, after consultation with counsel, that such action is necessary to comply with its fiduciary duties to the shareholders of Ronson under applicable Legal Requirements, terminate this Agreement to pursue a definitive agreement with respect to such Superior Proposal.

Section 7.11       Conveyance Taxes.  The Business Purchaser agrees to pay all sales, use, value added, transfer, stamp, registration, documentary, excise, or similar Taxes incurred as a result of the transfer of the Business Assets.  The Seller and the Real Property Purchaser each agree to pay one-half of all sales, use, value added, transfer, stamp, registration, documentary, excise, or similar Taxes incurred as a result of the sale and transfer of the Owned Real Property, including any realty transfer fees and “mansion tax,” if any, payable in connection with the sale of the Owned Real Property.  The Selling Companies and the Purchasers agree to jointly file all required change of ownership and similar statements.

Section 7.12       Shareholder Approval.

(a)           In connection with Ronson’s shareholder meeting, Ronson shall, as promptly as reasonably practicable after the execution of this Agreement, prepare and file with the SEC a proxy statement (as it may be amended or supplemented from time to time, the “Proxy Statement”) related to the consideration of the proposals to be brought before Ronson’s shareholders’ meeting.  The Purchasers shall provide all reasonable cooperation to Ronson and its representatives in connection with the preparation of the Proxy Statement and any amendments and supplements thereto including promptly furnishing to Ronson, upon request, any and all information as may be required to be set forth in the Proxy Statement under applicable Legal Requirements or by the SEC.

(b)           The Purchasers represent, warrant, covenant and agree that none of the information supplied in writing by or on behalf of the Purchasers expressly for inclusion in the Proxy Statement shall, in the case of the Proxy Statement, at the date it is first mailed to Ronson’s shareholders and at the time of Ronson’s shareholder meeting, or at the time of any amendment or supplement thereof, contain any untrue

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statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)           Aronson hereby covenants and agrees that, provided the Board has approved the transactions contemplated by this Agreement, he shall vote all shares of Ronson owned by him or for which he holds a proxy or other right to vote in favor of consummation of the transactions contemplated by this Agreement.

Section 7.13       Change of Corporate Names.  On or before the Closing Date, each of the Selling Companies shall amend its Certificate of Incorporation and take all other actions necessary to change its name to remove the word “Ronson” and will not use a name containing any Trademark included in the Transferred Intellectual Property.

Section 7.14       Stay Bonuses.  The Business Assets Purchaser agrees to assume the obligation of the Selling Companies to pay at the Closing bonuses to certain employees of the Selling Companies (the “Stay Bonuses”) in the aggregate amount of $227,000.00 reduced by all withholdings required by applicable Legal Requirements (which withholdings shall be paid by the Selling Companies) (the “Stay Bonus Amount”).  The employees to whom Stay Bonuses shall be payable, and the individual amounts of Stay Bonuses, shall be determined by the Chief Restructuring Officer of Ronson, and the Business Assets Purchaser shall pay, pursuant to the terms of this Agreement, the Stay Bonuses as the Chief Restructuring Officer of Ronson shall direct.

ARTICLE VIII

NON-COMPETITION

Section 8.1         Covenants Against Competition.  The Selling Companies acknowledge that (i) the Business is conducted by the Selling Companies throughout the United States, Canada and Mexico (the “Territory”); (ii) the Selling Companies have trade secrets of, and confidential information concerning, the Business and the Transferred Assets; (iii) the agreements and covenants contained in this ARTICLE VIII are essential to protect the Business and goodwill of the Selling Companies relating to the Business and the Transferred Assets; and (iv) the Purchasers could not undertake the transactions contemplated by this Agreement or by the Related Agreements but for such agreements and covenants.  Accordingly, the Selling Companies covenant and agree as follows:

(a)           Non-Compete.  For a period of three (3) years following the Closing Date (the “Restricted Period”), the Selling Companies shall not, directly or indirectly, anywhere in the Territory, (i) except on behalf of the Purchasers or their Affiliates, engage in any business activities that are the same or similar to the Business for such Selling Company’s personal benefit or the benefit of any other Person which

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engages in any business activities that are the same as or similar to the Business; (ii) except as agreed to in writing by Business Purchaser and the applicable Selling Company, render any services relating to any business activities that are the same or similar to the Business to any Person (other than for the Purchasers) engaged in such activities or to any Person who was a customer of the Selling Companies as of the Closing Date or during the 12 months preceding the Closing Date; or (iii) become interested in any Person described in clause (ii) above, in any capacity, including as a partner, shareholder, investor, principal, agent, lender, creditor, trustee or consultant; provided, however, the Selling Companies may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Selling Company is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)           Employees of the Companies.  Except as agreed to in writing by the Business Purchaser and the applicable Selling Company, during the Restricted Period, such Selling Company shall not, directly or indirectly, hire or solicit any employee of such Selling Company who has accepted a position with either of the Purchasers or their applicable Affiliates, or encourage any such employee to terminate his or her relationship with either of the Purchasers or their applicable Affiliates.

Section 8.2         Severability of Covenants.  The Selling Companies acknowledge and agree that the restrictive covenants set forth in Section 8.1 (the “Restrictive Covenants”) are reasonable and valid in geographical and temporal scope and in all other respects.  If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable as to any such Selling Company, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect as to such Selling Company, without regard to the invalid portions.

Section 8.3         Blue-penciling.  If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable as to any Selling Company because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, as to such Selling Company, and, in its reduced form, such provision shall then be enforceable.

Section 8.4         Enforceability in Jurisdictions.  Notwithstanding the provisions of Section 12.10, the Purchasers and the Selling Companies intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the Territory.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the Purchasers and the Selling Companies that such determination not bar or in any way affect the Purchasers’ right to the relief provided above in the courts of any other jurisdiction within the Territory, as to breaches of the

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Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

Section 8.5         Remedies.  The Restrictive Covenants, and the rights conveyed thereby, are of a unique and special nature and any violation thereof by the Selling Companies will result in immediate and irreparable harm to the Purchasers, and the Selling Companies acknowledge that damages in an action at law will not provide the Purchasers with an adequate remedy for any such violation.  In addition to all of the remedies otherwise available to the Purchasers, including the recovery of damages from the Selling Companies, the Purchasers shall have the right to injunctive and equitable relief to restrain and enjoin any actual or threatened breach of any of the provisions of this Article VIII, including temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such breach or threatened breach, without the necessity of posting a bond, cash or otherwise.  All of the Purchasers’ remedies for the breach or threatened breach of any of the provisions of this Article VIII shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any and all other remedies available to the Purchasers.  The Selling Companies hereby waive the right to assert the defense that any such breach or violation can be adequately compensated with damages in an action at law.

Section 8.6         Reasonableness.  THE SELLING COMPANIES HAVE CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS ARTICLE VIII AND, HAVING DONE SO, AGREE THAT THE RESTRICTIONS SET FORTH HEREIN ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE PURCHASERS AND THEIR AFFILIATES.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE RESTRICTIONS CONTEMPLATED HEREBY ARE BEING ENTERED INTO IN ORDER TO INDUCE THE PURCHASERS TO ENTER INTO THIS AGREEMENT AND TO PURCHASE THE TRANSFERRED ASSETS AND HAVE BEEN REQUIRED BY THE PURCHASERS TO PRESERVE THE GOODWILL ASSOCIATED WITH THE BUSINESS.

ARTICLE IX
TERMINATION

Section 9.1         Termination.  This Agreement may be terminated, and the transactions contemplated may be abandoned, at any time prior to the Closing:

(a)           with the mutual written consent of the Selling Companies and the Purchasers;

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(b)           by the Selling Companies or the Purchasers, if the Closing shall not have taken place on or before March 31, 2010 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) the Selling Companies, if the failure of any of the Selling Companies to fulfill any of their obligations under this Agreement or any Related Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date, or (ii) the Purchasers, if the failure of the Purchasers to fulfill any of its obligations under this Agreement or any Related Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c)           by the Purchasers, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of any of any of the Selling Companies contained in this Agreement such that the conditions set in Section 4.1 would not reasonably be expected to be satisfied prior to the Termination Date;

(d)           by the Selling Companies, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Purchasers contained in this Agreement such that the conditions set in Section 4.2 would not reasonably be expected to be satisfied prior to the Termination Date;

(e)           by the Selling Companies or the Purchasers in the event that any Governmental Authority shall have issued an order, decree or ruling, or taken any other action, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or by any Related Agreement, and such order decree, ruling or other action shall have become final and non-appealable; or

(f)           by the Selling Companies in accordance with the provisions of Section 7.10(c).

In the event of termination by the Selling Companies or the Purchasers pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)), written notice thereof shall be given to the other parties.

Section 9.2        Effect of Termination.  If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.19 and 6.5 (Brokers), this Section 9.2, Section 9.3 and ARTICLE XII (excluding Section 12.7), which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful and material breach of this Agreement or for fraud.

Section 9.3        Termination Fee.  In the event that this Agreement is terminated by the Selling Companies in accordance with Section 7.10(c), the Selling Companies shall pay to the Purchasers, by wire transfer of immediately available funds to such accounts as the Purchasers may designate, all fees and expenses incurred by the

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Purchasers in connection with the transaction contemplated by this Agreement, including legal, accounting and consulting fees, travel expenses, and other costs and expenses incurred (the “Termination Expenses”) up to a total of $250,000.  In addition, the Selling Companies shall pay to the Purchasers, by wire transfer of immediately available funds to such accounts as the Purchasers may designate, the sum of $250,000 (the “Termination Fee”).  The Termination Fee is separate from, and in addition to, the Termination Expenses, so that the maximum combined amount of the Termination Fee and the Termination Expenses is $500,000.  The Selling Companies shall pay the Termination Expenses within three (3) business days of being presented a statement setting forth such expenses by the Purchasers.  The Selling Companies shall pay the Termination Fee solely and exclusively from the proceeds received by the Selling Companies upon the consummation of the transaction contemplated by the Superior Proposal or the consummation of another Acquisition Proposal entered after the date hereof.  If the Selling Companies fail to pay any amounts due to the Purchasers pursuant to this Section 9.3 on the dates specified, then the Selling Companies shall pay all costs and expenses (including legal fees and expenses) incurred by the Purchasers in connection with any action or proceeding (including the filing of a Legal Action) taken by either of them to collect such unpaid amount, together with interest on any such unpaid amounts at the prime lending rate prevailing at such time, as published by the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by the Purchasers.

ARTICLE X

INDEMNIFICATION

Section 10.1        Indemnification of the Purchasers .  Subject to the limitations set forth in this ARTICLE X, from and after the Closing, the Selling Companies shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Purchasers and their directors, employees, officers, agents, attorneys, Affiliates, partners and equity holders, and their respective successors and assigns (collectively, the “Purchaser Indemnified Parties”) from, against and in respect of any and all Losses based upon, arising out of or incurred as a result of any of the following:

(a)           any Excluded Assets or Excluded Liabilities;

(b)           any breach or default in performance by any Selling Company of any covenant or agreement of such Selling Company contained in this Agreement or any Related Agreements or in any certificate or document delivered with respect hereto or thereto;

(c)           any breach of, or any inaccuracy in, any representation or warranty made by the Selling Companies in this Agreement;

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(d)           any failure by the Selling Companies to comply with the provisions of Section 7.6;

(e)           the conduct of the Business, or other business of the Selling Companies, or the ownership or use of the Transferred Assets, or other assets of the Selling Companies, prior to or on the Closing Date, other than the Assumed Liabilities;

(f)           any liability under the WARN Act or any similar Legal Requirements that may be caused by any action of any of the Selling Companies prior to the Closing or by Purchasers’ decision not to hire previous employees of any of the Selling Companies;

(g)           any Employee Benefit Plan established or maintained by any of the Selling Companies;

(h)           any non-compliance by Ronson Canada with the Bulk Sales Act (Ontario), other than by reason of the Purchaser’s failure to assume and discharge any Assumed Liabilities; and

(i)           any Taxes due and payable by any of the Selling Companies for any period including both prior or subsequent to the Closing Date.

Section 10.2      Indemnification of the Selling Companies.  Subject to the limitations set forth in this ARTICLE X, from and after the Closing, the Purchasers shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, the Selling Companies and their respective directors, employees, officers, agents, attorneys, Affiliates, partners and equity holders, and their respective successors and assigns (the “Seller Indemnified Parties”) from, against and in respect of any and all Losses based upon, arising out of or incurred as a result of any of the following:

(a)           any Assumed Liabilities;

(b)           any breach or default in performance by the Purchasers of any covenant or agreement of the Purchasers contained in this Agreement or any Related Agreement or in any certificate or document delivered with respect hereto or thereto; and

(c)           any breach of, or any inaccuracy in, any representation or warranty made by the Purchasers in this Agreement (including those representations and warranties made in Section 7.12(b)).

Section 10.3      Monetary Limitations.

(a)           Notwithstanding any other provision of this Agreement, except with respect to breaches of Fundamental Representations and in cases of fraud, where there shall be no limitations on the amount of any indemnification obligation, (i)

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the Selling Companies shall not have any obligation to indemnify any Purchaser Indemnified Party for a breach of representation or warranty pursuant to Section 10.1(c) unless and until, and only to the extent that, the aggregate of all such individual Losses incurred or sustained by all Purchaser Indemnified Parties with respect to which the Purchaser Indemnified Parties are entitled to indemnification under Section 10.1(c) exceeds $50,000 (the “Threshold Amount”), whereupon the Selling Companies shall be liable (subject to the following clauses (ii) and (iii)) for all Losses in excess of the Threshold Amount, and (ii) the aggregate liability of the Selling Companies to indemnify the Purchaser Indemnified Parties for Losses under Section 10.1(c) shall in no event exceed the Escrow Amount (the “Cap Amount”).

(b)           Notwithstanding any other provision of this Agreement, except in cases of fraud, where there shall be no limitations on the amount of any indemnification obligation, (i) the Purchasers shall not have any obligation to indemnify the Seller Indemnified Parties pursuant to Section 10.2(c) unless and until, and only to the extent that, the aggregate of all individual Losses incurred or sustained by the Seller Indemnified Parties with respect to which the Seller Indemnified Parties are entitled to indemnification under Section 10.2(c) exceeds the Threshold Amount, whereupon the Purchasers shall be liable for all Losses in excess of the Threshold Amount, and (ii) the aggregate liability of the Purchasers to indemnify the Seller Indemnified Parties for Losses under Section 10.2(c) shall in no event exceed an amount equal to the Cap Amount.

Section 10.4             Survival.  Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof, the Purchasers shall have the right to rely on the representations, warranties, covenants, and agreements of the Selling Companies contained in this Agreement or in any Related Agreements to which such Selling Company is party or in any certificate or documents delivered in respect hereof or thereof, and the Selling Companies shall have the right to rely on the representations, warranties, covenants and agreements of the Purchasers contained in this Agreement or in any Related Agreements to which it is party or in any certificate or documents delivered pursuant to this Agreement.  Except with respect to breaches of Fundamental Representations and in cases of fraud, no claim for indemnification pursuant to Section 10.1(c), and no claim for indemnification pursuant to Section 10.2(c), shall be valid unless notice thereof, describing with reasonable specificity (in light of the facts then known) the amount and basis of such claim, is delivered to the relevant indemnifying parties on or prior to the close of business on the first annual anniversary of the Closing.

Section 10.5             Limitation on Remedies.  Except with respect to claims determined by a final judgment of a court of competent jurisdiction to be based upon fraud, the provisions of this ARTICLE X shall constitute the exclusive remedy for

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money damages in respect of any claims or Losses arising out of this Agreement and the transactions contemplated hereby.

Section 10.6             Third Party Claims.

(a)           Promptly after the receipt by any Person entitled to indemnification pursuant to this ARTICLE X (the “Indemnified Party”) of notice of the commencement of any action by a third party (such action, a “Third Party Claim”), such Indemnified Party shall, if a claim with respect thereto is to be made against any party or parties obligated to provide indemnification pursuant to this ARTICLE X (the “Indemnifying Party”), give such Indemnifying Party written notice of such Third Party Claim in reasonable detail in light of the circumstances then known to such Indemnified Party; provided, that the failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnifying Party.

(b)           The Indemnifying Party shall be entitled to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, at the Indemnifying Party’s sole expense; provided that the Indemnifying Party shall not be entitled to assume or continue control of the defense of any Third Party Claim if (i) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (ii) the Third Party Claim would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to Section 10.3, (iii) the Indemnifying Party has failed to defend or is failing to defend in good faith the Third Party Claim or (iv) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this ARTICLE X.

(c)           If the Indemnifying Party assumes the defense of any Third Party Claim, (i) it shall not settle the Third Party Claim unless the settlement shall include an unconditional release of the Indemnified Party, reasonably satisfactory to the Indemnified Party, from all liability with respect to such Third Party Claim, (ii) it shall indemnify and hold the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or judgment of such claim and may not claim that it does not have an indemnification obligation with respect thereto and (iii) the Indemnified Party shall have the right (but not the obligation) to participate in the defense of such Third Party Claim and to employ, at its own expense, counsel separate from counsel employed by the Indemnifying Party; provided, that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

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(d)           If the Indemnifying Party does not assume the defense of any Third Party Claim, the Indemnified Party may defend against or settle such claim in such manner and on such terms as it in good faith deems appropriate and shall be entitled to indemnification in respect thereof in accordance with Section 10.1 or Section 10.2, as applicable.  If the Indemnifying Party is not entitled to assume the defense or continue to control the defense of any Third Party Claim as a result of the provisions of this Section 10.6, the Indemnified Party shall not settle the Third Party Claim in question if the Indemnifying Party shall have any obligation as a result of such settlement (whether monetary or otherwise) unless such settlement is consented to in writing by the Indemnifying Party, such consent not to be unreasonably withheld or delayed.  In no event shall the Indemnified Party settle any Third Party Claim for which the defense thereof is controlled by the Indemnifying Party absent the consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed).

(e)           Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim.

Section 10.7              Direct Claims.  Any claim by an Indemnified Party for indemnification pursuant to this Article X that does not result from a Third Party Claim (such action, a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof.  Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Party.  The Indemnifying Party will have a period of thirty (30) days within which to respond in writing to such Direct Claim.  If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 10.8             Additional Matters.  Any amounts payable under Section 10.1 or Section 10.2 shall be treated by the Purchasers and the Selling Companies as adjustments to the Purchase Price.

Section 10.9             Effect of Investigation; Schedules.  The right to indemnification, reimbursement or other remedy based upon the representations, warranties, covenants and obligations of the parties under this Agreement or any of the Related Agreements shall not be affected or limited by (i) any investigation (including any environmental investigation or assessment) conducted by the party seeking indemnification, (ii) any knowledge acquired (or capable of being acquired) by the party seeking indemnification at any time, whether before or after the date hereof or the Closing Date, (iii) any restatements, updates, revisions, or supplements to the Schedules

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of the Disclosure Memorandum accompanying this Agreement after the date hereof with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation of the party from whom indemnification is sought, or (iv), for the avoidance of any doubt, the disclosures set forth in the Disclosure Memorandum, it being acknowledged by the Selling Companies that the right of any Purchaser Indemnified Person to indemnity under Sections 10.1(a), (b), (d), (e), (f), (g), (h), and (i) shall be determined as if such disclosures were not made.  The waiver by a party of any condition to such party’s obligation to close the transactions contemplated by this Agreement and the Related Agreements as to the accuracy of any representation or warranty, or the performance of or compliance with any covenant or obligation, will not affect the right of such party to indemnification, reimbursement or other remedy based upon any breach of such representation, warranty, covenant or obligation.

Section 10.10           Right of Set Off.  Upon notice to the Selling Companies specifying in reasonable detail the basis therefor, the Purchasers may set off any amount to which they may be entitled under this Article X against amounts otherwise payable under any of the Related Agreements or may give notice of a claim in such amount under the Escrow Agreement. The exercise of such right of setoff by the Purchasers in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any Related Agreements. Neither the exercise of nor the failure to exercise such right of setoff or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit the Purchasers in any manner in the enforcement of any other remedies that may be available to them.

ARTICLE XI

BULK SALES TAX

Section 11.1             Bulk Sales Tax.  The Purchasers shall file the prescribed “Notice of Sale, Transfer or Assignment in Bulk” with the New Jersey Division of Taxation as prescribed by the applicable tax laws within the time period prescribed by law.  The Purchasers shall send a copy of said Notice to the Selling Companies when the Purchasers submit same to the New Jersey Division of Taxation, Bulk Sales Section.  Upon notice from the New Jersey Division of Taxation, the amount recommended for taxes, Liabilities and obligations (the “Bulk Sales Escrow Amount”) shall be deducted from the Closing Payment and deposited in the Escrow Account and held by the Escrow Agent pursuant to the terms and conditions hereof and of the Escrow Agreement until such Taxes, Liabilities and obligations are paid for in full, are otherwise satisfied, or the parties have received written notice from the New Jersey Division of Taxation that the Bulk Sales Escrow Amount may be released or allowed to be distributed.  Unless otherwise paid by the Selling Companies or distributed to the Selling Companies pursuant to the preceding sentence, the Bulk Sales Escrow Amount shall be used to pay and satisfy such Taxes, Liabilities and obligations due and owing to the State of New

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Jersey pursuant to notice and demand of payment.  In the event that said Taxes, Liabilities and obligations exceed the Bulk Sales Escrow Amount, the Selling Companies shall pay the excess from their own funds.  In the event that said Taxes, Liabilities and obligations are less than the amount of the Bulk Sales Escrow Amount, payment shall be made in satisfaction of the debt, and the excess shall be paid to the Selling Companies pursuant to the terms and conditions hereof and of the EscrowAgreement.  The parties acknowledge and agree that the Bulk Sales Escrow Amount is intended solely for the satisfaction of the Taxes, Liabilities and obligations referred to in this Section 11.1 and is not intended to be included as part of the Escrow Amount for any other purpose, including for purposes of determining the Cap Amount pursuant to Article X.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1             Entire Agreement.  This Agreement (including the Exhibits and Schedules of the Disclosure Memorandum), the Confidentiality Agreement and the Related Agreements executed in connection with the consummation of the transactions contemplated hereby represent the entire agreement of the parties pertaining to the subject matter hereof.  The Confidentiality Agreement shall terminate automatically upon completion of the Closing.

Section 12.2             Amendments.  This Agreement may not be modified, Amended or supplemented except by a written instrument signed by the parties hereto.

Section 12.3             Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.4             Binding Agreement; Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, Affiliates, successors and permitted assigns.  No party to this Agreement shall have the right to assign its rights and obligations hereunder in whole or in part to any Person or party without the written consent of each other party; provided that either of the Purchasers may assign its respective rights and obligations hereunder with respect to the Transferred Assets and Assumed Liabilities to any Affiliate of the Purchasers.

Section 12.5             Notices.  All notices and other communications hereunder shall be in writing and shall be delivered in Person, by facsimile transmission, cable, telegram or telex, or by overnight courier or air mail (registered or certified mail, postage prepaid, return receipt requested) and addressed as follows:

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If to any Selling Company:

Ronson Corporation
c/o Justin Walder, Esq.
Walder Hayden & Brogan
5 Becker Farm Road
Roseland, New Jersey 07068
Fax: (973) 992-1505

with a copy to:

Louis V. Aronson  II
P.O. Box 9
Oldwick, New Jersey 08858
and with a copy to:
Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street, P.O. Box 800
Hackensack, NJ  07602-0800
Fax:  (201) 678-6325
Attn:  Alan Rubin, Esq.

If to Purchasers:

Zippo Manufacturing Company
33 Barbour Street
Bradford, Pennsylvania 16701-1973
Fax:  (814) 363-2530
Attn:  Gregory W. Booth, President and CEO

with a copy to:

Metz Lewis, LLC
11 Stanwix Street, 18th Floor
Pittsburgh, Pennsylvania 15222
Fax:           (412) 918-1199
Attn:  LeRoy L. Metz, II, Esq.

Notices shall be effective when so delivered personally, when a legible copy of a facsimile transmission is received by the party to whom it was sent, one Business Day after shipment by overnight courier or three (3) Business Days after deposit in the United States mail with postage prepaid.

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Section 12.6             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 12.7              Publicity.  From and after the date hereof, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party or any of their respective attorneys, accountants or financial or other professional advisors without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Legal Requirements, in which case the party required to make the release or announcement shall allow the other party reasonable time to the extent practicable to comment on such release or announcement in advance of such issuance.  Nothing in this Section 12.7 shall prevent any party from communicating with its stockholders, members, investors, or partners in the Ordinary Course of Business or enforcing its rights hereunder.

Section 12.8             Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in ARTICLE X, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.9             Effect of Headings.  The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.10           Consent to Jurisdiction; Waiver of Immunity and Service of Process.  Each of the parties hereby irrevocably and unconditionally submits to the non-exclusive personal jurisdiction of any State or Federal court sitting in Allegheny or McKean Counties, Pennsylvania or Bergen or Essex Counties, New Jersey over any suit, action or proceeding arising out of or relating to this Agreement and each and every agreement and instrument contemplated hereby to which it is or will be a party.  Each of the parties agrees that any process, summons, notice or document sent by U.S. registered mail addressed to a party shall be effective service of process for any action, suit or proceeding brought against it in any such court.  Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each of the parties agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced

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in any other courts to whose jurisdiction a party is or may be subject, by suit upon such judgment.

Section 12.11           WAIVER OF JURY TRIAL  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.12           Expenses of Sale.  Except as otherwise provided herein, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby including the fees and disbursements of counsel, accountants and other advisors, shall be paid by the party incurring such costs and expenses.

Section 12.13           Further Assurances.  Each of the parties agrees (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things necessary for the purposes of carrying out the intent of this Agreement and the Related Agreements to which it is or will be a party.

Section 12.14           Disclosure Memorandum.  The Selling Companies, on the one hand, and the Purchasers, on the other, has set forth certain information in the Schedules of the Disclosure Memorandum, as applicable, in a section thereof that corresponds to the Section or portion of a Section of this Agreement to which it relates.  A matter set forth in one Schedule of the Disclosure Memorandum need not be set forth in any other Schedule of the Disclosure Memorandum so long as its relevance to such other Schedule of the Disclosure Memorandum or Section of this Agreement is readily apparent on the face of the information disclosed.  The parties acknowledge and agree that (i) the Schedules of the Disclosure Memorandum may include certain items and information solely for informational purposes for the convenience of Purchasers or the Selling Companies and (ii) the disclosure by Purchasers or the Selling Companies of any matter in the Schedules of the Disclosure Memorandum shall not be deemed to constitute an acknowledgment by Purchasers or the Selling Companies that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.  The disclosure by the Selling Companies of any information or other matter on any Schedule of the Disclosure Memorandum qualifying the representations and warranties made by Sellers in this Agreement and the Related Agreements shall not in any way exculpate, limit or relieve any obligation or liability (including any indemnification obligation) which the Selling Companies have under any other provision of this Agreement or any Related Agreement or in connection with a breach of this Agreement or any Related Agreement including liability with respect to all Excluded Liabilities.

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be signed as of the date first written above individually or by their respective officers or trustees, as the case may be, thereunto duly authorized.

RONSON CONSUMER PRODUCTS CORPORATION

By:		/s/Joel Getzler
	Name:	Joel Getzler
	Title:	Chief Restructuring Officer

RONSON CORPORATION

By:		/s/Joel Getzler
	Name:	Joel Getzler
	Title:	Chief Restructuring Officer

RONSON CORPORATION OF CANADA, LTD

By:		/s/Joel Getzler
	Name:	Joel Getzler
	Title:	Chief Restructuring Officer

ZIPPO MANUFACTURING COMPANY

By:		/s/Gregory W. Booth
	Name:	Gregory W. Booth
	Title:	President & CEO

NOSNOR, INC.

By:	/s/Richard A. Roupe
	Name:	Richard A. Roupe
	Title:	President

For purposes of Section 7.12(c) only:

/s/Louis V. Aronson II
Louis V. Aronson II, individually

Signature Page to APA

October 15, 2009

Personal and Confidential

Board of Directors
Ronson Corporation
3 Ronson Road
Woodbridge, NJ  07095

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Ronson Corporation (the “Parent” and/or “Seller”) of the US$11.1 million of “Aggregate Consideration”, as defined below, to be paid to the Parent pursuant to an Asset Purchase Agreement dated as of October 5, 2009 (the “Agreement”), between Zippo Manufacturing Company and Nosnor, Inc. (collectively, “Zippo” and/or the “Buyer”) and the Seller in connection with the purchase from the Parent substantially all of the “Business Assets” and “Owned Real Property” of the Seller’s wholly owned subsidiaries Ronson Consumer Products Corporation and Ronson Corporation of Canada, Ltd. (the “Transaction”). The Aggregate Consideration is subject to certain post-closing adjustments as defined in Sections 2.4 and 2.5 of the Agreement (the “Adjustments”). However, we express no opinion on the effect of these Adjustments as it relates to the Aggregate Consideration paid to the Seller.

We have acted as the investment banker and financial advisor to the Parent in connection with, and have participated in certain aspects of the negotiations leading to the Transaction.  We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we will be paid a sum of $30,000 for rendering this opinion payable at closing of the Transaction.

In connection with this opinion, we have reviewed, among other things, the Agreement; public financial reports including the Seller’s Form 10-K for the fiscal years ended December 31, 2006, 2007 and 2008; certain interim quarterly reports; certain other communications from the Parent to its stockholders; certain internal financial analyses and forecasts for the Ronson Consumer Products Corporation and Ronson Corporation of Canada, Ltd. (the “Company” or “Ronson”) prepared by its management; and certain internal financial analyses and forecasts for the business prepared by the management of the Company, as approved for our use by the Company (the “Forecasts”).  We also have held discussions with members of the senior management and Board of Directors of the Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of Ronson and its business.  In addition, we have compared certain financial and stock market information for similar companies in both the lighter market and related consumer products companies to Ronson. We have also reviewed the financial terms of certain recent business combinations in the Consumer Products industry specifically, and in other industries generally, and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any liability for any such information.  We have assumed, with your consent, that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company.  In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent liabilities and real estate) of Ronson or its business and we have not been furnished with any such evaluation or appraisal.  We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis.  We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. In addition, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.  This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Aggregate Consideration to be paid to the Parent pursuant to the Agreement.  We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including any price adjustment provisions or ongoing obligations of the Company or its affiliates or the fairness of the Transaction to, or any consideration which may be received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Parent.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof.  We are not expressing any opinion as to the prices at which the Parent’s public shares will trade at any time.  Our advisory services and the opinion expressed herein are provided solely for the information and assistance to Ronson Corporation’s Board of Directors in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Parent’s shares should vote with respect to the Transaction or any other matter.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the Parent pursuant to the Agreement is fair from a financial point of view to the Parent.

Very truly yours,

/s/DAK Capital, LLC
______________________
DAK Capital, LLC

Annex E
CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

RONSON CORPORATION

RONSON CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of New Jersey (the “Corporation”), pursuant to the provisions of Sections 14A:9-2(4) and 14A:9-4(3) of the New Jersey Business Corporation Act, does hereby certify that:
1.           The name of the Corporation is RONSON CORPORATION.
2.           The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article First of the Restated Certificate of Incorporation in its present form and substituting therefor a new Article First in the following form:
“First:  The name of this corporation is RCLC, Inc., herein sometimes referred to as the “Corporation.”
3.           The total number of shares outstanding at the time of adoption of the foregoing amendment to the Restated Certificate of Incorporation and entitled to vote thereon was 5,083,539 shares of common stock, $1.00 par value, of the Corporation.  At the time of adoption of the foregoing amendment to the Restated Certificate of Incorporation, no shares of preferred stock of the Corporation were outstanding and entitled to vote thereon.
4.           The foregoing amendment to the Restated Certificate of Incorporation was adopted by the shareholders of the Corporation by the affirmative vote of the holders of two thirds of the outstanding shares of common stock entitled to vote thereon at a special meeting of shareholders duly called and held on ______________, 20__, with __________ shares of common stock voting in favor of such amendment and ___________ shares of common stock voting against such amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed on its behalf by a duly authorized officer this ____ day of _______________, 20__.

RONSON CORPORATION By __________________________________ Name: Title:

REVOCABLE PROXY
RONSON CORPORATION
3 RONSON ROAD
WOODBRIDGE, NEW JERSEY  07095

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

November __, 2009, 10:00 a.m., local time
to be held at
the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Louis V. Aronson, II, Justin P. Walder and Erwin M. Ganz, and each of them, as the undersigned’s proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock, par value $1.00 per share, of Ronson Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company scheduled to be held at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873, on November __, 2009 at 10:00 a.m., local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Special Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE OF THIS PROXY CARD, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2 and 3.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

\/            FOLD AND DETACH HERE            \/

RONSON CORPORATION — SPECIAL MEETING, NOVEMBER __, 2009

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

THE BOARD OF DIRECTORS OF RONSON CORPORATION RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, and 4.			Please mark as indicated in this example		☒
Please specify your vote by marking the applicable box with an X next to your choice for the proposal.
			For	Against	Abstain

1.  Proposal No. 1: A proposal to approve the sale by the Company of substantially all of the assets of the Company’s Aviation Division pursuant to an agreement dated May 15, 2009 among Ronson Corporation, Ronson Aviation, Inc. and Hawthorne TTN Holdings, LLC, as subsequently amended.
			☐	☐	☐

2.  Proposal No. 2: A proposal to approve the sale by the Company of substantially all of the assets of the Company’s Consumer Products Division  pursuant to an agreement dated as of October 5, 2009 among Ronson Corporation, Ronson Consumer Products Corporation, Ronson Corporation of Canada Ltd., Zippo Manufacturing Company and Nosnor, Inc.

			☐	☐	☐
		3. Proposal No. 3: A proposal to approve the amendment of our Restated Certificate of Incorporation to change the Company’s name from Ronson Corporation to “RCLC, Inc.”	☐	☐	☐

4.  Proposal No. 4: A proposal to approve an adjournment or postponement of the Special Meeting to such time and place as designated by the presiding officer of the Special Meeting, if necessary or appropriate, in order to solicit additional proxies to vote in favor of the Aviation Division Sale, the Consumer Products Division Sale and/or the Charter Amendment.

			☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals.

Please be sure to date and sign this proxy card in the box below.	Date	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Sign above		WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

YOUR VOTE IS IMPORTANT!